Exhibit 10.4

PROJECT LOAN AGREEMENT

By and Among

THE NEW YORK TIMES BUILDING LLC
having an address at
One MetroTech Center North
Brooklyn, New York  11201

(Borrower)

NEW YORK STATE URBAN DEVELOPMENT CORPORATION
d/b/a EMPIRE STATE DEVELOPMENT CORPORATION
having an address at
633 Third Avenue
New York, New York  10017
as initial agent
(Initial Agent)

and

GMAC COMMERCIAL MORTGAGE CORPORATION
having an address at
100 South Wacker Drive, Suite 400
Chicago, Illinois  60606,
as agent
(Agent)

Dated as of June 25, 2004

Amount: $149,470,521

Property Location:	Eighth Avenue between 40th and 41st Street, New York, New York
Lots:	1, 5, 8, 14, 53 , 59, 61, 62, 63 and part of 15
Block:	1012
Section	4

Please return time-stamped certified copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Harris B. Freidus, Esq.

i

v

PROJECT LOAN AGREEMENT

THIS PROJECT LOAN AGREEMENT (as the same may be revised, restated, amended or modified from time to time, this “Agreement”) is made and entered into as of this 25th day of June, 2004 by and among THE NEW YORK TIMES BUILDING LLC (including any successors and assigns permitted in accordance with the terms hereof, “Borrower”), a New York limited liability company, with an address at One MetroTech Center North, Brooklyn, New York 11201, NEW YORK STATE URBAN DEVELOPMENT CORPORATION d/b/a EMPIRE STATE DEVELOPMENT CORPORATION, a corporate governmental agency of the State of New York constituting a political subdivision and public benefit corporation, having an address at 633 Third Avenue, New York, New York 10017, as initial agent (“Initial Agent”) for itself and for the benefit of the lenders as may exist from time to time (such lenders collectively, including any successors and assigns, “Lenders” and each individually a “Lender”) and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, with an office at 100 South Wacker Drive, Suite 400, Chicago, Illinois 60606 or any successor thereto, as agent (including as successor to Initial Agent) (including any of its successors and assigns as agent, “Agent”) for itself and on behalf of Lenders.

W I T N E S S E T H:

In consideration of the mutual covenants and agreements hereinafter set forth, each Lender severally agrees to lend its ratable (as hereinafter defined) share of the Project Loan (as hereinafter defined), and Borrower agrees to accept the Project Loan in accordance with and subject to the terms and conditions hereinafter set forth.

ARTICLE 1

TERMS AND DEFINITIONS

In addition to the other terms hereinafter defined, the following terms shall have the meanings set forth in this Article.  References to documents, exhibits, schedules and other materials shall include those documents, exhibits, schedules and materials as they may be revised, restated, amended, replaced and modified from time to time in accordance with the terms of this Agreement or the other Project Loan Documents.

“Acceleration Date” means a date (other than the Maturity Date) on which the entire principal amount of the Project Loan and all accrued and unpaid interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise in accordance with the terms of this Agreement or any of the other Project Loan Documents or by operation of law.

“Acceptable Developer” means a Person whose principals have developed or built (either for such Person, any Affiliate thereof or any other Person), in the aggregate and without including the Project at least 5,000,000 rentable square feet of space, of which at least 2,000,000 rentable square feet was “Class A” high-rise office space in New York City.  From and after the date that Substantial Completion has been achieved, the reference in the preceding sentence to “developed or built” shall be deemed to be a reference to “operated and leased.”

“Acceptable Rating” means a long-term debt rating of not less than BBB+ (without a negative outlook) by S&P.

“Additional Interest Line Items” has the meaning given to such term in Section 7.11 hereof.

“Administration Fee” has the meaning given to such term in the Side Letter re:  Fees.

“Advance” or “Advances” means any disbursement of the proceeds of the Project Loan by Lenders pursuant to the terms of this Agreement and any other amounts that constitute an Advance in accordance with Section 3.05(e) hereof.

“Affiliate” means, as to any Person, any other Person which directly or indirectly Controls, is Under Common Control With, or is Controlled by, such Person and, if such Person is an individual, any Immediate Family Members of such individual, any trust whose principal beneficiary is such individual or one or more Immediate Family Members of such individual, and any Person who is controlled directly or indirectly by any such Immediate Family Member or trust.

“Agent” has the meaning given to such term in the opening paragraph of this Agreement.

“Agent Decisions” has the meaning given to such term in Section 8.03(a) hereof.

“Agent’s Register” has the meaning given to such term in Section 11.05(a) hereof.

“Appraisal” shall have the meaning set forth in Section 4.01(m) hereof.

“Appraised Value” means the fair-market value, assuming stabilization has been achieved, of the FC Units or the Mortgaged Property, as applicable, as set forth in the Appraisal, any update thereto or any new appraisal thereof.

“Approved Lease” means an executed Permitted Lease which is in full force and effect as of the relevant date and under which no material default, default of which notice has been given, or event of default by either party exists as of the relevant date.

“Architect’s Certificate” has the meaning given to such term in Section 4.01(i)(12) hereof.

“Architect’s Contract” means that certain Contract for Architectural Services, dated as of October 3, 2001 among FC 41st Street Associates, LLC (“FC 41st Street”), NYTC Member, Fox & Fowle Architects, PC (“Lead Architect”) and Renzo Piano Building Workshops, S.E.L.A.F.A., as deemed to have been assigned by FC 41st Street and NYTC Member to Borrower pursuant to Section 14.3 thereof.

“Assignment” has the meaning given to such term in Section 11.05(a) hereof.

“Assignment and Acceptance Agreement” has the meaning given to such term in Section 11.05(a) hereof.

“Assignment of Contracts - Borrower” has the meaning given to such term in Section 2.04(a) hereof.

“Assignment of Contracts - FC” has the meaning given to such term in Section 2.04(b) hereof.

“Assignment of Contracts - NYTC” has the meaning given to such term in Section 2.04(c) hereof.

“Assignment of Interest Rate Cap” has the meaning given to such term in Section 4.02(e)(7) hereof.

“Assignments of Contracts” means, collectively, the Assignment of Contracts - Borrower, the Assignment of Contracts - FC and the Assignment of Contracts - NYTC.

“Bankruptcy Assignee” has the meaning given to such term in Section 9.01(g)(i) hereof.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.

“Bankruptcy Law” has the meaning given to such term in Section 9.01(g)(i) hereof.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time as announced in The Wall Street Journal as the “prime rate.”  In the event that (i) more than one such “prime rate” is published, the average of such rates shall apply or (ii) no such “prime rate” is published, then the Base Rate shall be determined from such comparable financial reporting company as Agent shall reasonably determine.

“Borrower” has the meaning given to such term in the opening paragraph of this Agreement.

“Borrower Entities” means Borrower, the Members, FC Guarantor and NYTC Guarantor, collectively.

“Borrower LC Deposit” has the meaning given to such term in Section 7.54 hereof.

“Borrower LCs” means the letters of credit posted from time to time by Borrower or any of its direct or indirect members in connection with the Land Acquisition Agreement, as the same may be increased or decreased in accordance with the Land Acquisition Agreement.

“Borrower’s Architects” means the architects under the Architect’s Contract and any successor or assign thereof approved in accordance with Section 7.13 hereof.

“Borrower’s Bank” means a bank selected by Borrower and approved by Agent, such approval not to be unreasonably withheld.

“Breakage Costs” has the meaning given to such term in Section 3.12(a) hereof.

“Breakeven Leasing” means a Pro Forma Debt Service Coverage Ratio equal or greater than 1.00:1.00, provided that for purposes of calculating Pro Forma Debt Service for purposes of this definition, (x) subclause (a) of clause (z) of the definition of Pro Forma Debt Service shall always be used and (y) all references in the definitions of Pro Forma Operating Expenses and Pro Forma Operating Income to the Mortgaged Property shall be deemed to be references to the Mortgaged Property other than the NYTC Units.

“Brokerage Commissions” has the meaning given to such term in Section 6.12 hereof.

“Budget” means either the FC Units Budget or the NYTC Units Budget, each of which has been approved by Agent in the Disclosure Side Letter and “Budgets” means both of the foregoing Budgets, collectively, as any of the same may be adjusted in accordance with this Agreement.  The Budgets contain both Building Loan Costs and Project Loan Costs.

“Building Loan” means the loan which is the subject of the Building Loan Agreement.

“Building Loan Agreement” means that certain Building Loan Agreement dated as of even date herewith by and among Borrower, Initial Agent, for itself and for the benefit of Lenders, and Agent, for itself and on behalf of Lenders.

“Building Loan Amount” means $170,529,479.

“Building Loan Assignment of Leases” has the meaning given to such term in the Building Loan Agreement.

“Building Loan Costs” means, without duplication, (i) all costs and expenses of (a) achieving Final Completion of the Project and Stabilized Occupancy, (b) satisfying the obligations of the Borrower Entities to Agent and Lenders under the Loan Documents, (c) the payment of interest on the Equity Contribution, to the extent the Extension Loan is made, and the payment of interest on the Extension Loan, and (d) Assignments of the Loans (to the extent Borrower is liable therefor pursuant to Section 7.06 of the Building Loan Agreement) and (ii) all other actual or anticipated non-construction costs payable through the maturity of the Building Loan and necessary to achieve Final Completion of the Project and Stabilized Occupancy (including, without limitation, from and after the date, if any, that either option described in Section 3.19(a) of the Building Loan Agreement is exercised, that portion of the Extension Fee relating to such option attributable to the Building Loan), but only to the extent, in each of the foregoing clauses (i) and (ii), such costs and expenses are Costs of the Improvement.

“Building Loan Documents” has the meaning given to such term in the Building Loan Agreement.

“Building Loan Indebtedness” means, “Indebtedness” as defined in the Building Loan Mortgage.

“Building Loan Mortgage” has the meaning given to such term in the Building Loan Agreement.

“Building Loan Notes” has the meaning given to such term in the Building Loan Agreement.

“Building Loan Obligations” means “Obligations” as defined in the Building Loan Mortgage.

“Business Day” means a day other than (i) Saturday, (ii) Sunday, or (iii) a day on which commercial banks in the State of New York are authorized or required by law to close.

“Certificate of Non-Bank Status” means a certificate substantially in the form of Exhibit C attached hereto.

“Change in Control” shall mean the occurrence of any one of the following events, voluntarily or involuntarily, singly or in conjunction with another event, and whether in one or more transactions: (a) with respect to a Person which is a corporation, (i) a single Person (or a group of Persons acting in concert) directly or indirectly becomes the legal or beneficial owner of 50% or more of the voting stock of such corporation, (ii) a single Person (or a group of Persons acting in concert) through a merger, consolidation or otherwise, directly or indirectly acquires the power to direct (or cause the direction of) or approve the management or policies of such corporation or (iii) unless the common stock of such corporation is publicly traded on a recognized exchange, a majority of the members of the board of directors of such corporation are no longer members of the board of directors of such corporation; (b) with respect to a Person which is a general or limited partnership or a limited liability company, (i) the change, removal or resignation of a general partner, manager or managing member, or joint venturer (other than a joint venturer which is solely a limited partner or a non-managing member) or the transfer or pledge of all or any portion of the direct or indirect ownership or economic interest of any general partner, manager or managing member, or joint venturer (other than a joint venturer which is solely a limited partner or a non-managing member), (ii) a single Person (or a group of Persons acting in concert) directly or indirectly becomes the legal or beneficial owner of 50% or more of the equity interests in such partnership or limited liability company, as the case may be, or a general partner, manager or managing member, or joint venturer thereof which is a general partner, manager or managing member, or (iii) a single Person (or a group of Persons acting in concert) through a merger, consolidation or otherwise, directly or indirectly acquires the power to direct (or cause the direction of) or approve the management or policies of such partnership or company; (c) with respect to any other type of Person, (i) a single Person (or a group of Persons acting in concert) directly or indirectly becomes the legal or beneficial owner of 50% or more of the equity interests in such Person or (ii) a single Person (or a group of Persons acting in concert) directly or indirectly acquires the power to direct (or cause the direction of) or approve the management or policies of such Person; or (d) with respect to any Person, any transfer of legal or beneficial ownership of 50% or more of the direct or indirect equity interests in such Person.

“Change Order” has the meaning given to such term in Section 7.11 hereof.

“Claim” has the meaning given to such term in Section 7.29(a) hereof.

“Closing Date” means the date upon which this Agreement is executed and delivered by Borrower, Initial Agent, for itself and for the benefit of Lenders, and Agent, for itself and on behalf of Lenders.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collection Accounts” has the meaning given to such term in the Collection Accounts Agreement.

“Collection Accounts Agreement” has the meaning given to such term in Section 7.57 hereof.

“Commitment Letter” means that certain letter issued by Agent dated May 7, 2004 and accepted by Borrower as of such date.

“Common Elements Leasable Space” has the meaning given to such term in the Condominium Documents.

“Completion Date” has the meaning given to such term in the Operating Agreement.

“Completion Deposit” has the meaning given to such term in Section 3.06 hereof.

“Condominium Act” means Article 9-B of the New York Real Property Law (339-d et seq.) of the State of New York and all modifications, supplements and replacements thereof and all regulations with respect thereto, now or hereafter enacted or promulgated.

“Condominium By-Laws” means the By-Laws substantially in the form attached as part of Exhibit E to the Operating Agreement, as the same is to be modified and finalized in accordance with the First Amendment and this Agreement.  From and after the execution of the Condominium Declaration, “Condominium By-Laws” shall refer to the By-Laws attached to such executed Condominium Declaration.

“Condominium Declaration” means that certain Declaration of Leasehold Condominium (and all exhibits thereto) with respect to the condominium regime governing the entire Premises in substantially the form attached as Exhibit E to the Operating Agreement, as the same is to be modified and finalized in accordance with the First Amendment and this Agreement.  From and after the date on which such form has been executed, “Condominium Declaration” shall refer to such executed document.

“Condominium Documents” means the Condominium Declaration, the Condominium By-Laws and the Condominium Floor Plans.

“Condominium Floor Plans” means the floor plans of the Project certified by Borrower’s Architects and intended to be filed with the Real Property Assessment Department and recorded in the Office of the City Register of New York County simultaneously with the recordation of the Condominium Declaration.  From and after the date on which such floor plans are so filed and recorded, “Condominium Floor Plans” shall refer to such recorded floor plans.

“Condominium Subordination Agreement” means a subordination agreement executed by Agent, for itself and on behalf of Lenders, substantially in the form of Exhibit D hereto.

“Construction Consultant” means Inspection & Valuation International, Inc. or, with the prior consent of Borrower, such consent not to be unreasonably withheld or delayed, such other replacement consulting architect(s), engineer(s) or inspector(s) selected by Agent (with the consent of the Majority Lenders).

“Construction Loan Disbursement Agreement” has the meaning given to such term in Section 2.03 hereof.

“Construction Schedule” means the schedule, approved by Agent in the Disclosure Side Letter, broken down by trade, showing the estimated dates of commencement and completion of the Project as well as various interim milestones.

“Control,” “Controlled by” and “Under Common Control With” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the Person in question (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person (i) which owns directly or indirectly twenty percent (20%) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or twenty percent (20%) or more of the partnership or other ownership interests of any other Person or (ii) which is a general partner, manager or managing member, director, officer or trustee of a corporation or any other Person, shall be deemed to control such corporation or other Person.

“Core and Shell” has the meaning given to such term in the Architect’s Contract.

“Core and Shell Completion” means the substantial completion of the core and shell (including, without limitation, all of the elements that comprise Core and Shell) of the Project in substantial accordance with the Plans and Specifications, as reasonably determined by Agent and Construction Consultant.

“Cost Allocation Methodology”means, with respect to allocating costs, Project Loan Costs and Building Loan Costs as between the FC Units and the FC Units Budget, on the one hand, and the NYTC Units and the NYTC Units Budget, on the other hand, the “Allocation Methodology” as defined in the Operating Agreement.

“Costs of the Improvement” means those items defined as cost of improvement under Section 2(5) of the Lien Law.

“Default” means any event which but for the passage of time or giving of notice or both, would constitute an Event of Default.

“Default Rate” means a rate per annum equal to the lesser of (i) the Interest Rate plus five hundred basis points (5.00%) per annum, and (ii) the Maximum Rate.

“Defaulting Lender” has the meaning given to such term in Section 5.02(c) hereof.

“Deficiencies” has the meaning given to such term in Section 5.02(c) hereof.

“Developer” means Forest City Ratner Companies.

“Development Agreement-ING” means that certain Development Agreement, dated as of December 12, 2001 among FC Member, Developer and ING Member.

“Development Agreement-NYTC” means that certain Development Agreement, dated as of December 12, 2001, among Borrower, NYTC Member, FC Member and Developer.

“Development Agreements” means, collectively, Development Agreement-NYTC and Development Agreement-ING.

“Development Cost” means the $1.6 million Development Distribution (as defined in the Development Agreement ING), which Development Distribution is shown in the FC Units Budget as the $1.6 million “Development Costs” line item.

“Development Cost Line Item” means the line item in the FC Units Budget containing the Development Cost.

“Disbursement Agent” has the meaning given to such term in the Construction Loan Disbursement Agreement.

“Disbursement Schedule” means the schedule approved by Agent in the Disclosure Side Letter of the amounts of Advances anticipated to be requisitioned by Borrower each month during the term of the Project Loan, indicating the timing of disbursements anticipated with respect to each Budget.

“Disclosure Side Letter” has the meaning given to such term in Section 2.08 hereof.

“Draw Request” means, with respect to each Advance and each “Advance” (as defined in the Building Loan Agreement), Borrower’s request for such Advance and such “Advance” substantially in the form attached hereto as Exhibit E, fully completed and certified by Borrower.

“DUO Declaration” means the Site 8 South Declaration of Design, Use and Operation by ESDC and Ground Lessor, dated as of December 12, 2001 and recorded in the Office of the City Register of New York County on October 24, 2003 as CRFN# 2003000433121.

“Eligible Assignee” means any of the following entities which has, as of the later to occur of (x) the day that Agent makes a firm proposal on or after the date hereof to such entity for such entity to become a Lender hereunder and (y) ninety (90) days prior to the date that such entity makes a binding acceptance of such offer, (i) an Issuer Financial Strength Rating from S&P of A - or better or, if not rated by S&P, a Senior Unsecured Debt Rating or Issuer Rating from Moody’s of A3 or better or (in the case of clauses (a), (b) and (c) of this definition) (ii) at least $10,000,000,000.00 in assets and at least $1,000,000,000.00 in capital surplus:  (a) a commercial bank or trust company organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof (a “Non-US Lender”); provided that in the case of clause

(c) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; (d) any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including, without limitation, insurance companies, mutual funds, real estate investment trusts and pension funds; and (e) any Lender, any Affiliate of any Lender and any First Offer Lender (as defined in the Side Letter re: Fees).  Notwithstanding the foregoing, (1) no real estate “opportunity funds”, hedge funds or lease financing companies shall be Eligible Assignees and (2) any Person that qualifies as an Eligible Assignee but for clauses (i) and (ii) in this definition shall (subject to the foregoing clause (1)) nevertheless be an Eligible Assignee if such Person takes by assignment a fully-funded interest in the Loans.

“Employee Benefit Plan” means any pension plan defined in Section 3(3) of ERISA or any “plan” described in Section 4975(e) of the Code, other than a plan exempt from coverage under ERISA and the provisions of Section 4975 of the Code.

“Equity Contribution” means the equity contributions to be made by NYTC Member to Borrower pursuant to the First Amendment to the Operating Agreement of Borrower dated as of even date herewith and secured by FC Member’s interest in Borrower pursuant to the Equity Contribution Pledge Agreement and bearing interest at the rate set forth therein.

“Equity Contribution Documents” means the Operating Agreement, the Equity Contribution Pledge Agreement and the other documents evidencing or securing the Equity Contribution.

“Equity Contribution Pledge Agreement” means the Pledge and Assignment Agreement entered into by FC Member, pledging its membership interest in Borrower to NYTC Member, dated as of December 12, 2001, as amended by that certain First Amendment to Pledge and Assignment Agreement by FC Member in favor of NYTC Member, dated as of even date herewith, as the same may be further amended, modified or supplemented in accordance with both the terms hereof and the terms thereof.

“Equity Infusion” has the meaning given to such term in Section 4.04 hereof.

“Equity Infusion Date” has the meaning given to such term in Section 4.04 hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings issued thereunder.

“ERISA Affiliate” means each “person” (as defined in Section 3(9) of ERISA) which together with a Borrower Entity would be considered a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ESDC” means the New York State Urban Development Corporation, doing business as the Empire State Development Corporation.

“Event of Default” has the meaning given to such term in Section 9.01 hereof.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time, and any successor statute.

“Extension Fee” shall mean a fee equal to three-eighths of one percent (0.375%) of the Remaining Loan Amount.  Lenders shall be entitled to participate in the Extension Fee to the extent set forth in the applicable Assignment and Acceptance Agreement.

“Extension Loan” means the loan contemplated under the Operating Agreement to be made by Extension Loan Lender to FC Member and evidenced by the Extension Loan Documents.

“Extension Loan Documents” means the documents evidencing or securing the Extension Loan and attached as Exhibits Q and S to the Operating Agreement.

“Extension Loan Conditions” means the following five (5) conditions:  (a) FC Member shall have complied with its obligations under the first two sentences of Section 6.03 of the Operating Agreement, as reasonably determined by Agent, (b) Core and Shell Completion shall have been achieved, (c) the Condominium Declaration and Condominium By-Laws shall have been finalized in accordance with the Loan Documents and approved by Agent and each of the Members, (d) the conditions set forth in clauses (1), (3) and (5) of Section 7.46(a) hereof shall have been satisfied and (e) FC Member shall have made the “True-Up Payment” described in Section 3.01(c) of the Operating Agreement.

“Extension Loan Intercreditor Agreement” has the meaning given to such term in Section 7.46(a)(11) hereof.

“Extension Loan Lender” means NYTC Guarantor, any direct or indirect wholly-owned subsidiary thereof or, with the consent of the Majority Lenders, any other Person.

“Extension Option Exercise Date” has the meaning given to such term in Section 3.19(a).

“FC 41st Street” has the meaning given to such term in the definition of Architect’s Contract.

“FC Completion Guaranty” has the meaning set forth in Section 2.06(b) hereof.

“FC Guarantor” means Forest City Enterprises, Inc., an Ohio corporation and its permitted successors in accordance with the terms hereof.

“FC Member” means FC Lion LLC, a New York limited liability company and its permitted successors in accordance with the terms hereof.

“FC Non-Recourse Carveouts Guaranty” has the meaning set forth in Section 2.06(a) hereof.

“FC Office Unit” means, prior to the recordation of the Condominium Documents, the portion of the Project designated as “FC Office” on the Plans and Specifications, together with its undivided proportionate share of the “Common Areas” appurtenant thereto as shown on the Plans and Specifications and, after the recordation of the Condominium Documents, the “FC Collective Unit” (as defined in the Condominium Documents), together with its proportionate share of the “Common Elements” (as defined in the Condominium Documents) as more particularly shown on the Condominium Floor Plans.

“FC Operating Agreement” means that certain Operating Agreement of FC Member dated as of December 12, 2001 by ING Member and FC 41st Street, as modified by that certain side letter between ING Member and FC 41st Street, dated April 8, 2004.

“FC Retail Unit” means, prior to the recordation of the Condominium Documents, the portion of the Project designated as “FC Retail” on the Plans and Specifications, together with its undivided proportionate share of the “Common Areas” appurtenant thereto as shown on the Plans and Specifications and, after the recordation of the Condominium Documents, the “Retail Unit” (as defined in the Condominium Documents), together with its proportionate share of the “Common Elements” (as defined in the Condominium Documents) as more particularly shown on the Condominium Floor Plans.

“FC Units” means the FC Office Unit and the FC Retail Unit collectively.

“FC Units Budget” means the budget setting forth the total estimated Building Loan Costs and Project Loan Costs allocable to the FC Units and approved by Agent in the Disclosure Side Letter.  For all purposes hereunder, interest on the Equity Contribution is allocable to the FC Units.

“Final Completion”shall mean, with respect to any Unit or the Project, as the case may be, the occurrence of all of the following applicable events to the satisfaction of Agent:  (a) with respect to any of the Units, Substantial Completion of such Unit, and with respect to the Project, Substantial Completion of the Project; (b) the construction, furnishing and development of such Unit (or the Project) substantially in accordance with the Plans and Specifications and in accordance with the Loan Agreements and the Public Project Agreements, free and clear of any and all liens and claims of any Persons furnishing material, labor or services in connection with the design, furnishing, construction or development of such Unit (or the Project); (c) the payment in full of any and all fees, charges, costs and expenses payable by Borrower to contractors, consultants, materialmen, laborers, suppliers and any other Person engaged in connection with the design, furnishing, construction or development of such Unit (or the Project) so as to complete such Unit (or the Project) in accordance with clause (b) above, and the payment of all permitting fees, licensing fees and other governmental charges payable in connection therewith; (d) with respect to each Unit, the issuance of those certificates of occupancy referred to in clauses (c) and (d) of the definition of Substantial Completion below and the issuance of all other governmental licenses, permits, sign-offs and approvals required to have been obtained for the lawful construction of such Unit substantially in accordance with the Plans and Specifications and necessary for its lawful use; (e) with respect to any Unit, the furnishing of such Unit with all necessary furniture, fixtures and equipment (including “tenant improvement” work) to the extent provided for in the Plans and Specifications or as contemplated by any Budget; (f) with respect to any Unit or the Project, the delivery of final, unconditional lien waivers from all Lien Waiver Parties in form reasonably acceptable to Agent; and (g) with respect to the Project, delivery to Agent of two (2) sets of final “as-built” Plans and Specifications signed and sealed by Borrower’s Architects.

“First Amendment” has the meaning given to such term in the definition of “Operating Agreement.”

“First Extended Maturity Date” has the meaning given to such term in Section 3.19(a) hereof.

“Fiscal Year” shall mean the period commencing on the Closing Date and ending on and including December 31 of the calendar year in which the Closing Date occurs and thereafter each twelve-month period commencing on January 1 and ending on December 31 during each year of the term of the Project Loan.

“Fixed Substantial Completion Date” has the meaning given to such term in the Ground Lease.

“Force Majeure Event” means any of the following events, but only to the extent beyond Borrower’s and the General Contractor’s reasonable control:  casualty (including, without limitation, fire); war; invasion; rebellion; revolution; insurrection; riots; an act of government or a quasi-governmental authority; changes in Legal Requirements enacted after the date hereof; earthquakes; hurricanes; tidal waves; inclement weather or any act of God or operation of forces of nature which reasonable foresight and ability on the part of Borrower or the General Contractor could not reasonably prevent or provide against; strikes, lockouts or other employee disturbances or labor disputes (except to the extent such strikes, lockouts or other employee disturbances or labor disputes take place at the Premises only or at the Premises and other projects or properties being developed or constructed by Affiliates of FC Guarantor or General Contractor only); and all other events beyond Borrower’s and the General Contractor’s reasonable control.  Notwithstanding the foregoing, the following events shall in all circumstances not be Force Majeure Events:  economic conditions; recessions; the effects of competition; breaches and all other acts or omissions of the General Contractor, any contractor or subcontractor of any tier or any architect, consultant or other party engaged by Borrower, any other Borrower Entity or the General Contractor; any event with respect to which the General Contractor is not entitled to a time extension under the Guaranteed Maximum Price Contract; and shortages in, the unavailability of, or unusual delays in the delivery of, materials, supplies, labor, equipment or systems (except to the extent caused by another Force Majeure Event).

“Force Majeure Extension Option Exercise Date” has the meaning given to such term in Section 3.19(b) hereof.

“Force Majeure Extension Period” has the meaning given to such term in Section 3.19(b) hereof.

“Future Advance Interest Rate Caps” has the meaning given to such term in Section 7.20 hereof.

“General Contractor” means AMEC Construction Management Inc., a Delaware corporation, and any successor thereto approved in accordance with Section 7.01 hereof.

“General Contractor’s Certificate” has the meaning given to such term in Section 4.01(i)(12) hereof.

“GMACCM” has the meaning given to such term in the definition of “Syndication Condition”.

“GMP Guarantor” means AMEC p.l.c., a public limited company organized under the laws of England and any successor thereto approved in accordance with Section 7.01 hereof.

“GMP Guaranty” has the meaning given to such term in Section 4.01(d) hereof.

“Governmental Approvals” means all approvals, consents, waivers, orders, acknowledgments, authorizations, permits and licenses required under applicable Legal Requirements to be obtained from any Governmental Authority.

“Governmental Authority” means any government (or any political subdivisions thereof), court, agency, authority, board (including, without limitation, any environmental protection, planning or zoning board), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit having jurisdiction over any Borrower Entity, the Mortgaged Property or any part thereof (or the construction, development, use, occupancy, management, ownership or operation of the Mortgaged Property or any part thereof) or Agent or any Lender, as applicable.

“Ground Lease” means the Agreement of Lease between Borrower and Ground Lessor, dated as of December 12, 2001, a memorandum of which was recorded in the office of the City Register of New York County on October 24, 2003 as CRFN # 20030004 33122, as modified by (a) that certain letter agreement between Borrower and Ground Lessor, dated as of April 8, 2004 and (b) regarding which Borrower and Ground Lessor, in accordance with the Tri-Party Agreement, have agreed to modify their agreements and rights.

“Ground Lessor” means 42nd St. Development Project, Inc.

“Guaranteed Maximum Price Contract” means that certain Construction Management Agreement, dated the 22nd day of January, 2004 between Borrower and General Contractor, as modified by that certain General Contractor’s Consent to Assignment of Contractor’s Agreement among Borrower, General Contractor and Agent of even date herewith.

“Guaranties” means, collectively, the documents referred to in Section 2.06 hereof.

“Guarantors” means FC Guarantor and NYTC Guarantor, collectively.

“Hard Cost Contracts” means the Guaranteed Maximum Price Contract and all other contracts and subcontracts (whether direct or indirect) that cover Hard Costs.

“Hard Costs” means the direct costs and expenses of goods, materials or labor incurred in connection with the construction of the Project substantially in accordance with the Plans and Specifications, including, without limitation, all amounts payable under the Guaranteed Maximum Price Contract, including fees.  To avoid confusion, the Budgets show which categories of Building Loan Costs are Hard Costs and which are soft costs.  No Project Loan Cost is a Hard Cost.

“Immediate Family Members” of a Person means the spouse, parents and any direct lineal descendants (including adoptees) of such Person.

“Improvements” means all the buildings, structures, fixtures and improvements described in Exhibit F attached hereto and more particularly set forth in the Plans and Specifications, and all other buildings, structures, fixtures and improvements now or hereafter located or placed on the Land.

“In Balance” has the meaning given to such term in Section 3.06 hereof.

“Indebtedness” means, collectively, the Building Loan Indebtedness and the Project Loan Indebtedness.

“Indemnified Parties” means Initial Agent, Agent, any Lender, any Person who is or will have been involved in the servicing of the Project Loan, any Person in whose name the encumbrances created by the Project Loan Mortgage is or will have been recorded, any Person who may hold or acquire or has held a full or partial interest in the Project Loan (including, but not limited to any participants in the Project Loan and any investors in a Securitization, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Project Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or has held a participation or other full or partial interest in the Project Loan or the Mortgaged Property, and any successors by merger, consolidation or acquisition of all or a substantial portion of Agent’s or any Lender’s assets and business).

“Information” has the meaning given to such term in Section 11.23 hereof.

“ING” means ING Real Estate Development Holding U.S. Inc.

“ING Member” means Ingredus Site 8 South LLC, a Delaware limited liability company.

“Initial Advance Interest Rate Cap” has the meaning given to such term in Section 4.02(e)(7) hereof.

“Initial Agent” has the meaning given to such term in the opening paragraph of this Agreement.

“Initial Construction Advance” has the meaning given to such term in Section 4.02 hereof.

“Initial Interest Period” has the meaning given to such term in the definition of Interest Period.

“Initial Required Equity Funds” means, subject to Section 3.08(b) hereof, $417,654,796, which amount represents the sum of (a) $87,547,843 contributed by Borrower on behalf of FC Member, (b) $119,498,394 contributed by Borrower on behalf of NYTC Member, and (c) the Equity Contribution of $210,608,559 which sum represents the initial estimate of the amount by which (i) the amount needed to cover all Building Loan Costs and Project Loan Costs reasonably anticipated to be incurred with respect to the Project, as shown by the Budgets approved by Agent as of the Closing Date, exceeds (ii) the Loan Amount.

“Intended Advance Date” means the Requested Advance Date or, if not all of the conditions precedent to such Advance have been satisfied prior to the Requested Advance Date, the first Business Day following the date on which all conditions to such Advance hereunder have been satisfied.

“Interest Period” means, during any period of time in which the LIBOR Rate is in effect, the period commencing, in the case of the first Interest Period, on the date hereof and ending on the last day of June, 2004 (the “Initial Interest Period”), and with respect to subsequent Interest Periods, commencing, in each case, on the first day (such date, the “Start Day”) of the immediately succeeding calendar month, and ending, in each case, on the last day of the month in which the Start Day occurs.

“Interest Rate” means, subject to Section 3.14 hereof, the LIBOR Rate plus the Spread.

“Interest Rate Caps” means the Initial Advance Interest Rate Cap and the Future Advance Interest Rate Caps, and “Interest Rate Cap” means any of the foregoing.

“Involuntary Bankruptcy” has the meaning given to such term in Section 9.01(g)(i).

“Knowledge” or “Knowledge of Borrower” means the actual knowledge of any of the following persons (unless and until any such Person has no involvement with the Project) or any person replacing any such person:  Bruce Ratner, Andrew Silberfein, David Berliner, Chris Clayton and Susan Elman.

“Land” means the land more particularly described on Exhibit A attached hereto and includes all rights appurtenant thereto, including, without limitation, any air or development rights acquired by Borrower.

“Land Acquisition Agreement” means the Site 8 South Land Acquisition and Development Agreement among Borrower, Ground Lessor and ESDC, dated as of December 12, 2001.

“Late Charge” has the meaning given to such term in Section 3.11 hereof.

“Lead Architect” has the meaning given to such term in the definition of Architect’s Contract and any successor Borrower’s Architect in accordance with Section 7.13 hereof.

“Leases” means “Leases” as defined in the Project Loan Mortgage, provided that in no event shall “Leases” as used in this Agreement include the Ground Lease or the Severance Subleases.

“Leasing Agent Agreement” means any one or more agreements entered into by Borrower, any Member or any Affiliate of Borrower wherein Borrower, such Member or such Affiliate engages any Person to assist in the leasing of any of the Units and which is in effect on or after the date hereof.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, whether now or hereafter enacted and in force (including, without limitation, any environmental laws and building, use, zoning and land use laws and regulations), and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments with Governmental Authorities (other than those contained in the Ground Lease or the Land Acquisition Agreement), either of record or known to the applicable Person, at any time in force applicable to Agent, any Lender, any Borrower Entity, the Mortgaged Property or any part thereof (including any which may (i) require repairs, modifications or alterations in or to the Mortgaged Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof).

“Lender” has the meaning given to such term in the opening paragraph of this Agreement, subject to Sections 3.16(c) and 11.05(a) hereof.

“LIBOR Rate” means, as determined by Agent, the average of London Interbank Offered Rates (in U.S. dollar deposits), rounded up to the nearest 1/10,000th of one percent, for a term equal to the applicable calendar month; provided, however, that if such month has 28, 29 or 31 days, the Libor Rate shall be calculated assuming such month has thirty (30) days.  Agent will obtain the LIBOR Rate from Bloomberg (British Banker’s Association Rate) as of the close of business announced on the second immediately preceding Business Day prior to the Start Day.  If Bloomberg ceases publication or ceases to publish such LIBOR Rate, Agent shall select a comparable publication to determine the LIBOR Rate.  The LIBOR Rate may or may not be the lowest rate based upon the market for U.S. dollar deposits in the London Interbank Eurodollar Market at which Agent or any Lender prices loans on the date on which the LIBOR Rate is determined by Agent as set forth in this definition.  The rules set forth in Section 4.12 (entitled “Business Day Convention”) of the 2000 International Swap Dealers Association, Inc.  Definitions shall apply with respect to the calculation of the LIBOR Rate.  Agent and Borrower acknowledge and confirm that Bloomberg shows thirty (30) day LIBOR Rates as one-month LIBOR Rates.

“Lien” means any mortgage, deed of trust, pledge, assignment of leases and rents, security interest, encumbrance, restriction, lien or charge of any kind including, without limitation, any conditional sale or other title retention agreement or any lease in the nature thereof, or the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

“Lien Law” means the Lien Law of the State of New York.

“Lien Law Affidavit” has the meaning given to such term in the Building Loan Agreement.

“Lien Waiver Parties” has the meaning given to such term in the Building Loan Agreement.

“Loan Agreements” means, collectively, this Agreement and the Building Loan Agreement.

“Loan Amount” means the sum of the Building Loan Amount and the Project Loan Amount.

“Loan Documents” means, collectively, the Building Loan Documents and the Project Loan Documents.

“Loans” means the Building Loan and the Project Loan.

“Losses” has the meaning given to such term in Section 7.29(a) hereof.

“Major Contractor” means the General Contractor and any other contractor hired by any Borrower Entity (and any Affiliates thereof) to supply labor, goods, materials or services which are Building Loan Costs in connection with the Project, where, at the time of determination, the aggregate contract price for such labor, goods, materials or services (including fees) equals or exceeds $1,000,000, whether pursuant to one contract or agreement or multiple contracts or agreements, after taking into account all Change Orders.

“Major Decision” shall mean any decision by the Majority Lenders (other than any Super-Major Decision) pertaining to (a) a material modification or amendment of the Project Loan Documents; (b) the exercise of any material remedies by Agent under the Project Loan Documents during the continuance of an Event of Default; (c) the approval of any Lease or any matter with respect to any Lease as to which Agent’s approval is required hereunder, but only if such Lease covers more than three full floors (or more than 75,000 rentable square feet) of the Project (a “Major Lease”); (d) the approval of any Managing Agent Agreement where the managing agent is not an Affiliate of FC Guarantor; (e) the disposition of the Mortgaged Property after it is acquired by Agent on behalf of Lenders; and (f) any other decision in the Project Loan Documents requiring the approval of Majority Lenders.

“Major Lease” has the meaning given to such term in the definition of Major Decision.

“Major Subcontractor” means any subcontractor (or any direct or indirect subcontractor thereof) who is supplying labor, goods, materials or services which are Building Loan Costs in connection with the Project, where, at the time of determination, the aggregate contract price for such labor, goods, materials or services (including fees) equals or exceeds $500,000, whether pursuant to one contract or agreement or multiple contracts or agreements, after taking into account all Change Orders.

“Major Subcontracts” has the meaning given to such term in the definition of Material Contracts.

“Majority Lenders” means, at any time, Lenders whose commitments total more than fifty percent (50%) of the Loan Amount; provided, however, that if at any time a single Lender has a commitment of more than fifty percent (50%) of the Loan Amount and there shall be more than one Lender, “Majority Lenders” shall mean any two (2) Lenders (who are not Affiliates of each other) whose commitments exceed fifty percent (50%) of the Loan Amount.  At any time that a Lender is a Defaulting Lender, then (x) such Lender shall not be deemed a Lender for purposes of this definition and (y) such Lender’s ratable share of the Loan Amount shall, for purposes of this definition, be subtracted from the Loan Amount.

“Managing Agent Agreement” means any agreement entered into by Borrower or any Member where Borrower or such Member engages any Person to assist in the management of the Property or any portion thereof.

“Material Adverse Effect” means any event or condition that has a material adverse effect upon (i) the ability of (as of the Closing Date) any Borrower Entity and (after the Closing Date) Borrower and each Member to pay all of its liabilities or to perform all of its obligations in the manner and within the time periods provided under the Project Loan Documents, (ii) the enforceability of any provision of any Project Loan Document against any Borrower Entity, (iii) the perfection or priority of any Lien created under any Project Loan Document, (iv) the value of any collateral granted by any Borrower Entity to Agent for the benefit of Agent and Lenders in connection with the Project Loan or (v) the rights and remedies of Agent under the Project Loan Documents.

“Material Contracts” means (a) the GMP Guaranty, (b) all contracts with Major Contractors and all contracts with Major Subcontractors (“Major Subcontracts”), (c) any Leasing Agent Agreement, (d) any Managing Agent Agreement, (e) the Architect’s Contract and any other material agreement entered into by any one or more of Borrower and the Members with any architect or engineer relating to the Project, (f) any Interest Rate Cap, (g) the Ground Lease and each of the Severance Subleases, (h) the Land Acquisition Agreement, (i) the Subway Agreement, (j) the Site 8 Project Agreement, and (k) any other contract of any kind or type whatsoever (whether oral or written, formal or informal) entered into by any Borrower Entity affecting in any material respect the construction or value of the Project other than any Lease and the Development Agreements.

“Maturity Date” means the earlier to occur of (i) the Original Maturity Date or, subject to the penultimate sentence of Section 3.19(a) and the last sentence of Section 3.19(b) hereof, the First Extended Maturity Date or the Second Extended Maturity Date, as applicable) and (ii) the Acceleration Date.

“Maximum Amount” means the Maximum Amount – NYTC or the Maximum Amount – FC, as applicable.

“Maximum Amount–FC” means, as of the date of the Initial Construction Advance (and without giving effect to such Advance or the “Initial Construction Advance” as defined in the Building Loan Agreement), the Loan Amount minus the Maximum Amount – NYTC, and thereafter such amount less all Advances hereunder and all “Advances” (as defined in the Building Loan Agreement) under the Building Loan Agreement made on or prior to the date in question for costs shown in the FC Units Budget.

“Maximum Amount-NYTC” means, subject to Section 3.08(b), as of the date of the Initial Construction Advance (and without giving effect to such Advance or the “Initial Construction Advance” as defined in the Building Loan Agreement), the principal amount of the Equity Contribution (taking into account any Equity Contribution made on such date), and thereafter such amount less all Advances made hereunder and all “Advances” (as defined in the Building Loan Agreement) under the Building Loan Agreement on or prior to the date in question for costs shown in the NYTC Units Budget.

“Maximum Rate” means the maximum interest rate allowed by applicable law in effect with respect to the Project Loan on the date for which a determination of interest accrued hereunder is made and after taking into account all fees, payments and other charges which are, under applicable law, characterized as interest.

“Measuring Date” has the meaning given to such term in Section 3.19(a) hereof.

“Members” means FC Member and NYTC Member.

“Moody’s” means Moody’s Investors Services, Inc., or any successor thereof (or if Moody’s is no longer in the business of rating public companies, any other nationally recognized rating agency selected by Agent).

“Mortgaged Property” has the meaning given to such term in the Project Loan Mortgage.

“Net Award or Proceeds” has the collective meaning given to such term in the Project Loan Mortgage.

“Net Proceeds” has the collective meaning given to such term in the Project Loan Mortgage.

“News Outlets” has the meaning given to such term in Section 11.23 hereof.

“No Strikes Agreement”has the meaning given to such term in Section 4.01(i)(6) hereof.

“Non-Disturbance Agreement” means a non-disturbance, subordination and attornment agreement substantially in the form of Exhibit H hereto.

“Non-US Lender” has the meaning given to such term in the definition of “Eligible Assignee.”

“Notice of Assignment” means the notice by Borrower made in compliance with Section 15 of the Lien Law.

“Notice of Lending” means the notice by Borrower made in compliance with Section 73 of the Lien Law.

“Noticed Default” means (a) a Default with respect to which Agent has given Borrower notice that such Default has occurred or (b) the occurrence of an event listed in Section 9.01 hereof which does not require a notice from Lender to become an Event of Default.

“NYTC Completion Guaranty” has the meaning set forth in Section 2.06(d) hereof.

“NYTC Form Sublease” has the meaning given to such term in Section 7.14(b) hereof.

“NYTC Guarantor” means the New York Times Company, a New York corporation, and its permitted successors in accordance with the terms hereof.

“NYTC Member” means NYTC Real Estate Company LLC, a New York limited liability company and its permitted successors in accordance with the terms hereof.

“NYTC Non-Recourse Carveouts Guaranty” has the meaning set forth in Section 2.06(c) hereof.

“NYTC Office Unit” means, prior to the recordation of the Condominium Documents, the portion of the Project designated as “NYTC Office” on the Plans and Specifications, together with its undivided proportionate share of the “Common Areas” appurtenant thereto as shown on the Plans and Specifications and, after the recordation of the Condominium Documents, the “NYTC Collective Unit” (excluding the “SPU Unit”) (as such terms are defined in the Condominium Documents), together with its proportionate share of the “Common Elements” (as defined in the Condominium Documents) as more particularly shown on the Condominium Floor Plans.

“NYTC Performing Arts Unit” means, prior to the recordation of the Condominium Documents, the portion of the Project designated as “SPU” on the Plans and Specifications, together with its undivided proportionate share of the “Common Areas” appurtenant thereto as shown on the Plans and Specifications and, after the recordation of the Condominium Documents, the “SPU Unit” (as defined in the Condominium Documents), together with its proportionate share of the “Common Elements” (as defined in the Condominium Documents) as more particularly shown on the Condominium Floor Plans.

“NYTC Units” means the NYTC Office Unit and the NYTC Performing Arts Unit collectively.

“NYTC Units Budget” means the budget setting forth the total estimated Building Loan Costs and Project Loan Costs allocable to the NYTC Units and approved by Agent in the Disclosure Side Letter.

“NYTC Units Redemption” means the conveyance of the NYTC Units to NYTC Member in redemption of NYTC Member’s interest in Borrower in accordance with Section 7.46(a) hereof.

“Obligations” means, collectively, the Building Loan Obligations and the Project Loan Obligations.

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any legal requirements, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.  As of the date hereof, the OFAC List is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“Operating Agreement” means that certain Operating Agreement of Borrower dated as of December 12, 2001, as amended by that certain First Amendment to Operating Agreement of even date herewith (the “First Amendment”).

“Original Maturity Date” means July 1, 2008.

“Other Funds” means any Completion Deposits, any Borrower LC Deposit, and any amounts in the Collection Accounts.

“Outstanding Principal” means the principal amount of the Project Loan outstanding under the Project Loan Notes from time to time.

“Overfunding Unit” has the meaning given to such term in Section 3.20 hereof.

“Participant” means any Person who acquires a participation interest in the Building Loan or the Project Loan.

“Payment and Performance Bond Contracts” has the meaning given to such term in Section 4.02(e)(6) hereof.

“Payment and Performance Bonds” means triple-obligee payment and performance bonds in favor of Borrower, General Contractor and Agent in form reasonably satisfactory to Agent, and in each case issued by a surety company or companies reasonably acceptable to Agent or, at Borrower’s election, a subguard insurance policy in form and substance satisfactory to Agent.

“Pending Litigations” has the meaning given to such term in Section 6.04(a) hereof.

“Period” has the meaning given to such term in Section 7.20 hereof.

“Permitted Affiliate Contract” has the meaning given to such term in Section 7.36(f) hereof.

“Permitted Exceptions” means those matters listed in Exhibit B attached hereto and made a part hereof, to which the interest of Borrower in the Premises is permitted to be subject, and, after the NYTC Units Redemption shall have occurred, the Extension Loan Documents.

“Permitted Lease” means any Lease entered into in accordance with Section 7.14 hereof.

“Permitted Transfers” have the meaning given to such term in Section 7.32(b) hereto.

“Person” means an individual, partnership, limited partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of any kind.

“Personal Property” has the meaning given to such term in the Project Loan Mortgage.

“Plan Assets” means the assets of any Employee Benefit Plan.

“Plans and Specifications” means the plans, specifications, schematic design documents (to the extent not superseded by design development documents or final construction drawings), design development documents (to the extent not superseded by final construction drawings), final construction drawings and related items for the design and construction of the Project including, without limitation, the “Drawings” and “Specifications” (as such terms are defined in the Guaranteed Maximum Price Contract) that have been approved by Agent in the Disclosure Side Letter, as the same may be amended by Change Orders made in accordance with this Agreement.

“Policies” has the meaning given to such term in the Project Loan Mortgage.

“Premises” means, prior to the NYTC Units Redemption, the premises demised to Borrower pursuant to the Ground Lease and the Improvements thereon, and, after the NYTC Units Redemption, the premises demised to FC Member pursuant to the Severance Subleases to which FC Member is a party and the Improvements thereon.

“Pro Forma Debt Service” means the monthly interest and principal payment for a loan in the principal amount of the Remaining Loan Amount, assuming that such loan (x) is made on the first day of the Pro Forma Testing Period, (y) amortizes on a thirty year schedule, and (z) has an annual interest rate equal to the greatest of (a) 8.0%, (b) the Interest Rate in effect as of the date Pro Forma Debt Service is measured and (c) the yield of the ten (10) year United States Treasury Note, as published in The Wall Street Journal as of the date Pro Forma Debt Service is measured, plus two percent

(2.0%).  In the event that, in the case of clause (c), (i) more than one such yield is published, then the average of such yields shall apply or (ii) no such yield is published, such yield shall be determined from such comparable financial reporting company as Agent shall reasonably select.

“Pro Forma Debt Service Coverage Ratio” means the ratio of Pro Forma Net Operating Income to Pro Forma Debt Service for the twelve (12) month period starting from the first day of the first calendar month following the date in question and ending on the day immediately preceding the one-year anniversary of such first day (such period, the “Pro Forma Testing Period”).

“Pro Forma Net Operating Income” means the excess, if any, of Pro Forma Operating Income over Pro Forma Operating Expenses.

“Pro Forma Operating Expenses” means the sum of all expenses reasonably projected by Borrower and reasonably approved by Agent to be paid or required to be paid for during the Pro Forma Testing Period by or on behalf of Borrower and the Members in connection with the operation of the Mortgaged Property, determined using an accrual method of accounting in accordance with generally accepted accounting principles consistently applied, including, without limitation, (a) Property Taxes, (b) premiums on the Policies, (c) wages, salaries, and fringe benefits of Borrower’s employees (including overhead expenses) engaged in the operation or management of the Mortgaged Property or Borrower’s business (to the extent properly charged or chargeable to the Property), (d) fees and other amounts paid in respect of utilities serving the Mortgaged Property, (e) fees, costs and expenses for cleaning, janitorial and security services with respect to the Mortgaged Property, (f) professional fees incurred in connection with the operation and management of the Mortgaged Property, provided that if the property manager is an Affiliate of FC Guarantor, then for purposes of this clause (f), the total fees payable to such property manager shall be assumed to be not less than 50 cents per square foot of rentable space in the FC Units and Common Elements (as defined in the Condominium Documents), (g)  repair and maintenance costs with respect to the Mortgaged Property, (h) amounts payable under any equipment leases relating to the Mortgaged Property, and (i) amounts payable by Borrower to any counterparty to an Interest Rate Cap.  Pro Forma Operating Expenses shall not include (1) depreciation or amortization or other non-cash items, (2) the principal of and any interest on the Building Loan Notes or the Project Loan Notes or other indebtedness of any Borrower Entity for borrowed money (including, without limitation, interest on the Equity Contribution and the Extension Loan but excluding from this exclusion equipment leases), (3) income taxes, or franchise taxes, or taxes in the nature of income taxes payable by Borrower or either Member, (4) any actual capital expenditures (except to the extent includable, under generally accepted accounting principles consistently applied, in Borrower’s or the Members’ operating expenses for the Pro Forma Testing Period) and (5) internal corporate overhead expenses.

“Pro Forma Operating Income” means the sum of all payments (other than security deposits and any “percentage rent” or other revenue or profit sharing arrangements) reasonably projected by Borrower and reasonably approved by Agent to be received by Borrower or either Member during the Pro Forma Testing Period from all Tenants under Approved Leases covering any portion of the Mortgaged Property that are in existence as of the date that Pro Forma Operating Income is calculated.

“Pro Forma Testing Period” has the meaning given to such term in the definition of Pro Forma Debt Service Coverage Ratio.

“Project” means the Units, the “common elements” as described in the Condominium Floor Plans and the work and items described in the Plans and Specifications or covered by the Guaranteed Maximum Price Contract (including all allowances thereunder) or any other Hard Cost Contract, plus all other structures, fixtures, improvements and personal property that are either (x) required to be constructed or installed by Borrower or any Member (or which Borrower or any Member may elect to construct) under any Permitted Lease or any of the Public Project Agreements, or (y) intended to be constructed or installed by any Borrower Entity, as indicated by the Budgets and all back-ups thereto.

“Project Loan” means the loan which is the subject of this Agreement.

“Project Loan Amount” means $149,470,521.

“Project Loan Assignment of Leases” has the meaning given to such term in Section 2.05 hereof.

“Project Loan Contingency” means the respective amounts allocated as a contingency reserve for “soft costs” of construction which are not Costs of the Improvement for each Unit.  The Project Loan Contingency for each Unit is set forth in the applicable Budget.

“Project Loan Costs” means, without duplication, (i) all costs and expenses of (a) achieving Final Completion of the Project and Stabilized Occupancy, [(b) satisfying the obligations of the Borrower Entities to Agent and Lenders under the Loan Documents, (c) the payment of interest on the Equity Contribution, to the extent the Extension Loan is made, and the payment of interest on the Extension Loan, and (d) Assignments of the Loans (to the extent Borrower is liable therefor pursuant to Section 7.06 of this Agreement) and (ii) all other actual or anticipated non-construction costs payable through the maturity of the Project Loan and necessary to achieve Final Completion of the Project and Stabilized Occupancy (including, without limitation, (1) the Leasing Incentive Fee (as defined in the FC Operating Agreement) and (2) from and after the date, if any, that either option described in Section 3.19(a) of this Agreement is exercised, that portion of the Extension Fee relating to such option attributable to the Project Loan), but only to the extent, in each of the foregoing clauses (i) and (ii), such costs and expenses do not constitute Building Loan Costs.  Subject to Section 7.35(b)  hereof, with respect to the NYTC Units, Project Loan Costs shall also include amounts Advanced under the last sentence of Section 3.05(d) of this Agreement.

“Project Loan Documents” means, collectively, this Agreement, all documents referred to in Article 2 hereof and all other agreements and documents executed and delivered or in the future executed and delivered by any Borrower Entity to or for the benefit of Agent and Lenders in connection with the Project Loan or in connection with the Building Loan and the Project Loan (including each Draw Request and the Sworn Owner’s Statement that is a part thereof and any Interest Rate Cap and Assignment of Interest Rate Cap).  Notwithstanding the foregoing, the NYTC Completion Guaranty, Extension Loan Intercreditor Agreement, Extension Loan Documents and Equity Contribution Documents are not Project Loan Documents.  A Project Loan Document may, or may not, also be a Building Loan Document.

“Project Loan Indebtedness” means “Indebtedness” as defined in the Project Loan Mortgage.

“Project Loan Mortgage” has the meaning given to such term in Section 2.02 hereof.

“Project Loan Notes” has the meaning given to such term in Section 2.01 hereof.

“Project Loan Obligations” means “Obligations” as defined in the Project Loan Mortgage.

“Property” means the Premises and the Personal Property.

“Property Taxes” has the meaning given to such term in Section 6.34 hereof.

“Providing Party” means any Borrower Entity, Agent or any Lender (as applicable) providing Information to the other for purposes of Section 11.23 hereof.

“Public Project Agreements” means, collectively, the Ground Lease, the Severance Subleases, the Land Acquisition Agreement, the DUO Declaration, the Subway Agreement, and the Site 8 Project Agreement.

“Public Project Agreements Estoppel Letter” has the meaning given to such term in Section 4.01(w) hereof.

“Punch List Items” applies to the FC Units only and means minor or insubstantial details of construction or mechanical adjustment, (a) which are, in Agent’s reasonable judgment, expected to be completed within five (5) months of Substantial Completion, (b) the non-completion of which, when all such items are taken together, will not interfere in any material respect with the use or occupancy of any portion of such Units for their intended uses or the ability of Borrower or any tenant under a Lease with respect to the FC Units to perform work that is necessary or desirable to prepare such portion of the Improvements or the Project for such use or occupancy and (c) which would not, as reasonably determined by Agent, cost more than $2,500,000 in the aggregate to complete if new contractors were hired in connection therewith.

“ratable share” or “ratably” means, with respect to any Lender, (i) its share of the Loan Amount, an Advance or a repayment, as the context requires, based on the proportion of the sum of the face principal amount of the Building Loan Note(s) and the Project Loan Note(s) held by such Lender to the Loan Amount or (ii) in the case of an Advance or repayment only, such other share of an Advance as may be agreed to by Agent and such Lender, provided that such other share, together with the shares of all other Lenders, equals the amount of such Advance or such repayment.

“Real Estate Professional” has the meaning given to such term in Section 7.14(b) hereof.

“Receiving Party” means any Borrower Entity, Agent or any Lender or any potential assignee or participant of any Lender (as applicable) who is the recipient of any Information from any Providing Party.

“Recognition Agreements” means, collectively, that certain Recognition Agreement dated as of December 12, 2001 by ING Member, ING Vartgoed B B.V., FC 41st Street, the Members, Borrower, Developer and NYTC Guarantor and that certain Recognition Agreement (Public Parties), dated as of December 13, 2001 by the foregoing parties, ESDC and Ground Lessor.

“Reimbursable Costs” mean all reasonable, third-party out-of-pocket costs and expenses incurred by Agent or (in the case of clauses (g) and (h) of this definition only) Lenders in connection with the administration of the Project Loan, including, without limitation, and without duplication, (a) responses to requests for consents, approvals or waivers under the Project Loan Documents, (b) the exercise of any enforcement right or remedy under any Project Loan Document or the collection of the Project Loan unless there has been a non-appealable judicial determination that the exercise of such right for remedy was not proper, (c) review of any Lease or proposed Lease or review of any Material Contract or proposed Material Contract, (d) review of any Change Order, construction contract, Plans and Specifications or other documents related to the construction of the Project, (e) all costs pursuant to paragraph 8 of each Draw Request, (f) the costs of any Interest Rate Cap, to the extent incurred by Agent in accordance with Section 7.20(b) hereof, (g) any amounts owed to Agent or any Lender pursuant to Sections 3.13, 3.16, 7.09(b), 7.17, 7.20(b), 7.30(c), 7.46(a)(7), 7.50(d) and 8.01 hereof and (h) any such other costs and expenses incurred by Agent and, to the extent expressly provided for, any Lender under any Loan Document expressly identified as a Reimbursable Cost.  In no event shall syndication costs covered by Section 7.06(a)(ii) hereof be included in the term “Reimbursable Costs.”

“Remaining Loan Amount” means, as of the date in question, the sum of (i) the Outstanding Principal, (ii) the “Outstanding Principal” (as defined in the Building Loan Agreement), and (iii) any Loan Amounts that have not been advanced.

“Rents” has the meaning given to such term in the Project Loan Mortgage.

“Requested Advance Date” has the meaning given to such term in Section 4.02(e)(1) hereof.

“Retainage” has the meaning given to such term in the Building Loan Agreement.

“S&P” means Standard and Poor’s Rating Group, a division of the McGraw-Hall Companies, Inc., or any successor thereto (or if S&P is no longer in the business of rating public companies, any other nationally recognized rating agency selected by Agent).

“Scope Change” has the meaning given to such term in Section 7.01 hereof.

“Second Extended Maturity Date” has the meaning given to such term in Section 3.19(a) hereof.

“Section 291-f Notice” has the meaning given to such term in Section 4.01(i)(13) hereof.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Deposit Accounts” has the meaning given to such term in the Security Deposit Accounts Agreement.

“Security Deposit Accounts Agreement” has the meaning given to such term in Section 7.57 hereof.

“Security Documents” means, collectively, this Agreement, the Project Loan Mortgage, the Project Loan Assignment of Leases, the Assignments of Contracts, from and after their execution, the Security Deposit Accounts Agreement, the Collection Accounts Agreement and any Assignment of Interest Rate Cap, and all other Project Loan Documents which grant Agent, for the benefit of Lenders, a security interest in any collateral in connection with the Project Loan.

“Severance Subleases” has the meaning given to such term in the Ground Lease, as each has been amended by the Tri-Party Agreement.

“Side Letter re: Fees” has the meaning given to such term in Section 2.07 hereof.

“Site 8 Project Agreement” means that certain Site 8 South Project Agreement among ESDC, Ground Lessor, the City of New York, Borrower, NYTC Member and FC Member, dated as of December 12, 2001.

“Spread” means two hundred and sixty-five (265) basis points per annum, provided, however, that upon satisfaction of the Syndication Condition and the achievement of Substantial Completion, the Spread shall be reduced to (x) two hundred and fifty-five (255) basis points per annum as of the Start Day immediately following the date on which Breakeven Leasing occurs and (y) two hundred and forty-five (245) basis points per annum as of the Start Day immediately following the date on which the Pro Forma Debt Service Coverage Ratio equals or exceeds 1.25:1.00 (provided that clause (b) of the definition of Pro Forma Debt Service shall not apply for purposes of this clause (y)).

“Stabilized Occupancy” means the point in time at which (x) ninety-five percent (95%) of the net rentable square footage of the FC Retail Unit has been leased to tenants pursuant to Approved Leases and said tenants are in possession of such space and have been paying rent for a period of three (3) months, and (y) ninety-five percent (95%) of the net rentable square footage of the FC Office Unit has been leased to tenants pursuant to Approved Leases and said tenants are in possession of such space and have been paying rent for a period of three (3) months.

“Start Day” has the meaning given to such term in the definition of “Interest Period.”

“Stored Materials” has the meaning given to such term in Section 3.04 hereof.

“Subordinate Lease” has the meaning given to such term in Section 7.14(a) hereof.

“Substantial Completion” means, with respect to any Unit or the Project, as the case may be, the occurrence of all of the following applicable events to the reasonable satisfaction of Agent: (a) the construction of the Unit (or the Project) (other than Punch List Items) substantially in accordance with the Plans and Specifications and in accordance with the Loan Agreements, and the Public Project Agreements, free and clear of any and all Liens; (b) the payment in full of any and all Building Loan Costs and Project Loan Costs in respect of the work contemplated by clauses (a), (c), (d) and (e) of this definition (other than costs consisting of (i) Retainage, and other amounts that, as of the date of Substantial Completion, are being withheld from, or are not yet due and payable to, the General Contractor or any contractor or direct or indirect subcontractor or any other Person and (ii) amounts payable in respect of Punch List Items to the extent not covered by the foregoing clause (i)); (c) with respect to the FC Retail Unit, the issuance of a “zero occupancy temporary certificate of occupancy” or a temporary certificate of occupancy; (d) with respect to the FC Office Unit and any of the NYTC Units, the issuance of a temporary certificate of occupancy; (e) with respect to any Unit, the furnishing of such Unit with all necessary furniture, fixtures and equipment (including “tenant improvement” work, other than Punch List Items) to the extent provided for in the Plans and Specifications or required under any Approved Lease and (f) with respect to any Unit or the Project, Borrower’s Architects shall have delivered the certificate referred to in Section 11.5.3 of the Guaranteed Maximum Price Contract.

“Subway Agreement” means that certain Agreement by and among Borrower, the New York City Transit Authority, Ground Lessor and the City of New York, dated December 12, 2001, and recorded in the office of the Register of the City of New York on October 24, 2003 as CRFN #2003000433126.

“Subway Agreement Estoppel Letter” has the meaning given to such term in Section 4.01(w) hereof.

“Super-Major Decision” means any decision by the Super-Majority Lenders pertaining to (a) the release of any collateral granted by any Borrower Entity to Lenders in connection with the Project Loan other than as expressly permitted by the Project Loan Documents (including, without limitation, Section 7.46 hereof); (b) the release of any Person from liability in connection with the Project Loan, under any guaranty or otherwise, other than as expressly permitted by the Project Loan Documents (including, without limitation, Section 7.46 hereof); (c) a modification or amendment to the Project Loan Documents which would alter or amend the payment terms (including, without limitation, the interest rate of, or the security for, the Project Loan) in any material respect, other than as expressly contemplated and permitted by the Project Loan Documents; (d) any change to the definition of “ratably” or “ratable,” “Major Decision,” “Super-Major Decision,” “Majority Lenders” or “Super-Majority Lenders”; (e) any modifications or amendments to Sections 8.03 or 8.05 hereof; (f) whether Advances should be made hereunder when Borrower is not entitled to receive such an Advance because a Default or an Event of Default has occurred and is continuing; and (g) any other decision under the Project Loan Documents requiring the approval of the Super-Majority Lenders.

“Super-Majority Lenders” means all of the Lenders other than any Defaulting Lender.

“Survey” means a current survey of the Premises (as-built, to the extent applicable) prepared by a surveyor licensed by the State in which the Premises is located and certified to Agent and the Title Companies and prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established in 1999 and employing methods and personnel comparable to those outlined in the “Minimum Angle, Distance and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys,” showing the legal description and street address of the Premises; all visible or recorded easements, curb cuts, and party walls; all sewage, water, electricity, gas and other utility facilities, together with recording information concerning the documents creating any such easements; stating the net, after deduction of land dedicated or used or subject to easements for roads, highways, fire lanes, utilities, storm drains or any other public purpose, and gross area of the Land; and including the following Table A items: 2, 3, 4, 6, 7, 8, 10, 11, 14 and 15; and showing such other matters as may be reasonably requested by Agent; provided, however, that such survey does not need to show the Existing Improvements (as defined in the Ground Lease).

“Syndication Condition” means the Assignment (other than a pledge or other hypothecation) by GMAC Commercial Mortgage Corporation, as a Lender (including any successors, “GMACCM”) to any Eligible Assignee that is not an Affiliate of GMACCM which, together with all such previous Assignments by GMACCM, aggregate at least fifty percent (50%) of the Loan Amount.

“Tax Proceeding” has the meaning given to such term in Section 7.05 hereof.

“Tax Refund” has the meaning given to such term in Section 7.05 hereof.

“Taxes” has the meaning given to such term in Section 3.16(a) hereof.

“Tenants” has the meaning given to such term in the Project Loan Assignment of Leases.

“Title Companies” means the title companies insuring the liens of the Building Loan Mortgage and the Project Loan Mortgage, which title companies shall be acceptable to Agent (and Agent hereby acknowledges that Fidelity National Title Insurance Company, Title Associates Inc., as agent for Stewart Title Insurance, and Commonwealth Land Title Insurance Company are acceptable to Agent).

“Title Company Side Letter” means the letter from the Title Insurance Companies to Agent, dated as of even date herewith, pursuant to which the Title Companies have agreed to issue paid mortgagee title insurance policies in the name of Agent or its designee.

“Title Insurance Policy” has the meaning given to such term in Section 4.01(i)(2) hereof.

“Transaction Costs” means all reasonable, third-party out-of-pocket costs and expenses incurred by Agent in connection with the negotiation, preparation and execution of the Project Loan Documents (including, without limitation, reasonable attorneys’ fees and disbursements) and all out-of-pocket underwriting costs, credit reports fees, appraisal fees, reasonable travel costs, engineering costs, site inspection costs, mortgage recording taxes, recording fees and charges, survey fees, abstract fees, title policy premiums and charges, escrow fees and environmental consultants’ fees and expenses incurred by Agent.  In no event shall syndication costs covered by Section 7.06(a)(ii) hereof be included in the term “Transaction Costs.”

“Transfer” has the meaning given to such term in Section 7.32(a) hereof.

“Tri-Party Agreement” has the meaning given to such term in Section 4.01(w) hereof.

“UCC” means the Uniform Commercial Code of the State of New York in effect from time to time.

“Unavoidable Delay” has the meaning given to such term in the Ground Lease.

“Underfunding Unit” has the meaning given to such term in Section 3.20 hereof.

“Units” means, collectively, the FC Units and the NYTC Units, and “Unit” means any one of the FC Units or the NYTC Units.

“Voluntary Bankruptcy” has the meaning given to such term in Section 9.01(g)(ii) hereof.

ARTICLE 2

PROJECT LOAN DOCUMENTS

The following documents (other than the NYTC Completion Guaranty) constitute a portion of the Project Loan Documents:

SECTION 2.01                                            Project Loan Notes.  One or more Project Loan Notes (the “Project Loan Notes”) from Borrower in favor of each Lender in the aggregate amount of the Project Loan Amount.  The obligation of Borrower to pay each Lender’s ratable share of the Project Loan Amount and any other sums advanced by each Lender to Borrower under the Project Loan Documents, plus all interest accrued thereon, shall be evidenced by the Project Loan Notes.

SECTION 2.02                                            Project Loan Mortgage.  That certain Ground Leasehold Project Loan Mortgage, Assignment of Leases, Security Agreement and Subordination Agreement (the “Project Loan Mortgage”), securing the maximum principal amount of the Project Loan Amount, from Borrower in favor of Initial Agent, for the benefit of Initial Agent and Lenders, and Agent, for the benefit of Agent and Lenders and subordinating the Severance Subleases to the Project Loan Mortgage and the Ground Lease, dated as of even date herewith.

SECTION 2.03                                            Construction Loan Disbursement Agreement.  The Construction Loan Disbursement Agreement (the “Construction Loan Disbursement Agreement”) among Borrower, Disbursement Agent, and Agent, for itself and on behalf of Lenders, dated as of even date herewith.

SECTION 2.04                                            Assignments of Contracts.  (a)  The Assignment of Contracts - Borrower (the “Assignment of Contracts - Borrower”) from Borrower in favor of Agent for the benefit of Agent and Lenders, dated as of even date herewith.

(b)                                 The Assignment of Contracts - FC Member (the “Assignment of Contracts - FC”) from FC Member in favor of Agent for the benefit of Agent and Lenders, dated as of even date herewith.

(c)                                  The Assignment of Contracts - NYTC Member (the “Assignment of Contracts - NYTC”) from NYTC Member in favor of Agent for the benefit of Agent and Lenders, dated as of even date herewith.

SECTION 2.05                                            Assignment of Leases.  (a) That certain Project Loan Assignment of Leases and Rents from Borrower and the Members in favor of Initial Agent, for the benefit of Initial Agent and Lenders, and Agent, for the benefit of Agent and Lenders, dated as of even date herewith (the “Project Loan Assignment of Leases”).

SECTION 2.06                                            Guaranties.  (a)  The Non-Recourse Carveouts Guaranty (FC Guarantor) (the “FC Non-Recourse Carveouts Guaranty”) from FC Guarantor in favor of Agent for the benefit of Agent and Lenders, dated as of even date herewith.

(b)                                 The Completion Guaranty (FC Guarantor) (the “FC Completion Guaranty”) from FC Guarantor in favor of Agent for the benefit of Agent and Lenders, dated as of even date herewith.

(c)                                  The Non-Recourse Carveouts Guaranty (NYTC Guarantor) (the “NYTC Non-Recourse Carveouts Guaranty”) from NYTC Guarantor in favor of Agent for the benefit of Agent and Lenders, dated as of even date herewith.

(d)                                 The Completion Guaranty (NYTC Guarantor) (the “NYTC Completion Guaranty”) in favor of Agent for the benefit of Agent and Lenders, dated as of even date herewith.

SECTION 2.07                                            Fee Side Letter.  The side letter from Agent to Borrower dated as of even date herewith pursuant to which Borrower has agreed to make certain payments to Agent (the “Side Letter re: Fees”).

SECTION 2.08                                            Disclosure Side Letter.  The side letter from Borrower to Agent dated as of even date herewith pursuant to which Borrower has disclosed or submitted to Agent, and Agent has approved, certain matters, schedules, forms and documents referred to herein (the “Disclosure Side Letter”).

ARTICLE 3

AGREEMENT TO LEND AND
PAYMENT OF PROJECT LOAN

Subject to the terms and conditions set forth in this Agreement and each Borrower Entity’s compliance with all of the provisions hereof and in the other Loan Documents, and relying on each Borrower Entity’s representations, warranties and covenants set forth herein and the other Loan Documents, Lenders severally and not jointly agree to make Advances of the Project Loan to Borrower from time to time and Borrower agrees to borrow from Lenders up to the Project Loan Amount, in accordance with the provisions hereof, during the period from the date hereof to the Maturity Date in an aggregate principal amount of up to the Project Loan Amount, to be used by Borrower to pay Project Loan Costs actually incurred in connection with the construction of the Project.

SECTION 3.01                                            Advances.  Each Budget reflects, by category and line items, the purposes and the amounts for which funds to be advanced by Lenders under this Agreement are to be used.  Lenders shall not be required to disburse for any category or line item of Project Loan Costs with respect to the FC Units or the NYTC Units more than the amount specified therefor in the applicable Budget, subject to changes approved by Agent in accordance with Sections 3.02, 3.03, 3.20 and 7.11 hereof (or other reallocations approved by Agent).  No Lender is obligated to fund amounts in excess of its ratable share of the Project Loan Amount and not more than its ratable share of any category or line item set forth in any Budget.

SECTION 3.02                                            Cost Overruns.  Each Budget shall, with respect to each Draw Request, be revised to address any change or anticipated change in Project Loan Costs that Borrower is aware of which will increase a category or line item of Project Loan Costs reflected in any Budget (including all anticipated costs of all Change Orders, regardless of whether the amount of such Change Order and/or any extension of time with respect thereto has been agreed to and regardless of whether work on such Change Order has commenced).  Lenders shall have no obligation to make any further Advances with respect to the Units which are the subject of such revised Budget unless and until such revised Budget is approved by Agent, such approval not to be unreasonably withheld or delayed.

SECTION 3.03                                            Contingency Reserves.  At any time and from time to time, the amounts allocated in each Budget as Project Loan Contingency shall be disbursed or moved to another line item upon request by Borrower and upon approval by Agent, which approval shall not be unreasonably withheld, and may be used only for Project Loan Costs set forth in the applicable Budget for which such contingency has been reserved.

SECTION 3.04                                            Stored Materials.  Lenders shall not be required to disburse any funds for any materials, machinery or other Personal Property not yet incorporated into the Project (the “Stored Materials”), unless Agent receives reasonably satisfactory evidence that:

(a)                                  the Stored Materials are, or will be, upon payment with disbursed funds, owned by Borrower, as evidenced, to the extent required by Agent, by bills of sale, certificates of title or other reasonably satisfactory evidence;

(b)                                 the Stored Materials are fabricated or unfabricated components conforming to the Plans and Specifications and ready for incorporation into the Project;

(c)                                  the Stored Materials are properly identified and adequately protected, as evidenced by a letter from Borrower, the General Contractor, the appropriate Major Contractor or Major Subcontractor or another Person reasonably acceptable to Agent;

(d)                                 the Stored Materials are stored at the Premises or at such other site as Agent shall reasonably approve, which site has been specifically identified to Agent, and are protected against theft and damage;

(e)                                  the Stored Materials will be paid for in full (less the Retainage, if any) with the funds to be disbursed, and all lien rights or claims of the supplier will be released simultaneously with full payment of all amounts required to be paid for such Stored Materials and all amounts, if any, required to be paid to the supplier thereof with respect to the installation thereof (including any Retainage, if any);

(f)                                    Agent has or will have upon payment with disbursed funds a perfected, first priority security interest in the Stored Materials (and with respect to Stored Materials not stored at the Premises, Borrower shall execute and deliver to Agent any and all Uniform Commercial Code financing statements or similar filings required by the laws of any jurisdiction necessary to grant Agent such security interest in such Stored Materials);

(g)                                 the Stored Materials are insured for an amount equal to their replacement costs in accordance with Section 2.05 of the Project Loan Mortgage;

(h)                                 the cost of Stored Materials not stored at the Premises in the aggregate at any time is not more than $25,000,000.00, or such greater amount as may be reasonably approved by Agent; and

(i)                                     the Construction Consultant shall have confirmed the accuracy of the letter required in subparagraph (c) above, and in connection therewith the Construction Consultant may, but shall not be required to, visit the site of and inspect the Stored Materials at Borrower’s expense.

SECTION 3.05                                            Amount of Each Advance.  (a)  The proceeds of the Building Loan and Project Loan shall, assuming satisfaction of all applicable conditions precedent, be advanced (x) in accordance with the Cost Allocation Methodology (subject to Section 3.20 hereof) and (y) in amounts which shall be equal to the aggregate of the Building Loan Costs and Project Loan Costs incurred by Borrower with respect to each of the FC Units and the NYTC Units (measured individually) and already paid, or due and payable through the end of the period covered by the Draw Request in question, on the basis of the documented cost of Stored Materials and of the work and items in place or completed, less the following amounts with respect to each of the FC Units and the NYTC Units, measured individually (without duplication):  (i) the aggregate amount of any Advances previously made hereunder and under the Building Loan Agreement by Lenders with respect to such Units, measured individually, allocable to such Units as of the date of the applicable Building Loan Advance and Project Loan advance); (ii) any Building Loan Costs and Project Loan Costs with respect to such Units covered by such Draw Request that are not approved by Agent; and (iii) the Initial Required Equity Funds,

and all other amounts contributed, directly or indirectly, by Borrower or any Borrower Entity (whether pursuant to a Completion Deposit that has not been released pursuant to Section 3.06 below or otherwise) for Building Loan Costs and Project Loan Costs with respect to such Units, but only to the extent theretofore advanced and used to pay Building Loan Costs or Project Loan Costs or expected to be advanced and so used prior to or simultaneously with the Advance in question.

(b)                                 The excess, if any, of the Building Loan Costs and Project Loan Costs for each of the FC Units and NYTC Units (measured individually) incurred to the end of the period covered by the Draw Request in question and already paid, or due and payable through the end of the period covered by the Draw Request in question, over the aggregate Advances by Lenders for Building Loan Costs and Project Loan Costs with respect to such Units (including the Advance and “Advance” under the Building Loan with respect to the Draw Request in question) shall be payable by Borrower pursuant to, and from the sources (other than Initial Required Equity Funds) described in, clause (iii) of Section 3.05(a) above (and not out of the proceeds of the applicable Loan).

(c)                                  [INTENTIONALLY OMITTED]

(d)                                 Advances for fees of the General Contractor, Borrower’s Architects and any payment under a Permitted Affiliate Contract will be paid only to the extent that they bear a proportionate relationship to the percentage of completion of the Project (or the applicable portion thereof), as determined by the Construction Consultant and only after taking into account the Retainage, provided that amounts for “general conditions” specified in the Guaranteed Maximum Price Contract shall be funded as provided in the Guaranteed Maximum Price Contract.  Advances for developer “overhead” costs not covered by the further provisions of this Section 3.05(d) shall only be made for such costs that have actually been incurred.  No Advance shall be made for the Development Cost until (i) Core and Shell Completion shall have been achieved, (ii) the NYTC Units Redemption has occurred and (iii) the Pro Forma Debt Service Coverage Ratio shall be equal to or greater than 1.30:1.0, and any such Advance shall only be made with respect to the portion of the Development Cost then payable under the Development Agreement-ING.  Advances for the “Development Costs” line item in the NYTC Units Budget shall only be made when, and to the extent that, Developer is entitled to receive payments pursuant to, and in accordance with, Exhibit K of the Development Agreement-NYTC.  Advances shall be made to pay FC 41st Street the Leasing Incentive Fee (as defined in the FC Operating Agreement) only when, and to the extent that, FC 41st is entitled to such fee under the terms and conditions of the FC Operating Agreement.  After giving effect to the distribution in the amount of $11,590,343 to be made on the date hereof, any Advances for the “Site Management” line item in the FC Units Budget shall only be made in an amount not more than the quotient of (x) the then-remaining amount of such line item, divided by (y) the then-number of months (rounded to the nearest whole number) remaining until Final Completion, based on the then-current Construction Schedule.  Subject to the fulfillment of all conditions precedent to the making of an Advance, and provided that NYTC Member shall have made an additional equity contribution in the amount of $11,649,593.00, from and after the Completion Date, Advances may be requested by FC

Member for the amount of the True-Up Payment provided for in Section 3.01(c) of the Operating Agreement.  From and after the Initial Construction Advance, Advances may be requested in the amount of the “overbudgeted” portion of any line item in the NYTC Units Budget pursuant to clause (A), (B) or (C) of the first sentence of Section 7.11(d) (and the proceeds of all such Advances shall be disbursed to NYTC Member or its designee) subject, however, to fulfillment of all conditions precedent to the making of an Advance and Section 7.35(b) hereof.

(e)                                  All sums advanced by Lenders pursuant to any provision of any Project Loan Document, except so-called “protective advances” pursuant to any remedial provision of any Project Loan Document, insurance or condemnation proceeds, funds in the Completion Deposit or other funds (other than funds from Lenders) on deposit or escrowed with Agent pursuant to the provisions hereof, shall be deemed Advances of the Project Loan.

(f)                                    Notwithstanding anything to the contrary contained herein or in any other Loan Document, no Advance shall be made hereunder or under the Building Loan Agreement for costs shown in the FC Units Budget or for costs shown in the NYTC Units Budget (i) if such Advance would cause the aggregate amounts of all Advances hereunder and under the Building Loan Agreement with respect to such Budget to exceed the applicable Maximum Amount or (ii) if such Advance would cause the aggregate amount of all Advances hereunder to exceed the Project Loan Amount or the aggregate amount of Advances under the Building Loan Agreement to exceed the Building Loan Amount.

SECTION 3.06                                            Insufficiency of Loan Proceeds.  Notwithstanding anything contained herein to the contrary, if at any time or from time to time during the term of this Agreement, in Agent’s reasonable judgment (a) the amount of any line item in either Budget will be insufficient to cover the costs of such line item (after giving effect to any cost savings realized under Section 7.11, any Completion Deposit or portion thereof or any “Completion Deposit” under and as defined in the Building Loan Agreement or portion thereof not being credited for purposes of this clause (a) to another line item, or any other Other Funds) and/or (b) either of the Budgets is not In Balance (as defined below), then no further Advances or “Advances” (as defined in the Building Loan Agreement) shall be made until Borrower either (i) deposits the amount of such deficiency (the “Completion Deposit”) with Agent, in cash, or by means of other security in form, substance and amount reasonably satisfactory to Agent, (ii) to the extent permitted under Section 3.03 hereof and Section 3.03 of the Building Loan Agreement, allocates a portion of an applicable Project Loan Contingency or “Building Loan Contingency” (as defined in the Building Loan Agreement) to such insufficiency, and/or (iii) to the extent permitted under Section 7.11 hereof and Section 7.11 of the Building Loan Agreement, reallocates cost savings within the applicable Budget to offset such deficiency in accordance with the terms of this Agreement and the Building Loan Agreement.  “In Balance” shall mean that the sum of (1) the applicable Maximum Amount plus (2) all amounts in the Collection Accounts attributable to a Permitted Lease whose demised premises are in the applicable Units, and (3) the balance of any monies in any Completion Deposit, Borrower LC Deposit or “Completion Deposit” or “Borrower

LC Deposit” (as such terms are defined in the Building Loan Agreement), previously made with respect to the applicable Budget, is sufficient to meet all remaining Building Loan Costs and Project Loan Costs shown in the applicable Budget (subject to Section 4.02(e)(9) hereof).  Portions of any Completion Deposit or any “Completion Deposit” (as defined in the Building Loan Agreement) (including, in each case, any interest earned thereon) held by Agent with respect to either Budget shall be applied to Project Loan Costs or Building Loan Costs simultaneously with the making of the immediately succeeding Advance as Other Funds, but only upon satisfaction of the terms applicable to the making of Advances set forth in this Agreement and in the other Project Loan Documents (if such Advance relates to Project Loan Costs) or the terms applicable to the making of advances set forth in the Building Loan Agreement and the other Building Loan Documents (if such advance relates to Building Loan Costs) (but no such release or application shall be deemed to be an Advance of Project Loan proceeds hereunder or Building Loan proceeds under the Building Loan Agreement).  Any Completion Deposit shall (A) be held by Agent in an interest-bearing account pursuant to a pledge and assignment agreement in form and substance reasonably satisfactory to Agent, which agreement Borrower shall execute and deliver to Agent simultaneously with the delivery of the first monies constituting a part of such deposit and (B) constitute (together with the interest earned thereon) additional collateral for the Project Loan and Building Loan.  Notwithstanding any of the foregoing, during the continuance of an Event of Default, Agent may apply Completion Deposits in such manner as Agent shall determine.

SECTION 3.07                                            Quality of Work.  (a)  No Advance or any portion thereof shall be made with respect to defective work, work that is not in substantial compliance with the Plans and Specifications or in compliance with the Public Project Agreements or work which does not comply with all Legal Requirements applicable to the construction of the Project, each as reasonably determined by the Construction Consultant and Agent.  Lenders shall, subject to compliance by Borrower with all other applicable requirements of this Agreement, advance on the date of the next Advance the remainder of any such Advance or portion thereof previously not disbursed under this Section after Construction Consultant notifies Agent that the unsatisfactory work has been corrected.

(b)                                 The making of an Advance by Lenders shall not constitute any Lender’s or Agent’s approval or acceptance of the construction theretofore completed or a waiver of any of the conditions to Lenders’ obligation to make future Advances, nor in the event that Borrower is unable to satisfy any such condition, shall any such failure to require that such condition be satisfied have the effect of precluding Agent from thereafter requiring that such condition be satisfied and refusing to make an Advance.  Agent’s or Construction Consultant’s inspection and approval of the Plans and Specifications, the construction of the Project, or the workmanship and materials used therein, shall impose no liability of any kind on Lenders, Agent or Construction Consultant, the sole obligation of Lenders as the result of such inspection and approval being to make the Advances if, and to the extent, required by this Agreement.

SECTION 3.08                                            Initial Required Equity Funds; Net Proceeds; Net Award or Proceeds.  (a) All Initial Required Equity Funds shall have been expended before any Advances of the Project Loan shall be made.  All Net Proceeds and Net Award or Proceeds, if any, that are held by Agent and made available to Borrower pursuant to Section 2.05(m) or Section 2.06, as applicable, of the Project Loan Mortgage, shall have been expended before any additional Advances of the Project Loan shall be made.

(b)                                 Notwithstanding anything to the contrary in Section 3.08(a), if there is an “overbudgeted” line item in the NYTC Units Budget pursuant to clause (A), (B) or (C) of the first sentence of Section 7.11(d) prior to the contribution of all of the Initial Required Equity Funds, the Initial Required Equity Funds and the Maximum Amount-NYTC shall each be reduced by the amount of such cost savings.

SECTION 3.09                                            Payment of Indebtedness.  On the Maturity Date the entire Indebtedness shall be due and payable.

SECTION 3.10                                            Payment of Interest.  (a) Subject to paragraph (b) of this Section 3.10, the Outstanding Principal shall bear interest at the Interest Rate until the Maturity Date.  Interest on the Outstanding Principal shall (subject to Section 3.15 hereof) be due and payable in arrears on the first Business Day of each calendar month.

(b)                                 The Outstanding Principal, and any interest (but not any interest not paid when due because Agent and/or Lenders do not comply with Section 5.03(b) hereof), fee or other amount payable hereunder or under any other Project Loan Document that is not paid when due (after giving effect to any applicable grace period expressly referred to herein or therein), shall bear interest from the due date thereof (without giving effect to any such grace period) until paid at the Default Rate.  During the continuance of an Event of Default, the Outstanding Principal and any interest, fee or other amount payable hereunder or under any other Project Loan Document shall bear interest at the Default Rate.

SECTION 3.11                                            Late Charge.  Any and all amounts due hereunder or under the other Project Loan Documents (other than the Outstanding Principal due on the Maturity Date) which remain unpaid more than five (5) days after the date said amount was due and payable shall incur a fee (the “Late Charge”) of five percent (5.00%) of said amount, payable on demand, which shall be in addition to all of Agent’s other rights and remedies under the Project Loan Documents.

SECTION 3.12                                            Prepayment.  (a)  In addition to prepayments made in accordance with the Project Loan Mortgage or Sections 7.05, 7.46 and 7.51 hereof, the then Outstanding Principal may be prepaid at any time, in whole or in part, upon not less than five (5) Business Days’ prior notice to Agent (but if in part, in the principal amount of $1,000,000 or any whole number multiple thereof) on any Business Day (other than the day immediately following Thanksgiving Day or Good Friday); provided, however, that Borrower shall pay at the time of any such prepayment (x) all accrued and unpaid interest on the principal portion of the Project Loan being prepaid and (y) all “breakage” costs actually incurred by Lenders as a result of such prepayment (“Breakage Costs”), including, without limitation, any expenses incurred as a result of any termination of any applicable interest rate management contracts or “hedge agreements” entered into by any Lender.  A certificate of Agent setting forth the amount of Breakage Costs which Lenders are entitled to receive shall be binding and conclusive, absent manifest error.  Any payment of the Outstanding Principal made during the continuation of an Event of Default must include any Breakage Costs.

(b)                                 Prepayments made in accordance with the Project Loan Mortgage or Sections 7.05, 7.46 and 7.51 hereof shall, at Borrower’s (or the applicable Member’s) option, (i) be immediately used to prepay the Loans or (ii) pursuant to an agreement between Borrower (or the applicable Member) and Agent reasonably satisfactory to Agent, be held by Agent in an interest bearing account as additional collateral for the Building Loan and the Project Loan until a date selected by Borrower (or the applicable Member) that is not later than the first Business Day of the next succeeding calendar month (and Borrower (or the applicable Member) shall also deposit with Agent interest on the Loans that will accrue through such date), on which date such amounts (plus any interest earned thereon) shall be applied to prepay the Loans.  The proviso clause of the first sentence of Section 3.12(a) above shall apply to all prepayments pursuant to the preceding sentence.

(c)                                  Borrower shall have no right to receive Advances of amounts repaid under this Agreement.

SECTION 3.13                                            Increased Costs.  (a)  If, during the term of the Project Loan, there shall be any increase in the cost to any Lender of maintaining the LIBOR Rate (including, but not limited to, a reserve requirement), or a reduction on the amounts received or receivable under the Project Loan Notes, due to either (i) the introduction of or any change in the judicial or regulatory interpretation of any law or regulation or (ii) the compliance with any new guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), and provided that such change or new guideline or request generally affects similarly situated banks, financial institutions or any other applicable type of entity, then Borrower shall from time to time pay to Agent additional amounts sufficient to compensate such Lender for such increased cost.  A certificate as to the amount of such increased cost, explaining the reason for and showing the calculation of such increased cost, all in reasonable detail, submitted to Borrower by Agent or any Lender, shall be conclusive and binding for all purposes, absent manifest error.

(b)                                 If Agent reasonably determines that compliance with any new law or regulation or any new guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling any Lender and that the amount of such capital is increased by or based upon the existence of the Project Loan Notes, and provided that such change or new guideline or request generally affects similarly situated banks, financial institutions or any other applicable type of entity, then Borrower shall pay to Agent or any such Lender, from time to time as specified by Agent or any such Lender, additional actual amounts sufficient to compensate each Lender or such Person in the light of such circumstances.  A certificate as to such amounts, explaining the reason for and showing the calculation of such amounts, all in reasonable detail, submitted to Borrower by Agent or any Lender, shall be conclusive and binding for all purposes, absent manifest error.

(c)                                  Agent shall endeavor to give Borrower notice of any event giving rise to a payment under this Section reasonably promptly upon it being made aware of such event.

(d)                                 If a Lender incurs increased costs pursuant to Section 3.13(a) hereof, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its interest in the Loan or to assign its interest in the Loan to another of its offices, branches or affiliates if, in such Lender’s judgment, such designation or assignment (i) would eliminate or reduce such increased costs or any future increased costs and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any respect.

(e)                                  The provisions of this Section 3.13 shall survive the termination of this Agreement and the payment of all amounts payable under the Project Loan Notes or the other Project Loan Documents.

SECTION 3.14                                            Illegality and Inability to Determine.  (a)  Notwithstanding any other provision of this Agreement or the Project Loan Notes, if at any time after the date hereof Agent shall notify Borrower that (i) Agent is unable to determine the LIBOR Rate, (ii) the making or continuance of a LIBOR Rate loan has been made (x) unlawful by law or governmental rule, regulation or order, (y) impossible by compliance by any Lender with any new governmental request (whether or not having the force of law) or any change in the judicial or regulatory interpretation of any law or regulation, or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market, or (iii) due to circumstances affecting the LIBOR Rate market generally, the LIBOR Rate will not adequately reflect the cost to Lenders of maintaining such LIBOR Rate in effect, then the Interest Rate in effect for the Outstanding Principal shall automatically convert to the Base Rate plus one percent (1%) and the Default Rate in effect on the Outstanding Principal shall automatically convert to the Base Rate plus six percent (6%); unless, in the case of clause (iii), within five (5) Business Days of notice from Agent thereof, Borrower pays the difference in cost to Lenders of maintaining such LIBOR Rate in effect.

(b)                                 If the circumstance described in subparagraph (a) is eliminated, the Interest Rate shall automatically convert back to the LIBOR Rate.

SECTION 3.15                                            Payments and Computations.  (a)  All payments due under the Project Loan Documents shall be received by Agent not later than 2:00 P.M. (New York City time) on the day when due in U.S. dollars to Agent to the account specified in the Project Loan Notes.  Any payment received by Agent after 2:00 P.M. (New York City time) shall be deemed to have been made on the next succeeding Business Day.  Any payment due under any Project Loan Document which is timely paid to Agent shall be deemed, as between the Person making such payment and Lenders, to have been timely paid.

(b)                                 All computations of interest shall be made by Agent on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable.  Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)                                  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the immediately succeeding Business Day.

SECTION 3.16                                            Net Payment; Taxes.  (a)  All payments to Lenders under any Project Loan Document shall be made without any set-off, defense or counterclaim, and free and clear of, and without deduction for any withholdings or on account of, any present or future income, excise and other taxes of whatever nature (other than taxes generally assessed on income or receipts of any Lender or any franchise taxes imposed upon any Lender), or any levies, imposts, duties, charges or fees of any nature now or hereafter imposed by any Governmental Authority, and all interest, penalties or other liabilities with respect thereto (collectively, “Taxes”).  If any Borrower Entity is compelled by law to make any such deductions or withholdings, Borrower shall (or shall cause such other Borrower Entity to) pay such additional amounts as may be necessary in order that the net amount received by Lenders after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount each Lender would have received had no such deductions or withholdings been made, and Borrower shall (or shall cause such other Borrower Entity to) promptly provide Agent with evidence satisfactory to Agent that it has paid such deductions or withholdings.  Moreover, if any Taxes are directly assessed against any Lender, such Lender may pay such Taxes and Borrower shall pay such additional amount as may be necessary in order that the net amount received by such Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender would have received had no such Taxes been assessed.

(b)                                 Borrower will indemnify Lenders for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts paid or payable under this Section 3.16 paid by Lenders and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto).  Payments pursuant to this Section 3.16 shall be made within ten (10) days after the date Agent makes written demand therefor.

(c)                                  For purposes of this Section 3.16, the term “Lender” shall include any Person who, for purposes of the relevant laws imposing any Taxes, is treated as a successor or assign in interest of all or any portion of an interest in any Project Loan Document, whether such Person is an assignee or a Participant and whether or not such

Person is a registered assignee and shall also include Agent and GMACCM in their respective capacities hereunder; provided, however, that if such Person is a Participant, such Person shall only be entitled to receive payments under this Section 3.16, and Borrower shall only be obligated to make payments under this Section 3.16 with respect to such Participant, to the extent that the Taxes assessed against, or paid by, such Participant do not exceed the Taxes that would have been assessed against, or paid by, the Lender from whom such Participant acquired (whether directly or indirectly) such interest.

(d)                                 The agreements and obligations contained in this Section 3.16 shall survive the termination of this Agreement and the payment of all amounts payable under the Project Loan Notes or the other Project Loan Documents.

(e)                                  (i)                                     Each Non-US Lender shall deliver to Borrower and Agent, on or prior to the date of the applicable Assignment and Acceptance Agreement pursuant to which it becomes a Lender, (A) two original copies of Internal Revenue Service Form W8-ECI or Form W-8BEN (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Code to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payment to such Lender of principal, interest, fees or other amounts payable under any of the Project Loan Documents or (B) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Code and cannot deliver either Internal Revenue Service Form W8-ECI or Form W-8BEN pursuant to clause (A) above, a Certificate of Non-Bank Status, together with two original copies of Internal Revenue Service Form W-8 (or any successor form), all properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Code to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payment to such Lender of interest payable under any of the Project Loan Documents.

(ii)                                  Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to clause (i) of subsection 3.16(e) above hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (A) deliver to Borrower two new original copies of Internal Revenue Service Form W8-ECI or Form W-8BEN (or any successor forms) or a Certificate of Non-Bank Status and two original copies of Internal Revenue Service Form W-8 (or any successor form), as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Project Loan Documents or (B) notify Borrower of its inability to deliver any such forms, certificates or other evidence.

(iii)                               No Borrower Entity shall be required to pay any additional amount to any Non-US Lender under Section 3.16(a) hereof if such Lender shall have failed to satisfy the requirements of subsection (i) or (ii)(A) of Section 3.16(e) above; provided that if such Lender shall have satisfied the requirements of subsection (i) of Section 3.16(e) on the date of the Assignment and Acceptance Agreement pursuant to which it became a Lender, nothing in this Section 3.16(e)(iii) shall relieve any Borrower Entity of its obligation to pay any additional amounts pursuant to Section 3.16(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in Section 3.16(e)(i).

SECTION 3.17                                            Distribution to Lenders.  (a)  In the event Agent receives current funds, in payment of principal, interest or any other sums due hereunder of which Lenders are entitled to a share, on or prior to 2:00 P.M. (New York City time) on any Business Day, then, on such date, Agent will notify Lenders of the same and will distribute like funds by wire transfer of immediately available funds to each Lender ratably to such accounts at such places as have been designated by the respective Lenders in writing from time to time.  If such funds are received after 2:00 P.M. (New York City time) on any Business Day, then Agent shall distribute such funds no later than the next succeeding Business Day.  Upon Agent’s receipt of any other amounts payable by Borrower or any other Person for items other than principal, interest or any other sums due under the Project Loan Documents of which Lenders are entitled to a share pursuant to the terms of any Project Loan Document or any Assignment and Acceptance Agreement, Agent shall cause the payment to be applied in accordance with this Agreement, the other Project Loan Documents and such Assignment and Acceptance Agreement.

(b)                                 If any Lender shall obtain any payment (whether voluntary or involuntary, through the exercise of any right of set-off, or otherwise) on account of the amounts owing to it in excess of its ratable share of payments on account of amounts obtained by all Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the amounts owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this

Section 3.17(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

SECTION 3.18                                            Balloon Payment.  Borrower understands and acknowledges that this Agreement and the other Project Loan Documents do not provide for any required amortization of the Project Loan and therefore, at the Maturity Date, a balloon payment of the Outstanding Principal will be required, along with payment in full of other sums due hereunder and under the other Project Loan Documents.

SECTION 3.19                                            Extensions.  (a)  Borrower shall have two (2) options to extend the term of the Loans (but not the term of only the Project Loan or only the Building Loan) for six (6) months each upon the satisfaction of the following terms and conditions:

(i)                                     not less than sixty (60) days before the Maturity Date, Borrower shall have given Agent notice of its election to extend the term of the Loans pursuant to this Section 3.19(a) and Section 3.19(a) of the Building Loan Agreement (the date on which such notice shall be given being hereinafter referred to as the “Extension Option Exercise Date”);

(ii)                                  on the Extension Option Exercise Date and through and including the Maturity Date, no monetary Event of Default shall exist;

(iii)                               Borrower shall pay the Extension Fee on or before the Maturity Date;

(iv)                              Core and Shell Completion shall have been achieved by the date which is fifteen (15) days prior to the Maturity Date (the “Measuring Date”) and a temporary certificate of occupancy (which may be a zero occupancy or core and shell certificate of occupancy) shall have been issued for the Project on or before the Measuring Date;

(v)                                 as of the Measuring Date, the Pro Forma Debt Service Coverage Ratio (calculated after giving effect to the payment made pursuant to clause (6) of Section 7.46(a) hereof) shall be equal to or greater than 1.30:1.0, provided that, for purposes of this clause (vi), only Approved Leases with respect to which Rents are being paid as of the Measuring Date shall be included for purposes of calculating Pro Forma Operating Income;

(vi)                              the NYTC Units Redemption shall have occurred on or before the Measuring Date; and

(vii)                           the ratio, expressed as a percentage, of the Remaining Loan Amount as of the Maturity Date to the Appraised Value (as shown in a new appraisal by the appraiser that performed the Appraisal or any other “MAI” appraiser selected by Agent or an update to the Appraisal, in either case dated as of a date no earlier than sixty (60) days prior to the Measuring Date) shall be equal to or less than fifty-five percent (55%).

If the conditions under this Section 3.19(a) are met, then the reference to the Original Maturity Date in the definition of Maturity Date (or such later date that has replaced the Original Maturity Date in said definition as a result of the application of the last sentence of Section 3.19(b) hereof) shall be deemed deleted and replaced with a reference to a date that is the six-month anniversary of the Original Maturity Date (or such later date) (in the case of the first option) (such date, the “First Extended Maturity Date”) or the date that is the six-month anniversary of the First Extended Maturity Date (or such later date that has replaced the First Extended Maturity Date in said definition as a result of the application of the last sentence of Section 3.19(b) hereof)(in the case of the second option) (the “Second Extended Maturity Date”).  Such extension shall be on the same terms and conditions contained in this Agreement except (x) to the extent expressly provided to the contrary herein, and (y) if the first extension has occurred, Borrower shall only have the right to one (1) remaining six-month extension pursuant to this Section 3.19(a) and if the second extension has occurred, Borrower shall have no further right to extend the term of the Loans pursuant to this Section 3.19(a).

(b)                                 Force Majeure Extension.  Borrower shall have one or more options to extend the term of the Loans (but not the term of only the Project Loan or only the Building Loan) if a Force Majeure Event shall have occurred and if the following terms and conditions are satisfied:  (i) not more than five (5) Business Days after Borrower becomes aware of the occurrence of a Force Majeure Event, Borrower shall have given Agent notice of the occurrence of such Force Majeure Event and a notice of its election to extend the term of the Loans pursuant to this Section 3.19(b) and Section 3.19(b) of the Building Loan Agreement (the date on which such notice shall be given being hereinafter referred to as the “Force Majeure Extension Option Exercise Date”); (ii) in the reasonable judgment of Agent, such Force Majeure Event will delay Final Completion of the Project beyond the Maturity Date; (iii) in the reasonable judgment of Agent, Borrower shall have taken all steps commercially reasonable to mitigate the effects of such Force Majeure Event; (iv) on the Force Majeure Extension Option Date, no Noticed Default or Event of Default shall exist under any Loan Document; (v) Borrower shall have provided to Agent evidence of the continuation of the Policies and the payment of any premiums then due therefor; (vi) appropriate extensions, to the extent required to keep such document in full force and effect and free from any default, shall have been granted under the Public Project Agreements and for a period of time at least equal to the Force Majeure Extension Period; (vii) Borrower shall have provided to Agent evidence of the continuation of the Initial Advance Interest Rate Cap through the extended Maturity Date on terms and conditions reasonably satisfactory to Agent, to the extent Borrower was required to purchase the Initial Advance Interest Rate Cap in accordance with the terms hereof, or, if no Initial Advance Interest Rate Cap was so required, Borrower and Agent shall have entered into a written agreement reasonably satisfactory to Agent with respect to interest rate protection during the Force Majeure Extension Period (provided that if, in Agent’s discretion, the cost of any interest rate protection required by this clause (vii) is prohibitive, Borrower may deposit with or deliver to Agent other security in lieu thereof satisfactory to Agent); and (viii) each

Guarantor shall acknowledge and confirm to Agent, on or prior to the Maturity Date, the exercise of the extension period by Borrower.  The period of the extension option under this Section 3.19(b) shall be determined by Agent in its reasonable judgment and shall be equal to the number of days by which Substantial Completion has been or is reasonably expected to be delayed due to such Force Majeure Event, assuming that Borrower and the General Contractor take all steps commercially reasonable to mitigate the effects of such Force Majeure Event; provided, however, that (x) in no event shall all extensions pursuant to this Section 3.19(b) be more than 180 days in the aggregate (the period of such extensions being hereinafter collectively referred to as the “Force Majeure Extension Period”) and (y) any such extension shall in all events end if, and as of the date that, Borrower is not in compliance with the immediately succeeding sentence.  If a Force Majeure Event shall have occurred, Borrower shall (1) periodically (at least once every two weeks) advise Agent of the status of such Force Majeure Event and its effect on completion of the Project and (2) take all steps, and cause the General Contractor to take all steps, commercially reasonable to mitigate the effects of such Force Majeure Event.  If the Maturity Date is extended in accordance with this Section 3.19(b), all references to the Original Maturity Date, the First Extended Maturity Date, or the Second Extended Maturity Date shall be interpreted so that such references are to such date, as extended by the applicable Force Majeure Extension Period.

(c)                                  Borrower shall pay at the time of and as a condition to the extension of the term of the Project Loan described in Sections 3.19(a) and (b) above, (i) all reasonable, third-party out-of-pocket fees and expenses of Agent in preparing, executing, delivering, or recording any documents or instruments related to such extension, and (ii) all reasonable, third-party out-of-pocket fees and expenses of Agent in connection with any title company searches and insurance which Agent may reasonably then require.

(d)                                 Without Agent’s prior reasonable consent, Borrower shall not consent to an extension for an “Excusable Delay” under Section 11.7 of the Guaranteed Maximum Price Contract unless (i) such “Excusable Delay” is a Force Majeure Event and (ii) the conditions set forth in clauses (i)-(viii) of Section 3.19(b) hereof have been satisfied.

SECTION 3.20                                            Reallocations.  Agent and Borrower acknowledge and confirm that NYTC Member has the right to dispute any Draw Request (including if made after the NYTC Units Redemption) and the allocation of costs to the Units shown in any Draw Request, as and to the extent set forth in the Operating Agreement.  (Notwithstanding the foregoing or the further provisions of this Section 3.20, no such dispute shall abrogate, nullify or modify any Draw Request or any portion thereof.)  Agent and Borrower further acknowledge that, following the resolution by agreement between the Members of any such dispute (which agreement or determination Borrower, the Members, and Agent shall accept as final and binding), Borrower shall reallocate Building Loan Costs and Project Loan Costs between the FC Units and the NYTC Units as necessary to reflect the resolution or arbitration of the issues in dispute, and the next Draw Request shall reflect such re-allocations.  More particularly, Borrower and Agent agree that if any costs were (or are) initially allocated to the FC Units or the NYTC Units

(such Units, the “Overfunding Unit”) and then are re-allocated to the other Units (such Units, the “Underfunding Unit”), the Building Loan Costs and Project Loan Costs allocated to the Overfunding Unit shall be decreased by all such amounts which are so re-allocated, together with interest thereon as provided herein from the date on which such cost was (or is) paid by an Advance, until the date on which each such cost is re-allocated to the Underfunding Units, and the Building Loan Costs and Project Loan Costs of the Underfunding Units shall be likewise increased.  In such event, at the next Draw Request, the Maximum Amount covering the Overfunding Unit shall be retroactively increased to reflect the reallocated items of Building Loan Costs and Project Loan Costs, together with interest at the Interest Rate from the date of the Advance for such item, and the outstanding balance of the Maximum Amount covering the Underfunding Units shall be retroactively decreased to reflect such reallocated items of Building Loan Costs and Project Loan Costs, together with interest at the Interest Rate.  Corresponding adjustments shall be made in the applicable Budgets.  In addition, if the Overfunding Unit had funded such amount not through an Advance but through a capital contribution or out of other funds, then a reallocation shall be made to reflect such amount in the applicable Budgets.

ARTICLE 4

CONDITIONS PRECEDENT TO PROJECT LOAN
CLOSING AND DISBURSEMENT OF LOAN PROCEEDS

SECTION 4.01                                            Conditions of Project Loan Closing.  The obligation of Agent to execute and deliver on the Closing Date the Loan Documents to which it is a party shall be subject to the following conditions precedent, unless any such condition precedent is waived by Agent in its sole discretion (and Agent hereby agrees that its execution and delivery of this Agreement constitutes an acknowledgment that all such conditions precedent have been satisfied or waived as a condition precedent to the closing hereunder):

(a)                                  Payment of Fees.  Borrower shall have paid all fees described in the Commitment Letter as being payable on or before the closing of the Project Loan and all other fees and expenses required by this Agreement, the Side Letter re: Fees or any other Project Loan Document to be paid on the Closing Date including, without limitation, the Administration Fee allocable to the period of time from the Closing Date through the end of the calendar month on which the Closing Date occurs.

(b)                                 Required Equity Funds.  Borrower shall have furnished Agent with evidence in form and content satisfactory to Agent of the Initial Required Equity Funds contributed as of the date immediately preceding the date hereof, which Initial Required Equity Funds are set forth on Schedule 1 hereto, and that the Loan Amount plus all Initial Required Equity Funds will be sufficient to cover all Building Loan Costs and Project Loan Costs reasonably anticipated to be incurred, as set forth in the Budgets.

(c)                                  Project Loan Documents.  The Project Loan Documents listed in Article 2 hereof, in form and substance satisfactory to Agent, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, and Agent shall have received the originals thereof.

(d)                                 Guaranteed Maximum Price Contract.  The Guaranteed Maximum Price Contract, together with that Guarantee of Performance dated as of February 5, 2004 by the GMP Guarantor in favor of Borrower (the “GMP Guaranty”), each of which shall be in form and substance satisfactory to Agent, shall have been duly executed and delivered by the parties thereto, shall be in full force and effect and Agent shall have received a certified copy thereof.  The General Contractor shall have duly executed and delivered to Agent a consent to the collateral assignment of the Guaranteed Maximum Price Contract and the GMP Guarantor shall have duly executed and delivered to Agent a consent to the collateral assignment of the GMP Guaranty, in form and substance satisfactory to Agent.

(e)                                  Architect’s Contract.  The Architect’s Contract, in form and substance satisfactory to Agent, shall have been duly executed and delivered by the parties thereto, shall be in full force and effect and Agent shall have received a certified copy thereof.  Borrower’s Architects shall have duly executed and delivered to Agent a consent to the collateral assignment of the Architect’s Contract, in form and substance satisfactory to Agent.

(f)                                    Leasing Agent Agreement.  If any Leasing Agent Agreement shall have been executed, (a) such Leasing Agent Agreement shall be in form and substance satisfactory to Agent, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, (b) Agent shall have received a certified copy thereof and (c) if requested by Agent, the leasing agent thereunder shall have duly executed and delivered to Agent a consent to the collateral assignment of such Leasing Agent Agreement, in form and substance satisfactory to Agent.

(g)                                 Managing Agent Agreement.  If any Managing Agent Agreement shall have been executed by Borrower or any Member, (a) such Managing Agent Agreement shall be in form and substance satisfactory to Agent, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, (b) Agent shall have received a certified copy thereof and (c) the managing agent thereunder shall have duly executed and delivered to Agent a consent to the collateral assignment of such Managing Agent Agreement, in form and substance satisfactory to Agent.

(h)                                 Other Material Contracts.  Borrower shall have delivered to Agent true, correct and complete photocopies of all other Material Contracts in effect as of the date hereof, certified by Borrower or such other Borrower Entity which is a party thereto, and at Agent’s option, a consent to the collateral assignment of such contracts.

(i)                                     Deliveries.  The following items or documents shall have been delivered to Agent, each of which shall be in form and substance satisfactory to Agent:

(1)                                  Plans and Specifications.  Two (2) complete sets of the Plans and Specifications, including each Change Order (regardless of whether the amount of such Change Order and/or any extension of time with respect thereto has been agreed to and regardless of whether work on such Change Order has commenced), certified by Borrower;

(2)                                  Title Insurance Policy.  A marked commitment to issue a paid mortgagee title insurance policy (the “Title Insurance Policy”) from the Title Insurance Companies, which marked commitment shall be subject only to the Permitted Exceptions, shall insure the Project Loan Mortgage as a valid first lien on the applicable Mortgaged Property and shall be in the amount of the Project Loan Amount (subject to any pending disbursements clause) and shall contain such coverages, endorsements, re-insurance and co-insurance as the Agent may require;

(3)                                  Other Insurance.  The original of all Policies which shall be in form and content acceptable to Agent and an insurance consultant acceptable to Agent and evidence from insurance companies acceptable to Agent indicating that Borrower’s Architects, General Contractor and all other Major Contractors and Major Subcontractors are covered by professional liability insurance or other liability insurance, as applicable, as required by the applicable contract;

(4)                                  Equity Contribution.  All of the Equity Contribution Documents, certified by FC Member and NYTC Member;

(5)                                  Extension Loan.  If NYTC Guarantor does not have an Acceptable Rating as of the Closing Date, cash or a letter of credit in an amount and (in the case of a letter of credit) in the form and containing such provisions as are acceptable to Agent, as security for the Extension Loan;

(6)                                  Labor Agreement.  An executed and delivered “no strikes” agreement between Borrower and the Building & Construction Trade Council of Greater New York (the “No Strikes Agreement”) in form and substance satisfactory to Agent;

(7)                                  Environmental Report.  A Phase I environmental site assessment prepared by an environmental consulting or engineering firm acceptable to Agent upon which Agent is expressly entitled to rely, a “close-out” letter relating to asbestos abatement upon which Agent is expressly entitled to rely, and if requested by Agent, a Phase II environmental site assessment, indicating in each case a condition of the

Premises in all respects satisfactory to Agent, and upon which Agent is expressly entitled to rely;

(8)                                  Survey.  The Survey;

(9)                                  Submarket Analysis.  A submarket analysis, including, without limitation, potential new construction, rents, expenses and absorption underwritten by Agent in form and substance satisfactory to Agent;

(10)                            Geotechnical Updates.  A geotechnical report from an engineering company satisfactory to Agent, which report shall indicate a condition of the Premises in all respects satisfactory to Agent, and upon which report Agent is expressly entitled to rely;

(11)                            Governmental Approvals and Third Party Approvals.  All Governmental Approvals and all other third party consents and approvals necessary for the valid execution, delivery and performance by any Borrower Entity of this Agreement or the other Project Loan Documents and for the construction of the Project as contemplated by the Plans and Specifications, including, without limitation, a building permit to the extent then required by applicable law;

(12)                            Architect’s Statement and General Contractor’s Certificate.  A statement from Lead Architect (the “Architect’s Certificate”) and a certificate from the General Contractor (the “General Contractor’s Certificate”) in the forms attached hereto as Exhibits I and J, respectively or in such other forms as may be acceptable to Agent;

(13)                            Leases.  Copies of all Leases, if any, each certified by Borrower or the applicable Member, as applicable, and each satisfactory to Agent; Non-Disturbance Agreements between Agent and the tenants under such Leases to the extent required by Section 7.14(b) hereof (with such changes thereto as may be reasonably approved by Agent) or in such other form as may be reasonably approved by Agent; estoppel certificates from the tenants under such Leases, in the form attached hereto as Exhibit K; a New York Real Property Law Section 291-f notice (a “Section 291-f Notice”) with respect to each Lease; and an executed acknowledgment from each tenant under such Leases relating to the payment of rent and security deposits to the applicable Collection Accounts and Security Deposits Account and the use of an expedited check clearing process;

(14)                            Organizational Documents.  Copies of all organizational documentation related to the Borrower Entities and such other entities as Agent shall request and/or their formation, structure, existence, good standing and/or qualification to do business, as Agent may request, including such resolutions and/or consents and incumbency certificates as may be requested by Agent, certified in each case by the applicable Borrower Entity;

(15)                            Ownership Structure Chart.  A chart showing all direct and indirect ownership interests in Borrower and the Members (but not including any direct or indirect ownership interests in either Guarantor provided that the shares of such Guarantor are listed on a nationally recognized exchange), to the extent required by Agent, in form and substance acceptable to Agent and certified by Borrower or the applicable Member, as true, complete and correct in all respects as of the Closing Date;

(16)                            Budgets.  The Budgets, certified by Borrower;

(17)                            Searches.  To the extent required by Agent, current tax lien, pending litigation, bankruptcy, judgment lien and Uniform Commercial Code searches against each Borrower Entity and such other entities as Agent shall request, in such jurisdictions and offices as Agent shall designate, dated not earlier than 30 days before the Closing Date.  Such searches shall not have revealed any lien, litigation, bankruptcy or filing against any such entities other than those acceptable to Agent; and

(18)                            Plan and Cost Review.  A plan and cost review prepared by Construction Consultant and acceptable to Agent.

(j)                                     Legal Opinions.  Agent shall have received opinions addressed to Agent in form and substance satisfactory to Agent and Agent’s counsel from counsel satisfactory to Agent as to such matters (including, without limitation, zoning matters, the Guaranteed Maximum Price Contract and the GMP Guaranty) as Agent shall request.

(k)                                  Union Labor.  Agent shall have received evidence satisfactory to it (and Agent acknowledges that the execution by General Contractor of the General Contractor’s Certificate shall be satisfactory evidence) that all work performed in connection with the construction of the Project has been performed in accordance with the provisions of Section 7.37 hereof.

(l)                                     Notices.  All notices required by any Governmental Authority or by any applicable Legal Requirements to be filed prior to the date of this Agreement in connection with the Project or the Project Loan shall have been filed.

(m)                               Appraisal.  An appraisal satisfactory to Agent prepared by an appraiser satisfactory to Agent (an “Appraisal”).

(n)                                 Performance; No Default.  Each Borrower Entity shall have performed and complied with all terms and conditions of the Project Loan Documents to which each is a party required to be performed or complied with by it at or prior to the

Closing Date, and on the Closing Date, there shall exist no Default or Event of Default hereunder.

(o)                                 Representations and Warranties.  The representations and warranties made by the Borrower Entities in the Project Loan Documents or otherwise made by or on behalf of such Borrower Entities in connection therewith shall be true and correct in all material respects on the Closing Date.

(p)                                 Proceedings.  All proceedings in connection with the transactions contemplated by this Agreement and the other Project Loan Documents shall be satisfactory to Agent and Agent’s counsel, and Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as Agent and Agent’s counsel may require.

(q)                                 [INTENTIONALLY OMITTED]

(r)                                    Building Loan.  All entities (other than Agent) required to execute or deliver any document in connection with the Building Loan shall have simultaneously executed and/or delivered such documents and all conditions precedent to the Project Loan set forth in Section 4.01 of the Building Loan Agreement shall have been fulfilled (or waived by Agent in its sole discretion).

(s)                                  ADA Compliance.  Borrower shall have furnished evidence satisfactory to Agent that the Improvements, when constructed, will comply in all respects with the Americans with Disabilities Act of 1990, all state and local laws and ordinances relating to handicapped access and all rules, regulations and orders issued pursuant thereto, including, without limitation, a report on the Americans with Disabilities Accessibility Guidelines for Buildings and Facilities (and Agent acknowledges that the execution by the Lead Architect of the Architect’s Certificate shall be satisfactory evidence thereof).

(t)                                    Construction Consultant’s Report.  Agent shall have received a written report from the Construction Consultant, in form and substance satisfactory to Agent, relating to the construction of the Project performed prior to the Closing Date, including, without limitation, a report on the percentage of completion which has been achieved as of the Closing Date for each of the Units.

(u)                                 Schedules.  Borrower shall have delivered to Agent the Construction Schedule and the Disbursement Schedule, each certified by Borrower, and each such schedule shall be satisfactory to Agent and Construction Consultant.

(v)                                 [INTENTIONALLY OMITTED]

(w)                               Tri-Party Agreement and Estoppel Letters.  (i) Borrower shall have delivered that certain Tri-Party Agreement by and among Ground Lessor, Borrower, the Members and Agent, for itself and on behalf of Lenders (“Tri-Party Agreement”) with respect to the Ground Lease and the Severance Subleases, in form and substance acceptable to Agent, and (ii) an estoppel letter in form and substance acceptable to Agent from (1) the New York City Transit Authority with respect to the Subway Agreement (the “Subway Agreement Estoppel Letter”), and (2) from ESDC, Ground Lessor and the City of New York with respect to the Site 8 Project Agreement, the Land Acquisition Agreement and the Subway Agreement (the “Public Project Agreements Estoppel Letter”), each in form and substance acceptable to Agent.

(x)                                   Closing Statement.  Borrower and Agent shall have executed and delivered a closing statement setting forth, in reasonable detail, the sources and uses of funds as of the Closing Date.

(y)                                 Zoning; Transfer Tax Rulings, etc.  Borrower shall have delivered to Agent evidence satisfactory to Agent that (i) all zoning approvals required for the construction of the Project have been obtained and (ii) Borrower has complied with all requirements of the Subway Agreement to the extent required as of such date.  Borrower shall have delivered to Agent rulings, in form and substance satisfactory to Agent, from the City and State of New York, with respect to the future exemption from transfer taxes of the redemption by each Member of its Units.

(z)                                   Approvals.  Borrower shall have delivered a letter or other acknowledgment in form and substance satisfactory to Agent (i) from ING Member and FC 41st Street that the Loans are an “Acceptable Construction Loan” for purposes of the FC Operating Agreement and (ii) from ING Member approving the Equity Contribution and waiving its right to contest any Draw Request.

(aa)                            Other Documents.  Borrower shall have delivered such other documents and certificates as Agent or its counsel may reasonably require.

SECTION 4.02                                            Conditions of Advances.  The obligation of the Lenders to make the initial Advance (the “Initial Construction Advance”) or any subsequent Advances (unless any such condition precedent is waived by Agent in its sole discretion (subject to Section 8.03 hereof)) of the Project Loan shall be subject to the following conditions precedent:

(a)                                  Prior Conditions Satisfied.  All conditions precedent set forth in Section 4.01 shall continue to be satisfied as of the date of each Advance, provided that all such conditions precedent shall be deemed to be continued to be satisfied and Borrower shall have no obligation to deliver or satisfy any such conditions except that Borrower shall be obligated to deliver the documents referred to in Sections 4.01(f) and (g) hereof (if not previously delivered) and any amendments, modifications, substitutions, replacements or supplements to the documents referred to in Sections 4.01(c)-(h) and (k)-(l) hereof.

(b)                                 Performance; No Default.  On the date of such Advance there shall exist no Noticed Default or Event of Default hereunder and no Noticed Default or Event of Default under and as defined in the Building Loan Agreement.

(c)                                  Representations and Warranties.  The representations and warranties made by Borrower Entities in the Project Loan Documents, or otherwise made by or on behalf of Borrower Entities in connection therewith after the date thereof, shall have been true and correct in all material respects on the date on which made and shall also be true and correct in all material respects on the date of such Advance, except (a) in each case to the extent that the failure of any such representation or warranty to be true and correct in all material respects on the date of such Advance does not have, and is not reasonably likely to have, a Material Adverse Effect (it being agreed, however, that if the facts causing such failure of any representation or warranty to be untrue or incorrect shall constitute a Default or Event of Default, nothing herein shall be construed to constitute a waiver by Agent of such Default or Event of Default) and (b) that the representations made in Section 6.04(b) and the second sentence of Section 6.05(a) and the representations made in Section 6.10 and Section 6.13 with respect to the Guarantors need not be true and correct on the date of each Advance.

(d)                                 No Damage.  The Project shall not have been injured or damaged by fire, explosion, accident, flood or other casualty, or been subject to any condemnation, governmental taking or eminent domain proceeding (other than the “Condemnation” as defined in the Ground Lease and the Severance Subleases) unless Agent shall have received (or shall have received evidence reasonably satisfactory to Agent that Agent will receive in a timely manner) Net Proceeds, Net Awards or Proceeds and/or a Completion Deposit sufficient in the reasonable judgment of Agent to effect the satisfactory restoration of the Project, “Substantial Completion” (as defined in the Ground Lease) to be achieved by no later than the Fixed Substantial Completion Date (subject to Unavoidable Delay) and Final Completion to be achieved no later than the Maturity Date, which restoration shall be governed by the terms of the Project Loan Mortgage.

(e)                                  Receipt by Agent and Construction Consultant.  Agent and Construction Consultant shall have received the following at least 10 Business Days prior to (or, in the case of clause (3), on) the Requested Advance Date:

(1)                                  Draw Request.  A Draw Request (which shall also be submitted to the Disbursement Agent, but only to the extent Agent has informed Borrower that the Advance in question will be advanced by Disbursement Agent pursuant to Section 5.02(b) hereof) specifying the date proposed for such Advance, which date must be a Business Day (the “Requested Advance Date”);

(2)                                  Schedule of Other Funding Sources.  If applicable, a statement as to the amount of Building Loan Costs and Project Loan Costs intended to be paid or funded on the Requested Advance Date with Other Funds;

(3)                                  Title Continuation Letter.  A continuation letter with respect to the Title Insurance Policy theretofore delivered, which continuation letter shall be substantially in the form required by the

Construction Loan Disbursement Agreement and shall show no exceptions to title other than Permitted Exceptions;

(4)                                  [INTENTIONALLY OMITTED]

(5)                                  Architect’s and General Contractor’s Certificates.  A General Contractor’s Certificate from the General Contractor and an Architect’s Certificate from the Lead Architect;

(6)                                  [INTENTIONALLY OMITTED]

(7)                                  Interest Rate Caps.  As a condition to the Initial Advance only, and only if Breakeven Leasing has not been achieved by the Requested Advance Date for the Initial Advance, Borrower shall have delivered to Agent an interest rate cap in form and substance acceptable to Agent (the “Initial Advance Interest Rate Cap”) between Borrower and a counterparty acceptable to Agent which shall cap the LIBOR Rate for the Building Loan and Project Loan until the Maturity Date (without giving effect to any extensions under Section 3.19(a) hereof) at the rates, and for the corresponding periods set forth in, Schedule 2 hereto, together with (i) a collateral assignment of the Initial Advance Interest Rate Cap in the form of Exhibit M hereto (an “Assignment of Interest Rate Cap”), (ii) a consent by the counterparty thereto to such collateral assignment and (iii) an opinion, in form and substance and from counsel reasonably acceptable to Agent, as to the due authorization, execution and delivery by Borrower and enforceability of, and other customary matters with respect to, the Initial Advance Interest Rate Cap and the Assignment of Interest Rate Cap, but in no event as to any matters with respect to such counterparty (other than enforceability of the Initial Advance Interest Rate Cap against such counterparty).  If Breakeven Leasing has been achieved by the Requested Advance Date with respect to the Initial Advance (and therefore Borrower shall not have been required to deliver the Initial Advance Interest Rate Cap), Borrower shall have delivered to Agent the Future Advance Interest Rate Caps and other items as and to the extent required by Section 7.20 hereof as of the Requested Advance Date as a condition to any subsequent Advance;

(8)                                  Application for Payment.  From each Major Contractor (including the General Contractor), a completed and itemized Application and Certificate for Payment in the form of AIA Document No. G702 (including AIA Form G703 as an attachment thereto), or similar form reasonably approved by Agent, containing the required certification of such Major Contractor and Borrower’s Architects, together with all invoices relating to all items of Project Loan Costs covered thereby and further accompanied by a cost breakdown showing the cost of work on, and the cost of materials incorporated into, the Project to the date of the requisition.  The cost breakdown shall also show the percentage of completion of each line item in the Budgets.  All such applications for payment shall also show all contractors and subcontractors, including Major Subcontractors, by name and trade, the total amount of each contract and/or subcontract, the amount theretofore paid to each contractor and/or subcontractor as of the date of such application, and the amount to be paid from the proceeds of the Advance to each contractor and/or subcontractor;

(9)                                  Changes to Budgets.  An update of the Budgets reflecting all actual and anticipated costs and in compliance with Section 3.02 hereof, which update must be approved by Agent, such approval not to be unreasonably withheld or delayed; provided that nothing in this Section 4.02(e)(9) shall entitle Agent to request, or shall permit Agent to condition its consent to any change(s) in the Budgets on (x) an increase in any line item in the Budgets for tenant improvements or leasing commission costs and/or (y) an increase in any interest line item on account of any delay in achieving Stabilized Occupancy.  The proviso clause of the preceding sentence shall not apply with respect to any Advance made on or after the Original Maturity Date (after giving effect to any extensions under Section 3.19(b) hereof) if, as of the Original Maturity Date, the ratio (expressed as a percentage) of the Remaining Loan Amount to the Appraised Value of the FC Units is more than 70%.  Nothing in this Section 4.02(e)(9) shall prohibit Agent from reasonably withholding its consent to any line item decrease in any of the line items referred to in clauses (x) and (y) above;

(10)                            Change Orders.  Copies of all Change Orders, regardless of whether the amount of such Change Order and/or any extension of time with respect thereto has been agreed to and regardless of whether work on such Change Order has commenced) to the extent not previously delivered to Agent, and, to the extent reasonably requested by Agent, copies of all inspection or test reports and other documents relating to the construction of the Project not previously delivered to Agent or Construction Consultant;

(11)                            Disbursement Schedule and Construction Schedule.  An update of the Disbursement Schedule (but only if requested by Agent) and Construction Schedule, which updates must be approved by Agent, which approval shall not be unreasonably withheld or delayed (provided that with respect to the Disbursement Schedule only, Agent shall be deemed to have approved any best estimate update made in good faith by Borrower).  Each such update must reflect all Change Orders, regardless of whether the amount of any such Change Order and/or any extension of time with respect thereto has been agreed to and regardless of whether work on such Change Order has commenced.  If any such update includes changes to the Disbursement Schedule, such update must be accompanied by evidence reasonably satisfactory to Agent that the Interest Rate Cap(s)

(but only to the extent required by the terms hereof) will be modified, to the extent necessary, to conform with such changes, and if any such update includes changes to the Construction Schedule, such update must be accompanied by evidence reasonably satisfactory to Agent that such change does not make it likely that Borrower will fail to achieve “Substantial Completion” (as defined in the Ground Lease) by the Fixed Substantial Completion Date (subject to Unavoidable Delay) and Final Completion by the Maturity Date;

(12)                            Governmental and Third Party Approvals.  To the extent not previously delivered, all Governmental Approvals and all other third party consents and approvals necessary for the Project as contemplated by the Plans and Specifications, including, without limitation, a building permit; and

(13)                            Stored Materials.  The letter referred to in Section 3.04(c) hereof, to the extent that such Advance includes Loan proceeds for Stored Materials, but only if Borrower shall have acquired Stored Materials that are not subject to any previous letter delivered to Agent pursuant to said Section.

(f)                                    Material Contracts; Leases.  Agent shall have received true, correct and complete photocopies of all Material Contracts and Leases in effect on the date of the Draw Request, to the extent not previously delivered to Agent, certified by Borrower or the Borrower Entity which is a party thereto.  Each such Material Contract shall have been approved by Agent in accordance with Section 7.13 hereof; and a consent to the collateral assignment of any Material Contract, if requested by Agent, in form and substance reasonably satisfactory to Agent, shall be delivered to Agent, to the extent not previously delivered to Agent.

(g)                                 Evidence of Sufficiency of Funds; Construction Consultant Approval.  Each Budget shall be In Balance.  Agent shall have received written certification from the Construction Consultant to the effect that in its reasonable opinion the condition set forth in the immediately preceding sentence has been satisfied; that the work theretofore completed was completed to its satisfaction substantially in accordance with the Plans and Specifications and in accordance with all Legal Requirements; that “Substantial Completion” (as defined in the Ground Lease) shall be achievable by the Fixed Substantial Completion Date (subject to Unavoidable Delay) and Final Completion shall be achievable by the Maturity Date; as a condition to the Initial Advance only, that Borrower shall be able to Commence Initial Construction (as defined in the Ground Lease) of Tenant’s Construction Work (as defined in the Ground Lease) by the Fixed Construction Commencement Date (as defined in the Ground Lease) (subject to Unavoidable Delay); and that each Budget and each line item thereof is the best reasonable projection of all remaining Building Loan Costs and Project Loan Costs and all remaining costs covered by each line item, as applicable.  Such certification shall also cover such other information as Agent may from time to time reasonably request.

(h)           Other Funding Sources.  No later than 11:00 A.M. (New York City time) on the Requested Advance Date, all Other Funds covered by the statement described in Section 4.02(e)(2) hereof shall have been received by Agent (in the case of Advances disbursed in accordance with Section 5.02(b)(i) hereof) or received by Disbursement Agent (in the case of Advances disbursed in accordance with Section 5.02(b)(ii) hereof).

(i)            [INTENTIONALLY OMITTED]

(j)            Borrower LCs.  (i) the Borrower LCs shall be in full force and effect or shall have been fully drawn upon or (ii) to the extent clause (i) is not the case, the appropriate Borrower LC Deposit shall have been made in accordance with Section 7.54 hereof, and, if requested by Agent, reasonable evidence of clause (i) or clause (ii), as applicable.

(k)           Deliveries to Third Parties.  To the extent not previously delivered, evidence reasonably satisfactory to Agent that Borrower has complied with its delivery obligations set forth in Section 7.56 hereof.

(l)            Accounts.  Borrower shall have complied with its obligations under Section 7.57 hereof.

(m)          Property Taxes.  Either (i) Lot 15 shall have been subdivided in accordance with the last sentence of Section 7.43 hereof, (ii) all Property Taxes assessed against Lot 15 that are then due and payable shall have been paid in full or (iii) the title continuation letter referred to in Section 4.02(e) shall not contain any exceptions to title insurance coverage for Property Taxes assessed against Lot 15.

(n)           Other Documents.  Borrower shall have delivered such other information, documents and certificates as Agent or its counsel may reasonably require.

SECTION 4.03               Conditions of Final Construction Advance.  In addition to the conditions set forth in Section 4.02 above, each Lender’s obligation to make the final Advance for NYTC Units Budget costs or for FC Units Budget costs, or for the Loans, pursuant to this Agreement shall be subject to satisfaction of the following additional conditions (unless waived by Agent in its sole discretion (subject to Section 8.03) or unless all of the Indebtedness is being paid in full at the time of the making of the final Advance):

(a)           Completion.  With respect to the final Advance for either Budget, Final Completion of the applicable Units(s) shall have occurred or will occur upon the making of such Advance.

(b)           Final Survey.  With respect to the final Advance of the Loans, if then prepared and available, receipt by Agent of a final Survey reasonably acceptable to Agent showing the as built location of the Project (and if not so prepared and available Borrower hereby covenants to deliver such Survey to Agent within one hundred and twenty (120) days after the date of the final Advance).

(c)           Payment of Costs.  With respect to the final Advance for either Budget, evidence reasonably satisfactory to Agent that all Project Loan Costs and Building Loan Costs allocable to the applicable Units have been paid in full (or will be paid out of the funds requested to be advanced) and that no party claims or has a right to claim any statutory or common law lien arising out of the construction of such Units or the supplying of labor, goods, material and/or services in connection therewith.

(d)           Other Documents.  Such documents, letters, affidavits, reports and assurances, as Agent or Agent’s counsel may reasonably require.

SECTION 4.04               Contributions of Initial Required Equity Funds.

(a)           Until such time as all Initial Required Equity Funds have been contributed and the Initial Construction Advance is made, Borrower shall, at least one (1) time per calendar month (and, in any event, at least ten (10) Business Days prior to any date (an “Equity Infusion Date”) on which Borrower desires to (i) obtain proceeds of the Equity Contribution for purposes of contributing Initial Required Equity Funds and/or (ii) contribute other Initial Required Equity Funds (the amount that Borrower so desires, the “Equity Infusion”)), provide to Agent (y) the documents required pursuant to Sections 4.02(e)(1), (2), (4), (5), (8), (9), (10) and (11), provided that all references to the making of an Advance in such provisions shall instead be deemed to be references to the making of an Equity Infusion, mutatis mutandis and (z) a current title continuation search for the Property.

(b)           No later than the Business Day immediately preceding each Equity Infusion Date, Agent shall notify Borrower and NYTC Member whether the deliveries required by Section 4.04(a) have been made and whether, to the best of Agent’s knowledge, the conditions set forth in Sections 4.02(a), (b), (c), (d), (e) (but only to the extent the deliveries required pursuant thereto are subject to Agent’s approval), (f), (g), (i), (j), (k), (l), (m) and (n) have been satisfied (with all references in said Sections to an Advance being deemed references to the Equity Infusion, mutatis mutandis).  To the extent that Borrower and/or NYTC Member shall desire to make any Equity Infusion (regardless of whether or not such deliveries shall have been made and/or conditions shall have been satisfied), Borrower and/or NYTC Member shall expend (or cause to be expended) the Equity Infusion on Building Loan Costs or Project Loan Costs.  Agent shall suffer no penalty or liability to any Borrower Entity under this Section 4.04(b) (including for failure to give any notice provided for under this Section 4.04(b)).

(c)           All Equity Infusions actually used to pay for Building Loan Costs or Project Loan Costs pursuant to this Section 4.04 shall be deemed to be, and shall be, Initial Required Equity Funds that have been contributed, regardless of whether, as of the date such contribution is made, (i) the conditions referred to in Section 4.04(b) hereof have been satisfied or (ii) Agent shall have notified Borrower and the NYTC Member in accordance with the first sentence of Section 4.04(b) hereof.

SECTION 4.05               Interest Advances.  Notwithstanding the provisions of Sections 4.01, 4.02 and 4.03, Advances for the payment of interest due under the Project Loan Notes shall be made in accordance with Section 5.03(b) hereof.

ARTICLE 5

METHOD OF DISBURSEMENT OF LOAN PROCEEDS

SECTION 5.01               Administration.  As compensation for serving as Agent, Borrower shall pay Agent the Administration Fee.

SECTION 5.02               Procedure for Advances.

(a)           Submission of Draw Requests; Notification of LIBOR Rate.  Draw Requests may be submitted to Agent no more frequently than once every fifteen (15) days and not more than once per calendar month.  Not less than three (3) Business Days prior to the Intended Advance Date, Agent shall deliver written notice to each Lender at the address specified by each Lender from time to time, which notice shall include the Intended Advance Date and such Lender’s ratable share of such Advance.  On the Business Day immediately prior to the Start Day, Agent shall deliver written notice to each Lender and Borrower informing each Lender and Borrower of the LIBOR Rate for the upcoming calendar month Interest Period for all Outstanding Principal and any Advance made during such Interest Period.  However, Agent shall suffer no penalty or liability to Borrower for failure to give any such notice to Borrower.  Unless otherwise notified by Agent, each Lender may assume that all conditions to such Advance are satisfied on the Intended Advance Date.

(b)           Disbursement Procedures.

(i)            Provided that Agent has not elected, in accordance with Section 5.02(b)(ii) hereof, to disburse Advances through the Disbursement Agent in accordance with the procedures set forth in paragraph 2 of the Construction Loan Disbursement Agreement, not later than 11:00 A.M. New York City time on the Intended Advance Date, each Lender shall make available to Agent such Lender’s ratable portion of such Advance in same-day funds and, if applicable, Agent shall make available, in same day funds to the extent in its possession, the Other Funds and Borrower shall make available to Agent all other Other Funds in same-day funds, in each case to the extent shown in the delivery referred to in Section 4.02(e)(2) hereof, and upon fulfillment of the applicable conditions in this Agreement and paragraph 1 of the Construction Loan Disbursement Agreement, Agent shall disburse such Advance to Borrower.

(ii)           Agent may elect to disburse Advances through the Disbursement Agent pursuant to paragraph 2 of the Construction Loan Disbursement Agreement (A) during the continuance of a Default or Event of Default, (B) subject to Section 4.01(q) of the Building Loan Agreement, upon its receipt of reasonable evidence that Borrower failed to promptly pay the applicable amounts out of any Advance to the General Contractor or any other contractor or subcontractor whose costs were the basis of the applicable Draw Request or that any contractor or subcontractor whose costs were the basis of the applicable Draw Request have not been paid, or (C) if Borrower has taken any actions, or failed to take any actions, which have resulted, or would reasonably be expected to result, in the filing or assertion of any Lien on the Premises (other than any Permitted Exception), provided that nothing contained in this sentence shall be construed to require Agent or any Lender to make an Advance upon the occurrence of any of the events described in the foregoing clauses (A), (B) and (C).  If Agent makes such an election in accordance with the immediately preceding sentence, Agent shall notify Borrower and each Lender and from and after such date until Agent notifies Borrower and each Lender that it has decided to no longer make the election described in this Section 5.02(b)(ii), (A) each Lender shall, not later than 11:00 A.M. New York City time, on each Intended Advance Date following Agent’s delivery of such notice, make available to Disbursement Agent such Lender’s ratable portion of such Advance in same-day funds, and, if applicable, Agent shall make available to Disbursement Agent in same day funds, to the extent in its possession, the Other Funds, and Borrower shall make available to Disbursement Agent in same day funds, all other Other Funds, in each case to the extent shown in the delivery referred to in Section 4.02(e)(2) hereof, and upon fulfillment of the applicable conditions in this Agreement and paragraph 2 of the Construction Loan Disbursement Agreement, Agent will request the Disbursement Agent to disburse such funds in accordance with the further terms and conditions contained in said paragraph of the Construction Loan Disbursement Agreement.

(c)           Defaulting Lenders.

(i)            If any Lender does not comply with its obligations under Section 5.02(b) above (any such Lender, a “Defaulting Lender”), the other Lenders (including GMACCM), or any of them, may, in their sole discretion, elect to deliver to Disbursement Agent on the Requested Advance Date all or any portion of the Defaulting Lender’s ratable portion of the applicable Advance not made available by the Defaulting Lender (such portion not made available, a “Deficiency”), in which event Defaulting Lender agrees to repay upon demand to each of the Lenders who has advanced a portion of the Deficiency the amount advanced on behalf of the Defaulting Lender, together with interest thereon at the Default Rate.  If more than one Lender elects to advance a portion of the Deficiency, such Lenders’ advances shall be made based on the relative ratable shares of each advancing Lender or as otherwise agreed to by such Lenders.  Each of the Lenders agrees that any of the other Lenders and Borrower shall have the right to proceed directly against any Defaulting Lender in respect of any right or claim arising out of such Defaulting Lender’s Deficiency, provided that Borrower shall not have such right if one or more of the other Lenders advances the entire Deficiency as described above.  In the event the Defaulting Lender fails to advance or repay the Deficiency (with interest at the Default Rate, if applicable), on or prior to the date of the next succeeding Advance, the entire interest of said

Defaulting Lender in the Loans shall be subordinate to the interests of the other Lenders and all payments otherwise payable to the Defaulting Lender shall be used to advance or repay the Deficiency, as applicable, until such time such Defaulting Lender advances or repays all Deficiencies (including interest at the Default Rate, if applicable).

(ii)           The failure of any Lender to pay any Deficiency shall not relieve any other Lender of its obligation, if any, hereunder to make its ratable or other agreed upon portion of the Advance on the date of such Advance, but no Lender shall be responsible for the failure of any Lender to make its ratable or other agreed upon portion of the Advance to be made by such other Lender on the date of any Advance, provided, however, that Lenders shall be obligated to fund the balance of the then current Advance (i.e., excluding the Deficiency) in the manner required hereunder.

SECTION 5.03               Funds Advanced; Capitalized Interest.  (a)  All proceeds of all Advances shall be used by Borrower only for the purposes for which such Advances were made.  Borrower shall not commingle such funds with other funds of Borrower.

(b)           Unless agreed to otherwise by Agent and a Lender, each Lender is hereby irrevocably authorized and agrees to subtract from the unadvanced Project Loan proceeds, on each interest payment date, without the further approval of Borrower, the interest due and payable to itself on each such date.  Any amounts so subtracted shall be deemed to be Advances hereunder.

SECTION 5.04               Advances Do Not Constitute a Waiver.  No Advance shall constitute a waiver of any of the conditions of Lenders’ obligation to make further Advances nor, in the event Borrower is unable to satisfy any such condition, shall any Advance have the effect of precluding Agent from thereafter declaring a Default or Event of Default hereunder.

SECTION 5.05               [INTENTIONALLY OMITTED]

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF BORROWER

To induce Lenders to make the Project Loan and to induce Agent to enter into this Agreement and the other Project Loan Documents, for itself and on behalf of Lenders, and to perform Agent’s and Lenders’ obligations hereunder and thereunder, Borrower hereby represents and warrants to Agent for the benefit of Lenders that:

SECTION 6.01               Validity of Project Loan Documents.  The Project Loan Documents are in all respects valid and legally binding obligations, enforceable against each Borrower Entity which is a party thereto in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally).  The Project Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower Entity, including the defense of usury.  No Borrower Entity has asserted any right of rescission, set-off, counterclaim or defense with respect to the Project Loan Documents.

SECTION 6.02               Title.  Borrower has good and marketable title to a ground leasehold estate in the premises demised under the Ground Lease and the Members collectively have good marketable title to the premises demised under the Severance Subleases, in each case subject to no Liens other than the Permitted Exceptions.  Borrower has, or will have at the time of payment therefor, good and marketable title to the Personal Property and no Lien has been or will be executed in favor of any Person other than Agent with respect to any of the Personal Property other than the Permitted Exceptions.  Borrower has no knowledge of any claims for payment for work, labor or materials affecting the Mortgaged Property which are or may become a Lien prior to, or of equal priority with, the lien created by any Security Document.  The provisions of each Security Document are effective to create, in favor of Agent for the benefit of Lenders, a legal, valid and enforceable lien, subject only to the Permitted Exceptions, on or security interest in all of the collateral described therein (subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally), and when the appropriate recordings and filings have been effected in public offices, each of the Security Documents will constitute a perfected lien on and security interest in all right, title, estate and interest in the collateral described therein, prior and superior to all other Liens, except as permitted under the Project Loan Documents and the Permitted Exceptions.

SECTION 6.03               Absence of Conflicts.  The execution and delivery of the Project Loan Documents by Borrower Entities to the extent each is a party thereto do not, and the performance and observance by Borrower Entities of their respective obligations thereunder will not, contravene or result in a breach of or default under (a) any provision of any Borrower Entity’s organizational documents, (b) any Legal Requirements applicable to any Borrower Entity, or to the Mortgaged Property or the use or operation thereof, (c) any decree or judgment binding on any Borrower Entity, or its assets, or (d) any agreement or instrument binding on any Borrower Entity, or its assets.  The execution and delivery of the Project Loan Documents by Borrower Entities to the extent each is a party thereto, and the performance and observance by each Borrower Entity of its obligations thereunder will not result in the creation or imposition of any Lien (other than pursuant to the Project Loan Documents or the Permitted Exceptions) upon any of its assets, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

SECTION 6.04               Pending Litigation.  (a)  Except for matters disclosed to Agent in the Disclosure Side Letter (the “Pending Litigations”), there are no litigations, writs, injunctions, orders, judgments, actions, suits or proceedings existing or pending or threatened in writing against the Mortgaged Property, Borrower or any Member.  Borrower hereby represents and warrants that except as disclosed to Agent in the

Disclosure Side Letter, all such disclosed items are fully insured by its Policies (except for the deductibles applicable thereto).

(b)           Other than as disclosed in filings made by each Guarantor with the Securities and Exchange Commission, there are no litigations, writs, injunctions, orders, judgments, actions, suits or proceedings existing or pending or threatened against such Guarantor which have a material likelihood of success and would, if determined adversely, result in a Material Adverse Effect.

SECTION 6.05               Legal Requirements.

(a)           None of Borrower, any Member or the Mortgaged Property is in violation of any Legal Requirement relating to such entity or the Mortgaged Property.  No Guarantor is in violation of any Legal Requirement which would result in a Material Adverse Effect.

(b)           Each Borrower Entity and their Affiliates and, to the Knowledge of Borrower after having made reasonable inquiry, each Tenant at the Property and each managing agent and leasing agent of any portion of the Property (i) is not currently identified on the OFAC List, and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.

SECTION 6.06               Compliance with All Legal Requirements.  The current zoning law and/or restrictive covenants and declarations covering the Premises and each Public Project Agreement permit, as of right, the construction of the Project in accordance with the Plans and Specifications and each other Public Project Agreement and, upon completion of such construction, the operation, use and occupancy thereof contemplated by the Public Project Agreements and the Plans and Specifications.  The Mortgaged Property currently is and upon completion of such contemplated construction, the use thereof will be, in all respects in compliance with all Material Contracts, all Public Project Documents and all Legal Requirements, and such compliance is not dependent on any land, improvements or facilities not a part of the Mortgaged Property.  Borrower has all Governmental Approvals required to have been obtained to date and all third party consents and approvals necessary for the construction of the Project or any part thereof or the commencement or continuance of construction thereon, as the case may be, including but not limited to, where appropriate, all required environmental permits, all of which have been issued, are in full force and effect and are not subject to any revocation, amendment, release, suspension, forfeiture or the like.  Except for the Pending Litigations, there are no pending, or to the Knowledge of Borrower, threatened in writing, litigations, writs, injunctions, orders, judgments, actions, suits or proceedings (a) to revoke, attach, invalidate, rescind or modify any such Governmental Approval or third party consent or approval, or the zoning and/or restrictive covenants applicable to the Premises or any part thereof, as currently existing and as intended to exist upon completion of such contemplated construction or (b) which have any chance (other than an immaterial chance) of being determined adversely to Borrower, and if so determined adversely, would materially delay, interfere with or otherwise have any material adverse effect on such contemplated construction or the Construction Schedule.

SECTION 6.07               Organization Status and Authority.  (a)  (i)  Each of Borrower and the Members is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York; (ii) Each of Borrower and the Members has the power, authority and legal right (w) to own and operate its properties and assets, (x) to carry on the business now being conducted and proposed to be conducted by it, (y) to execute, deliver and perform its obligations under the Project Loan Documents to which it is a party, and (z) to engage in the transactions contemplated by the Project Loan Documents to which it is a party; (iii) all Project Loan Documents have been duly authorized, executed and delivered by all necessary parties on behalf of Borrower and each Member, to the extent a party thereto; and (iv) each of Borrower and the Members possesses all rights, licenses, permits and authorizations, governmental or otherwise, presently necessary to entitle it to own its property and to transact the businesses in which it is now engaged, and its sole business has been and is the ownership of the Mortgaged Property (in the case of Borrower) or a membership interest in Borrower (in the case of each Member).

(b)           Subject to Section 7.32(b) hereof, (i) FC Member, which is 100% jointly owned, directly or indirectly by FC Guarantor, Bruce Ratner, trusts for the benefit of family members of Bruce Ratner and ING, is, and for the term of the Project Loan (subject to Section 7.50 hereof) shall be, a member of Borrower, (ii) NYTC Member, which is 100% owned, directly or indirectly by NYTC Guarantor, is, and for the term of the Project Loan (subject to Section 7.46 hereof) shall be, a member of Borrower, and (iii) the Members own in the aggregate 100% of the membership interests in Borrower.

SECTION 6.08               Availability of Utilities.  Except as set forth on Schedule 3, all utility services and facilities necessary and sufficient for the contemplated construction and development of the Premises in accordance with the Public Project Agreements and the Plans and Specifications and, upon completion of construction, the operation, use and occupancy of the Premises for its intended purposes, including, but not limited to, water supply, storm and sanitary sewer facilities, gas, electric and telephone facilities, and drainage, are presently available to the boundaries of the Premises through dedicated public rights of way or through perpetual private easements, approved by Agent, with respect to which the Project Loan Mortgage creates a valid, binding and enforceable first priority lien and security interest.

SECTION 6.09               Condition of Property.  Since the execution and delivery of the Ground Lease, there has not, to the Knowledge of Borrower, been any bodily injury or property damage occurring in or upon the Premises as a result of any fire, explosion, accident, flood or other casualty.  With respect to the accidents previously disclosed to Agent, Borrower hereby represents and warrants that all such accidents are fully insured by its Policies (except for the deductibles applicable thereto).  Except for matters disclosed to Agent in the Disclosure Side Letter, there are no proceedings pending, or, to the Knowledge of Borrower, threatened or contemplated, to acquire by power of condemnation or eminent domain, the Mortgaged Property, or any interest therein, or to enjoin or similarly prevent the contemplated construction or use of the Mortgaged Property.

SECTION 6.10               Accuracy of Documents.  To the Knowledge of Borrower, (a) all documents furnished to Agent by or on behalf of any Borrower Entity, General Contractor, Borrower’s Architects, any other Major Contractor and any Major Subcontractor, as part of or in support of the Project Loan application or pursuant to this Agreement or any of the other Project Loan Documents, are true, correct and complete in all material respects as of the date of delivery of each such document and (b) as of the Closing Date, there have been no material adverse changes with respect to such matters since such date, unless the same have been superseded by more recent dated material(s) delivered to Agent.

SECTION 6.11               Encroachments.  There are no material encroachments on the Premises, and the Premises do not encroach upon any adjoining land or adjoining street, other than as set forth in the Permitted Exceptions.

SECTION 6.12               Brokerage Commissions.  Any brokerage commissions, finder’s fees or similar payments owed by any Borrower Entity (collectively, the “Brokerage Commissions”) due in connection with the transactions contemplated hereby have been paid to the extent due and payable and any such Brokerage Commissions coming due in the future will be promptly paid by such Borrower Entity.  Agent represents and warrants to Borrower that it has not dealt with any broker in connection with the transactions contemplated hereby.

SECTION 6.13               Financial Statements and Other Information.  The financial statements and supporting materials thereto (other than projections) of each Borrower Entity previously delivered to Agent, if any, are true and correct as of the date of each such statement, have been prepared as of the date of each such statement in accordance with generally acceptable accounting principles consistently applied, and fairly present the respective financial conditions of such Borrower Entity as of the respective dates thereof and the results of their respective operations for the periods covered thereby; no change has occurred in the assets, liabilities, or financial conditions reflected therein since the respective dates thereof so as to cause a Material Adverse Effect; and no additional material borrowings have been made by Borrower, any Member or FC Guarantor since the date thereof (other than the borrowing contemplated hereby, the Extension Loan, if then made, and, in the case of FC Guarantor, amounts previously disclosed in filings with the Securities and Exchange Commission and amounts that will be disclosed in the next filing with the Securities and Exchange Commission but which are prohibited from being disclosed at the current time under applicable securities laws.  With respect to each Borrower Entity, there exist no contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected in said financial statements and supporting materials and except to the extent any of the foregoing would not cause a Material Adverse Effect.  To the knowledge of the applicable Borrower Entity, neither the aforesaid financial statements or supporting materials furnished to Agent in connection with or related to the transactions contemplated hereby, nor any representation or warranty in any Project Loan Document, contains any untrue statement of a material fact or omits to state a material fact or circumstance necessary in order to make the statements contained therein or herein not materially misleading.

SECTION 6.14               Tax Returns.  All federal, state and other tax returns of all Borrower Entities (other than the Guarantors) required by law to be filed have been filed (or lawful extensions of such filing deadlines have been obtained), and all applicable federal, state and other taxes, assessments and other governmental charges upon Borrower Entities (other than the Guarantors) or their respective properties which are due and payable have been paid.

SECTION 6.15               Material Contracts.  (a)  Except for the Permitted Exceptions and the Material Contracts which have been delivered to Agent, there are no contracts of any kind or type whatsoever (whether oral or written, formal or informal) relating to the Mortgaged Property or any part thereof which would constitute Material Contracts.  Neither Borrower nor any Member is in default under any Material Contract to which Borrower or either Member is a party or Permitted Exception, and to the Knowledge of Borrower, no third party is in default in any material respect thereunder.  True, correct and complete copies of all Material Contracts have been delivered to Agent.  Each Material Contract that is a Major Subcontract is, to the knowledge of Borrower, in full force and effect and each other Material Contract is in full force and effect and is valid and enforceable in all respects (subject, in each case, to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally).  As of the Closing Date, there are no Material Contracts under clause (k) of the definition of Material Contracts.

(b)           Borrower delivered to Ground Lessor a copy of the Commitment Letter within seven (7) Business Days after the execution thereof in accordance with the notice provisions of the Ground Lease.

SECTION 6.16               Guaranteed Maximum Price Contract.  (i)  A true, correct and complete copy of the Guaranteed Maximum Price Contract and the GMP Guaranty have been delivered to Agent; (ii) the Guaranteed Maximum Price Contract and the GMP Guaranty are in full force and effect and enforceable in all respects (subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally); (iii) Borrower is in full compliance with its obligations under the Guaranteed Maximum Price Contract and, to the Knowledge of Borrower, General Contractor is in full compliance with its obligations under the Guaranteed Maximum Price Contract and the GMP Guarantor is in full compliance with its obligations under the GMP Guaranty; and (iv) the work to be performed by General Contractor under the Guaranteed Maximum Price Contract is in all respects the construction work called for by the Public Project Agreements and the Plans and Specifications.

SECTION 6.17               Access.  All curb cuts and driveway permits shown on the Plans and Specifications or otherwise necessary for access to the Mortgaged Property are existing or will exist at the time necessary for the construction and operation of the Mortgaged Property.

SECTION 6.18               No Default.  No Noticed Default or Event of Default exists.

SECTION 6.19               Architect’s Contract.  (i)  A true, correct and complete copy of the Architect’s Contract has been delivered to Agent; (ii) the Architect’s Contract is in full force and effect and enforceable in all respects (subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally); (iii) all of FC 41st Street’s and NYTC Member’s rights under the Architect’s Contract have been assigned to Borrower and Borrower has assumed all of FC 41st Street’s and NYTC Member’s obligations thereunder and Borrower’s Architects have consented thereto, to the extent such consent is required under the Architect’s Contract; (iv) Borrower is in full compliance with its obligations under the Architect’s Contract and, to the Knowledge of Borrower, Borrower’s Architects are in full compliance with their respective obligations under the Architect’s Contract; and (v) the architectural services to be performed by Borrower’s Architects are the architectural services required to design the Project in accordance with the Plans and Specifications and the Public Project Agreements and all architectural services required to complete the Project in accordance with the Plans and Specifications and the Public Project Agreements provided for under the Architect’s Contract.

SECTION 6.20               Plans and Specifications.  Borrower has furnished Agent true, correct and complete sets of the Plans and Specifications in existence to date, which Plans and Specifications comply with all Material Contracts, Legal Requirements, Governmental Approvals, Public Project Agreements and Permitted Exceptions, and which have been approved, to the extent required, by the Members, General Contractor, Ground Lessor, ESDC, ING Member, the City of New York, the New York City Transit Authority, Borrower’s Architects (to the extent applicable) and NYTC Guarantor and by each Governmental Authority to the extent required for construction of the Project.

SECTION 6.21               Budgets.  Each Budget accurately reflects Borrower’s best and reasonable projection of all Building Loan Costs and Project Loan Costs attributable to the applicable Unit or Units (and Agent hereby acknowledges that for so long as the proviso clause of the first sentence of Section 4.02(e)(9) hereof applies, any amounts in each of the Budgets on account of tenant improvement costs and leasing commission costs, and interest on account of any delay in achieving Stabilized Occupancy shall be deemed to be Borrower’s best and reasonable projections of such costs).  The Initial Required Equity Funds plus the Loan Amount accurately reflect Borrower’s best and reasonable projection (and Agent hereby acknowledges that, for so long as the proviso clause of the first sentence of subject to the last Section 4.02(e)(9) hereof applies, Borrower’s projection of tenant improvement costs, leasing commissions and interest on account of any delay in achieving Substantial Completion as set forth in each of the Budgets shall be deemed to be Borrower’s best and reasonable projections) of the funds necessary to achieve payment of all Building Loan Costs and Project Loan Costs allocable to the Project.

SECTION 6.22               Feasibility.  Each of the Construction Schedule and the Disbursement Schedule is a good faith best estimate as to the matters contained therein as of the date thereof.

SECTION 6.23               [INTENTIONALLY OMITTED].

SECTION 6.24               Governmental Approvals and Third Party Approvals.  Except as noted on Schedule 4, all Governmental Approvals and all third party consents and approvals which are required to have been obtained to date in connection with the valid execution, delivery and performance by any Borrower Entity of this Agreement or the other Project Loan Documents have been obtained and are in full force and effect.

SECTION 6.25               No Liens.  Except for the Permitted Exceptions, no Borrower Entity has made, assumed or been assigned any contract of any kind or type which would give rise to a Lien against all or any portion of the Mortgaged Property except contracts which contain the obligation of the other party to supply such Borrower Entity with lien waivers from such other party and all of such party’s subcontractors and materialmen covering all work done and materials delivered in connection with the construction and design of the Project, and all such lien waivers have been obtained for work and materials heretofore performed or delivered.

SECTION 6.26               Separate Tax Lot(s).  Other than the portion of the Premises located in Lot 15, the Premises are taxed separately without regard to any other property and for all purposes the Premises may be mortgaged, conveyed and otherwise dealt with as an independent parcel or parcels.

SECTION 6.27               Margin Stock.  None of the proceeds of the Project Loan will be used for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation T, U or X issued by the Board of Governors of the Federal Reserve System, as at any time amended, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System, as at any time amended.

SECTION 6.28               Foreign Person.  Borrower is not a “foreign person” within the meaning of Section 1445 or 7701 of the Code.

SECTION 6.29               ERISA.  Neither the Borrower nor any of the Members is an Employee Benefit Plan and none of their assets constitute Plan Assets.

SECTION 6.30               Employees.  Neither the Borrower nor the Members employs any natural persons as employees and neither the Borrower nor the Members shall maintain or contribute to (or become obligated to contribute to) any Employee Benefit Plan which is subject to Title IV of ERISA.  The execution, delivery and performance of the Project Loan Documents by the Borrower Entities will not result in, constitute or involve a nonexempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any of the Borrower Entities, any ERISA Affiliate or any Employee Benefit Plan.

SECTION 6.31               Flood Zone.  The Improvements are not located in an area as identified by the Federal Emergency Management Agency or the Federal Insurance Administration as an area having special flood hazards.

SECTION 6.32               Investment Company Act.  Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

SECTION 6.33               Assessments.  Other than the theater surcharge referenced in the Ground Lease, to the Knowledge of Borrower, there are no pending or proposed special or other assessments for public improvements or other similar matters affecting the Mortgaged Property.

SECTION 6.34               Property Taxes and Other Charges.  To the extent any are due, all taxes of every kind and nature, including, without limitation, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, all payments in lieu of real estate taxes, payments in lieu of sales taxes, and payments in lieu of mortgage recording taxes due under the Ground Lease or the Severance Subleases and all other public charges whether of a like or different nature, imposed upon or assessed against Borrower, the Members, the Mortgaged Property or any part thereof, or upon the revenue, rents, issues, income and profits of Borrower, the Members, the Mortgaged Property, or any part thereof, or arising in respect of the occupancy, use or possession thereof (collectively, “Property Taxes”), and all utility fees and charges in connection with the Mortgaged Property have been paid.

SECTION 6.35               No Bankruptcy Filing.  (i) As of the Closing Date, no Guarantor is contemplating a Voluntary Bankruptcy and, no Person has notified any Guarantor in writing that it is contemplating the filing of any Involuntary Bankruptcy against any Guarantor and (ii) neither Borrower nor any Member is contemplating a Voluntary Bankruptcy, and no Person has notified Borrower or any Member in writing that it is contemplating the filing of any Involuntary Bankruptcy against Borrower or any Member.

SECTION 6.36               Filing and Recording Taxes.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under any Legal Requirement in connection with the execution and delivery of the Public Project Agreements have been paid in full.  All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under any Legal Requirement in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of the Security Documents and the Liens intended to be created thereby have been paid or deposited with one of the Title Companies for payment, or, if not yet due and payable, will be paid when due and payable.

SECTION 6.37               Fraudulent Transfer.  No Borrower Entity (a) has entered into any Project Loan Document with the actual intent to hinder, delay, or defraud any creditor or (b) has not received reasonably equivalent value in exchange for its obligations under the Project Loan Documents.  After giving effect to the transactions contemplated by the Project Loan Documents, the fair saleable value of Borrower’s and each Member’s assets exceed, and will immediately following the execution and delivery of the Project Loan Documents exceed, such Borrower Entity’s, total liabilities, including subordinated, unliquidated, disputed or contingent liabilities (including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured).  Borrower’s and each Member’s assets do not, and immediately following the execution and delivery of the Project Loan Documents will not, constitute unreasonably small capital to carry out their respective businesses as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will (or that its Members will), incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of its obligations).

SECTION 6.38               Insurance Compliance.  The Mortgaged Property is in compliance with all insurance requirements set forth in the Project Loan Documents.

SECTION 6.39               Name; Taxpayer Identification Number.  Neither Borrower nor any Member has used any trade name or done business under any name other than its actual name set forth herein.  The taxpayer identification number of (i) Borrower is 52-2361085; (ii) FC Member is 31-1813969; and (iii) NYTC Member is 13-1102020.  The exact legal name and the state of formation of Borrower as set forth in the Articles of Organization of Borrower are as set forth on the first page of this Agreement.  Borrower’s mailing address, place of business and its chief executive office is the address set forth as the Borrower’s address on the first page of this Agreement.

SECTION 6.40               Leases.  As of the date hereof, except as set forth on Schedule 5, neither Borrower nor any Member has entered into any Leases on or prior to the date hereof.  True, correct and complete copies of all Leases have been delivered to Agent.  Such Leases are in full force and effect and are in all respects the valid and legally binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally).  Neither Borrower nor any Member is in default under any such Lease.

SECTION 6.41               Interest Rate Protection Agreements.  Except for any Interest Rate Caps and any other interest rate caps, interest rate management contracts or “hedge agreements” which have been collaterally assigned to Agent for the benefit of Lenders in accordance with the terms hereof, if any, or which relate only to the Equity

Contribution and/or the Extension Loan, no Borrower Entity has entered into any Interest Rate Cap, interest rate cap, interest rate management contracts or “hedge agreements” in connection with the Project Loan.  All Interest Rate Caps, if any, purchased by Borrower are in full force and effect and are in all respects the valid and binding obligation of Borrower, enforceable against it in accordance with its terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally).  Neither Borrower nor, to Borrower’s Knowledge, the counterparty to any Interest Rate Cap, is in default thereunder.

SECTION 6.42               Prior Construction.  All construction heretofore performed relating to the Project has been performed in accordance with all Material Contracts, the Permitted Exceptions and all Legal Requirements, and substantially in accordance with the Plans and Specifications, and such construction has been fully paid for to the extent due and payable (except for (a) any applicable Retainage, (b) construction to be paid for out of the upcoming Advance hereunder (or from the Other Funds described in the applicable statement pursuant to Section 4.02(e)(2) hereof) or under the Building Loan Agreement and (c) work performed after the time period covered by the upcoming Advance hereunder).

SECTION 6.43               Equity Contribution.  True, correct and complete copies of the Equity Contribution Documents have been delivered to Agent.  The Equity Contribution Documents are in full force and effect and are in all respects the valid and binding obligation of the NYTC Member enforceable against it in accordance with their terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally).  Neither FC Member nor the NYTC Member is in default under the Equity Contribution Documents.

SECTION 6.44               Borrower LCs.  True, correct and complete copies of the Borrower LCs have been delivered to Agent.  Each Borrower LC is in full force and effect and is valid and enforceable in all respects (subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws effecting the enforcement of creditors’ rights generally).

ARTICLE 7

COVENANTS OF BORROWER

Borrower hereby covenants and agrees, from the date of this Agreement, and as long as Borrower remains indebted to Lenders hereunder:

SECTION 7.01               Guaranteed Maximum Price Contract; GMP Guaranty.  (a)  To enforce the Guaranteed Maximum Price Contract and the GMP Guaranty in a diligent and commercially reasonable manner, (b) to observe and perform in all material respects each and every term to be observed or performed by Borrower thereunder, (c) to do no act which would relieve General Contractor or GMP Guarantor from its obligations thereunder, (d) to not amend or make any “Change Orders” or “Field Directives” (as such terms are defined in the Guaranteed Maximum Price Contract; hereinafter, “Scope

Changes”) under the Guaranteed Maximum Price Contract except as permitted under Section 7.11 hereof; (e) except to Agent for the benefit of Agent and Lenders, not to sell, convey, transfer, assign, alienate, mortgage, encumber, pledge, hypothecate, or transfer the Guaranteed Maximum Price Contract, the GMP Guaranty or any interest thereon (or, without the prior approval of Agent, permit the sale, conveyance, transfer, assignment, alienation, mortgaging, encumbrance, pledging, hypothecation, or transfer of the Guaranteed Maximum Price Contract by General Contractor or of the GMP Guaranty by the GMP Guarantor, or any interest in either), (f) not to terminate, suspend or cancel the Guaranteed Maximum Price Contract or the GMP Guaranty or waive any material provision thereof without the prior reasonable consent of Agent, provided that, Borrower may terminate or cancel the Guaranteed Maximum Price Contract if prior to or simultaneously with such termination or cancellation, Borrower shall have entered into a new construction management agreement with a construction manager with a guaranteed maximum price, which construction manager, agreement and price shall each be reasonably acceptable to Agent (and if reasonably requested by Agent, Borrower shall also obtain a guaranty of such agreement in form and substance, and from an entity, reasonably satisfactory to Agent) and (g) to notify Agent of any default thereunder promptly after obtaining Knowledge thereof and provide Agent with copies of all material notices delivered in connection therewith.  Borrower shall from time to time, upon request by Agent, use diligent efforts to cause General Contractor to provide Agent and Construction Consultant with reports in regard to the status of construction of the Project, in such form and detail as reasonably requested by Agent.  Promptly after Borrower’s receipt thereof, Borrower shall deliver to Agent copies of all trade contracts entered into by the General Contractor.

SECTION 7.02               Architect’s Contract.  To use diligent efforts, upon Agent’s request, to cause Borrower’s Architects to provide Agent and Construction Consultant with reports in regard to the status of construction of the Project, in such form and detail as reasonably requested by Agent.

SECTION 7.03               Insurance.  To maintain the Policies in full force and effect and to diligently prosecute all claims, and comply with all procedures and requirements thereunder.  The proceeds of any insurance shall be applied in accordance with the terms of the Project Loan Mortgage.

SECTION 7.04               Application of Funds.  To use the proceeds of the Project Loan solely and exclusively for the purposes set forth herein.

SECTION 7.05               Property Taxes.  To promptly pay when due (or to cause each Member to pay when due), and to provide (or cause to be provided to) Agent with receipted bills therefor if requested by Agent as soon as said receipted bills are available, all Property Taxes and, upon the failure of the owner(s) of the portion of lot 15 not owned by Borrower to pay all real estate taxes and other impositions on lot 15 prior to the due date thereof, to promptly pay all such taxes and impositions.  Notwithstanding the foregoing or anything herein to the contrary, Borrower or the applicable Member shall have the right to contest the validity or application of any Property Taxes by appropriate legal proceedings, so long as:  (1) such legal proceedings shall be prosecuted with diligence by Borrower (or such Member), shall operate to prevent any taking or closing or shutting down of the Premises or any portion thereof by any Governmental Authority, and shall have the effect of staying any type of sale or forfeiture of the Premises or any part thereof for failure to comply, (2) Borrower (or such Member) shall have deposited with or delivered to Agent, as applicable, cash collateral, a bond or such other security reasonably satisfactory to Agent, on such terms as may be reasonably satisfactory to Agent and (if applicable) in an amount as may be deemed reasonably necessary by Agent (taking into account amounts provided for in the applicable Budget for such Property Taxes and amounts remaining to be funded from the applicable Loan with respect thereto) to pay for such contest and to pay any such Property Taxes to the extent Borrower (or such Member) has not paid such Property Taxes to the applicable Governmental Authority), and any fines, penalties, charges and interest thereon which may be awarded or assessed (which amount shall be increased at the request of Agent when Agent determines (in its reasonable judgment) that a greater amount may be required to make such payments), (3) such proceeding shall not subject Agent, any Lender, Borrower or any Member to the risk of any criminal liability, (4) no Noticed Default or Event of Default shall then exist under any Project Loan Document, (5) Borrower (or such Member) gives Agent (x) reasonably continuous notice upon the commencement and during the continuation of any such proceeding of the status thereof, and (y) confirmation on such periodic basis as Agent may request of the continuing satisfaction of the conditions set forth in clauses (1) through (4) above, and (6) Borrower (or such Member) shall have furnished to Agent all other items reasonably requested by Agent.  If Borrower (or such Member) shall fail at any time to comply with the above conditions to contest or the Premises or any part thereof is, in the judgment of Agent, in any imminent danger of being forfeited or lost, Agent may require Borrower (or such Member) to, and Borrower (or such Member) will, thereupon make the payment which is the subject of the contest.  During the continuance of an Event of Default, Agent may, at its option, credit all or any part of any cash, bond or other security then held by it to the Indebtedness in such order as Agent may elect.  Upon final determination of such contest, Borrower (or such Member) will take all steps necessary to comply with any requirements arising therefrom.  Borrower (on behalf of itself and each Member) hereby absolutely and unconditionally collaterally assigns to Agent for the benefit of Lenders all of its right, title and interest in and to any refund of Property Taxes or other assessments (net of all reasonable collection expenses and any portions thereof payable to tenants and, after the NYTC Units Redemption, to NYTC Member) (such net refund amount, a “Tax Refund”) now or hereafter payable to Borrower or any Member as a result of any tax contest, protest, tax certiorari proceeding (“Tax Proceeding”) or otherwise.  If Borrower or any Member shall receive any Tax Refund applicable to the Project or any Unit, such Tax Refund shall be deposited with Agent by Borrower or such Member, within three (3) Business Days of receipt thereof, to be applied or deposited, at the option of Borrower (a) if the Collection Accounts Agreement has been executed as of such date and Borrower and each Member have complied with their other obligations under Section 7.57 hereof, to a Collection Account, (b) to the prepayment of the Loans on the next interest payment date or (c) on the next Advance Date, to pay Building Loan Costs and/or Project Loan Costs allocable to the applicable Units.  During the continuance of an

Event of Default, Agent may, at its option, credit all or any part of the Tax Refund to the Indebtedness in such order as Agent may elect.  Copies of all Property Tax bills received by Borrower shall be promptly sent by Borrower to Agent.

SECTION 7.06               Reimbursable Costs, Transaction Costs and Other Fees and Costs.  (a)  (i) To reimburse Agent for all reasonable, third-party out-of-pocket costs and expenses which may hereafter be incurred by Agent in connection with, or coincidental to, the Project Loan, including, (1) all Transaction Costs and (2) all Reimbursable Costs, and (ii) to reimburse Agent and each Lender for all reasonable, third-party out-of-pocket costs and expenses (including, without limitation, attorneys’ fees) which may hereafter be incurred by Agent or any Lender in connection with Assignments (other than any pledge or hypothecation) of the Project Loan and Project Loan up to a maximum of $90,000.00 in connection with all Assignments of the Loan.  All such costs and expenses shall be paid by Borrower within ten (10) Business Days after demand is given to Borrower, together with reasonable back-up information substantiating such costs and expenses.  Notwithstanding the foregoing, Borrower shall reimburse Agent on the date hereof for all Transaction Costs incurred by Agent to the date hereof.

(b)           All amounts incurred or paid by Agent or any Lender under Section 7.06(a) hereof, together with interest thereon at the Default Rate from the due date until paid by Borrower, shall be added to and be deemed for all purposes a part of the Indebtedness and shall be secured by the Security Documents.

SECTION 7.07               Completion of Construction.  To pursue with diligence the construction of the Project, the achievement of Core and Shell Completion, the achievement of “Substantial Completion” (as defined in the Ground Lease) no later than the Fixed Substantial Completion Date and the achievement of Final Completion with respect to the Project in accordance with this Agreement and all Public Project Agreements, the Material Contracts (to the extent applicable), and in substantial compliance with the Plans and Specifications, in a good workmanlike manner and free of defects, and in compliance with all restrictions, covenants and easements affecting the Mortgaged Property, all Legal Requirements, all Governmental Approvals, and all terms and conditions of the Project Loan Documents and to achieve “Substantial Completion” (as defined in the Ground Lease) by the Fixed Substantial Completion Date and Final Completion of the Project by the Maturity Date.  Borrower shall pay all sums and perform all duties as may be necessary to complete such construction and activities, all of which shall be accomplished in a manner such that the Mortgaged Property remains free from any Liens, claims or assessments (actual or contingent) for any material, labor or other item furnished in connection therewith.  Borrower shall deliver to Agent and Construction Consultant copies of all Governmental Approvals relating to such construction and development related activities as and when received by Borrower or any Member.  Borrower shall not commit or permit waste of the Mortgaged Property.  After Final Completion, Borrower (i) shall maintain or cause to be maintained the Mortgaged Property in good working order and shall comply with all Legal Requirements affecting the Mortgaged Property, (ii) maintain or cause to be maintained the NYTC Office Unit and the FC Office Unit as “Class A” office space, and (iii) maintain or cause to be maintained the FC Retail Unit as first-class retail space.

SECTION 7.08               Right of Agent to Inspect Property; Publicity.  To permit Agent and its representatives (including without limitation, the Construction Consultant) to enter and inspect the Project and all materials to be used in the construction thereof (such inspections to be performed, at the option of Borrower, with a representative or representatives of Borrower present thereat) and to examine the Plans and Specifications (a copy of which shall be kept at the Property) at all reasonable times and with reasonable advance notice; to cooperate and use reasonable efforts to cause the General Contractor, all contractors and subcontractors to cooperate with the Construction Consultant to enable it to perform its functions hereunder; and to permit Agent to maintain one sign on the Premises (at the expense of Borrower) in a location clearly visible to the public and otherwise publicize Agent’s role as Agent and/or a Lender; provided, however, that the text and circumstances of such sign shall be subject to the prior approval of Borrower, which consent shall not be unreasonably withheld or delayed and, to the extent required by the DUO Declaration, shall be in accordance with the terms and conditions set forth in the DUO Declaration.

SECTION 7.09               Construction Consultant.  (a)  To permit Agent to retain the Construction Consultant at the cost of Borrower for the purposes of (i) reviewing all construction contracts contemplated to be entered into by or on behalf of any Borrower Entity and which are required to be approved by Agent pursuant to this Agreement, (ii) reviewing the Plans and Specifications and all Draw Requests, (iii) reviewing all proposed changes to such construction contracts and Plans and Specifications, (iv) making periodic inspections of the Project, (v) reviewing all payment requisitions submitted by all Persons, (vi) reviewing all field reports, (vii) reviewing the Disbursement Schedule, Construction Schedule and the Budgets, and all proposed changes thereto and (viii) advising Agent generally concerning construction and construction and development related activities at the Project, including whether Core and Shell Completion has been achieved, and whether Substantial Completion and Final Completion have been achieved with respect to any Unit or the Project.  Borrower shall deliver (and shall cause each other Borrower Entity to deliver) to Agent and Construction Consultant copies of all documents referred to in this Section promptly upon receipt of same.

(b)           To pay the reasonable fees and reasonable out-of-pocket expenses of the Construction Consultant.

SECTION 7.10               Correction of Defects.  To promptly correct, regardless of whether demand has been made by Agent or Construction Consultant, all defects in the Project or any departure from the Plans and Specifications not previously approved by Agent (to the extent such approval was required pursuant to the terms hereof).  Borrower agrees that any Advance, whether before or after such defects or departures from the Plans and Specifications are discovered by or brought to the attention of Agent, shall not constitute a waiver of Agent’s right to require compliance with this covenant.

SECTION 7.11               Plans and Specifications; Approval of Change Orders; Cost Savings.

(a)           To permit no (i) Scope Changes or (ii) deviations or amendments to the Plans and Specifications or to the work to be performed under any contract or subcontract relating to construction of the Project (including any field orders) (each of the items in clauses (i) and (ii) of this Section 7.11(a), a “Change Order”) without the prior approval of Agent, such approval not to be unreasonably withheld, provided, however, that subject to the further provisions of this Section 7.11, Borrower may make or permit to be made any Change Order without Agent’s prior written approval so long as (A) (1) the cost of such Change Order does not exceed, as reasonably estimated by the Construction Consultant, $500,000 and such Change Order does not, in Agent’s reasonable judgment, materially change the design of the Project, (2) the cost of all such Change Orders made pursuant to this clause (A) do not exceed, as reasonably estimated by the Construction Consultant, $3,000,000 in the aggregate, (3) such Change Order does not cause any line item in any Budget to be exceeded (after taking into account, without duplication, any revisions or reallocations permitted under Sections 3.02, 3.03 and 3.20, reallocations under this Section 7.11 and revisions or reallocations under Sections 3.02, 3.03, 3.20 and 7.11 of the Building Loan Agreement, other reallocations approved by Agent, and any Completion Deposit or portion thereof (or any “Completion Deposit” (or portion thereof) under and as defined in the Building Loan Agreement) applicable to such line item, (4) such Change Order shall not increase the likelihood that “Substantial Completion” (as defined in the Ground Lease) will not be achieved by the Fixed Substantial Completion Date and Final Completion will not be achieved by the Maturity Date and (5) Borrower delivers to Agent prior notice of such Change Order or (B) such Change Order is required by a new Legal Requirement or is mandated by health, life or safety reasons which were not reasonably foreseeable by Borrower, provided that Borrower shall, if practicable, provide prior notice of such Change Order to Agent, and if not practicable, shall give notice to Agent immediately thereafter.

(b)           Notwithstanding the provisions of Section 7.11(a) above, no Change Order shall be submitted to Agent or implemented (and Borrower shall not instruct the General Contractor or any other contractor or direct or indirect subcontractor to perform or implement any such Change Order) which requires (or is alleged by the applicable party to require) the approval of the Extension Loan Lender, FC Member, Ground Lessor, ESDC, the City of New York, the New York City Transit Authority, NYTC Member or ING Member (or with respect to which it is claimed, by any such entity, that its approval is required) unless such approval has been previously obtained.

(c)           Each notice to Agent of, and each request to Agent for approval of, a Change Order shall specify the amount of such Change Order, the aggregate amount of all previous Change Orders and the aggregate amount of Change Orders then counting towards the aggregate limit referred to in clause (A)(2) of Section 7.11(a).  Borrower shall maintain adequate records to substantiate all costs incurred in constructing the Project, including drawings marked to reflect all approved changes to the Plans and Specifications.

(d)           In the event that (A) a line item in a Budget shall be completed (and paid for in full with all appropriate final lien waivers obtained) without the expenditure of all amounts in the applicable Budget allocated to such line item, (B) Borrower shall demonstrate to Agent’s reasonable satisfaction that a cost savings has been or will be realized with respect to any uncompleted line item (other than the “Construction Interest-GMAC Loan/NYTC Funding Amount,” the “Rent-Up Deficit” and the “Additional Interest Reserve” line items in the Budgets (collectively, “Additional Interest Line Items”)), or (C) in the case of the Additional Interest Line Items if (x) Breakeven Leasing has been achieved (provided that for purposes of this Section 7.11(d) only, Breakeven Leasing shall be calculated assuming the Extension Loan has been made), and (y) Borrower shall demonstrate to Agent’s satisfaction (in Agent’s sole discretion) that if the requested portion of any of the Additional Interest Line Items is reallocated, the remaining aggregate amount of the Additional Interest Line Items constitute an adequate interest reserve including an adequate reserve (if the Initial Advance Interest Rate Cap was not purchased), for all anticipated purchases of Future Advance Interest Rate Caps (excluding, however, interest payable on the Extension Loan), Agent shall permit the applicable portion of such overbudgeted line item to be (x) in the case of NYTC Units Budget line items, Advanced pursuant to the last sentence of Section 3.05(d) of this Agreement or (y) in the case of FC Units Budget or NYTC Units Budget line items, shifted to one or more other line items (but only, in the case of clause (C), to the Building Loan Contingency (as defined in the Building Loan Agreement) and the line item that includes leasing commissions and only to the extent that all reallocations under said clause (C), together with any reallocations under Section 7.11(d)(C) of the Building Loan Agreement, do not exceed $15,000,000.00), provided that:  (i) a revised Budget and a revised Disbursement Schedule, each of which shall indicate revisions made to date (including, without limitation, the reallocation of amounts as a result of such cost savings) shall have been furnished to and reasonably approved by Agent and Construction Consultant (provided that in the case of the Disbursement Schedule only, Agent and Construction Consultant shall be deemed to have approved any best estimate revisions made in good faith by Borrower), (ii) no line item for Hard Costs shall be reallocated to pay any line items that are not Hard Costs until all Hard Costs shall have been paid for, and (iii) any reallocation of Budget amounts will not have the effect of reducing the net sum which Borrower estimates will be available to it from the Building Loan to pay contractors, subcontractors, laborers and materialmen for the Improvement as set forth in Borrower’s Lien Law Affidavit.  Notwithstanding the foregoing, no reallocation with respect to the Development Cost Line Item shall be permitted; provided, however, that upon achievement of Substantial Completion of the Project, Borrower shall be permitted to use all or any portion of the Development Cost Line Item for the purchase of any Interest Rate Caps then required to be provided hereunder and, to the extent the Development Cost Line Item exceeds the costs of such Interest Rate Caps as determined by Agent, to any other line item in the Budgets, subject, however, to clause (iii) of this Section 7.11(d).

(e)           Agent and Borrower acknowledge and confirm that notwithstanding any other provision hereof, (i) the implementation of Section 7.11(d) may result in an increase in Loan proceeds used to pay Building Loan Costs and a corresponding decrease in Loan proceeds used to pay Project Loan Costs, but under no circumstances can result in a decrease in Loan proceeds used to pay Building Loan Costs or an increase in Loan proceeds used to pay Project Loan Costs and (ii) the implementation of the procedures set forth in Section 7.11(d) of the Building Loan Agreement may result in an increase in the Building Loan Amount and a decrease in the Project Loan Amount.  If Borrower intends to so use a portion of the Project Loan Amount to pay Building Loan Costs, then, at Agent’s option, such use shall be accomplished by decreasing the Project Loan Amount and increasing the Building Loan Amount, with an accompanying increase in the amount of the Building Loan Mortgage and a decrease in the Project Loan Mortgage, and Borrower shall execute documents reasonably requested by Agent (including a severing of the Project Loan Mortgage into two (2) mortgages and a consolidation of one (1) such mortgage with and into the Building Loan Mortgage) to effectuate such changes.

SECTION 7.12               Appraisal.  To permit Agent to conduct or have conducted, at Agent’s sole option and at Borrower’s expense, additional appraisals of the Mortgaged Property, or updates to the Appraisal, in form and substance satisfactory to Agent, provided, however, that Borrower shall not be required to pay for such additional appraisals if:  (i) no Noticed Default or Event of Default exists under this Agreement or any other Project Loan Document; (ii) such appraisal or update is not required by any Legal Requirement applicable to any Lender or the interpretation or administration thereof by any Governmental Authority or comparable agency charged with the interpretation or administration thereof; (iii) such additional appraisal or update is not required by the express terms of this Agreement or any other Loan Document; and (iv) Borrower shall have previously paid for an additional appraisal or an update to the Appraisal during the calendar year in which such additional appraisal or update is dated.

SECTION 7.13               Material Contracts; Approval of Activities.  (a) Without the prior approval of Agent, which approval shall not be unreasonably withheld or delayed, not to (and not to permit any Member to and, in the case of Major Subcontracts, not to permit (to the extent that Borrower’s approval is required under the Guaranteed Maximum Price Contract) General Contractor to) (i) except to Agent for the benefit of Agent and Lenders, sell, convey, transfer, assign, alienate, mortgage, encumber, pledge, hypothecate or transfer any Material Contract (which for purposes of this Section 7.13 (other than subsection (c) of this Section 7.13) shall not include the Guaranteed Maximum Price Contract, the GMP Guaranty, the Ground Lease or the Severance Subleases), or any interest therein, or permit the sale, conveyance, transfer, assignment, alienation, mortgaging, encumbrance, pledging, hypothecation or transfer by the third party thereto, except in accordance with the terms hereof, (ii) enter into, amend, modify, suspend, surrender, terminate, cancel, waive or release any material provision of any (or, in the case of Major Subcontracts, permit (to the extent that Borrower’s approval is required under the Guaranteed Maximum Price Contract) General Contractor to enter into, amend, modify, suspend, surrender, terminate, cancel, waive or release any material provision of such) Material Contract (including, without limitation, the definition of Core and Shell in the Architect’s Agreement) of the Project, except to the extent permitted or approved under Section 7.11 or, in the case of the termination or cancellation of the Architect’s Contract, Borrower may so terminate or cancel if, prior to or simultaneously with such termination or cancellation, Borrower shall have entered into a new agreement or agreements with one or more architects which agreement or agreements and architect or architects shall be reasonably acceptable to Agent, and in any event such agreement or agreements shall use the same definition of Core and Shell as that used in the Architect’s Agreement.  Simultaneously with the entering into of any Managing Agent Agreement or, to the extent requested by Agent, any Leasing Agent Agreement or any other Material Contract (other than any Major Subcontract), Borrower shall (or shall cause the Member which is a party thereto to) cause the other party thereunder to execute and deliver to Agent a consent to the collateral assignment thereof in form and substance reasonably satisfactory to Agent.

(b)           To observe and perform in all material respects each and every term to be observed or performed by Borrower (and to cause each other Borrower Entity to do the same) pursuant to the terms of any Material Contract (other than any Major Subcontract) and to: (i) promptly notify Agent of any material default under any Material Contract (other than any Major Subcontract, in which case Borrower shall promptly notify Agent of any material defaults thereunder promptly after Borrower acquires Knowledge thereof) and provide Agent with copies of any notices delivered in connection with any default under any Material Contract; and (ii) enforce (or, in the case of Major Subcontracts, cause, to the extent permitted under the Guaranteed Maximum Price Contract, the enforcement of) the provisions thereof in a diligent and commercially reasonable manner.

(c)           Agent’s right hereunder to approve any Material Contract shall create no responsibility or liability on behalf of Agent or Lenders for their completeness, design, sufficiency or compliance with Legal Requirements.

SECTION 7.14               Leases.  (a)  To (and to cause each Member to, as applicable):

(i)            perform or cause to be performed in all material respects the lessor’s obligations under each Lease where there is not at the time an outstanding “Event of Default” by tenant thereunder,

(ii)           promptly notify Agent in writing of any material default under any Lease and provide Agent with copies of any notices delivered or received in connection with any default under any Lease,

(iii)          enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the other party or parties under any Lease, to the extent it is commercially reasonable to do so,

(iv)          during the continuance of an Event of Default, grant Agent the right, but Agent shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of any Lease on the part of the Borrower or such

Member (as applicable) to be performed or observed to be promptly performed or observed in all material respects on behalf of Borrower or such Member (as applicable), to the end that the rights of Borrower or such Member (as applicable) in, to and under said Leases shall be kept unimpaired and free from default,

(v)           provide, simultaneously with the execution of each Lease (or on or prior to the date hereof with respect to Leases executed on or prior to the date hereof), to (1) each lessee, a Section 291-f Notice in form and substance reasonably satisfactory to Agent, and (2) Agent, an executed acknowledgment from each such tenant relating to the payment of rent and security deposits to a Security Deposit Account and a Collection Account and the use of an expedited check clearing process, which acknowledgment shall be in the form required by each of the Security Deposit Accounts Agreement and the Collection Accounts Agreement, and

(vi)          not, without the prior approval of Agent, which approval shall not be unreasonably withheld or delayed (except in the case of subclauses (3) and (4) of this clause (vi) or any matter relating to a Lease with (or proposed to be with) an Affiliate of any Borrower Entity, in which case Agent’s approval may be withheld in Agent’s sole and reasonable discretion),

(1)   except as expressly permitted thereunder (but subject to the provisions of clause (7) below), amend, modify, extend or otherwise alter, in any material respect, any Lease;

(2)   enter into (subject to the further provisions of this Section 7.14) any Lease;

(3)   assign, mortgage, pledge or otherwise transfer, dispose of or encumber, whether by operation of law or otherwise, any Lease or the Rents thereunder or therefrom except in connection with the Extension Loan;

(4)   accept or permit the acceptance of a prepayment of any of the Rents (excluding security deposits) in respect of any Lease for more than one (1) month in advance of the due date therefor;

(5)   waive or release any of its material rights under any Lease or any guaranty thereof;

(6)   consent to the assignment of all or any portion of any Lease, or a sublease of all or any portion of a Lease by the lessee thereunder (to the extent Lessor’s consent is required for such assignment);

(7)   materially relocate any portion of any space subject to a Lease; or

(8)   terminate, cancel or accept a surrender of any Lease unless a monetary default exists thereunder or the applicable tenant has filed for bankruptcy or has had an involuntary bankruptcy filed against it;

provided, however, that any Lease that is by its express terms subordinate to the Project Loan Mortgage (and all amendments and refinancings thereof and increases thereto) without the delivery of a non-disturbance agreement by Agent shall not be subject to subclauses (1), (2), (5), (6) and (7) of this clause (viii) of this Section 7.14 if such Lease (together with all other Leases with the applicable Tenant and Affiliates thereof) is (taking into account all expansion options) for (x) office space only comprising not more than one full floor or not more than 25,000 rentable square feet or (y) retail space only comprising not more than 10,000 rentable square feet (any Lease covered by this proviso clause, a “Subordinate Lease”).

(b)           All Leases shall be subordinate to the Project Loan Mortgage and provide that the lessee thereunder agrees to attorn to Agent at Agent’s request.  Notwithstanding the foregoing, so long as Borrower is not then in monetary or material non-monetary Default hereunder, at the request of Borrower or the applicable Member, Agent, for itself and on behalf of Lenders, shall enter into a Non-Disturbance Agreement with each proposed Tenant under a Permitted Lease which meets the conditions set forth in clauses (i) or (ii) below, as applicable, and each of clauses (iii) through (vii) below.

(i)            As to proposed Tenants of space in the FC Retail Unit or the Common Elements Leasable Space (as defined in the Ground Lease), as applicable:  (x) the proposed Tenant is of sufficient financial condition to perform the obligations under the applicable Permitted Lease, taking into account any security deposit posted by the proposed Tenant, and Agent shall have been furnished with evidence reasonably satisfactory to Agent of such financial condition, and (y) the rentable square feet demised by such Permitted Lease is:

(A)          10,000 or more, or

(B)           (1) 5,000 or more, but less than 10,000, and (2) the Tenant has expended or is obligated to expend at least $100.00 (subject to adjustment as provided in Section 13.2(b)(i)(B) of the Ground Lease) per square foot (exclusive of any allowance provided by Borrower or the applicable Member with respect to such improvements) on such Tenant’s initial tenant improvement work, or

(C)           (1) 2,500 or more, but less than 5,000, and (2) the Tenant has expended or is obligated to expend at least $200.00 (subject to adjustment as provided in Section 13.2(b)(i)(B) of the Ground Lease) per square foot (exclusive of any allowance provided by Borrower or the applicable Member with respect to such improvements) on such Tenant’s initial tenant improvement work.

(ii)           As to proposed Tenants of the FC Office Unit or the NYTC Office Unit:

(A)          If NYTC Guarantor or its Affiliates occupy the NYTC Office Unit, and the leased space is in the FC Office Unit and the proposed Tenant is NYTC Guarantor pursuant to the form of NYTC Sublease substantially as set forth in Exhibit Q attached to the Ground Lease (the “NYTC Form Sublease”) in the form of the Non-Disturbance Agreement, provided that such Non-Disturbance Agreement shall provide that it is not effective unless and until the NYTC Units are not subject to the lien of the Building Loan Mortgage and the Project Loan Mortgage and NYTC Guarantor has no direct or indirect ownership interest in FC Member or Borrower; or

(B)           in all circumstances not covered by clause (ii)(A) of this Section 7.14(b), (1) the space demised by such Permitted Lease is one-half of one full floor or more (provided, however, that, with respect to a Permitted Lease of less than a full floor Agent’s obligation to enter into a Non-Disturbance Agreement pursuant to this Section 7.14(b)(ii)(B) shall apply only if Borrower shall supply to Agent, together with Borrower’s Lease Request Form, evidence reasonably satisfactory to Agent that the space to be leased shall be regular in shape, reasonably accessible in a customary manner, rented at not less than fair market value and otherwise on terms that are commercially reasonable and customary in respect of similarly situated tenants of space of the size and quality to be demised under the Permitted Lease), and (2) the proposed Tenant is of sufficient financial condition to perform the obligations under the proposed Permitted Lease, taking into account any security deposit posted by the proposed Tenant, and Agent shall have been furnished with evidence reasonably satisfactory to Agent of such financial condition.  For the purposes of this clause (ii)(B), evidence of “fair market value” and “commercially reasonable and customary” terms may be provided by the opinion of two (2) or more disinterested real estate professionals, each having at least ten (10) years of experience in valuing or leasing commercial real estate in midtown Manhattan (each, a “Real Estate Professional”).

(iii)          The proposed Tenant is not an Affiliate of Borrower or any Member (except as Permitted in clause (ii)(A) of this Section 7.14(b)).

(iv)          The proposed Tenant (and its direct and indirect owners if such proposed Tenant is not publicly held) is not a Prohibited Person (as defined in the Ground Lease).

(v)           The Permitted Lease satisfying the conditions set forth in Section 7.14 (b)(ii)(A) shall provide for no decrease in the amount of rent payable thereunder over the term of such Permitted Lease except for customary abatements and offsets of rent.

(vi)          Except in respect of a Permitted Lease satisfying the conditions set forth in Section 7.14(b)(ii)(A), none of (A) the demised premises (including any expansion space) under such Permitted Lease, nor (B) the exclusive or prohibited use provisions of such Permitted Lease, conflict with (1) the demise under or (2) the exclusive or prohibited provisions of, any other Permitted Lease, and Borrower shall deliver to Agent a certification to such effect signed by Borrower.

(vii)         Except in respect of a Permitted Lease satisfying the conditions set forth in Section 7.14(b)(ii)(A), and subject to clauses (b)(i) and (b)(ii) above, as applicable, the Permitted Lease contains terms that are commercially reasonable and customary in respect of similarly situated tenants of space of the size and quality to be demised under the proposed Permitted Lease, and the rent and other amounts owed thereunder constitute not less than fair rental value for the space to be demised thereunder.  For purposes of this clause (vii), evidence of “commercially reasonable and customary” terms and “fair market value” may be provided by the opinion of two (2) or more Real Estate Professionals.

(c)           All Leases of space in the Units and Common Elements (other than Subordinate Leases) must be in a form as may be reasonably acceptable to Agent.  In the event that Agent shall fail to approve or disapprove of any proposal with respect to a Lease (other than a Subordinate Lease) made under this Section 7.14 within ten (10) Business Days after receipt by Agent of a notice from Borrower specifying that if Agent fails to approve or disapprove such proposal, such approval shall be deemed given, and provided that Agent shall have been provided with all material information necessary in the reasonable opinion of Agent to make such determination including, without limitation, the final form of the proposed Lease (and if the approval relates to a new lease, a summary of the material terms thereof), and all other material and/or necessary financial data on the potential tenant, as reasonably determined by Agent, Agent shall be deemed to have approved such proposal.  Any new Lease, and any modification, amendment, extension or alteration to any Lease, shall be delivered to

Agent promptly after execution by Borrower or the applicable Member and the Tenant thereunder.  Borrower shall pay all reasonable attorneys’ fees and disbursements incurred by Agent in connection with the review of proposed Leases by Agent’s counsel.  No Subordinate Lease, or any amendment thereto, shall be entered into unless Agent is given not less than five (5) Business Days’ notice thereof.

(d)           All information in all requests for Lease approvals shall be true and correct in all material respects.

SECTION 7.15               Books and Records.  To keep and maintain detailed, complete and accurate books, records and accounts, on a Fiscal Year basis, reflecting all of its financial affairs and all items of income and expense of Borrower in connection with the Property and the construction of the Project in accordance with generally accepted accounting principles consistently applied and the results of the operation thereof.

SECTION 7.16               Financial Statements and Other Information.  (a)  To furnish Agent the following:

(i)            Quarterly Statements.  (A) From and after the Fiscal Year quarter following the Fiscal Year quarter in which Substantial Completion occurs, within forty-five (45) days after the close of each Fiscal Year quarter, an unaudited (1) operating statement of the Property detailing the total revenues received and the total expenses incurred and (2) to the extent not covered by the foregoing, a balance sheet and profit and loss statement of Borrower and FC Member, in each case prepared in accordance with generally accepted accounting principles, consistently applied, and certified by Borrower or FC Member, as applicable, and (B) within forty-five (45) days after the date of filing or submission thereof, copies of the 10-Q statements of each of the Guarantors; provided, however, that from and after a Fiscal Year in which the shares of a Guarantor are no longer being traded on a nationally-recognized exchange, within forty-five (45) days after the close of each Fiscal Year quarter, unaudited financial statements prepared in accordance with generally accepted accounting principles, consistently applied, and otherwise in form and substance reasonably satisfactory to Agent, and certified by such Guarantor.

(ii)           Annual Statements.  (A)  From and after the Fiscal Year in which Substantial Completion occurs, within one hundred twenty (120) days after the close of each Fiscal Year, an audited (1) operating statement of the Property detailing the total revenues received and the total expenses incurred and (2) to the extent not covered by the foregoing, a balance sheet and profit and loss statement of Borrower and FC Member, in each case prepared in accordance with generally accepted accounting principles, consistently applied, and certified by Borrower or FC Member, as applicable, and (B) within one hundred twenty (120) days after the date of filing or submission thereof, copies of the 10-K statements of each of the Guarantors; provided, however, that from and after a Fiscal Year in which the shares of a Guarantor are no longer being traded on a nationally-recognized exchange, within one hundred twenty (120) days after the close of each Fiscal year, audited financial statements prepared in accordance with generally accepted accounting principles, consistently applied, and otherwise in form and substance reasonably satisfactory to Agent and certified by such Guarantor.

(iii)          a certificate from Borrower certifying that there is no Default or Event of Default under the Loan Documents, which certificate shall be delivered to Agent no later than forty-five (45) days after the close of each Fiscal Year of the Borrower;

(iv)          such other reports and information (including, without limitation, bank statements, but only as to Borrower and the Members) as Agent shall reasonably require, which reports and information shall be delivered to Agent as soon as practicable but in no event later than twenty (20) days after Agent’s request therefor, provided that, if such information cannot reasonably be delivered within such twenty (20) day period, within such longer period as may be required so long as such entity is diligently pursuing the delivery thereof;

(v)           monthly leasing status reports for the FC Units, and, from and after Substantial Completion of any Unit, retail tenant sales reports with respect to any tenants who are currently paying percentage rent, tenant receivables reports and a current rent roll for each such Unit, each certified to fairly represent the status of such Unit by the owner of such Unit, which reports shall be delivered to Agent no later than twenty (20) days after the last day of each calendar month; and

(vi)          (1) monthly statements showing any revisions since the preceding monthly statement to the Plans and Specifications (including all Change Orders since the preceding monthly statement (regardless of whether the work on such Change Order has commenced or the price therefor or any applicable time extension with respect thereto has been agreed to) and (2) quarterly statements showing the contracts entered into by any Borrower Entity, or by General Contractor with subcontractors, subsequent to the Closing Date, which statements shall be certified by Borrower (as to contracts entered into by Borrower) or the applicable Member (as to contracts entered into by such Member) and delivered to Agent and Construction Consultant no later than twenty (20) days after the last day of each calendar month or calendar quarter, as applicable.

(b)           To grant (and to cause each Member to grant) Agent the right to conduct an independent audit of any of the above financial information at its own expense at any time; provided, however, that if any such audit shall reveal an error in excess of three and one-half percent (3½%), such audit expense shall be borne solely by the Borrower or Member which is being audited.

(c)           To grant (and to cause each Member to grant) Agent and its advisors the right upon reasonable prior notice during reasonable business hours at the

Premises or at Borrower’s or such Member’s office to examine the records, books, management and other papers of Borrower or such Member, as applicable, which reflect upon such entity’s financial condition, and Agent and its advisors shall have the right to make copies and extracts from the foregoing records and other papers.

SECTION 7.17               Compliance with Legal Requirements.  (a)  To comply, and cause the Mortgaged Property to comply at all times with all Legal Requirements applicable thereto, including, without limitation, obtaining and complying with all conditions and requirements of all Governmental Approvals then necessary for the construction, use, occupancy and operation of the Mortgaged Property or any portion of the Mortgaged Property or the business thereon, and to preserve and maintain the same in full force and effect; and to provide Agent with evidence reasonably satisfactory to Agent that the Mortgaged Property complies with all Legal Requirements applicable thereto.  Without limiting the foregoing, Borrower shall strictly comply (and shall cause each Member to comply) to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities.

(b)           Borrower or the applicable Member will have the right to contest the validity or application of any of the Legal Requirements affecting the Mortgaged Property by appropriate legal proceedings, so long as:  (1) such legal proceedings shall be prosecuted with diligence by Borrower (or such Member) and shall operate to prevent any taking or closing or shutting down of the Premises or any portion thereof by any Governmental Authority, and shall have the effect of staying any type of sale or forfeiture of the Premises, (2) Borrower (or such Member) shall have deposited with or delivered to Agent, as applicable, cash collateral, a bond or such other security reasonably satisfactory to Agent on such terms as may be reasonably satisfactory to Agent and (if applicable) in an amount as may be deemed reasonably necessary by Agent to pay for such contest and to pay for the cost of compliance (if not yet paid) with such Legal Requirements, and any fines, penalties, charges and interest thereon which may be awarded or assessed (which amount may be increased at the request of Agent when Agent determines (in its reasonable judgment) that a greater amount may be required to make such payments), (3) such proceeding shall not subject Agent, any Lender or any Borrower Entity to the risk of any criminal liability, (4) no Noticed Default or Event of Default shall then exist under any Project Loan Document, (5) Borrower (or such Member) gives Agent (x) reasonably continuous notice upon the commencement and during the continuation of any such proceeding of the status thereof, and (y) confirmation on such periodic basis as Agent may request of the continuing satisfaction of the conditions set forth in clauses (1) through (4) above, and (6) Borrower (or such Member) shall have furnished to Agent all other items reasonably requested by Agent.  If Borrower (or such Member) shall fail at any time to comply with the above conditions to contest or if the Premises or any part thereof is, in the judgment of Agent, in any imminent danger of being forfeited or lost, Agent may require Borrower (or such Member) to, and Borrower (or such Member) will thereupon, comply with the Legal Requirement which is the subject of the contest.  During the continuance of an Event of Default, Agent may, at its option, credit all or any part of any such cash, bond or other security then held by it to the Indebtedness in such order as Agent may elect.  Upon final determination of such contest, Borrower (or such Member) will take all steps necessary to comply with any requirements arising therefrom and, after final payment of all costs of such contest and any costs of compliance, Agent shall return to Borrower (or such Member) any remaining security held by Agent pursuant to the foregoing clause (2).

(c)           Without limiting any other provision of this Section 7.17, each Borrower Entity shall comply with all legal requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect.  Without limiting anything in the foregoing sentence, no Borrower Entity shall take any action, or permit any action to be taken, that would cause the representations and warranties in Section 6.05(b) of this Agreement to become untrue or inaccurate at any time during the term of the Loans.  Each Borrower Entity shall notify Agent promptly after obtaining knowledge that the representations and warranties in Section 6.05(b) of this Agreement may no longer be accurate or that any other violation of the foregoing legal requirements has occurred or is being investigated by any Governmental Authority.  In connection with such an event, each Borrower Entity shall comply with all legal requirements and directives of Governmental Authorities and, at Agent’s request, provide to Agent copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such event.  Borrower shall also reimburse Agent and Lenders for all actual reasonable expenses incurred by Agent in evaluating the effect of such an event on the Loans and the collateral for the Loans, in obtaining any necessary license from Governmental Authorities as may be necessary for Agent to enforce its rights under the Loan Documents, and in complying with all legal requirements applicable to Agent or any Lender as the result of the existence of such an event and for any penalties or fines imposed upon Agent or any Lender as a result thereof.  All such expenses shall constitute Reimbursable Costs.  Borrower agrees to confirm the representation and warranty set forth in Section 6.05(b) hereof in writing on an annual basis if requested by Agent to do so.

SECTION 7.18               Title.  Except to the extent permitted by Section 7.39 hereof, to keep the Mortgaged Property free and clear of all Liens, other than the Permitted Exceptions and the liens in favor of Agent, for the benefit of Lenders, and to warrant and defend against the claims of all Persons (a) the title to the Mortgaged Property and every part thereof and (b) the validity and first priority (subject only to the Permitted Exceptions) of any Lien under the Security Documents.

SECTION 7.19               Maintain Existence.  (a)  To maintain its existence in good standing and make no changes in its organization or in any of its organizational documents (except that (i) Borrower shall be permitted to dissolve after all Units have been redeemed by the Members in accordance with the provisions of this Agreement and the Building Loan Agreement and (ii) Borrower shall be permitted to amend its organizational documents to the extent necessary to reflect the withdrawal of NYTC Member from Borrower in connection with the NYTC Units Redemption and the withdrawal of FC Member in connection with the transaction described in Section 7.50 hereof, provided that Borrower delivers (or causes to be delivered) documentation reflecting such changes certified in such manner as Agent may reasonably request), and to cause the same to be true with respect to the Members and, to the extent that a failure to observe the foregoing covenant would constitute a Material Adverse Effect, to cause the same to be true with respect to the Guarantors.

(b)           Except as permitted by, and in accordance with, Sections 7.32, 7.46 and 7.50, to not, without the Agent’s prior approval, convey or transfer any part of its property, assets, or business to any other Person (and to cause the same to be true with respect to the Members).

(c)           To maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business (and to cause the same to be true with respect to the Members).

SECTION 7.20               Interest Rate Caps.  (a)  Either (i) to the extent required by the first sentence of Section 4.02(e)(7), to purchase, deliver to Agent and maintain the Initial Advance Interest Rate Cap or (ii) if the Initial Interest Rate Cap is not required to be purchased, to purchase, deliver to Agent and maintain an interest rate cap (a “Future Advance Interest Rate Cap”) if the LIBOR Rate equals or exceeds, at any time during the applicable six (6) month period (the “Period”) set forth on Schedule 2 hereto, the “trigger rate” for such period set forth on said Schedule 2, which Future Advance Interest Rate Cap shall be in form and substance reasonably acceptable to Agent, shall be with a counterparty reasonably acceptable to Agent, shall cap the LIBOR Rate at the applicable rate set forth on said Schedule 2, and shall have a term of the Period or the balance thereof remaining.  At any time that Borrower shall be required to deliver to Agent a Future Advance Interest Rate Cap, Borrower shall also deliver to Agent (1) an Assignment of Interest Rate Cap with respect thereto, (2) a consent by the counterparty thereto to such Assignment of Interest Rate Cap and (3) an opinion, in form and substance, and from counsel, reasonably acceptable to Agent, as to the due authorization, execution and delivery by Borrower and enforceability of, and other customary matters with respect to, the Future Advance Interest Rate Cap and such Assignment of Interest Rate Cap (but not as to any matter with respect to such counterparty (other than the enforceability of such Future Advance Interest Rate Cap against such counterparty)).  If Borrower purchases any other interest rate caps, any interest rate management contracts or any “hedge agreements”, Borrower shall make the deliveries referred to in clauses (1), (2) and (3) of the preceding sentence with respect thereto.  Notwithstanding anything to the contrary in this Section 7.20, Borrower shall have the right, subject to Agent’s prior reasonable consent to increase the “trigger rates” set forth on said Schedule 2.

(b)           If Borrower fails to perform its obligations under the first and second sentences Section 7.20(a) within two (2) Business Days after it is required to do so, Agent may, in its sole discretion and in addition to any other rights and remedies it may have hereunder and under the other Loan Documents in connection with such failure, purchase the required Future Advance Interest Rate Cap, in which event Borrower shall be obligated to reimburse Agent for the cost therefor.

SECTION 7.21               Further Assurance.  To execute and deliver promptly (and to cause each other Borrower Entity to execute and deliver promptly) such additional agreements and instruments and to take promptly such additional actions as Agent may at any time and from time to time reasonably request in order for Agent and Lenders to obtain the full benefits and rights granted or intended or purported to be granted by this Agreement and the other Project Loan Documents to which it (or such Borrower Entity) is a party, provided the same do not change any such Borrower Entity’s liabilities, or decrease such Borrower Entity’s rights, under the Project Loan Documents (other than, in each case, to a de minimis extent).  In furtherance of the foregoing, if at any time Agent has reason to believe that the Project Loan is not secured or will or may not be secured by the Security Documents as a first priority lien (subject only to the Permitted Exceptions) or security interest on the collateral intended to be granted under such Security Documents, then Borrower shall, within five (5) Business Days after notice from Agent, do and shall cause each other Borrower Entity to do, all things and matters reasonably necessary (including execution and delivery to Agent of all further documents and performance of all other acts which Agent deems reasonably necessary or appropriate) to assure to the satisfaction of Agent that the Project Loan is secured with first priority liens or security interests (subject only to the Permitted Exceptions) on the collateral intended to be granted under such Security Documents.

SECTION 7.22               Budgets, Etc.  Not to change any line item in any Budget, or the Construction Schedule without Agent’s prior reasonable consent except to the extent expressly permitted hereunder.  Notwithstanding anything to the contrary contained in this Agreement, no request for Agent’s approval for any change in any Budget or in the Construction Schedule shall be made if such change would also require the approval of either Member or any third party (or if any such Member or third party claims that such change requires its approval), unless such other approval has previously been granted or a request for such other approval is made concurrently with the request to Agent.

SECTION 7.23               Zoning, Easements and Restrictions; Use; Alterations.  (a)  Not to (and to cause each other Borrower Entity not to), without Agent’s prior approval, (i) initiate or support any limiting change in the permitted uses of the Mortgaged Property (or to the extent applicable, the zoning reclassification of the Mortgaged Property or modification to the DUO Declaration) or any portion thereof, or seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, the zoning ordinances) applicable to the Mortgaged Property, (ii) use or permit the use of the Mortgaged Property in a manner that would cause a default under the terms of any Project Loan Documents to which it is a party, or any Material Contracts (to the extent applicable), Leases, Legal Requirements, Governmental Approvals or any Permitted Exceptions, or the Equity Contribution Documents, (iii) modify, amend or supplement any Permitted Exception in a manner adverse in any material respect to the interests of Agent or Lenders, (iv) impose or permit or suffer the imposition of any material restrictions, covenants or easements upon the Mortgaged Property (other than the Permitted Exceptions), (v) execute or file any subdivision plat affecting the Mortgaged Property, (vi) institute, or permit the institution of, proceedings to alter any tax lot comprising the Mortgaged Property except as contemplated by Section 7.43 hereof with respect to Lot 15 and in connection with the Condominium Documents, (vii) permit or suffer the Mortgaged Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or implied easement, or (viii) enter into any zoning lot merger agreement or similar agreement affecting the Mortgaged Property.

(b)           Except for the construction of the Premises in accordance with the terms of the Project Loan Documents, not cause, suffer or permit, without Agent’s prior approval (i) any material alteration of the Improvements except as permitted by the terms of any Permitted Leases or (ii) any demolition or removal of any portion of the Improvements or the Personal Property, except for the removal in the ordinary course of business of items which are obsolete or the removal of which was made for good-faith business reasons and shall not adversely affect the use, operation or value of the Mortgaged Property.

SECTION 7.24               Laborers, Subcontractors and Materialmen.  To notify Agent immediately if Borrower receives any written default notice, notice of lien or demand for past due payment from any laborer, subcontractor or materialmen.  In addition, at any time that any material dispute with any third party to a Material Contract shall commence, Borrower shall advise Agent of the same in reasonable detail and keep Agent reasonably informed as of the status thereof.

SECTION 7.25               [INTENTIONALLY OMITTED]

SECTION 7.26               Comply with Other Project Loan Documents.  To perform (and to cause each Member to perform) all of its obligations under this Agreement and the other Project Loan Documents and all other documents evidencing or securing the Project Loan (to the extent each is a party thereto).

SECTION 7.27               [INTENTIONALLY OMITTED]

SECTION 7.28               Illegal Activities.  Not to knowingly permit any portion of the Mortgaged Property to be purchased, improved, constructed, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity.

SECTION 7.29               Indemnification.  (a)  To defend, indemnify and hold harmless each Indemnified Party from and against, and to reimburse the affected Indemnified Party for, any and all losses, claims, damages, judgments, costs, expenses (including reasonable attorney’s fees and disbursements), liabilities, fines, penalties and charges (collectively, the “Losses”), which are or may be imposed, or sustained by, such Indemnified Party by reason of any matter arising from any Project Loan Document or the Project Loan (including, without limitation, by reason of (w) the occurrence of any Default or Event of Default, (x) any brokerage commissions, (y) any bodily injury or property damage occurring in or upon or in the vicinity of the Mortgaged Property or the Project or (z) any act performed or omitted to be performed hereunder), except (i) costs and expenses of the type described in Section 7.06 for which Borrower is not liable under said Section 7.06 and (ii) to the extent that such Losses resulted from a violation of law by any Indemnified Party or from the gross negligence or willful misconduct of any Indemnified Party.  In case any claim, action or proceeding (a “Claim”) is brought against an Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, Agent shall give notice thereof to Borrower, provided, however, that the failure of Agent to so notify Borrower shall not limit or affect such Indemnified Party’s rights to be indemnified pursuant to this Section 7.29 except to the extent Borrower is materially prejudiced by such failure.  Upon receipt of such notice of a Claim, Borrower shall, at its sole cost and expense, in good faith investigate, prosecute, negotiate or defend any such Claim with counsel and consultants selected by Borrower and reasonably satisfactory to such Indemnified Party (provided, however, that if the counsel is required to be selected by Borrower’s insurance provider pursuant to the express terms of the applicable insurance policy, such counsel shall be deemed satisfactory to such Indemnified Party), which counsel may, without limiting the rights of such Indemnified Party pursuant to the following sentences of this Section 7.29, also represent Borrower in such investigation, action or proceeding.  Borrower shall cause its counsel to promptly keep Agent fully apprised of all matters relating to such Claim including, without limitation, copying Agent on all material written materials generated or received by such counsel, promptly responding to any questions from Agent as to the status of such Claim, and causing such counsel to agree that each Indemnified Party shall be entitled to rely upon the work product of such counsel to the same extent that Borrower is entitled to rely thereon; provided, however, that Borrower shall not be required to cause such counsel, and such counsel shall not be required, to take any action that, in the reasonable opinion of such counsel, could impair the attorney-client privilege between Borrower and such counsel.  In the alternative, such Indemnified Party may elect to conduct its own defense through counsel and consultants of its own choosing and at the sole expense of Borrower, but only if (A) such Indemnified Party determines that the conduct of its defense by Borrower would be in conflict with its interests or is reasonably likely to result in greater liability than would result if such Indemnified Party were directly defending or prosecuting such Claim, (B) Borrower refuses to investigate, prosecute, negotiate or defend, (C) Borrower shall have failed, in such Indemnified Party’s judgment, to investigate, prosecute, negotiate or defend the Claim diligently and in good faith or (D) Borrower shall fail to keep Agent fully apprised of the status of any Claim.  Borrower may settle any Claim against such Indemnified Party without such Indemnified Party’s approval, if (i) such settlement is without any liability, cost or expense whatsoever to such Indemnified Party, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Party under any federal, state or local statute or regulation, whether criminal or civil in nature and (iii) Borrower obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim; provided, however, that if, pursuant to the immediately preceding sentence, any Indemnified Party shall elect to conduct its defense through counsel of its own choosing, such Indemnified Party shall have the right (with the reasonable consent of Borrower if clause (A) only of the immediately preceding sentence applies), to settle such Claim in good faith and Borrower shall be responsible for any such settlement.  Nothing contained herein shall be construed as requiring Agent or any Indemnified Party to expend funds or incur costs to defend any Claim in connection with the matters for which Agent or any Indemnified Party is entitled to indemnification pursuant to this Section 7.29.  The obligations of Borrower hereunder shall specifically include the obligation to expend its own funds, to incur costs in its own name and to perform all actions as may be necessary to protect any Indemnified Party from the necessity of expending its own funds, incurring costs or performing any actions in connection with the matters for which such Indemnified Party is entitled to indemnification hereunder.  If, notwithstanding the foregoing, any Indemnified Party shall incur any expenses hereunder, Borrower shall reimburse such Indemnified Party for all such amounts within ten (10) days after demand therefor, and any amounts not so reimbursed shall bear interest at the Default Rate from the date such amount was due until so paid.

(b)           The obligations and liabilities of Borrower under this Section shall survive the termination of this Agreement and the payment of all amounts payable under the Project Loan Notes or the other Project Loan Documents.

SECTION 7.30               Condominium.  (a)  To (i) not amend or supplement the Condominium Documents without Agent’s prior approval, such approval not to be unreasonably withheld (Borrower and Agent hereby acknowledging and confirming that (x) subject to clause (y) of this parenthetical clause, Agent has approved the Condominium Declaration and the Condominium By-Laws substantially in the form attached as Exhibit E to the Operating Agreement, as the same is to be amended in accordance with the First Amendment) and (y) Agent’s approval, not to be unreasonably withheld, shall be required with respect to all portions of the Condominium Declaration and Condominium By-Laws not yet finalized and therefore not contained in said amended Exhibit E (e.g., Exhibits C, D and G of the Condominium Declaration), (ii) cause the Condominium Documents to comply with all applicable Legal Requirements, (iii) cause the Condominium Documents to be filed in the appropriate public offices and the condominium thereunder to be validly created on or prior to the achievement of Core and Shell Completion and (vi) from and after the date that the condominium is created, diligently enforce (and use diligent efforts to cause the condominium association to enforce) the second sentence of Section 1 of Article IX of the Condominium Declaration.

(b)           Without the prior consent of Agent, neither Borrower nor any Member shall abandon or change its plan for submission of the Mortgaged Property to the condominium form of ownership.

(c)           Agent shall, on Borrower’s request, and provided no Noticed Default or Event of Default shall then exist, subordinate the lien of the Project Loan Mortgage to the liens in favor of the condominium for common charges set forth in the Condominium Declaration pursuant to the Condominium Subordination Agreement, upon the satisfaction of the conditions enumerated below:

(i)            the NYTC Units Redemption shall have occurred in accordance with Section 7.46(a) hereof;

(ii)           the Title Insurance Policy insuring the Project Loan Mortgage shall have been endorsed to provide affirmative insurance in the form of Exhibit N attached hereto, to the effect that the Mortgaged Property constitutes a condominium validly created under the Condominium Act, Agent shall have received an assurance letter from the Title Companies in the form of Exhibit O hereto and Agent shall have received an endorsement to the existing title policy to the effect that the spreading of the Project Loan Mortgage and the Building Loan Mortgage referred to below shall not effect the validity or priority of such Mortgages;

(iii)          Borrower shall have duly executed and delivered, or caused to be duly executed and delivered, to Agent (a) a conditional assignment of Borrower’s rights under the Condominium Documents in the form of Exhibit P hereto and (b) a conditional resignation of each of the Managers (as defined in the Condominium Declaration) of the condominium association in the form of Exhibit Q hereto;

(iv)          Agent shall have received an opinion from counsel reasonably satisfactory to Agent which shall include opinions to the effect that (A) the Condominium Documents satisfy all applicable requirements of Governmental Authorities and have been duly executed and delivered and are enforceable against and by the Borrower, (B) all Legal Requirements relating to the formation of the condominium have been duly satisfied and, assuming the recording of the Condominium Declaration and the subordination of the Project Loan Mortgage and Building Loan Mortgage to the Condominium Declaration pursuant to the Condominium Subordination Agreement, the condominium has been duly and validly created and is existing in full force and effect, (C) the assignment referred to in clause (iii) of this subsection has been duly authorized, executed and delivered by Borrower and is enforceable against Borrower and (D) the resignations referred to in clause (iii) of this subsection are enforceable against said parties in accordance with their respective terms;

(v)           the condominium which shall be created by the Condominium Documents, together with Borrower, shall have furnished to Agent, at no cost or expense to Agent, a blanket insurance policy complying with the applicable requirements contained in the Project Loan Mortgage;

(vi)          the condominium association shall have (A) collaterally assigned its rights to Leases of rooftop and lobby spaces and agreed to deposit all Rents therefrom (to the extent of FC Member’s interest therein) into one of the Collection Accounts and (B) collaterally assigned the rights to excess casualty proceeds (to the extent of FC Member’s interest therein) to Agent for the benefit of Agent and Lenders, in each case pursuant to an agreement in form and substance reasonably satisfactory to Agent and Agent shall have received an opinion of counsel reasonably satisfactory to Agent as to the due authorization, execution and delivery and enforceability of such agreements and such other customary matters with respect thereto as Agent may reasonably require;

(vii)         the Project Loan Mortgage shall have been spread to cover the Severance Subleases to which FC Member is a party and the Ground Lease shall be released from the lien thereof;

(viii)        the Lease Assignment (as defined in the Ground Lease) shall have been duly executed and delivered;

(ix)           Agent shall have received such other documents (including, without limitation, a title continuation), certificates, instruments, opinions or assurances as Agent may reasonably request; and

(x)            Borrower shall have paid all reasonable out of pocket costs and expenses incurred by Agent in connection with the foregoing (including reasonable attorneys’ fees and disbursements).

(d)           Borrower shall give Agent not less than ten (10) Business Days notice of any meeting of the condominium board and shall cause Agent or any representative thereof to be permitted to attend any such meeting.  Upon reasonable notice by Agent, Borrower shall cause Agent or any representative thereof to be permitted to inspect the books and records of the Board of Managers and the FC Board of Managers (as each such term is defined in the Condominium Documents).

SECTION 7.31               Developer.  To retain Developer or an Acceptable Developer as the developer (or, from and after Substantial Completion, the operator or manager and Person with principal responsibility and authority (subject to veto rights over major decisions held by Persons with equity interests in the Project) for leasing decisions) of the Project.

SECTION 7.32               No Transfers or Encumbrances.  (a)  Not to, without the prior approval of, (1) in the case of Transfers contemplated by clause (i) of this subsection, the Super-Majority Lenders, (2) in the case of Transfers contemplated by clauses (ii) and (iii) of this subsection, but only if such Transfers result in a Change in Control of any Member, the Majority Lenders, and (3) in the case of all other Transfers, Agent:

(i)            cause or permit any sale, conveyance, transfer, alienation, mortgage, encumbrance, pledge, hypothecation or transfer of the Mortgaged Property or any portion thereof or interest therein, other than (w) as provided under the Building Loan Documents, (x) as permitted under Section 7.46 hereof, or (y) as permitted under Sections 7.32(b) and 7.50 hereof;

(ii)           cause or permit any direct or indirect sale, conveyance, transfer, alienation, mortgage, encumbrance, pledge or hypothecation of, or granting of any security interest by any of the direct or indirect members of Borrower (or other legal or beneficial holders of direct or indirect equity interests in Borrower) in, all or any portion of such member’s (or such other holder’s) interest in Borrower or the right to receive distributions (directly or indirectly) from Borrower, other than as provided under the Equity Contribution Documents;

(iii)          cause or permit any Person not now a Member of Borrower to become a member in or manager of Borrower, and the ultimate beneficial ownership of any Borrower Entity shall not be changed or altered, by sale, conveyance, transfer, alienation, mortgage, encumbrance, pledge, hypothecation, foreclosure, issuance of additional ownership or beneficial interests or otherwise, from the ultimate beneficial ownership on the date hereof; or

(iv)          cause or permit a declaration of easements and/or condominium to be filed with respect to or recorded against the Mortgaged Property (other than in accordance with Section 7.30 hereof).

Any transaction covered by the foregoing clauses (i) - (iv) shall hereinafter be referred to as a “Transfer”; provided, however, that a Permitted Lease shall not be deemed to constitute a “Transfer.”  A Transfer shall be deemed to include, without limitation:  (i) an installment sales agreement wherein the applicable Person agrees to sell the applicable property or interest or any part thereof for a price to be paid in installments, and (ii) an agreement by any Borrower Entity leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a tenant or a sale, assignment or other transfer of, or the grant of a security interest in, any Borrower Entity’s right, title and interest in and to any Lease or any rent, revenues, issues, earnings, profits or income thereof.

(b)           Notwithstanding the foregoing but, subject to subsections (c) and (d) below, the following transactions (collectively, “Permitted Transfers”) will be permitted:

(i)            any transfers of equity interests in any entity that is a direct or indirect equity interest holder in Borrower, so long as the equity interests in such entity are traded on a nationally recognized exchange.  If such entity’s equity interests are no longer listed on a nationally recognized exchange (it being understood that any transaction or series of transactions that result in the delisting of the shares of such entity shall not be a Permitted Transfer) any Transfer of direct or indirect equity interests in such entity shall be a Permitted Transfer if such Transfer does not, individually or in the aggregate with other such prior Transfers, result in a Change of Control of Borrower or either Member;

(ii)           any Transfer permitted by Section 8.01(b) of the Operating Agreement, Section 5.06(d)(3), Section 8.02(a) and Section 8.02(b)(ii)

of the FC Operating Agreement, and any Transfer occurring as a result of the exercise of any remedies by the Extension Loan Lender under the Extension Loan Documents.  Notwithstanding the immediately preceding sentence, (A) Transfers permitted by the Recognition Agreements which are not otherwise Permitted Transfers hereunder shall not be Permitted Transfers, and (B) Transfers permitted by Section 5.06(d)(3) of the FC Operating Agreement shall only be a Permitted Transfer as long as ING Member is the owner of the Mezzanine Loan (as defined in the FC Operating Agreement) and ING Member is controlled by ING.  Borrower acknowledges and confirms that Transfers permitted by the Condominium Documents which are not otherwise Permitted Transfers hereunder shall not be Permitted Transfers;

(iii)          any Transfer (including, without limitation, a Transfer that results from the foreclosure by a Member of another Member’s membership interests in Borrower) of interests between the Members;

(iv)          simultaneously with the release of any Unit pursuant to Section 7.46 hereof or the redemption of the FC Units in accordance with Section 7.50 hereof, the redemption of the interest in Borrower held by the applicable Member; and

(v)           any transfer of interests in FC Member by ING Member to FC 41st Street.

Notwithstanding the foregoing, a Permitted Transfer may occur only if (y) Agent shall be provided with at least ten (10) Business Days prior notice of such Transfer, together with all information reasonably requested by Agent with respect to such Transfer, and a diagram showing the structure of the affected entities after the contemplated Transfer and a list of the names, types of interests and percentages of ownership of all owners of interests in the applicable entities after the contemplated Transfer; and (z) all reasonable, third-party out-of-pocket fees and costs incurred by Agent in connection with the review of such Transfer to determine whether it is a Permitted Transfer or to obtain the consent of Agent if required, including, without limitation, attorneys’ fees and disbursements, shall be paid by Borrower.

(c)           Borrower acknowledges that Agent and Lenders (i) have examined and relied on the creditworthiness and experience of the Borrower Entities in owning and operating properties such as the Mortgaged Property in agreeing to make the Project Loan, (ii) subject to the foregoing provisions of this Section 7.32, will continue to rely on such Borrower Entities’ direct and indirect ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Project Loan, (iii) have a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Borrower default in the repayment of the Project Loan, Lenders can recover the Project Loan by a sale of the Mortgaged Property, and (iv) shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Project Loan immediately due and payable upon the occurrence of any Transfer which violates this Section 7.32.

(d)           Notwithstanding anything to the contrary in this Section 7.32 or any other provision hereof, if (1) a Permitted Transfer (or any other Transfer approved in accordance with Section 7.32(a) hereof) results in FC Guarantor not owning any direct or indirect interest in the Mortgaged Property, (2) no Noticed Default or Event of Default shall then exist and (3) Borrower causes another Person (with liquidity, net worth and, if rated by S&P (or by Moody’s, if not rated by S&P), a long-term debt rating equal to or greater than the net worth, liquidity and, if applicable, the long-term debt rating by S&P or Moody’s (as applicable) of FC Guarantor at the time of such Permitted Transfer or Transfer) to execute and deliver a non-recourse carveouts guaranty substantially in the form of the FC Non-Recourse Carveouts Guaranty, mutatis mutandis, and (unless Final Completion has already been achieved), a completion guaranty substantially in the form of the FC Completion Guaranty, mutatis mutandis, and such guarantees are accompanied by an opinion of counsel reasonably acceptable to Agent covering due authorization, execution and delivery, enforceability and other customary matters with respect to such guarantees, then Agent shall release the FC Guarantor from liability under the Non-Recourse Carveouts Guaranty and (if applicable) the FC Completion Guaranty and, from and after such date, all references to the FC Non-Recourse Carveouts Guaranty, the FC Completion Guaranty and FC Guarantor shall instead be references to such non-recourse carveouts guaranty, such completion guaranty and such Person.

(e)           Notwithstanding anything to the contrary in this Agreement, if an Event of Default caused by FC Guarantor under Section 9.01(e), (f)(x) or (q) hereof occurs or if an Event of Default occurs as a result of a breach by FC Guarantor of paragraph 8 of the FC Completion Guaranty or Section 4 of the FC Non-Recourse Carveouts Guaranty, and Borrower shall cause another Person (with liquidity, net worth and, if rated by S&P (or by Moody’s, if not rated by S&P), a long-term debt rating equal to or greater than the net worth, liquidity and, if applicable, the long-term debt rating by S&P or Moody’s (as applicable) of FC Guarantor at the time of such Event of Default) to execute and deliver, within ten (10) Business Days of such Event of Default, a non-recourse carveouts guaranty substantially in the form of the FC Non-Recourse Carveouts Guaranty, mutatis mutandis, and (unless Final Completion has already been achieved), a completion guaranty substantially in the form of the FC Completion Guaranty, mutatis mutandis, and such guaranties are accompanied by an opinion of counsel reasonably acceptable to Agent covering due authorization, execution and delivery, enforceability and other customary matters with respect to such guaranties and, in the case of an Event of Default that occurs as a result of a breach of said paragraph 8 of the FC Completion Guaranty or said Section 4 of the FC Non-Recourse Carveouts Guaranty only, a reimbursement to Agent for any losses or expenses already suffered by Agent as a result of any such breach and an indemnity agreement in form and substance reasonably satisfactory to Agent and such Person (which indemnity agreement may be included in such non-recourse carveouts guaranty, but which shall in any event be covered in the opinion of counsel referenced above) pursuant to which such Person shall agree to indemnify Agent for any subsequent losses or expenses Agent suffers as a result of such a breach, then such Event of Default shall be deemed to have been cured, and, from and after such date, all references to the FC Non-Recourse Carveouts Guaranty and (if applicable) the FC Completion Guaranty, and FC Guarantor shall instead be references to such non-recourse carveouts guaranty, such completion guaranty (if applicable) and such Person.

(f)            Agent’s approval rights under this Section shall apply to every future Transfer, whether voluntary or not, and whether or not Agent has approved any prior Transfer.  Any Transfer made in contravention of this Section shall be null and void and of no force and effect.

SECTION 7.33               No Distributions.  To not make any distributions or other payments or disbursements to any Borrower Entity or Affiliates of any Borrower Entity until the Project Loan has been repaid in full, other than (a) distributions of the payments permitted under Section 3.05(d) hereof and Section 3.05(d) of the Building Loan Agreement, (b) payments provided for under the Collection Accounts Agreement and the Security Deposit Accounts Agreement, (c) the payment to FC 41st Street, with Initial Required Equity Funds, of a $545,000 construction financing fee that is part of the “Financing Fees and Out-of-Pocket” line item in the FC Units Budget, (d) payments (through FC Member) to FC 41st Street and ING Member of the $14 million site management fee covered by the $14 million “Site Management” line item on the FC Units Budget, but only (x) prior to the first Advance hereunder, to the extent of actual out-of-pocket costs incurred, in connection with site management activities undertaken by FC 41st Street and ING Member, and reasonably approved by Agent and (y) from and after the first Advance hereunder, in accordance with Section 3.05(d) hereof, (e) distributions to FC Member under Section 3.01(b) of the Operating Agreement, distributions and reimbursements to NYTC Member under Sections 3.01(c) and 3.01(e) of the Operating Agreement, distributions to ING Member under Sections 3.02(a)(2) and 3.02(d)(2) of the FC Operating Agreement and distributions pursuant to Section 3.02(c) of the FC Operating Agreement, and (f) repayments of the Equity Contribution (including interest thereon).

SECTION 7.34               Estoppels.  (a) To execute (and to cause each other Borrower Entity to execute) and deliver to Agent, within ten (10) days after request therefor is made by Agent, an estoppel certificate to Agent for the benefit of Lenders containing the following information:

(i)            Each estoppel certificate from Borrower shall be duly acknowledged and certified by Borrower, and shall set forth:  (1) the original maximum principal amount of the Project Loan; (2) the aggregate amount of all Advances therefore made with respect to the Project Loan and the then Outstanding Principal amount; (3) the maturity date of the Project Loan; (4) the date through which installments of interest and/or principal (if any) have been paid; (5) that the Loan Documents are in full force and effect with no Default or Event of Default by Borrower under any of the Loan Documents (or, if any such Default or Event of Default by Borrower shall exist, specifying the nature thereof); (6) that there are no offsets or defenses or counterclaims against the payment of the Loans (or if any such offset, defense or counterclaim shall exist, specifying the nature thereof); (7) that the Loan Documents to which Borrower is a party are the valid, legal and binding obligations of Borrower, and have not been modified or amended (or if any such modification has occurred, specifying the nature thereof); (8) that the Guaranteed Maximum Price Contract, each other Material Contract, and Lease to which Borrower is a party is in full force and effect, and has not been modified or amended (except with the approval of Agent, if required under the Loan Documents), and that there are no defaults or events with which the passage of time or the giving of notice or both would constitute an event of default by Borrower under such Guaranteed Maximum Price Contract, Material Contract, or Lease by Borrower, and to Borrower’s Knowledge, by the third party or parties thereto (or, if any such default or event shall exist, specifying the nature thereof); (9) that the Guaranteed Maximum Price Contract, Material Contracts, and Leases to which Borrower is a party are valid, legal and binding obligations of Borrower; and (10) and any other matters reasonably requested by Agent.

(ii)           Each estoppel certificate from any other Borrower Entity shall be duly acknowledged and certified by such Borrower Entity and shall set forth (1) a statement reaffirming all representations and warranties of such Borrower Entity provided herein and in the other Loan Documents (or, to the extent of any changes to any such representations and warranties, specifying such changes); (2) that the Loan Documents to which the applicable Borrower Entity is a party are in full force and effect and that no Default or Event of Default by such Borrower Entity exists under any such Loan Documents (or if any such Default or Event of Default shall exist, specifying the nature thereof); (3) that there are no offsets or defenses or counterclaims against such Borrower Entity’s obligations under the Loan Documents to which it is a party (and if any such offset, defense or counterclaim shall exist, specifying the nature thereof); (4) that the Loan Documents to which such Borrower Entity is a party are the valid, legal and binding obligations of such Borrower Entity, and have not been modified or amended (or if any such modification has occurred, specifying the nature thereof); (5) that each Material Contract and Lease to which such Borrower Entity is a party is in full force and effect, and has not been modified or amended (except with the approval of Agent, if required under the Loan Documents), and that there are no defaults or events with which the passage of time or the giving of notice or both would constitute an event of default under such Material Contract or Lease by such Borrower Entity, and to such Borrower Entity’s knowledge, by the third party or parties thereto (or, if any such default or event shall exist, specifying the nature thereof); (6) that the Material Contracts and Leases to which such Borrower Entity is a party are valid, legal and binding obligations of such Borrower Entity; and (7) any other matters reasonably requested by Agent.

(b)           To request that (i) the New York City Transit Authority (and to use commercially reasonable efforts (without expenditure of any money, other than to a de minimis extent) to cause the New York City Transit Authority) to execute and deliver to Agent an estoppel certificate substantially in the form of the Subway Agreement Estoppel delivered pursuant to Section 4.01(w)(iii)(1) hereof, (ii) ESDC, Ground Lessor and the City of New York (and to use commercially reasonably efforts (without expenditure of any money, other than to a de minimis extent) to cause ESDC,

Ground Lessor and the City of New York) to execute and deliver to Agent an estoppel substantially in the form of the Public Project Agreements Estoppel delivered pursuant to Section 4.01(w)(iii)(2) hereof, in each case within ten (10) days after the request therefor is made and (iii) Ground Lessor execute and deliver an estoppel with respect to the Ground Lease.

(c)           Upon the request of Agent (which shall not be made more than quarterly) to cause the Tenant under any Major Lease to deliver an estoppel certificate substantially in the form attached hereto as Exhibit K.

SECTION 7.35               Extension Loan Documents.  (a) (i) To cause FC Member to timely comply with its obligations under the first two sentences of Section 6.03 of the Operating Agreement, (ii) to use diligent efforts to satisfy, or cause to be satisfied, as promptly as practical, the Extension Loan Conditions described in clauses (b) and (d) of the definition thereto and to use diligent efforts to cause the achievement of the Completion Date, (iii) to not amend, and to cause any Borrower Entity which is a party thereto not to amend, the Extension Loan Documents, or assign, or permit any other Borrower Entity which is a party thereto or the Extension Loan Lender to assign, its rights or obligations under the executed Extension Loan Documents without the prior approval of Agent (and the Majority Lenders, if such assignment relates to the interest of the Extension Loan Lender), (iv) to cause to be provided to Agent copies of any communications given to or received from Extension Loan Lender under the Extension Loan Documents, (v) to notify Agent promptly of the occurrence of any default under the Extension Loan Documents, (vi) to not permit FC Member to enter into any documents in connection with the Extension Loan unless Agent shall have given its prior approval of such documents (Agent hereby acknowledging that Extension Loan Documents substantially in the forms of Exhibits Q and S to the FC Operating Agreement are satisfactory to it), (vii) to cause the Extension Loan Condition described in clause (c) of the definition of Extension Loan Conditions to be satisfied no later than the date that Core and Shell Completion is achieved and to cause the Extension Loan Condition described in clause (e) of the definition of Extension Loan Conditions to be satisfied no later than the Completion Date, and (viii) to cause the Extension Loan to be made within one hundred and twenty (120) days following satisfaction of the Extension Loan Conditions.

(b)           Notwithstanding anything in Section 3.05(d) to the contrary, if, on the date the Extension Loan is made, there are “overbudgeted” portions of any line item in the NYTC Budget pursuant to clauses (A), (B) or (C) of the first sentence of Section 7.11(d) and provided that no Lender or Lenders shall have made Advances in excess of such line item (taking into account such cost savings), the amount of the Extension Loan and the Maximum Amount-NYTC shall be reduced by the amount of such cost savings but, notwithstanding the definition of Maximum Amount-FC, such Maximum Amount-FC shall not be increased.

SECTION 7.36               Single Purpose Entity.  Until such time as the Project Loan is paid in full, Borrower:

(a)           except as referred to in Section 7.19(a)(ii) hereof, has not and will not amend, modify or otherwise change its operating agreement or formation agreement or certificate of formation without the approval of Agent, which approval shall not be unreasonably withheld or delayed;

(b)           except as referred to in Section 7.19(a)(i) hereof, has not and will not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person;

(c)           has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable for or in connection with, any obligation of any Person;

(d)           has not owned and will not own any asset other than (i) the Mortgaged Property and (ii) incidental personal property in connection with the construction or operation of the Mortgaged Property;

(e)           has not engaged and will not engage, directly or indirectly, in any business other than the acquisition, development, construction, ownership, management and operation of the Mortgaged Property;

(f)            has not entered into and will not enter into any contract or agreement (excluding the Development Agreements) with any of its officers, principals, employees, Members or Affiliates or any Affiliate of any Borrower Entity except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties (each, a “Permitted Affiliate Contract”);

(g)           has not incurred, assumed or created and will not incur, assume or create any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Building Loan, (ii) the Project Loan, (iii) any Interest Rate Cap and (iv) unsecured trade payables or accrued expenses or other obligations incurred in the ordinary course of business in connection with the developing, constructing and operating of the Mortgaged Property; no other debt (other than the Extension Loan) will be secured (senior, subordinate or pari passu) by the Mortgaged Property;

(h)           has not made and will not make any loans or advances to any third party (including any Affiliate);

(i)            is and will be, solvent and pay its debts from its assets as the same shall become due, except for those being contested in good faith by appropriate proceedings;

(j)            has done or caused to be done and will do all things necessary to preserve its existence;

(k)           will conduct and operate its business as presently, and as presently contemplated to be, conducted and operated;

(l)            will maintain financial statements, books and records and bank accounts separate from those of its Affiliates;

(m)          will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate thereof);

(n)           will file its own tax returns;

(o)           will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(p)           will not seek the dissolution or winding up, in whole or in part, of itself or the Members, except as contemplated by Section 7.19(a) hereof;

(q)           will not commingle its funds and other assets with those of any Affiliate or any other Person;

(r)            has maintained, and will maintain, its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify such assets from those of any Affiliate or any other Person;

(s)           has not, and will not, hold itself out to be responsible for the debts or obligations of any other Person (including any Affiliate);

(t)            will not do any act which would make it impossible to carry on its ordinary business or the business of the Members;

(u)           will not possess the Mortgaged Property or incidental personal property necessary for the operation of the Mortgaged Property for other than a business or company purpose;

(v)           will not sell, encumber or otherwise dispose of any part of the Mortgaged Property or incidental personal property necessary for the operation of the Mortgaged Property, except for the transfers referred to in Section 7.32(a)(i) hereof;

(w)          will not hold title to its assets other than in its name;

(x)            will not institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any applicable federal or state law relating to bankruptcy or insolvency; or consent to the appointment of a Bankruptcy Assignee of itself or the Members or a substantial part of its or the Members’ property, or of all or any part of the rents, revenues, issues, earnings, profits or income thereof; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any action in furtherance of any such action; and

(y)           will not acquire any stock or assets of, or form a partnership, joint venture or other entity with, any Person without Agent’s prior approval.

The foregoing provisions of this Section 7.36 shall be incorporated into, and be maintained in, Borrower’s Articles of Organization for as long as any Borrower Entity is indebted to Agent or the Lenders under any Project Loan Document.

SECTION 7.37               Labor Harmony.  Borrower will not terminate or amend the No-Strikes Agreement, will diligently enforce the provisions thereof binding on the other party thereto, and will use diligent efforts to cause the General Contractor to (x) undertake to contract with only subcontractors and, if applicable, suppliers who utilize labor having compatible affiliations with those currently available in the New York City geographical area, and (y) take all appropriate and lawful steps so that all union and bargaining agreements are honored by the General Contractor and its subcontractors and, if applicable, the General Contractor’s suppliers and that no job site disruption or unrest ensues.

SECTION 7.38               Required Notices.  To give (or to cause to be given) notice to Agent promptly of:

(a)           any material notice, pleading or other information pertaining to the Pending Litigations received by Borrower or either Member and any other material actual or threatened (in writing) litigation, investigation or proceeding affecting Borrower, either Member or the Mortgaged Property;

(b)           any material notice received by any Borrower or any Member from any Governmental Authority relating to the Property;

(c)           any event or occurrence which could reasonably be expected to (i) delay “Substantial Completion” (as defined in the Ground Lease) beyond the Fixed Substantial Completion Date or cause the Project not to achieve Final Completion by the Maturity Date or (ii) otherwise cause a Material Adverse Effect; and

(d)           any material notice given or received in connection with the Operating Agreement.

Each notice pursuant to this Section 7.38 shall be accompanied by a statement of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower or the applicable Borrower Entity proposes to take with respect thereto.

SECTION 7.39               Protection Against Liens.  Within sixty (60) days of obtaining knowledge thereof, to (i) pay and discharge, (ii) bond over or (iii) cause the Title Companies to insure over, all liens for labor, materials and services furnished to the Mortgaged Property and all liens in favor of the condominium against any portion of the

Mortgaged Property for common charges that are past due and to take all actions reasonably required to prevent the assertion of claims of Liens against the Mortgaged Property.  Borrower irrevocably appoints, designates and authorizes Agent (such agency being coupled with an interest) with the authority (but no obligation) to file any notice relating to claims of Liens that Agent deems advisable to protect its interests under the Project Loan Documents.  In the event that any stop notice or claim is asserted by any Person furnishing labor, services, equipment or materials to the Mortgaged Property, upon demand by Agent, Borrower shall take such action as Agent may require to release Agent and/or Lenders from any obligation or liability with respect to such stop notice or claim, including (i) obtaining a bond or other security, in form, substance and amount satisfactory to Agent, or (ii) paying such claim.

SECTION 7.40               Concrete, Soil and Other Tests.  To perform such soil, compaction, concrete and other tests (from time to time) as Agent or Construction Consultant may reasonably require, in form and substance reasonably satisfactory to Construction Consultant and Agent.

SECTION 7.41               ERISA.  (a)  Not to (and to cause each Member not to) engage in a nonexempt prohibited transaction as described in Section 406 of ERISA or Section 4975 of the Code, or that would cause any obligation or action taken or to be taken pursuant to the Project Loan Documents (including, but not limited to, the exercise by Agent of any of its rights under the Project Loan Documents) to constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (b) not to (and to cause each Member not to) qualify as an Employee Benefit Plan or acquire any assets that constitute Plan Assets.

SECTION 7.42               Name; Chief Executive Office.  To not (i) change its legal name, (ii) use any trade name or do business under any name other than its actual legal name set forth herein on the first page of this Agreement, and (iii) without the prior consent of Agent, change the mailing address, place of business or location of its chief executive office.

SECTION 7.43               No Joint Assessment.  Not to suffer, permit or initiate the joint assessment of the Premises (i) with any other real property constituting a tax lot separate from the Premises (other than Lot 15), and (ii) unless required by applicable law, with anything which may be deemed to constitute personal property, and not to cause or permit any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Premises.  Borrower or the Members shall use its or their diligent efforts to subdivide Lot 15 into separate tax lots as soon as practicable such that the portion of Lot 15 that is subject to the Project Loan Mortgage is a separate tax lot.

SECTION 7.44               Permitted Affiliate Contracts.  To provide Agent with (a) notice of any Permitted Affiliate Contract at least ten (10) days prior to execution thereof and (b) a copy of such Permitted Affiliate Contract promptly after the execution thereof with no changes or modifications from the draft previously submitted to Agent.

No Permitted Affiliate Contract shall be amended or extended without the prior approval of Agent, such approval not to be unreasonably withheld or delayed.

SECTION 7.45               Payment and Performance Bonds.  To obtain, promptly deliver to Agent and maintain Payment and Performance Bonds for all Payment and Performance Bond Contracts.

SECTION 7.46               NYTC Units Release Provisions.  (a)  Provided that no Noticed Default or Event of Default exists under any Building Loan Document or Project Loan Document, the NYTC Units may be transferred to NYTC Member in redemption of NYTC Member’s interest in Borrower, and upon such conveyance and redemption and the satisfaction of the following conditions, (x) the releases and terminations referred to in Section 7.46(d) hereof shall be effectuated, (y) Agent shall modify the liens of the Building Loan Mortgage and Project Loan Mortgage so that there shall exist a second priority mortgage encumbering solely the FC Units, which mortgage shall be in the amount of the Extension Loan (and the Building Loan Notes and Project Loan Notes shall also be appropriately severed to reflect the same) and (z) Agent and Lenders shall assign such mortgages (and such severed notes) applicable to the FC Units to Extension Loan Lender:

(1)           the Condominium Documents shall have been filed in the appropriate public offices and the condominium thereunder validly created under the Condominium Act, all of the conditions set forth in Section 7.30(c) shall have been met (other than the condition set forth in Section 7.30(c)(i)) and there shall be no remaining legal restrictions under the Condominium Documents or under applicable law to such conveyance and redemption;

(2)           Core and Shell Completion shall have been achieved;

(3)           A temporary certificate of occupancy for each of the Units (which may be a zero occupancy or core and shell temporary certificate of occupancy) shall have been issued;

(4)           Agent shall have received not less than thirty (30) days’ prior notice of the proposed conveyance and redemption;

(5)           the NYTC Units will constitute one or more tax lots separate and distinct from the tax lot or lots applicable to the portion of the Premises encumbered by the lien of the remaining Project Loan Mortgage;

(6)           Agent shall have received by wire transfer of immediately available funds (A) an amount sufficient (after application of such amount in accordance with Section 7.46(b) below) to reduce the Remaining Loan Amount to $200,500,000.00 (less any prior principal prepayments pursuant to Section 2.06 of the Project Loan Mortgage and

Section 2.06 of the Building Loan Mortgage); and (B) all amounts required by clauses (x) and (y) of the first sentence of Section 3.12 hereof, which amounts shall be applied as provided in Section 7.46(b) below;

(7)           Borrower shall have paid all reasonable, third-party out of pocket costs and expenses incurred by Agent in connection with such severance, assignment and release (including reasonable attorneys’ fees and disbursements);

(8)           Agent shall have received an endorsement to the existing title policy to the effect that the applicable modifications of the Building Loan Mortgage and the Project Loan Mortgage and the assignments and releases shall not cause a subordination, in whole or in part, of the Building Loan Mortgage and Project Loan Mortgage as they affect the remaining Units;

(9)           Borrower shall have paid any mortgage tax or transfer taxes due, and properly completed and submitted any required tax forms, in connection with the entering into of the Extension Loan and the NYTC Units Redemption;

(10)         the redemption of the FC Units in accordance with Section 7.50 hereof shall have occurred (or shall be occurring simultaneously with the NYTC Units Redemption);

(11)         Borrower shall have delivered to Agent all of the documents executed in connection with Extension Loan which shall be in form and substance satisfactory to Agent, and an intercreditor agreement between Extension Loan Lender and Agent, for itself and on behalf of Lenders, with respect to the Extension Loan (the “Extension Loan Intercreditor Agreement”), substantially in the form attached hereto as Exhibit R; and

(12)         Agent shall have received such other opinions, documents, certificates, instruments, or assurances (including, without limitation, any new UCC-1 Financing Statements) as Agent may reasonably request in connection with the actions and events described in this Section 7.46(a).

(b)           At the option of NYTC Member, amounts received by Agent under clause (6) of Section 7.46(a), shall, at NYTC Member’s option, (i) be immediately used to prepay the Outstanding Principal and all accrued and unpaid interest thereon in accordance with Section 3.12 hereof, or (ii) pursuant to an agreement between NYTC Member and Agent reasonably satisfactory to Agent, be held by Agent as additional collateral for the Building Loan and Project Loan until a date selected by NYTC Member that is not later than the first Business Day of the next succeeding month (and Borrower or NYTC Member shall also deposit with Agent interest on such amount that will accrue through such date), on which date such amounts (plus any interest earned thereon) shall be applied to prepay the Outstanding Principal and accrued and unpaid interest in accordance with Section 3.12 hereof.  Notwithstanding the foregoing, any amounts paid pursuant to clause (6) of this Section 7.46(b) in excess of the then Maximum Amount-NYTC shall be disbursed to NYTC Member.

(c)           Upon the release of the NYTC Units in accordance with the provisions of this Section 7.46, (i) the NYTC Units shall be released from the liens of the remaining Building Loan Mortgage and Project Loan Mortgage and from the Building Loan Assignment of Leases and Project Loan Assignment of Leases and (ii) the Assignment of Contracts - NYTC Member and the NYTC Non-Recourse Carveouts Guaranty shall be deemed to have been automatically terminated and NYTC Guarantor and NYTC Member shall have no further liability under the Building Loan Documents or the Project Loan Documents and (iii) the Ground Lease and the Severance Sublease to which NYTC Member is a party shall be released from the lien of the Building Loan Mortgage and Project Loan Mortgage.

(d)           The assignments of mortgages and endorsements of notes made pursuant to this Section 7.46 shall be made without representations or warranties from, or recourse to, Agent or the respective holders thereof; provided, however, that Agent or such holder shall represent and warrant (x) that it owns each note and mortgage being assigned free and clear of all liens and encumbrances and (y) the outstanding principal amount of each note.

(e)           Agent agrees to execute and deliver such additional agreements and instruments, as may from time to time be reasonably requested by any Borrower Entity in order to effectuate fully the transactions contemplated by and agreements made in this Section 7.46.  All out of pocket costs and expenses incurred by Agent in connection with such execution and delivery shall be Reimbursable Costs.

SECTION 7.47               Security Personnel.  To employ security personnel or other means reasonably satisfactory to Agent to protect from theft or vandalism all portions of the Project and all tools and building materials stored at the Premises.

SECTION 7.48               [INTENTIONALLY OMITTED].

SECTION 7.49               Compliance with Condominium Documents.  Upon recording of the Condominium Declaration, Borrower will (or shall cause each Member to) do the following:

(a)           (i)            Pay on or before the expiration of any applicable grace or cure period all charges due with respect to the Units remaining part of the Mortgaged Property (including, without limitation, common charges and assessments) for which Borrower or such Member is responsible under the Condominium Documents, and will not, without the prior consent of Agent, vote at any meeting of such Unit owners, or permit its representatives on the board of directors or other governing board for such Unit to vote or take any action whatsoever respecting (1) any partition of all or a part of the property subject to the Condominium Declaration; (2) the nature and amount of any insurance covering all or a part of such Unit and the disposition of any proceeds thereof or the manner in which any condemnation or threat of condemnation of all or a part of such Unit shall be defended or settled and the disposition of any award or settlement in connection therewith; (3) the disposition of any excess insurance or condemnation proceeds; (4) the acquisition of any interest pursuant to any purchase option or right of first refusal in the Condominium Documents; and (5) any amendment to said Condominium Documents and any removal of such Unit from the provisions of the Condominium Act; and

(ii)           otherwise timely comply before the lapse of any applicable notice and cure period with each of its obligations under the Condominium Documents.

(b)           Promptly send to Agent copies of any written notice received by Borrower or any Member alleging any default by Borrower or any Member under, or noncompliance with, any of the Condominium Documents and all modifications and amendments to the Condominium Documents, and do all such acts and undertake all reasonable such steps and institute all such proceedings as shall be reasonably necessary to cure or avert such default and to forward to Agent any notices Borrower or any Member receives in regard to any of the foregoing matters.

SECTION 7.50               Redemption of FC Units.  Provided that no Noticed Default or Event of Default exists under any Building Loan Document or Project Loan Document, Agent shall permit each of the FC Units to be transferred to the FC Member in redemption (or partial redemption) of FC Member’s interest in Borrower, upon satisfaction of the following conditions with respect to each applicable FC Unit:

(a)           the Condominium Documents shall have been filed in the appropriate offices and the condominium thereunder validly created under the Condominium Act, all of the conditions set forth in Section 7.30(c) shall have been met and there shall be no remaining legal restrictions under the Condominium Documents or under applicable law to the conveyance and redemption of such Unit;

(b)           Agent shall have received not less than ten (10) Business Days’ prior notice of the proposed conveyance and redemption;

(c)           the applicable Unit will constitute one or more tax lots separate and distinct from the tax lot or lots applicable to the other portions of the Premises;

(d)           Borrower or the FC Member shall have paid all out-of-pocket costs and expenses of Agent in connection with such conveyance and redemption and the other activities described in this Section 7.50;

(e)           the FC Member shall have executed such documents of assumption with respect to the Project Loan as Agent may reasonably require (including, without limitation, an assumption of recourse liability to FC Member as successor to Borrower);

(f)            FC Member shall have delivered evidence satisfactory to Agent that its articles of organization shall contain the covenants set forth in Section 7.36 hereof, mutatis mutandis;

(g)           Borrower shall have paid all transfer taxes applicable to such conveyance and redemption;

(h)           Agent shall have received such assurances as Agent shall reasonably require to the effect that the conveyance and redemption shall not affect the validity or priority of the Building Loan Mortgage or Project Loan Mortgage; and

(i)            Agent shall have received such opinions (but not a non-consolidation opinion), documents, certificates, instruments or assurances as Agent may reasonably request.

SECTION 7.51               Title Insurance Proceeds.  To direct to be paid over to Agent any and all payments payable to Borrower or any Member under any title insurance policy covering the Property with respect to any Unit which then remains subject to the lien of a Building Loan Mortgage or Project Loan Mortgage.  Such payments shall be applied in accordance with the second- and third-to-last sentences of Section 7.05 hereof (as if such payments were a Tax Refund); provided that if Agent has a corresponding claim under its title insurance policy but has not received payment, all references in said sentences to Borrower’s option, shall be deemed to be references to Agent’s option.

SECTION 7.52               No Indebtedness.  Not to permit any Member to incur any indebtedness other than the Extension Loan and the Mezzanine Loan (as defined in the FC Operating Agreement), and to not permit its (or any Member’s) managers on any of the board of managers under the Condominium Documents to vote to have the condominium incur indebtedness of more than five hundred thousand dollars ($500,000.00) in the aggregate.

SECTION 7.53               Equity Contribution.  (a) To enforce (and to cause all other Borrower Entities parties thereto to enforce) the provisions of the Equity Contribution Documents against NYTC Member and not to waive or permit the waiver of any of the obligations of NYTC Member under the Equity Contribution Documents, (b) to comply (and to cause all other Borrower Entities parties thereto to comply) with the provisions of the Equity Contribution Documents and to do no act which would relieve NYTC Member of its obligations under the Equity Contribution Documents or cancel or terminate any Equity Contribution Documents, (c) to cause to be taken all actions necessary or appropriate in order to consummate the funding of the Equity Contribution, (d) to make no amendments to, or assign rights or obligations under, the Equity

Contribution Documents without the prior approval of Agent and (e) to cause to be provided to Agent copies of any communications given to or received from NYTC Member under the Equity Contribution Documents.

SECTION 7.54               Borrower LCs.  To maintain the Borrower LCs in full force and effect for so long as required under the Land Acquisition Agreement.  Agent acknowledges that the aggregate amount of the Borrower LCs shall be deemed to be Initial Required Equity Funds that have been contributed unless any of the Borrower LCs or any portion thereof (i) are permitted to be released to any Borrower Entity or reduced or (ii) are no longer in full force or effect (unless, in each case, such Borrower LCs shall have been fully-drawn upon).  Upon the occurrence of either of the events described in the foregoing clauses (i) and (ii), then (a) Borrower shall deposit with Agent the aggregate undrawn amount of such Borrower LCs or the applicable portion thereof (any such deposit, a “Borrower LC Deposit”) (provided that Agent and Borrower acknowledge that a Borrower LC Deposit shall constitute Initial Required Equity Funds when deposited), (b) Agent shall hold such amount in an interest bearing account, (c) such deposited amount shall be treated in accordance with (and Borrower shall comply with the requirements with respect thereto set forth in) Section 3.06 hereof as if the Borrower LC Deposit were a Completion Deposit and (d) the Borrower LC Deposit shall be applied to Building Loan Costs or Project Loan Costs simultaneously with the immediately succeeding Advance as Other Funds.  Notwithstanding the immediately preceding sentence, if (A) a Borrower LC posted by NYTC Member or any of its direct or indirect equity owners is permitted to be released or reduced, no Person shall have any obligation to make a Borrower LC Deposit with respect to such Borrower LC and (B) after all Initial Required Equity Funds have been contributed, the aggregate face amount of any of the Borrower LCs are required to be, and are, increased pursuant to the terms of the Land Acquisition Agreement and thereafter any of such Borrower LCs (or any portion thereof) are released to any Borrower Entity, the amount of such increase shall not be required to be deposited as a Borrower LC Deposit.

SECTION 7.55               Additional Covenants Relating to Ground Lease.

(a)           Without the prior approval of Agent, which approval shall not be unreasonably withheld or delayed, not to (i) amend, modify, surrender, terminate, cancel or waive any material provision of the Ground Lease and (ii) to cause each Member not to amend, modify, surrender, terminate, cancel or waive any material provision of the Severance Subleases.

(b)           To do, or cause to be done, all things necessary to preserve and keep unimpaired the rights of Borrower as ground lessee under the Ground Lease, and the rights of the NYTC Member and FC Member as ground sublessee under the applicable Severance Sublease(s) and to prevent (and cause each Member to prevent) any default under the Ground Lease, or the applicable Severance Sublease(s), as applicable, within the applicable notice and grace periods or any termination, surrender, cancellation, forfeiture, waiver or impairment thereof, as applicable.  In the event of the failure of Borrower or a Member to make any payment required to be made by it pursuant to the provisions of the Ground Lease or the applicable Severance Sublease(s), as applicable, or to keep, observe or perform, or cause to be kept, observed or performed, any of the terms, covenants, provisions or agreements of the Ground Lease, or the applicable Severance Sublease(s), as applicable, beyond any applicable notice and grace periods, Borrower agrees (and shall cause each Member to agree) that Agent may (but shall not be obligated to), without notice, take any action on behalf of Borrower or such Member, as applicable, make or cause to be kept, observed or performed any such terms, covenants, provisions or agreements and to enter upon the Mortgaged Property and take all such action thereof as may be necessary therefor, to the end that the rights of Borrower in and to the leasehold estate created by the Ground Lease or to the subleasehold estate created by the applicable Severance Sublease(s), as applicable, shall be kept unimpaired and free from default and shall have, in addition to any other remedy of Agent, the same rights and remedies in the event of non-payment of any such sum by Borrower or such Member, as applicable, within the applicable notice and grace periods as in the case of a default by Borrower in the payment of any sums due under the Project Loan Notes or any other Project Loan Documents.

(c)           To enforce, or cause the enforcement of, the Ground Lease and the Severance Subleases in a diligent and commercially reasonable manner and to promptly notify Agent of the giving of any notice by any party to the Ground Lease or the Severance Subleases to the other party thereto of any default by such other party in the performance or observance of any of the terms, covenants or conditions of the Ground Lease or the applicable Severance Sublease(s), as applicable, to be performed or observed, and deliver to Agent a true copy of each such notice and copies of all other notices, communications, plans, specifications and other similar instruments received by or delivered to Borrower or the applicable Member in connection therewith.  If, pursuant to the Ground Lease or any Severance Sublease, the other party thereto shall deliver to Agent a copy of any notice of default given to Borrower or the applicable Member, as applicable, such notice shall constitute full authority and protection to Agent for any action taken or omitted to be taken by Agent in good faith in reliance thereon to cure such default.

(d)           If any action or proceeding shall be instituted to evict Borrower or a Member or to recover possession of the Mortgaged Property or for any other purpose affecting the Ground Lease or any Severance Sublease, to, immediately upon service thereof on or to Borrower or the applicable Member, as applicable, deliver to Agent a true copy of each petition, summons, complaint, notice of motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

(e)           No release or forbearance of any of Borrower’s obligations under the Ground Lease or any Member’s obligations under the applicable Severance Sublease(s), pursuant to the Ground Lease, a Severance Sublease or otherwise, shall release Borrower, or such Member from any of its obligations under this Agreement or any other Project Loan Document.  If the Ground Lease or other Severance Sublease is canceled or terminated, and if Agent or its nominee or any Lender shall acquire an interest in any new ground lease or sublease of the property demised thereby, Borrower shall have no right, title or interest in or to such new lease or sublease or to the leasehold estate created by such new ground lease or sublease.  Agent shall be liable for the obligations of Borrower arising under the Ground Lease and the Members arising under the Severance Subleases for only that period of time which Agent is in possession of the Mortgaged Property or has acquired, by foreclosure or otherwise, the Mortgaged Property and is holding all of the Borrower’s (or such Member’s) right, title and interest therein.

(f)            Borrower shall (and shall cause the applicable Member to) give Agent prompt written notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of the Ground Lease or any Severance Sublease.  Agent shall have the right to intervene and participate in any such proceeding and Borrower shall confer (or cause the applicable Member to confer) with Agent to the extent which Agent deems necessary for the protection of Agent.  Upon the written request of Agent, if an Event of Default exists, Borrower will (or will cause the applicable Member to) exercise all rights of arbitration conferred upon it by the Ground Lease or such Severance Sublease.  Borrower or such Member shall select an arbitrator who is reasonably approved in writing by Agent, provided, however, that if at the time any such proceeding shall be commenced, an Event of Default shall exist, Agent shall have, and is hereby granted, the sole and exclusive right to designate and appoint on behalf of Borrower (or the applicable Member) the arbitrator or arbitrators, or appraiser, in such proceeding.

(g)           If any action, proceeding, motion or notice shall be commenced or filed in respect of the Ground Lessor or any other fee owner of the Mortgaged Property in connection with any case under the Bankruptcy Code or under any other Bankruptcy Law, Borrower (or the applicable Member) shall, after obtaining knowledge thereof, promptly notify Agent.  Borrower (or the applicable Member) shall promptly deliver to Agent, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Borrower (or the applicable Member) in connection with any such action, proceeding, motion or notice and any proceedings relating thereto.  Borrower shall not commence any action, suit, proceeding or case, or file any application or make any motion (unless such motion is for the purpose of protecting the Ground Lease or the Severance Subleases and its value as security for the Indebtedness and the Obligations).  Agent shall have the option, exercisable upon notice from Agent to Borrower (or the applicable Member) and at Borrower’s (or the applicable Member’s) expense, to conduct and control any such litigation with counsel of Agent’s choice.  Agent may proceed in its own name or in the name of Borrower (or the applicable Member), and Borrower hereby assigns (and shall cause the Members to assign) to Agent, and hereby agrees to execute (or caused to be executed) any and all powers, authorizations, consents or other documents reasonably required by Agent in connection with all of its (or their) rights in respect of, any claim, suit, action or proceeding relating to the rejection of the Ground Lease or the Severance Subleases by Ground Lessor, including, without limitation, the right to file and prosecute, either in its own name or in the name of Borrower (or the Members), any proofs of claim, complaints, motions, applications, notices and other documents, in any such action, proceeding, motion or notice.  The assignments contained in the immediately preceding sentence constitute a present, irrevocable and unconditional assignment of the foregoing in such claims, suits, actions and proceedings, and shall continue in effect until all of the Indebtedness shall have been satisfied and discharged in full.

SECTION 7.56               Deliveries.

(a)           To deliver to Ground Lessor, in accordance with the notice provisions of the Ground Lease, (i) on the date hereof, copies of the Project Loan Mortgage and Project Loan Assignment of Leases, (ii) copies of all amendments thereto within the time period set forth in Section 31.1(a)(i) of the Ground Lease, and (iii) recorded copies of said mortgage, assignment and amendments; and

(b)           to deliver to the City of New York (i) within two (2) Business Days after the date hereof, copies of the Project Loan Mortgage and Project Loan Assignment of Leases and (ii) copies of all amendments thereto.

SECTION 7.57               Pledged Accounts.  (a)  (i) Prior to the earlier to occur of (A) execution of the first Lease covering any space in the FC Units or any Common Elements Leasable Space and (B) the date of the Initial Construction Advance, (1) to execute and deliver (and cause FC Member to execute and deliver) either (x) a pledge and security agreement by and among Borrower, FC Member, Agent, for itself and on behalf of Lenders, and Borrower’s Bank, substantially in the form of Exhibit S hereto, subject to any modifications required by Borrower’s Bank that are reasonably acceptable to Agent or (y) (I) a pledge and security agreement by and among Borrower, FC Member and Agent, for itself and on behalf of Lenders substantially in the form of Exhibit S as to matters contained therein that govern the relationship between Agent, on the one hand, and Borrower and FC Member, on the other hand, and the respective rights of each and (II) a control agreement by and among Borrower, FC Member, Agent, for itself and on behalf of Lenders, and Borrower’s Bank, in form and substance reasonably acceptable to Agent and Borrower’s Bank (the document listed under clause (x) or the documents listed under clause (y) collectively, the “Security Deposit Accounts Agreement”), and  (2)  to deliver an opinion reasonably acceptable to Agent covering due authorization, execution and delivery by Borrower and FC Member, security interest perfection, enforceability and other customary matters with respect to the Security Deposit Accounts Agreement (but in no event as to matters with respect to Borrower’s Bank (other than enforceability of the Security Deposit Accounts Agreement against Borrower’s Bank)).

(b)           (i) Prior to the earlier to occur of (A) the receipt of the first Rents under any Lease covered by Section 7.57(a) or any other amounts required under the Loan Documents to be deposited into one of the Collection Accounts (as hereinafter defined) and (B) the date of the Initial Construction Advance, (1) to execute and deliver (and cause FC Member to execute and deliver) either (x) a pledge and security agreement by and among Borrower, FC Member, Agent, for itself and on behalf of Lenders, and Borrower’s Bank substantially in the form of Exhibit T hereto, subject to any modifications requested by Borrower’s Bank that are reasonably acceptable to Agent or (y) (I) a pledge and security agreement by and among Borrower, FC Member and Agent, for itself and on behalf of Lenders substantially in the form of Exhibit T as to matters contained therein that govern the relationship between Agent, on the one hand, and

Borrower and FC Member, on the other hand, and the respective rights of each and (II) a control agreement by and among Borrower, FC Member, Agent, for itself and on behalf of Lenders, and Borrower’s Bank, in form and substance reasonably acceptable to Agent and Borrower’s Bank (the document listed under clause (x) or the documents listed under clause (y) collectively, the “Collection Accounts Agreement”)  and (2) to deliver an opinion reasonably acceptable to Agent covering due authorization, execution and delivery by Borrower and FC Member, security interest perfection, enforceability and other customary matters with respect to the Collection Accounts Agreement (but in no event with respect to matters as to Borrower’s Bank (other than enforceability of the Collection Accounts Agreement against Borrower’s Bank)).

ARTICLE 8

THE AGENT

SECTION 8.01               Actions.  If Agent shall have reasonable cause to believe that any action or proceeding related to the Mortgaged Property could, if adversely determined, have an adverse effect upon the rights or interests of Agent and/or Lenders under this Agreement or any of the other Project Loan Documents, Agent shall have the right to commence, appear in and defend such action or proceeding, and in connection therewith Agent may incur costs and expenses, employ counsel, and pay attorneys’ fees and disbursements.  Borrower agrees to pay to Agent all reasonable costs and expenses incurred by Agent in connection therewith, including without limitation reasonable attorneys’ fees and disbursements, together with interest from the due date thereof unless there has been a non-appealable judicial determination that Agent’s commencement, appearance and defense was not proper.  Borrower’s obligation to pay such costs and expenses shall be secured by the Security Documents.

SECTION 8.02               Non-Liability of Agent and Lenders.  Borrower acknowledges and agrees that:

(a)           any inspections of the construction of the Project made by or through Agent, Lenders or Construction Consultant are for purposes of administration of the Project Loan and for the protection of Agent and/or Lenders only and neither any Borrower Entity, nor any other Person is entitled to rely upon the same with respect to the quality, adequacy or suitability of materials or workmanship, conformity to the Plans and Specifications, state of completion or otherwise; each Borrower Entity shall make its own inspections and judgments of such construction to determine that the quality of the Project and all other requirements of such construction are being performed in a manner satisfactory to such Borrower Entity and Agent and in conformity with the Plans and Specifications and all other requirements; and Borrower shall immediately notify Agent should the same not be in conformity with any Plans and Specifications and all other requirements;

(b)           by accepting or approving anything required to be observed, performed, fulfilled or given to Agent or Lenders pursuant to the Project Loan Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease, contract or insurance policy, neither Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Agent or Lenders;

(c)           neither Agent nor Lenders undertake nor assume any responsibility or duty to any Borrower Entity to select, review, inspect, supervise, pass judgment upon or inform any Borrower Entity of any matter in connection with the Mortgaged Property or the Project, including without limitation matters relating to the quality, adequacy or suitability of (i) the Plans and Specifications, (ii) the architects, contractors, subcontractors and materialmen employed or utilized in connection with the construction of the Project, or the workmanship of or the materials used by any of them, or (iii) the progress or course of construction and its conformity or nonconformity with the Plans or Specifications;

(d)           neither Agent nor any Lender owes any duty of care to protect any Borrower Entity against negligent, faulty, inadequate or defective building or constructions; and

(e)           neither Agent nor any Lender shall be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any Person or property arising from any construction on, or occupancy or use of, any of the Mortgaged Property or the Project, including without limitation any loss, claim, cause of action, liability, indebtedness, damage or injury caused by, or arising from:  (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of any Borrower Entity, the parties comprising any such entity or any such entities’ agents, employees, independent contractors, licensees or invitees (including, without limitation, the General Contractor); (iii) any accident in or on the Premises or any fire, flood or other casualty or hazard thereon; (iv) the failure of any Borrower Entity or any of such entity’s licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Mortgaged Property in a safe condition; and (v) any nuisance made or suffered on any part of the Mortgaged Property.  Notwithstanding the foregoing, Borrower shall not be liable for any loss, claim, cause of action, liability, indebtedness, damage or injury which (x) is directly attributable to any gross negligence or willful misconduct of, or violation of law by, Agent, any Lender or any employee or agent of such Agent or Lender or (y) is attributable to the period of time during which Agent or any Lender is a “mortgagee in possession” or after the Mortgaged Property has been foreclosed upon or has been transferred by deed-in-lieu thereof to any third party purchaser.

SECTION 8.03               Authorization and Action.

(a)           By its acceptance of an interest in the Project Loan, each Lender: (i) agrees to the terms and conditions of this Agreement and all other Project Loan Documents; (ii) authorizes and directs Agent to act on its behalf in all respects under the Project Loan in connection with the Project Loan Documents and the making of the Project Loan and to exercise all powers under the Project Loan Documents and all powers reasonably incidental thereto, except with respect to matters, items and decisions as to which a Major Decision or Super-Major Decision is required (matters which are not Major Decisions or Super-Major Decisions being hereinafter referred to as “Agent Decisions”) and (iii) agrees to be bound by any acts of Agent in accordance with the foregoing.  Without limiting the generality of the foregoing and, notwithstanding any provision hereof to the contrary, any and all actions relating to the construction and development of the Project, including, without limitation, approval of changes to the Budgets, Disbursement Schedule, Construction Schedule, the Plans and Specifications, contracts and subcontracts and Payment and Performance Bonds; all decisions with respect to releases of Units under Section 7.46; at any time there is no outstanding Noticed Default or Event of Default, all decisions with respect to the making of Advances; and all power to determine, declare, and send notices of Defaults and Events of Default and to approve Leases (except to the extent approval of a Lease is a Major Decision) and Material Contracts, shall be Agent Decisions exclusively and shall not constitute a Major Decision or Super-Major Decision requiring the approval of any other Lender.  Any provision of this Agreement which grants to Agent the right to make a decision at its sole discretion or in its reasonable judgment or at its option or any other similar provision is intended, unless the context shall clearly require otherwise, to apply only to relations between Borrower, the other Borrower Entities and Agent and the respective rights and obligations of Borrower, the other Borrower Entities and Agent hereunder and shall not apply to the relations between Agent and the Lenders or the respective rights and obligations of Agent and the Lenders hereunder.

(b)           As to any Major Decision or Super-Major Decision, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders (in the case of any Major Decision) or the Super-Majority Lenders (in the case of Super-Major Decision), provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law.

(c)           All losses, expenses, liabilities and obligations incurred by Agent in connection with the Project Loan, the enforcement thereof or the realization of the security therefor and not paid for by a Borrower Entity shall be borne by the Lenders in accordance with their ratable interest in the Project Loan, and Lenders will, upon request, reimburse Agent for their ratable shares of any expenses incurred by Agent in connection therewith, including any advances made to pay Property Taxes or insurance or otherwise to preserve the lien of the Project Loan Mortgage or to preserve and protect the Mortgaged Property, or made to effect the completion of the Project to be constructed pursuant to this Agreement and/or the achievement of Final Completion of the Project, any other expense incurred in connection with the enforcement of the Security Documents, and any expenses incurred by Agent in connection with the consummation of the Project Loan not paid or provided by Borrower.

(d)           Promptly after Agent acquires actual knowledge thereof, Agent will give notice to each Lender of any Lien on the Mortgaged Property or material Default under this Agreement or any of the other Project Loan Documents which in Agent’s judgment materially adversely affects any Lender’s interest in the Project Loan.  Agent shall promptly advise Lenders from time to time of any material remedial action which Agent shall have taken.

(e)           In no event shall any or all Lenders have the right to remove Agent without cause and in no event shall Agent resign as agent.

(f)            The provisions of this Section 8.03 are for the sole benefit of Agent and Lenders and therefore may be modified, amended or deleted as Agent and Lenders shall mutually agree without the consent of any Borrower Entity.

SECTION 8.04               Agent’s Reliance, Etc.  (a)  Agent shall administer this Agreement and the other Project Loan Documents and service the Project Loan in accordance with the terms and conditions of this Agreement and with the same degree of care as Agent would use in servicing a loan of similar size and type held for its own account, provided, however, that none of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Project Loan Documents, except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, Agent:  (i) may consult with legal counsel, independent public accountants and other experts selected and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Project Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Project Loan Document on the part of any Borrower Entity to inspect the Mortgaged Property (except that prior to Substantial Completion, Agent shall (or shall direct Construction Consultant to) periodically inspect the Mortgaged Property as necessary to comply with the standard of care described in the first sentence of this Section 8.04) or the books and records of any Borrower Entity; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Project Loan Document or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or any other Project Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

(b)           The provisions of this Section 8.04 are for the sole benefit of Agent and Lenders and therefore may be modified, amended or deleted as Agent and Lenders shall mutually agree without the consent of any Borrower Entity.

SECTION 8.05               Payments to Lenders.  Agent shall remit to Lenders their ratable shares of any payment received from Borrower or from another source on account of sums payable by Borrower.  The provisions of this Section are for the sole benefit of Agent and Lenders and therefore may be modified, amended or deleted as Agent and Lenders shall mutually agree without the consent of any Borrower Entity.

SECTION 8.06               Construction Consultant.  (a)  Borrower acknowledges that (i) the Construction Consultant has been retained by Agent to act as a consultant and only as a consultant to Agent in connection with the construction of the Project and has no duty to any Borrower Entity, (ii) the Construction Consultant shall in no event have any power or authority to give any approval or consent or to do any other act or thing which is binding upon Agent and/or Lenders, (iii) Agent reserves the right to make any and all decisions required to be made by Agent under the Project Loan Documents and to give or refrain from giving any and all consents or approvals required to be given by Agent under the Project Loan Documents and to accept or not accept any matter or thing required to be accepted by Agent under the Project Loan Documents, and without being bound or limited in any manner or under any circumstance whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by the Construction Consultant with respect thereto, and (iv) Agent reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by the Construction Consultant to Agent or any other Person.

(b)           Neither Agent nor the Construction Consultant shall have any liability to any Borrower Entity on account of (i) the services performed by the Construction Consultant, (ii) any neglect or failure on the part of the Construction Consultant to properly perform its services or (iii) any approval by the Construction Consultant of construction of the Project.  Neither Agent nor the Construction Consultant assumes any obligation to any Borrower Entity or any other Person concerning the quality of construction of the Project or the absence therefrom of defects.

SECTION 8.07               Actions of Agent Binding Upon Lenders.  Any Borrower Entity shall be entitled to rely upon any notice from or action taken by Agent, and no Borrower Entity shall be under any duty to inquire as to whether such notice or action has been duly authorized by the Lenders.  Each Borrower Entity shall only be required to deal with Agent.

SECTION 8.08               Initial Agent.

(a)           Initial Agent is acting as initial agent under this Agreement, the Project Loan Mortgage and the Project Loan Assignment of Leases solely for the purpose of making available to Borrower an exemption from mortgage recording tax so that the Project may be financially feasible for Borrower.  In order to accomplish the foregoing, Initial Agent hereby agrees to submit the Project Loan Mortgage and the Project Loan Assignment of Leases to the Office of the City Register of New York County for recordation.  Upon such submission for recording of the Project Loan

Mortgage and the Project Loan Assignment of Leases, effective immediately, automatically and without any further action whatsoever, Initial Agent shall be deemed to have (i) resigned as the initial agent (and the parties hereto consent to and accept such resignation), and (ii) assigned unto Agent all of Initial Agent’s right, title and interest as initial agent under this Agreement, the Project Loan Mortgage and the Project Loan Assignment of Leases (and Agent shall be deemed to have consented to and accepted such assignments).  The foregoing assignments are made without recourse, representation or warranty by Initial Agent, in any case or event or for any purpose whatsoever.  In confirmation of (and simultaneously with) the foregoing assignments, Initial Agent and Agent shall execute an assignment and assumption agreement evidencing such assignment which shall be submitted for recording in the Office of the City Register of New York County immediately after the submission of the Project Loan Mortgage and the Project Loan Assignment of Leases.

(b)           Except as set forth in Section 8.08(a), Initial Agent has no beneficial interest in or discretionary authority, and has no obligations, responsibilities or liabilities, as initial agent under this Agreement, the Project Loan Mortgage, the Project Loan Assignment of Leases and such Project Loan Notes.  Initial Agent has no beneficial interest in or discretionary authority, and has no obligations, responsibilities or liabilities, under any other Project Loan Document.

(c)           Borrower acknowledges that Initial Agent is entering into this Agreement solely as an accommodation to Borrower and that Initial Agent shall have absolutely no obligations, responsibilities or liabilities under this Agreement or any other Loan Document except to the extent set forth in Section 8.08(a).  The parties hereto acknowledge that the Initial Agent is executing this Agreement solely to bind itself with respect to this Section 8.08 and that Initial Agent’s execution does not amount to or evidence Initial Agent’s agreement with or endorsement of any other provisions of this Agreement.

(d)           Initial Agent shall not be entitled to any compensation whatsoever for acting as initial agent under this Agreement, the Project Loan Mortgage, the Project Loan Assignment of Leases and such Project Loan Notes.

ARTICLE 9

EVENTS OF DEFAULT

SECTION 9.01               Events of Default.  The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default” under this Agreement:

(a)           (i)            failure by Borrower to pay (w) (subject to Agent’s obligations under Section 5.03(b) hereof) any installment of interest under the Project Loan Notes within five (5) days of when the same shall become due and payable, (x) the Indebtedness on the Maturity Date, (y) Property Taxes (unless the same are being contested in compliance with Section 7.05 hereof) within five (5) Business Days after notice of failure to pay the same when due and payable is given by Agent or (z) any amount required to be paid in connection with any prepayment under Section 3.12 or 7.46 hereof within five (5) Business Days after notice of failure to pay the same is given by Agent; (ii) failure by any Borrower Entity to pay any other sums (including any portion of a Completion Deposit) to be paid by it hereunder or under any other Project Loan Document after written demand for payment has been given and such sum has not been paid within the time period provided for in the applicable Project Loan Document (or, if there is no such time period, the time period provided for in such demand, which time period shall not be less than ten (10) Business Days); or (iii) failure by Borrower or any Member to deposit within two (2) business days after notice any amount required to be deposited under the Collection Accounts Agreement or Security Deposit Accounts Agreement.

(b)           failure by any Borrower Entity to duly keep, perform and observe (i) the covenants contained in Sections 7.33, 7.52, 7.56 or 7.57 hereof within five (5) Business Days from the date upon which Agent gives notice of such failure or (ii) any covenant applicable to it under any Project Loan Document to which it is a party (other than those covenants referred to in the other clauses (including subclause (i) of this clause (b)) of this Section 9.01), within thirty (30) days from the date upon which Agent gives notice of such failure; provided that, in the case of clause (ii) of this Section 9.01(b) only, in the event such failure is curable but is not susceptible of cure within such thirty (30) day period it shall not be a default hereunder in the event such Borrower Entity commences cure within such thirty (30) day period and diligently prosecutes such cure to completion within one hundred and twenty (120) days of the expiration of such thirty (30) day period.  All determinations of whether any failure is curable or is susceptible to cure within thirty (30) days shall be made by Agent;

(c)           a breach of or failure (i) by Borrower to duly keep, perform and observe the covenants and obligations contained in Section 7.35(a)(i), Section 7.35(a)(ii), Section 7.35(a)(vii), Section 7.35(a)(viii) or in Section 7.30(a)(iii) or (ii) by any Borrower Entity to duly keep, perform and observe any provision of Section 7.32, provided that, with respect to any such breach or failure of said Section 7.32 which (1) in the opinion of Agent, is unintentional, (2) does not affect in any material respect the value of the Mortgaged Property or the security intended to be granted to Agent, or (3) is not a breach or failure relating to the transfer of the Land or Improvements or the voluntary placement of a Lien on the Property, such breach or failure shall not constitute an Event of Default unless and until it continues uncured for five (5) Business Days after notice from Agent of such breach or failure;

(d)           (i)  if Borrower or any other party thereto (other than Agent, any Lender, Ground Lessor, ESDC, the New York City Transit Authority or the City of New York) shall be in default beyond any applicable notice and cure period under any of the Condominium Documents (other than a default by NYTC Member after its Unit has been released pursuant to Section 7.46 hereof), or under any of the Public Project Agreements, or (ii) if the Equity Contribution Documents, the Ground Lease, the Severance Subleases or the Land Acquisition Agreement shall cease to be in full force or effect or shall not be enforceable against any party thereto, other than Agent (to the extent Agent is a party thereto);

(e)           if any material inaccuracy shall exist in any of the financial statements and supporting materials thereto (other than projections) delivered to Agent in connection with the making of the Project Loan or delivered under this Agreement or any other Project Loan Document or any certificate furnished by or on behalf of any Borrower Entity to Agent pursuant to the provisions of any Project Loan Document provided that in the case of the Guarantors, such financial statements, supporting materials or certificates shall be limited to those delivered at or prior to the Closing Date;

(f)            if (x) at any time any representation or warranty (other than any representation or warranty re-made pursuant to Section 4.02(c) hereof) made by any Borrower Entity in any of the Project Loan Documents or in any certificate furnished by or on behalf of any Borrower Entity or any officer thereof, shall be untrue or incorrect in any material respect when made, or (y) at any time any representation or warranty re-made by Borrower or any Member under Section 4.02(c) hereof shall be untrue or incorrect in any material respect and such untruth or incorrectness has, or is reasonably likely to have, a Material Adverse Effect;

(g)           (i)            if (A) a petition is filed against Borrower or any Member, seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, including, without limitation, the Bankruptcy Code (each, a “Bankruptcy Law”) or any Person other than Borrower or any Member shall apply for the appointment of any trustee, receiver, master, liquidator, assignee, sequestrator (or other similar official) (any of the foregoing, a “Bankruptcy Assignee”) of Borrower or such Member or of all or any part of the Mortgaged Property or of all of any part of the Rents (either, an “Involuntary Bankruptcy”) and (B) such application or appointment is (y) not opposed or (z) is opposed, but not discharged, stayed or dismissed prior to the earlier of (1) ninety (90) days after the filing thereof and (2) the entry of an order for relief in any such case or proceeding;

(ii)           if (A) a petition is filed by Borrower or any Member seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Bankruptcy Law, (B) Borrower or any Member shall apply for the appointment of any Bankruptcy Assignee of itself or of all or any part of the Mortgaged Property or of all or any part of the rents, revenues, issues, earnings, profits or income thereof, (C) Borrower or any Member acquiesces or colludes in any Involuntary Bankruptcy, (D) Borrower or any Member makes any assignment for the benefit of creditors, or (E) Borrower or any Member is or becomes insolvent (each of the foregoing, a “Voluntary Bankruptcy”);

(h)           if any Draw Request is fraudulently submitted by Borrower in connection with any advance for services performed or for materials used in or furnished for the Property or if any proceeds of the Project Loan are misappropriated by any Borrower Entity;

(i)            if Borrower confesses in writing its inability to continue or complete construction of the Project in substantial accordance with the Plans and Specifications and in accordance with the Public Project Agreements and this Agreement;

(j)            failure by Borrower to purchase and maintain any Interest Rate Cap, to the extent such cap is required to be purchased by the terms of this Agreement, within five (5) Business Days from the date upon which Agent gives notice of such failure.

(k)           If, on a repeated basis, Agent, the Construction Consultant or their respective representatives are not (subject to appropriate safety requirements) permitted at all reasonable times and upon reasonable notice to enter upon the Property, and inspect the Project and the construction thereof and to examine and make copies of (at Borrower’s expense) the Plans and Specifications (and provided Agent shall have notified Borrower each time it or the Construction Consultant or their respective representatives have not been permitted to so enter upon the Property and inspect the Project);

(l)            if Borrower or any Member executes any conditional bill of sale, chattel mortgage or other security instrument covering any furniture, furnishings, fixtures and equipment intended to be incorporated and made a part of the Improvements, or covering articles of personal property that are part of the Project, or files a financing statement publishing notice of such security instrument, or purchases any of such furniture, furnishings, fixtures and equipment so that ownership of the same will not vest unconditionally in Borrower or a Member, free from encumbrances, on delivery to the Premises and payment therefor; or if Borrower does not produce to Agent, upon demand, the contracts, bills of sale, statements, receipted vouchers or agreements, or any of them, under which Borrower claims title to such materials, fixtures and articles and in either such case such failure shall continue for ten (10) days after notice from Agent with respect thereto;

(m)          if Borrower does not disclose to Agent and Construction Consultant the names of all persons with whom Borrower contracted for the construction of the Project or for the furnishing of labor or materials therefor, or when so required by Agent pursuant to the Project Loan Documents, fails to obtain the acceptance by Agent of such persons and in either case such failure shall continue for ten (10) Business Days after notice of such failure from Agent;

(n)           if a lien for the performance of work or supply of materials is filed against the Premises or any part thereof and is not paid and discharged, bonded or insured over in accordance with Section 7.39 hereof, or if a judgment in excess of $500,000.00 is filed against any Borrower or either Member or the Property and remains unsatisfied or unbonded for a period of sixty (60) days after such filing;

(o)           if the Policies are not kept in full force and effect in accordance with the terms and provisions of the Project Loan Mortgage or if the Payment and Performance Bonds are not kept in full force and effect and in either case the same is not cured within one (1) Business Day after any Borrower Entity has knowledge of same;

(p)           if any provision of Section 7.36 is breached and any such breach is not cured within ten (10) Business Days after notice thereof from Agent; provided, that, in addition to curing such breach, Borrower delivers to Agent within twenty (20) Business Days a non-consolidation opinion in form and substance and from counsel reasonably satisfactory to Agent, which opinion takes into account such breach and cure;

(q)           if any Borrower Entity shall fail to maintain its existence, except as otherwise permitted in any Project Loan Document;

(r)            if Borrower is in default (beyond any notice or grace period expressly provided therein) under the Guaranteed Maximum Price Contract or if the third party to any Material Contract (other than the Material Contracts listed in clauses (c), (d) and, from and after the date on which the Plans and Specifications (other than any Change Orders) are in final form, (e) of the definition thereof) is in default thereunder and, in either case, such default, if not cured within any applicable notice and/or cure periods, could reasonably be expected to result in a Material Adverse Effect;

(s)           if Borrower fails to cause the Title Insurance Companies to comply with their obligations under the Title Company Side Letter within five (5) Business Days from the date on which Agent gives notice to Borrower of such non-compliance; or

(t)            if an Event of Default under and as defined in the Building Loan Agreement shall have occurred and be continuing.

ARTICLE 10

RIGHTS AND REMEDIES OF LENDERS

SECTION 10.01             Remedies.  Upon the occurrence and during the continuance of any Event of Default (or, to the extent provided in Section 10.01(f), a Default), Agent may, at any time thereafter, at its option, exercise any or all of the following rights and remedies:

(a)           Declare Lenders’ obligations to make Advances hereunder to be terminated, whereupon the same shall terminate, and/or declare all Indebtedness (including the Exit Fee (as defined in the Side Letter re:  Fees)) to be immediately due and payable, whereupon same shall become and be immediately due and payable, anything in the Project Loan Documents to the contrary notwithstanding, and without presentation, protest or further demand or notice of any kind (all of which are expressly hereby waived by Borrower); provided, however, that Lenders may make Advances or parts of Advances thereafter without thereby waiving the right to demand payment of the Project Loan Notes, without becoming liable to make any other or further Advances, and without affecting the validity of or enforceability of the Project Loan Documents; provided further, however, with respect to an Event of Default described in Section 9.01(g) hereof, all Indebtedness (including the Exit Fee) shall immediately and automatically become due and payable, without notice or demand, anything contained herein or in any other Project Loan Document to the contrary notwithstanding), and Agent may enforce or avail itself of any or all rights or remedies provided in the Project Loan Documents against any Borrower Entity and/or the Mortgaged Property, including all rights or remedies available at law or in equity.

(b)           Agent may cause the Project to be constructed and developed until achievement of Final Completion and Stabilized Occupancy and may enter upon the Premises and construct, equip and complete the Project substantially in accordance with the Plans and Specifications (with such changes or modifications thereto that Agent may, in its sole discretion, deem necessary or advisable).  In connection with any construction of the Project undertaken by Agent pursuant to the provisions of this subsection, Agent may:

(1)           use any funds of any Borrower Entity pledged to Agent under or pursuant to any Loan Document, and any funds remaining unadvanced under the Project Loan and/or the Building Loan;

(2)           employ existing contractors and subcontractors, including the General Contractor, any other Major Contractors, any Major Subcontractors, and the like, or terminate the same and employ others;

(3)           employ security personnel to protect the Property;

(4)           take over and use any and all Personal Property contracted for or purchased by Borrower or the Members, or dispose of the same as Agent sees fit;

(5)           execute all applications and certificates on behalf of Borrower or the Members which may be required by any Governmental Authority or Legal Requirements or contracts or agreements;

(6)           pay, settle or compromise all existing or future bills and claims which are or may be liens against the Mortgaged Property, or may be necessary for the completion of the Project or the clearance of title to the Mortgaged Property, including, without limitation, all Property Taxes;

(7)           complete the marketing and leasing of leasable space in the Improvements, enter into new leases and occupancy or operating agreements of the Units or portions thereof, and modify or amend existing leases and occupancy or operating agreements, all as Agent shall deem to be necessary or desirable;

(8)           prosecute and defend all actions and proceedings in connection with the construction of the Project or in any other way affecting the Mortgaged Property and take such action and require such performance as Agent deems necessary under the GMP Guaranty or the Payment and Performance Bonds; and

(9)           take such other action hereunder, or refrain from acting hereunder, as Agent may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this Section 10.01(b).  Borrower shall be liable to Agent for all costs paid or incurred for the construction, completion and equipping of the Project, whether the same shall be paid or incurred pursuant to the provisions of this Section or otherwise, and all payments made or liabilities incurred by Agent hereunder of any kind whatsoever shall be deemed Advances made to Borrower under this Agreement and shall be secured by the Security Documents.  Any sums so expended by Agent shall be paid by Borrower to Agent on demand, with interest thereon at the Default Rate until paid; and Borrower shall execute such notes or amendments to the Project Loan Notes as may be requested by Agent to evidence Borrower’s obligation to pay such excess costs and until such notes or amendments are so executed by Borrower, Borrower’s obligation to pay such excess costs shall be deemed to be evidenced by this Agreement.  In the event Agent takes possession of the Premises and assumes control of such construction as aforesaid, Agent shall not be obligated to continue such construction longer than Agent shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of Borrower and the Members whether or not the Project shall have been completed.  For the purpose of this Section, the construction, equipping and completion of the Project shall be deemed to include any action necessary to cure any Event of Default under any of the terms and provisions of any of the Project Loan Documents.

(c)           Appoint or seek appointment of a receiver, without notice and without regard to the solvency of Borrower or the adequacy of the security, for the purpose of preserving the Mortgaged Property, preventing waste, and to protect all rights accruing to Lenders by virtue of this Agreement and the other Project Loan Documents, and expressly to do any further acts as Agent may determine to be necessary to complete the development and construction of the Project (including achieving Final Completion and Stabilized Occupancy).  All expenses incurred in connection with the appointment of such receiver, or in protecting, preserving, or improving the Mortgaged Property, shall be charged against Borrower with interest thereon from the date of such expenditure to the date repaid at the Default Rate and shall be secured by the Project Loan Mortgage and enforceable as a lien against the Mortgaged Property.

(d)           Accelerate maturity of the Project Loan Notes and any other indebtedness of Borrower to Lenders, and demand payment of the principal sum due thereunder, with interest, advances, costs and reasonable attorneys’ fees and disbursements (including those for appellate proceedings), and enforce collection of such payment by foreclosure of the Project Loan Mortgage or the enforcement of any guaranty or the collection of any other collateral, or other appropriate action.

(e)           Notwithstanding any other provision of this Agreement or any other Loan Document, and to the extent permitted by applicable law, at any time and from time to time, without notice (any such notice being expressly waived), and without regard to the adequacy of any collateral, set-off and apply (x) any and all deposits and other amounts (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where the deposits are held) at any time held by Agent, Borrower’s Bank or any other escrow bank pursuant to the provisions hereof and of all other Loan Documents and (y) all other sums credited by or due from Agent or any Lender to the extent permitted by Section 3.15(b) hereof.

(f)            If an Event of Default (or a Default, if such Default is that an insurance policy required to be maintained under the Project Loan Documents is no longer in effect) shall have occurred and be continuing, Agent shall have the right, but not the duty, without limitation upon any of Agent’s rights pursuant hereto, to perform the obligations of or cure any breaches by any Borrower Entity which are the subject of the Event of Default (or the Default), in which event Borrower agrees to pay to Agent, within five (5) Business Days after demand therefor, all actual costs and expenses incurred by Agent in connection therewith, including without limitation reasonable attorneys’ fees and disbursements, together with interest from the date of expenditure at the Default Rate.  Upon demand by Agent, each of the Lenders shall promptly advance to Agent in immediately available funds its ratable portion of the funds expended by Agent in curing such Event of Default (or Default), together with interest thereon at the Default Rate from the date of Agent’s payment through the date prior to the date on which such advance is received by Agent.

(g)           Agent may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section at any time before the conclusion thereof, as determined in Agent’s sole discretion and without prejudice to Lenders.

SECTION 10.02             Power of Attorney.  During the continuance of an Event of Default (or effective at any time with respect to the right of Agent to execute and file any Uniform Commercial Code financing statements reasonably necessary or advisable to accomplish the purposes of any Project Loan Document), Borrower hereby irrevocably constitutes and appoints (and hereby causes the Members to hereby irrevocably constitute and appoint) Agent its (or their) true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Agreement or in the Ground Lease or any Severance Sublease (including, without limitation, those referred to in Section 10.01(b) hereof), in the name and on behalf of Borrower (and/or the Members).  The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

SECTION 10.03             Remedies Cumulative.  During the continuance of any Event of Default, the rights, powers and privileges provided in this Article 10 and all other remedies available to Agent under this Agreement or under any of the other Project Loan Documents or at law or in equity may be exercised by Agent at any time and from time to time and shall not constitute a waiver of Agent’s other rights or remedies thereunder, whether or not the Project Loan shall be due and payable, and whether or not Agent shall have instituted any foreclosure proceedings or other action for the enforcement of its rights under the Project Loan Documents.  The exercise or beginning of the exercise by Agent of any one or more of the rights, powers or remedies provided for in this Agreement or the other Project Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Agent of all such other rights, powers or remedies, and no failure or delay on the part of Agent to exercise any such right, power or remedy shall operate as a waiver thereof.  Agent may, at its option, exercise any right or remedy with respect to less than all of the collateral pledged by the Security Documents, leaving unexercised its rights with respect to the remainder thereof, and such partial exercise shall in no way restrict or jeopardize Agent’s right to exercise rights with respect to all or another portion of the collateral at a later time or times.

SECTION 10.04             Annulment of Defaults.  An Event of Default shall not be deemed to be in existence for any purpose of this Agreement or any other Project Loan Document if Agent shall have waived such Event of Default in writing or stated that the same has been cured to its satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any of the rights of Agent or Lenders upon the occurrence thereof.

SECTION 10.05             Waivers.  Borrower hereby waives (and shall cause each other Borrower Entity to waive) to the extent not prohibited by applicable law (a) all presentments, demands for payment or performance, notices of nonperformance (except to the extent required by the provisions hereof or of any other Project Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on Agent’s part in the enforcement of its rights under the provisions of this Agreement or any other Project Loan Document, (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and (d) all rights to have any security marshaled upon the exercise of any remedies hereunder or under any other Project Loan Document.

SECTION 10.06             Course of Dealing, Etc.  No course of dealing and no delay or omission by Agent in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  No waiver or consent shall be binding upon Agent unless it is in writing and signed by Agent.  Agent’s exercise of any right to remedy any default shall not constitute a waiver of the default remedied, a waiver of any other prior or subsequent default or a waiver of the right to be reimbursed for any and all of its expenses in so remedying such default.  No Advance of Project Loan proceeds hereunder, no increase or decrease in the amount of any Advance, and no making of all or any part of an Advance prior to the due date thereof shall constitute an approval or acceptance by Agent or Lenders of the work theretofore done or a waiver of any of the conditions of Lenders’ obligation to make further Advances, nor in the event Borrower is unable to satisfy any such condition, shall any such failure to insist upon strict compliance have the effect of precluding Lenders from thereafter refusing to make an Advance and/or declaring such inability to be an Event of Default as hereinabove provided.  Any Advances hereunder during the existence of a Default or an Event of Default shall not constitute a waiver thereof.  All Advances shall be deemed to have been made pursuant hereto and not in contravention of the terms of this Agreement.  All rights and remedies of Agent hereunder are cumulative.

SECTION 10.07             Bankruptcy.

(a)           In the event of any Event of Default under Section 9.01(g), if Borrower or a Member seeks to reject the Ground Lease or a Severance Sublease pursuant to Section 365(a) of the Bankruptcy Code or any analogous provision of any other Bankruptcy Law, Borrower or such Member shall give Agent not less than thirty (30) days’ prior notice of the date on which Borrower or such Member shall apply to the applicable Governmental Authority for authority to reject the Ground Lease or such Severance Sublease.  Agent shall have the right, but not the obligation, to serve upon Borrower or such Member within such thirty (30) day period a notice stating that Agent demands that Borrower or such Member assume and assign the Ground Lease or such Severance Sublease to Agent pursuant to Section 365 of the Bankruptcy Code.  If Agent shall serve upon Borrower or such Member the notice described in the preceding sentence, Borrower or such Member shall not seek to reject the Ground Lease or such Severance Sublease and shall comply with the demand provided for in the preceding sentence within thirty (30) days after the notice shall have been given or such shorter time as may be necessary to assume such Ground Lease or Severance Sublease in such proceeding.

(b)           Borrower shall not (and shall not permit any Member to), without Agent’s prior written consent, elect to treat the Ground Lease or a Severance Sublease as terminated under subsection 365(h)(1)(A)(i) of the Bankruptcy Code or any analogous provision of any other Bankruptcy Law.  Any such election made without Agent’s consent shall be void.

(c)           If pursuant to subsection 365(h)(1)(B) of the Bankruptcy Code or any analogous provision of any other Bankruptcy Law, Borrower or a Member shall seek to offset against the rent reserved in the Ground Lease or a Severance Sublease the amount of any damages caused by the nonperformance by the Ground Lessor or any other fee owner of its or their obligations under the Ground Lease or by the sublessor of its obligations under a Severance Sublease after the rejection by Ground Lessor or such sublessor under the Bankruptcy Code or such other applicable Bankruptcy Law, Borrower or such Member shall, prior to effecting such offset, notify Agent of its intent to do so, setting forth the amounts proposed to be so offset and the basis therefor.  Agent shall have the right to object to all or any part of such offset that, in the reasonable judgment of Agent, would constitute a breach of the Ground Lease or such Severance Sublease, and in the event of such objection, Borrower or such Member shall not effect any offset of the amounts so objected to by Agent.  Neither Agent’s failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Agent.

ARTICLE 11

GENERAL CONDITIONS

SECTION 11.01             Rights of Third Parties.  (a)  All conditions of the obligations of Agent and Lenders hereunder, including the conditions precedent to the obligation to make Advances, are imposed solely and exclusively for the benefit of Agent and Lenders and no other Person (including, without limitation, the Construction Consultant, General Contractor, any other Major Contractor, any Major Subcontractor, or any other contractors, subcontractors and materialmen engaged in the construction of the Project) shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lenders will make Advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Agent or any Lender any time if in its sole discretion it deems it desirable to do so.  In particular, Agent and Lenders make no representations and assume no obligations as to third parties concerning the quality of the construction by Borrower of the Project or the absence therefrom of defects.

(b)           [INTENTIONALLY OMITTED]

SECTION 11.02             Relationship.  The relationship between Agent and Lenders on the one hand, and Borrower Entities, on the other hand, is solely that of a lender and borrower, and nothing contained herein or in any of the other Project Loan Documents or the NYTC Completion Guaranty shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.  In addition, neither Agent nor any Lender is the agent or representative of any Borrower Entity and neither this Agreement, any other Project Loan Document or the NYTC Completion Guaranty shall make Agent or any Lender liable to materialmen, contractors, craftsmen, laborers or others for goods delivered to or services performed by them upon the Mortgaged Property, or for debts or claims accruing to such parties against any Borrower Entity and there is no contractual relationship, either express or implied, between Agent or any Lender and any materialmen, subcontractors, craftsmen, laborers, or any other person supplying any work, labor or materials to the Mortgaged Property.

SECTION 11.03             Evidence of Satisfaction of Conditions; Approval Standard.  If any condition of this Agreement requires the submission of evidence of the existence or non-existence of a specified fact or facts or implies as a condition the existence or non-existence, as the case may be, of such fact or facts, Agent shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence, except where Agent expressly agrees hereunder to be reasonable.  In any circumstance where any Project Loan Document or the NYTC Completion Guaranty specifies that the approval or consent of Agent, Construction Consultant or any Indemnified Party must be given, or that any matter or circumstance must be satisfactory or acceptable to, or determined by, Agent, Construction Consultant or any Indemnified Party, then unless expressly set forth to the contrary, such approval or consent or such determination of satisfaction or acceptability or other determination, shall be within the sole and absolute discretion of Agent, Construction Consultant or such Indemnified Party.

SECTION 11.04             Notices.  (a)  Any request, notice, report, demand, approval or other communication permitted or required by this Agreement to be given or furnished shall be in writing and shall be deemed given or furnished when addressed to the party intended to receive the same, at the address of such party as set forth below, (i) when delivered by overnight nationwide commercial courier service, one (1) Business Day (determined with reference to the location of the recipient) after the date of delivery to such courier service, (ii) when personally delivered, if delivered on a Business Day in the place of receipt and during normal business hours (otherwise on the next occurring Business Day in such place of receipt) or (iii) when transmitted by telecopy to the telecopier number set forth below, to the party intended to receive same, if transmitted on a Business Day in the place of receipt and during normal business hours (and otherwise on the next occurring Business Day in such place of receipt) and provided that such transmission is confirmed by duplicate notice in such other manner as permitted above:

Lenders or Agent:

GMAC Commercial Mortgage Corporation
100 South Wacker Drive, Suite 400
Chicago, Illinois 60606
Attention:	Vacys R. Garbonkus
Telecopier:	(312) 917-6131

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:	Harris B. Freidus, Esq.
Telecopier:	(212) 492-0064

and (but only if such notice relates to a default by Agent)

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania 19044
Attention:	General Counsel
Telecopier:	(215) 328-3620

Borrower:

The New York Times Building LLC
c/o FC Lion LLC
One MetroTech Center North
Brooklyn, New York 11201
Attention:	General Counsel
Telecopier:	(718) 923-8705

with a copy to:

Kelley, Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attention:	James J. Kirk, Esq.
Telecopier:	(212) 808-7897

and

The New York Times Company
229 West 43rd Street
New York, New York 10036
Attention:	Anthony Benten
David Thurm
and Kenneth A. Richieri, Esq.
Telecopier	(212) 556-1646 (Mr. Benten) and
(212) 556-4634 (Mr. Thurm and Mr. Richieri)

and

INGREDUS Site 8 South LLC
c/o Clarion Partners
335 Madison Avenue
New York, New York 10017
Attention: Charles Grossman
Telecopier: (212) 883-2700

and

INGREDUS Site 8 South LLC
c/o Clarion Partners
601 13th Street, NW, Suite 450
Washington, D.C. 20005
Attention: Martin Sandiford
Telecopier: (917) 777-2600

(b)           Any party may change the entity, address or the attention party to which any such request, notice, report, demand or other communication is to be given by furnishing notice of such change to the other parties in the manner specified above.  Without the prior consent of Agent, Borrower may not add any other parties to these notice provisions.  Rejection or refusal to accept, or inability to deliver because of changed address when no notice of changed address was given, shall be deemed to be receipt of any such notice.  As between Agent and any Borrower Entities only, a notice given by a party under any Project Loan Document of a change of entity, address or attention party shall be deemed to be a notice of such change to Agent or any such party, as applicable, for purposes of all Project Loan Documents to which such party is a party.

(c)           Unless notified to the contrary pursuant to this Section 11.04(c), any notice or communication to be made to any Lender shall be made only to Agent and its counsel as provided for in this Section.

SECTION 11.05             Assignment.  (a) Subject to Section 7.50 hereof, Borrower may not assign this Agreement, any other Loan Document or any of its rights or obligations hereunder or thereunder without the prior approval of Agent.  Subject to the further provisions of this Section 11.05, Borrower acknowledges and agrees that GMACCM and any other Lender may assign, transfer, sell, pledge or grant participation interests in or otherwise hypothecate its rights in, to and under the Loans, the Loan Documents and the NYTC Completion Guaranty, or any portion thereof (any such transaction, an “Assignment”) (i) without Borrower’s consent, to any Eligible Assignee, (ii) subject to clause (iii) of this sentence, with the prior consent of Borrower to any other Person, which consent may not be unreasonably withheld or (iii) without Borrower’s consent, to those entities approved by Borrower in the Disclosure Side Letter.  Upon any such Assignment by GMACCM or any Lender (excluding any such pledge or other hypothecation or any such granting of a participation interest), GMACCM or such Lender shall be relieved of any liability hereunder and under any Loan Document, but only to the extent such liability is assumed by the assignee.  Notwithstanding anything to the contrary in the foregoing, (1) no consent of Borrower shall be required for any Assignment by GMACCM during the continuance of an Event of Default and no consent of Borrower, GMACCM or Agent shall be required for any Assignment by any other Lender during the continuance of an Event of Default, (2) Agent agrees that prior to the occurrence of an Event of Default, GMACCM and its Affiliates shall collectively retain at least $50,000,000.00 of the Loans (including undrawn portions thereof) in the aggregate (or, in the event that there has been any prepayment of any principal amount owing under the Loans, GMACCM and its Affiliates shall collectively retain such portion of the Loans (including undrawn portions thereof) as shall, in the aggregate, bear the same proportion as $50,000,000.00 shall bear to $320,000,000.00), (3) each Lender shall have the right, without the consent of Borrower, Agent or any Lender, to grant participation interests in the Loans to any Person (and any such participations shall not count toward or be violative of clause (2) of this Section 11.05(a)), (4) without Agent’s consent, which may be withheld in Agent’s sole discretion, no Lender shall have the right to consummate an Assignment (other than a participation) with respect to a portion of the Loans not equal to any whole number multiple of $10,000,000, and (5) subject to the foregoing clauses (1), (3) and (4), each Lender’s right to consummate an Assignment shall be subject to Agent’s prior reasonable consent.  Clause (2) of the immediately preceding sentence shall not be construed so as to prohibit GMACCM from entering into any so-called “off-balance sheet” or “repurchase” facility arrangement wherein GMACCM shall retain effective control over any portion of the Loans which is subject to such arrangement and shall be responsible for the funding of that portion of the Project Loan.  The parties to any Assignment (other than any grantee of a participation interest or any grantee of a pledge or other hypothecation (but not any Person who has foreclosed upon such pledge or hypothecation)) by a Lender shall execute and deliver to Agent, for its acceptance and recording in the Agent’s Register, Agent’s form of assignment and acceptance agreement (the “Assignment and Acceptance Agreement”) together with a processing and recordation fee of $2,500, which fee shall cover Agent’s administrative cost in connection with such assignment.  The parties to such Assignment shall also pay all of Agent’s reasonable attorneys’ fees and disbursements in connection with such Assignment except, with respect to Agent’s reasonable attorneys’ fees and disbursements, to the extent paid by Borrower pursuant to Section 7.06(a)(ii) hereof.  Each Borrower Entity shall promptly execute and file any amendments to any Project Loan Document or the NYTC Completion Guaranty necessary or desirable to reflect any such Assignment (including, without limitation, multiple notes reflecting such assignee’s interest in the Project Loan) provided the same do not increase any such Borrower Entity’s liabilities (other than to a de minimis extent) or decrease any such Borrower Entity’s rights (other than to a de minimis extent) with respect to the Project Loan.  Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance Agreement, (x) such assignee shall be a Lender and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it, or assumed by the assignee thereunder, pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under this Agreement and the other Project Loan Documents (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assignor’s rights and obligations under this Agreement, such assignor shall cease to be a Lender).  The Agent shall maintain a register (the “Agent’s Register”) showing the identity of the Lenders from time to time, and upon request from Borrower from time to time, shall supply Borrower with a copy of the Agent’s Register.  Agent acknowledges and confirms that as of the date hereof, GMACCM is the only Lender.  Supplementing the foregoing, no entity whose only interest in the Loans is a participation interest or a pledge or other hypothecation (except to the extent such entity has foreclosed on such pledge or other hypothecation) shall be considered, for any purpose hereunder, a Lender.

(b)           Subject to Section 11.23 hereof, Borrower acknowledges and agrees that Agent or any Lender may provide to any potential assignee or participant originals or copies of this Agreement, any other Project Loan Documents and any other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information at any time submitted by or on behalf of any Borrower Entity or received by Agent and/or Lenders in connection with the Project Loan.  Agent and each Lender agree that as a condition to such disclosure to any such assignee or participant, Agent or such Lender shall use reasonable efforts to cause such assignee or participant to agree to keep such information confidential in a manner substantially similar to Section 11.23 hereof.  In addition, Borrower agrees to cooperate in all reasonable respects with Agent and/or Lenders in the exercise of their respective rights pursuant to this Section 11.05, including, without limitation, providing such information and documentation regarding Borrower Entities, or any other Person and their businesses and finances as Agent and/or Lenders or any potential assignee or participant may reasonably request and meeting with potential assignees and participants upon reasonable notice.

SECTION 11.06             Successors and Assigns Included in Parties.  Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such party shall be included (including, without limitation, any Member succeeding Borrower to title to any Unit pursuant to Section 7.50 hereof) and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Agent or any Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns (including such Members), whether so expressed or not.  Notwithstanding the foregoing, to the extent any Member is released from liability under the Project Loan Documents pursuant to Section 7.46 hereof, the heirs, legal representatives, successors and assigns of such Member shall also be deemed to have been released to such extent.

SECTION 11.07             Headings.  The headings of the Articles, Sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.  All references in this Agreement to Sections, subsections and other divisions are references to the Sections, subsections and divisions of this Agreement unless otherwise stated.

SECTION 11.08             Invalid Provisions to Affect No Others.  If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity presently prescribed by law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

SECTION 11.09             Interpretation.  Whenever the singular or plural number, or the masculine, feminine or neuter gender is used herein, it shall equally include the other.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

SECTION 11.10             Computation of Time Periods.  In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means both “from and including” and the words “to” and “until” both mean “to but excluding.”

SECTION 11.11             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed solely within such State.

SECTION 11.12             Consent to Jurisdiction.  Borrower hereby irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding arising out of or relating to the Project Loan Documents may be brought in the courts of record of the State of New York in New York County or the courts of the United States, Southern District of New York; (b) consents to, and waives any and all personal rights under the laws of any state to object to, the jurisdiction of each such court in any such suit, action or proceeding; and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts.  In furtherance of such agreement, Borrower agrees, upon request of Agent, to discontinue (or consent to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction or court.  Nothing contained herein, however, shall prevent Agent from bringing any suit, action or proceeding or exercising any rights against any security and against Borrower, and against any property of Borrower, in any other state or court.  Initiating such suit, action or proceeding or taking such action in any state shall in no event constitute a waiver of the agreement contained herein that the laws of the State of New York shall govern the rights and obligations of Borrower and any Lender and Agent hereunder or the submission herein by Borrower to personal jurisdiction within the State of New York.  Borrower irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Borrower at its address provided herein.  Nothing in this Section 11.12, however, shall affect the right of Agent to serve legal process in any other manner permitted by law.  TO THE FULL EXTENT PERMITTED BY LAW, BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF BORROWER, OR ANY OF ITS DIRECTORS, OFFICERS, PARTNERS, PRINCIPALS, MEMBERS, EMPLOYEES OR ANY OTHER AFFILIATES, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  The waivers in this Section are given knowingly and voluntarily by Borrower and, with respect to the waiver of jury trial, is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue.  Agent is hereby authorized to file a copy of this Section in any proceeding as conclusive evidence of these waivers by Borrower.

SECTION 11.13             Amendments.  Except as provided in Article 8 and Section 11.05 hereof, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 11.14             Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

SECTION 11.15             Entire Agreement.  This Agreement and the other Project Loan Documents embody the entire agreement and understanding between the parties with respect to the Project Loan and supersede all other prior agreements and understandings, whether oral or written, relating to the subject matter hereof and thereof, except as specifically agreed to the contrary.

SECTION 11.16             Recourse.  Agent and Lenders shall have full recourse against Borrower for any liability or obligation of Borrower under this Agreement and the other Project Loan Documents.  Neither Lenders nor Agent nor any of them shall have any recourse against, or the right to enforce the liability and obligation of, the other Borrower Entities to perform and observe the obligations contained in this Agreement or any other Project Loan Documents by any action or proceeding brought against any such other Borrower Entity other than (1) as expressly provided in the Guaranties, or any other agreement hereafter executed and delivered to Agent by such other Borrower Entity in connection with the Project Loan or (2) against the collateral granted under the Security Documents or any other Project Loan Document.  The provisions of this Section 11.16 shall not (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Project Loan Documents or the NYTC Completion Guaranty; (ii) affect the validity or enforceability of any Project Loan Document or the NYTC Completion Guaranty or any of the rights and remedies of Agent thereunder; or (iii) impair the right of Agent to obtain the appointment of a receiver.  No officer, director, member, shareholder, limited partner, employee, agent, representative, beneficiary or trustee of, or any person executing this Agreement or any other Project Loan Document or the NYTC Completion Guaranty in a representative capacity on behalf of (solely by virtue of such execution) a Borrower Entity shall ever be personally liable hereunder for the obligations of such Borrower Entity, all liability of each Borrower Party being expressly limited to such Borrower Entity (or any general partner, joint venturer, or other person having liability for the obligations of such Borrower Entity as a matter of law) and its assets, and all persons dealing with a Borrower Entity must look solely to such Borrower Entity (or any general partner, joint venturer, or other person having liability for the obligations of such Borrower Entity as a matter of law) and its assets for the enforcement of any claim against such Borrower Entity and in no event shall any recourse be had to the private property of any officer, director, member, shareholder, limited partner, employee, agent, representative, beneficiary or trustee of, or any person executing this agreement on behalf of (solely by virtue of such execution), a Borrower Entity.

SECTION 11.17             Statute of Limitations.  Borrower hereby expressly waives and releases to the fullest extent permitted by law the pleading of any statute of limitations as a defense to payment of the Project Loan or performance of its obligations under any of the Project Loan Documents.

SECTION 11.18             Remedies of Borrower Entities.  In the event that a claim or adjudication is made that Agent or any Lender has acted unreasonably or has unreasonably delayed acting with respect to any consent or approval requested under any Project Loan Document in any case where by law or under the Project Loan Document, it has an obligation to act reasonably or promptly, Agent or such Lender shall not be liable for any monetary damages, and the sole remedies of Borrower Entities shall be limited to injunctive relief or declaratory judgment.

SECTION 11.19             Time of the Essence.  Time is of the essence of this Agreement and of each and every term, covenant and condition herein.

SECTION 11.20             Survival.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lenders of the Project Loan and the execution and delivery to Lenders of the Project Loan Notes (regardless of any investigation made by Lenders or on their behalf), and shall continue in full force and effect so long as all or any part of the Project Loan is outstanding and unpaid.

SECTION 11.21             Usury.  This Agreement and the other Project Loan Documents are subject to the express condition that at no time shall Borrower Entities be obligated or required to pay interest on the Project Loan or loan charges at a rate which could subject the holder of the Project Loan Notes to either civil or criminal liability as a result of being in excess of the Maximum Rate permitted by applicable law.  If by the terms of any Project Loan Document, any Borrower Entity is at any time required or obligated to pay interest on the Project Loan or loan charges at a rate in excess of such Maximum Rate, the rate of interest or loan charges under the Project Loan Notes shall be deemed to be immediately reduced to such Maximum Rate and the interest payable shall be computed at such Maximum Rate and all prior interest payments or loan charges in excess of such Maximum Rate shall be applied and shall be deemed to have been payment in reduction of the Outstanding Principal.  All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the Project Loan or for loan charges shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Project Loan Notes until payment in full so that the rate or amount of interest on account of the Project Loan does not exceed the Maximum Rate from time to time in effect and applicable to the Project Loan for so long as the Project Loan is outstanding.

SECTION 11.22             Successive Actions.  A separate right of action hereunder shall arise in favor of (a) Agent or (b) any other Indemnified Party, as the case may be, each time Agent or such Indemnified Party acquires knowledge of any matter indemnified by Borrower hereunder.  Separate and successive actions by Agent or any Indemnified Party may be brought hereunder to enforce any of the provisions hereof at any time and from time to time.  To the extent permitted by law, no action hereunder shall preclude any subsequent action, and Borrower hereby warrants and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

SECTION 11.23             Confidentiality.  Borrower and Agent, for itself and on behalf of Lenders, acknowledge that in connection with the Project Loan, certain information shall be provided which the Providing Party deems proprietary and confidential (such information, the “Information”).  Provided that the Providing Party specifies in writing, at the time of its submission to the Receiving Party, that such information is confidential, Borrower agrees and Agent, for itself and on behalf of Lenders, agrees, that the Information shall be kept confidential and shall not be disclosed to any third party except (a) as may be required by any applicable court order or decree, or legal or administrative process; (b) as necessary in connection with the enforcement by Agent of its rights under the Project Loan Documents and the NYTC Completion Guaranty; (c) as may be required by any Governmental Authority, bank regulatory body or representative of any thereof arising out of or in connection with an examination of Agent, any Lender or any Borrower Entity (as applicable); (d) to any of the Receiving Party’s officers, directors, employees, attorneys, accountants, agents, advisors or other representatives who require access to Information to participate in the administration of the Project Loan; or (e) in connection with any actual or proposed Assignment of all or any part of Agent’s or any Lender’s interests in the Project Loan.  Without limiting the foregoing, Borrower and Agent, for itself and on behalf of Lenders, acknowledge and agree that if any report concerning the Loans or the Project appears in any media outlet (including, without limitation, The New York Times, The Boston Globe, The Worcester Telegram & Gazette and related web sites) owned by NYTC Guarantor (the “News Outlets”), Borrower shall not be in violation of this Section 11.23 as long as Borrower has not disclosed Information to the News Outlets and keeps such Information confidential from the News Outlets in accordance with its standard policies and procedures.  For purposes of this Section, “Information” shall include the economic terms and provisions of the Project Loan and shall not include (i) any information, product or structure internally developed by any Receiving Party provided the same does not identify any economic terms of the Project Loan; (ii) any information in any Receiving Party’s possession or otherwise known to any Receiving Party prior to the commencement of negotiations in connection with the consummation of the Project Loan; (iii) any information which is, or becomes, public or part of the public domain; and (iv) any information which was previously, or is subsequent to the date hereof, made available to any Receiving Party by a source not known to such Receiving Party to be bound by a confidentiality agreement with any Borrower Entity, Agent or any Lender (as applicable).  Supplementing the foregoing, all publicity statements and press releases issued by any Borrower Entity which refer to Agent, any Lender or the Project Loan must be approved in advance by Agent.

SECTION 11.24             Reinstatement of Obligations.  If at any time all or any part of any payment made by on behalf of Borrower or received by Agent, any Lender or any Indemnified Party under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Borrower), then the obligations of Borrower hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment, or receipt of payment by Agent, such Lender or such Indemnified Party, and the obligations of Borrower hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment had never been made.

SECTION 11.25             Facsimile Signatures.  Project Loan Documents (other than any Project Loan Notes) and the NYTC Completion Guaranty may be signed by facsimile.  The effectiveness of any such signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually-signed originals and shall be binding on all parties to the Project Loan Documents and the NYTC Completion Guaranty.  Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile signature.

[signature page follows]

IN WITNESS WHEREOF, Borrower, Initial Agent and Agent have executed this Agreement on the date first above written.

BORROWER:

THE NEW YORK TIMES BUILDING LLC

By:	FC Lion LLC, member

By:	FC 41st Street Associates, LLC, its managing member

By:	RRG 8 South, Inc., its managing member

	By:	/s/ David L. Berliner
Name: Davd L. Berliner
Title: Sr. Vice President

By:	NYT Real Estate Company LLC, member

By:	R Anthony Benten
Name: R Anthony Benten
Title: Manager

INITIAL AGENT:

NEW YORK STATE URBAN DEVELOPMENT CORPORATION d/b/a EMPIRE STATE DEVELOPMENT CORPORATION,
as Initial Agent

By:	/s/ Anita W. Laremont
Name:	Anita W. Laremont
Title:	SVP, Legal and General Counsel

AGENT:

GMAC COMMERCIAL MORTGAGE
CORPORATION, as agent

			By:	/s/ Vacys R. Garbonkus
				Name:	Vacys R. Garbonkus
				Title:	Executive Vice President

THE UNDERSIGNED ARE EXECUTING THIS
AGREEMENT AS THE BENEFICIAL OWNERS OF
THE NYTC UNIT AND FC UNITS, RESPECTIVELY:

FC MEMBER:

FC LION LLC

By:		FC 41st Street Associates, LLC, its managing member

By:	RRG 8 South, Inc., its managing member

	By:	/s/ David L. Berliner
		Name:	David L. Berliner
		Title:	Sr. Vice President

NYTC MEMBER:

NYT REAL ESTATE COMPANY LLC

By:	/s/ R Anthony Benten
	Name:	R Anthony Benten
	Title:	Manager

Exhibit A

The Land

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of West 40th Street with the easterly line of 8th Avenue;

RUNNING THENCE northerly along said easterly line of 8th Avenue, 197 feet 6 inches to the corner formed by the intersection of the easterly side of 8th Avenue with the southerly line of West 41st Street;

THENCE easterly along said southerly line of West 41st Street, 400 feet;

THENCE southerly and parallel to said easterly line of 8th Avenue, 197 feet 6 inches to the northerly line of West 40th Street;

THENCE westerly along said northerly line of West 40th Street, 400 feet to the point or place of BEGINNING.

Being the property located at and known as Block 1012, Lots 1, 5, 8, 14, 53, 59, 61, 62, 63 and part of 15 on the Tax Assessment Map of the County of New York.

A-1

Exhibit B

Permitted Exceptions

1.                                       Railroad Consent recorded in Liber 3192 Cp. 302. (Affects Lot 14).

2.                                       Terms, covenants, conditions, restrictions, provisions and easements contained in the deed made by New York State Urban Development Corporation d/b/a Empire State Development Corporation to 42nd St. Development Project, Inc. dated as of September 8, 2003 and recorded October 24, 2003 as CRFN2003000433117.

3.                                       Terms, covenants, conditions, restrictions, provisions, easements and right of reversion contained in the deed made by New York State Urban Development Corporation d/b/a Empire State Development Corporation to The City of New York, dated as of September 8, 2003 and recorded October 24, 2003 as CRFN2003000433118.

4.                                       Agreement (Easement) among The New York Times Building LLC, The New York City Transit Authority, 42nd St. Development Project, Inc. and The City of New York, dated as of December 12, 2001 and recorded October 24, 2003 as CRFN2003000433126.

5.                                       Site 8 South Land Acquisition and Development Agreement among New York State Urban Development Corporation d/b/a Empire State Development Corporation, 42nd St. Development Project, Inc. and The New York Times Building LLC, dated as of December 12, 2001 and recorded October 24, 2003 as CRFN2003000433119.

6.                                       First Amendment to Site 8 South Land Acquisition and Development Agreement among New York State Urban Development Corporation d/b/a Empire State Development Corporation, 42nd St. Development Project, Inc. and The New York Times Building LLC, dated as of December 14, 2003 and recorded October 24, 2003 as CRFN2003000433120.

7.                                       Site 8 South Project Agreement among New York State Urban Development Corporation d/b/a Empire State Development Corporation, 42nd St. Development Project, Inc., The City of New York, The New York Times Building LLC, NYT Real Estate Company LLC and FC Lion LLC, dated as of December 12, 2001 and recorded October 24, 2003 as CRFN2003000433116.

8.                                       Site 8 South Declaration of Design, Use and Operation made by New York State Urban Development Corporation d/b/a Empire State Development Corporation and 42nd St. Development Project, Inc., dated as of December 12, 2001 and recorded October 24, 2003 as CRFN2003000433121.

B-1

9.                                       Terms, covenants, provisions and option to purchase contained in the Agreement of Ground Lease made between 42nd St. Development Project, Inc., as Landlord, and The New York Times Building LLC, as Tenant, dated as of December 12, 2001, a memorandum of which was recorded October 24, 2003 as CRFN2003000433122.

10.                                 Terms, covenants, provisions and option to purchase contained in the Agreement of Sublease made between The New York Times Building LLC, as Landlord, and FC Lion LLC, as Tenant, dated as of December 12, 2001, a memorandum of which was recorded October 24, 2003 as CRFN2003000433123.

11.                                 Terms, covenants, provisions and option to purchase contained in the Agreement of Sublease made between The New York Times Building LLC, as Landlord, and FC Lion LLC, as Tenant, dated as of December 12, 2001, a memorandum of which was recorded October 24, 2003 as CRFN2003000433124.

12.                                 Terms, covenants, provisions and option to purchase contained in the Agreement of Sublease made between The New York Times Building LLC, as Landlord, and NYT Real Estate Company LLC, as Tenant, dated as of December 12, 2001, a memorandum of which was recorded October 24, 2003 as CRFN2003000433125.

13.                                 Permitted Leases.

14.                                 Liens created by the Loan Documents.

B-2

Exhibit C

Certificate of Non-Bank Status

To:	The New York Times Building LLC

From:	[Name of Bank and Lending Office]

Date:

Re:  Building Loan and Project Loan Agreement

Ladies and Gentlemen:

Reference is hereby made to the Building Loan Agreement and that certain Project Loan Agreement, each dated as of [           ], 2004, among THE NEW YORK TIMES BUILDING LLC, NEW YORK STATE URBAN DEVELOPMENT CORPORATION d/b/a EMPIRE STATE DEVELOPMENT CORPORATION, as initial agent (“Initial Agent”), for itself and for the benefit of any co-lenders as may exist from time to time(such lenders collectively, including any successors and assigns, “Lenders”), and GMAC COMMERCIAL MORTGAGE CORPORATION and any successor thereto, as agent (including as successor to Initial Agent), for itself and any other co-lenders as may exist from time to time.  Pursuant to the provisions of Sections 3.16(e) of such Building Loan Agreement and such Project Loan Agreement, the undersigned hereby certifies that it is not a “bank” within the meaning of Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

Yours faithfully,

[NAME OF BANK]

By:
Name:
Title:

C-1

Exhibit D

Form of Condominium Subordination Agreement

D-1

County of New York	After recording, please return to:
Section: 4	Paul, Weiss, Rifkind, Wharton & Garrison LLP
Block: 1012	1285 Avenue of the Americas
Lots: [ ] (f/k/a Lots 1, 5, 8,	New York, NY 10019
14, 53, 59, 61, 62, 63 [and part of 15])	Attention: Harris B. Freidus, Esq.

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of                               , 200    by GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation with an address at 100 South Wacker Drive, Suite 400, Chicago, Illinois, 60606 or any successor thereto, as agent (including as successor to Initial Agent (as hereinafter defined))(including its successors and assigns as agent, “Agent”) for itself and on behalf of the lenders as may exist from time to time (such lenders collectively, including any successors and assigns, “Lenders” and each individually a “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Building Loan Agreement and that certain Project Loan Agreement (collectively, as the same have been and may be revised, restated, amended or modified from time to time, the “Loan Agreement”), each dated as of June    , 2004 among The New York Times Building LLC (“Borrower”), New York State Urban Development Corporation d/b/a Empire State Development Corporation, as initial agent (“Initial Agent”), for itself and for the benefit of Lenders, and Agent, for itself and on behalf of Lenders, the Lenders have agreed to advance to Borrower loans in the maximum aggregate principal amount of $320,000,000 (collectively, the “Loan”);

WHEREAS, the proceeds of the Loan are being used to construct certain improvements (the “Improvements”) on land (the “Land”) demised to Borrower pursuant to that certain Agreement of Lease by and between 42nd St. Development Project, Inc. (“Ground Lessor”) and Borrower, dated as of December 12, 2001 (the “Ground Lease”) which Land is more particularly described on Exhibit A hereto;

WHEREAS, as security for the Loan, Borrower has executed that certain Ground Leasehold Building Loan Mortgage, Assignment of Leases, Security Agreement and Subordination Agreement dated as of  June    , 2004 and recorded at the Office of the City Register of New York County on                               , 200   as CRFN#                               and that certain Ground Leasehold Project Loan Mortgage, Assignment of Leases, Security Agreement and Subordination Agreement dated as of June   , 2004 and recorded at the Office of the City Register of New York County on                               , 200   as CRFN#                               (collectively, as the same may be extended, renewed, revised, restated, replaced, spread, amended, consolidated, supplemented, assigned or modified from time to time, the “Mortgages”);

WHEREAS, (a) Borrower has assigned to Ground Lessor all of Borrower’s right, title and interest in the Ground Lease and the Severance Subleases (as defined in the Ground Lease) pursuant to that certain Assignment and Assumption Agreement, dated as of                               , 200  , which has been submitted to the Office of the City Register of New York County for recordation immediately prior to the submission of this Agreement for recording and (b) Agent has released the Ground Lease and the Severance Sublease to which NYT Real Estate Company LLC (“NYTC Member”) is a party from the lien of the Mortgages;

WHEREAS, the Land and the Improvements have been submitted to the provisions of Article 9-B of the Real Property Law of the State of New York pursuant to that certain Declaration of Leasehold Condominium of the Premises known as The New York Times Building, New York, New York 10019, dated as of                               , 200   (together with the Condominium By-Laws attached as Exhibit A thereto, the “Declaration”; all capitalized terms used herein but left undefined shall have the meanings assigned to such terms in the Declaration) and recorded on                               , 200   at the Office of the City Register of New York County as CRFN #                              ;

WHEREAS, as a result of the recording of the Declaration and the release referred to above, the Mortgages now encumber solely the FC Collective Unit and the Retail Unit, together with their respective undivided percentage interest in the Common Elements; and

WHEREAS, Agent has agreed to evidence certain lien priority agreements as between the Mortgages and the Declaration pursuant to this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Agent hereby agrees as follows:

1.             Lien Priority.  Agent, for itself and on behalf of Lenders, does acknowledge and agree that in the event of any foreclosure (or acceptance of a deed in lieu of foreclosure) of any Unit subject to the lien of the Mortgages by Agent, any designee of Agent or any third party purchaser, it, such designee or such third party purchaser shall take title to such Unit in connection with such foreclosure (or acceptance of a deed in lieu thereof) subject to the Declaration and the Board of Managers’ Lien.  Neither the immediately preceding sentence, nor any conflict or inconsistency between the terms and provisions of the Mortgages, on the one hand, and the terms and provisions of the Declaration, on the other hand, shall be construed to limit, nullify, prevent or restrict Agent from enforcing any provision in, or from exercising any rights or remedies of Agent or the Lenders under, the Mortgages.

2.             Successors and Assigns.  Whenever in this Agreement any party is named or referred to, the successors and assigns of such party or parties shall be included, whether so expressed or not.  All obligations, covenants and agreements contained in this Agreement shall be binding on, and inure to the benefit of, the respective successors and assigns of the parties hereto whether so expressed or not.

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3.             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed solely within such State.

4.             Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.

[SIGNATURE ON NEXT PAGE]

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IN WITNESS WHEREOF, Agent, for itself and on behalf of Lenders, has executed this Agreement as of the date first set forth above.

AGENT:

GMAC COMMERCIAL MORTGAGE CORPORATION, as Agent

By:
Name:
Title:

STATE OF	)
) ss.:
COUNTY OF	)

On the          day of         in the year 200   before me, the undersigned, personally appeared                                  personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT A

ALL that certain plot, piece or parcel of land and the improvements thereon, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

SAID LAND AND IMPROVEMENTS NOW KNOWN AS Lots [                            ] as more particularly described in the Declaration and on the floor plans certified by                                                      on                             , 200   and filed with the Real Property Assessment Department on                        , 200   as Condominium Plan No.          and also filed in the Office of the City Register of New York County on                        , 200    as CFRN #                                                       .

Exhibit E

Draw Request

E-1

DRAW REQUEST

                            , 200

GMAC Commercial Mortgage Corporation, as Agent
100 South Wacker Drive, Suite 400
Chicago, Illinois  60606
Attn:  Phillip J. Keel, Vice President

[

Attn:                                        ](1)

Re:          Building Loan Agreement dated as of                        , 2004 (as revised, restated, amended or modified from time to time, the “Building Loan Agreement”) and Project Loan Agreement dated as of                      , 2004 (as revised, restated, amended or modified from time to time, the “Project Loan Agreement”; together with the Building Loan Agreement, the “Loan Agreements”) each by and among The New York Times Building LLC (“Borrower”), New York State Urban Development Corporation, d/b/a Empire State Development Corporation, as initial agent (“Initial Agent”) for itself and for the benefit of any lenders as may exist from time to time (such lenders, collectively, including any successors and assigns, “Lenders”), and GMAC Commercial Mortgage Corporation and any successor thereto, as agent (including as successor to Initial Agent) (including any successors and assigns as agent, “Agent”) for itself and on behalf of Lenders.  All capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreements.

Ladies and Gentlemen:

In accordance with the Loan Agreements, Borrower desires to obtain an advance of                                        ($                    ) (the “Building Loan Advance”) and an advance of                            ($                      ) (the “Project Loan Advance”; together

(1)  Copies of the Draw Request do not need to go to the Disbursement Agent unless Agent has made the election under Section 5.03(b)(ii) of the Building Loan Agreement.

with the Building Loan Advance, the “Advances” and individually, an “Advance”) on                                  (the “Requested Advance Date”) as follows:  $                       on account of Building Loan Costs for the FC Units, $                   on account of Building Loan Costs for the NYTC Units, $                     on account of Project Loan Costs for the FC Units, and $                   on account of Project Loan Costs for the NYTC Units.  Such allocations (a) are more particularly set forth on the attachments to the Sworn Owner’s Affidavit which is attached hereto and (b) have been prepared in accordance with the Cost Allocation Methodology.  In order to induce Lenders to make each Advance, Borrower hereby represents and warrants the following to Agent and Lenders:

1.             The period covered by this Draw Request is                                                 .

2.             The Improvements have not been injured or damaged by fire, explosion, accident, flood or other casualty except:                                                        .

3.             All Building Loan Costs and Project Loan Costs for the payment of which Lenders have previously advanced funds have in fact been paid and all such prior Advances have been used for the purposes requested therefor except as follows:                                  .

4.             The subject Advances shall be used for the purposes set forth in the Sworn Owner’s Statement attached hereto.

5.             No Borrower Entity has any defenses to or offsets against the payment of any amounts due to Agent and/or any Lender under or in connection with the Loan Documents, or defenses, claims or counterclaims against the payment and performance of any of their respective obligations under the Loan Documents.  Borrower is authorized to make this representation on behalf of all of the other Borrower Entities.

6.             The amount of each Advance (except if such advance is the final Advance) equals at least Fifty Thousand and No/100 Dollars ($50,000.00).  No other Draw Request has been submitted in this calendar month and the most recent Draw Request was submitted at least fifteen (15) days prior to the date hereof.  The total of all previous Advances made under the Building Loan and the Project Loan, together with the subject Advances, is shown on the attachments hereto.  The total of all previous Advances under the Building Loan Agreement and under the Project Loan Agreement allocable to the Maximum Amount—FC, together with that portion of the subject Advance allocable to the Maximum Amount—FC, does not exceed the Maximum Amount—FC.  The total of all previously requested Advances under the Building Loan Agreement and under the Project Loan Agreement allocable to the Maximum Amount—NYTC, together with that portion of the subject Advance allocable to the Maximum Amount—NYTC, does not exceed the Maximum Amount—NYTC.  No item of expense specified in the Sworn Owner’s Affidavit attached hereto has previously been made the basis of any prior Advance.

7.             The purpose of the Advances is to pay the Building Loan Costs and Project Loan costs detailed in the Sworn Owner’s Statement and accompanying invoices attached hereto and made a part hereof.

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Initials of
Borrower

8.             The costs of any additional documentation, legal fees or title insurance required by Agent to evidence the Advances and preserve the priority of the lien of the Building Loan Mortgage and Project Loan Mortgage and the other Security Documents is a Reimburseable Cost.

9.             All conditions precedent to the Advances set forth in Section 4.02 and (if applicable) 4.03 of the Building Loan Agreement and the Project Loan Agreement have been fulfilled.

10.           The information set forth herein is true, correct and complete as of the date hereof and will be true, correct and complete as of the Requested Advance Date.

This letter shall constitute a Borrower’s instruction to Lenders to pay to Agent [the Disbursement Agent] the Advances in the total amount indicated on the attachments in the Sworn Owner’s Statement, and (b) Borrower’s instructions and authorization to [Agent] [Disbursement Agent] to disburse such Advances and any applicable Other Funds to pay each of the expenses shown in the enclosed invoices, unless (i) any such amount with respect to interest, fees or other amounts due and payable to Agent and/or any Lender which Agent and Lenders are, in accordance with the Building Loan Agreement or Project Loan Agreement, entitled to subtract from such Advance [or (ii) Disbursement Agent is otherwise instructed by Agent].  [Disbursement Agent acknowledges, however, that it shall only disburse such Loan proceeds in accordance with the Construction Loan Disbursement Agreement.]

[Signature page follows]

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Borrower:

THE NEW YORK TIMES BUILDING LLC

By:	FC LION LLC, member

	By:	FC 41st Street Associates, LLC, its managing member

		By:	RRG 8 South, Inc., its managing member

By:
Name:
Title:

By:	NYT Real Estate Company LLC, member

By:
Name:
Title:

Sworn Owner’s Statement

State of New York	)
	)	ss:
County of New York	)	Escrow No.

The affiant,                                             , being duly sworn on oath deposes and says the following in his/her capacity as the                              of RRG 8 South, Inc., which is the managing member of FC 41st Street Associates, LLC, which is the managing member of FC Lion LLC, which is a member of The New York Times Building LLC (“Borrower”), which is the owner of the premises known as The New York Times Building, New York, New York:

                1.             That he/she is authorized to deliver this statement on behalf of Borrower and is thoroughly familiar with the facts and circumstances concerning the premises described above;

                2.             Since the date of the last Sworn Owner’s Statement submitted in connection with a Draw Request, the only services performed, materials supplied, work done or reimbursements furnished in connection with the mentioned premises for whom Borrower is requisitioning funds are listed on the attachments hereto;

                3.             That the contracts to which Borrower, or any Affiliate thereof, is a party as to which Borrower is not requisitioning funds (whether because the third party thereto is not yet entitled to payment pursuant to the applicable contract, or because there is a dispute between such third party and Borrower), together with the amount of any bills, invoices or payment claims submitted by such third party, if applicable and the reason(s) why payment has not been requisitioned are set forth on the attachments hereto; and

                4.             That, to the affiant’s knowledge, the facts set forth in this statement and the attachments are true and complete.

Notwithstanding anything to the contrary contained in this Sworn Owner’s Statement, the affiant shall not have any personal liability hereunder.  Borrower does have liability hereunder to the same extent it has liability under any other Loan Document.

Signed:
Name:

Subscribed and sworn to before me this        day of                       , 200  .

Notary Public

Exhibit F

Description of Improvements

F-1

Borrower intends to construct upon the Land a 52 story office building (with ground floor retail) located at 820 Eighth Avenue, (block 1012, lots 1, 5, 8 and 14, part of 15, 53, 59, 61, 62 and 63) New York, New York, consisting of approximately 1,539,000 square feet of total gross building area of above grade space, additional below grade space and additional roof top and mechanical space.

Exhibit G

Intentionally Omitted

G-1

Exhibit H

Form of Non-Disturbance Agreement

H-1

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is made as of                            , 200    , between GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation and any successor thereto, as agent (including as successor to Initial Agent (as hereinafter defined)) (including any of its successors and assigns as agent, “Agent”), for itself and any co-lenders as may exist from time to time (such lenders collectively, including any successors and assigns, “Lenders”), [Tenant] (“Tenant”) and [Landlord] (“Landlord”).

RECITALS

A.    Tenant is the tenant under a certain lease (the “Lease”), dated as of                                   ,             , with Landlord, of premises described in the Lease (the “Premises”) as more particularly described in Exhibit A hereto.

B.    This Agreement is being entered into in connection with (i) those certain loans (collectively, the “Construction Loan”) which Lenders have agreed to make to The New York Times Building LLC (“Owner”) pursuant to that certain Building Loan Agreement and that certain Project Loan Agreement, each dated as of June     , 2004 and each by and among The New York Times Building LLC, New York State Urban Development Corporation d/b/a Empire State Development Corporation, as initial agent (“Initial Agent”), for itself and for the benefit of Lenders, and Agent, for itself and on behalf of Lenders, which Loans are secured, in part, by that certain Ground Leasehold Building Loan Mortgage, Assignment of Leases, Security Agreement and Subordination Agreement, dated as of June       , 2004 (as the same may hereafter be amended or modified, the “Building Loan Mortgage”); that certain Ground Leasehold Project Loan Mortgage, Assignment of Leases, Security Agreement and Subordination Agreement, dated as of June       , 2004 (as the same may hereafter be amended or modified, the “Project Loan Mortgage”); that certain Assignment of Leases and Rents (Building Loan Mortgage) dated as of June       , 2004 (as the same may hereafter be amended or modified, the “Building Loan Assignment”); and that certain Assignment of Leases and Rents (Project Loan Mortgage), dated as of June       , 2004 (as the same may hereafter be amended or modified, the “Project Loan Assignment”).

C.            The Building Loan Assignment and Project Loan Assignment are collectively referred to herein as the “Assignments.”  The Building Loan Mortgage and Project Loan Mortgage are collectively referred to herein as the “Mortgages”.  The Assignments and Mortgages, together with all other documents executed and delivered or to be executed and delivered in connection with the Construction Loan, are collectively referred to herein as the “Loan Documents”.

D.            Landlord is a member of Owner and has consented to the Mortgages and the Assignments and has executed and delivered the Mortgages and the Assignments.  Each Mortgage covers, among other things, the Premises, and each Assignment covers, among other things, the Lease.

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Tenant agrees that the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby is and shall be subject and subordinate in all respects to the Loan Documents, the liens created thereby, all present or future advances thereunder and all renewals, amendments, spreaders, modifications, consolidations, replacements, increases and extensions thereof, to the full extent of all amounts secured by the Loan Documents from time to time.

2.             Agent agrees that, if Agent exercises any of its rights under the Loan Documents such that it becomes the owner of the Premises, including but not limited to an entry by Agent pursuant to any Mortgage, a foreclosure under any Mortgage, a power of sale under any Mortgage or otherwise:  (a) the Lease shall continue in full force and effect as a direct lease between Agent and Tenant, and subject to all the terms, covenants and conditions of the Lease, and (b) Agent shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

3.             Tenant agrees that, in the event of an exercise of the power of sale or foreclosure of any Mortgage by Agent or the acceptance of a deed in lieu of foreclosure by Agent or any other succession of Agent to ownership of the Premises, Tenant will attorn to and recognize Agent as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

4.             Tenant agrees that, in the event Agent succeeds to the interest of Landlord under the Lease, neither Agent nor Lenders shall be:

(a)           liable in any way for any act, omission, neglect or default of any prior Landlord (including, without limitation, the then defaulting Landlord), except to the extent such act, omission, neglect or default accrues from and after Agent succeeds to the interest of Landlord; or

(b)           subject to any claim, defense, counterclaim or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), except to the extent such claim, defense, counterclaim or offset accrues  from and after the date that Agent succeeds to the interest of Landlord under the Lease; or

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(c)           bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), except to the extent received by Agent or required under the Lease to be so paid in Advance; or

(d)           bound by any obligation to make any payment to Tenant which was required to be made prior to the time Agent succeeded to any prior Landlord’s interest, except for any work allowance, work credit or any other similar payments to be made to Tenant under the Lease; or

(e)           accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Agent; or

(f)            bound by any amendment or modification of the Lease made without the written consent of Agent, which consent shall not be unreasonably withheld or delayed.

Subject to paragraph 2 above, nothing contained herein shall prevent Agent from naming Tenant in any foreclosure or other action or proceeding initiated in order for Agent to avail itself of and complete any such foreclosure or other remedy if such joinder shall be required by law.

5.             Tenant hereby agrees to give to Agent copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Agent.  Agent shall have the right but no obligation to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Agent, in addition to the period given to Landlord for remedying defaults, an additional twenty (20) days in the case of a monetary default and an additional sixty (60) days in the case of a non-monetary default to remedy, or cause to be remedied, any such default.  Tenant shall accept performance by Agent of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord.  No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Agent, in good faith, shall have commenced to cure such default and shall be prosecuting the same to completion with reasonable diligence, within the above-referenced time period subject to any force majeure that exists at or during Agent’s cure periods, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Agent, as long as Agent, in good faith, shall have notified Tenant within ten (10) business days of receiving Tenant’s notice to Agent of Landlord’s default that Agent intends to institute proceedings under the Loan Documents, and, thereafter, as long as such proceedings shall have been promptly instituted and shall be prosecuted with all reasonable diligence.  In the event of the termination of the Lease by reason of any bankruptcy by Landlord, upon Agent’s written request, given within thirty (30) days after

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any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Agent or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease.  Neither Agent nor its designee or nominee shall become liable under the Lease unless and until Agent or its designee or nominee becomes, and then only with respect to periods in which Agent or its designee or nominee remains, the owner of the Premises.  In no event shall Agent or Lenders have any personal liability as successor to Landlord and Tenant shall look only to the estate and property of Agent or Lenders in the Premises and the proceeds of any sale of the Premises or any part thereof for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Agent as Landlord under the Lease, and no other property or assets of Agent or Lenders shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease.  Agent shall, subject to the last grammatical paragraph of paragraph 4 hereof, have the right, without Tenant’s consent, to foreclose the Mortgages or to accept a deed in lieu of foreclosure or to exercise any other remedies under the Loan Documents.

6.             Tenant agrees that, following delivery of written notice from Agent to Tenant designating an account into which all payments of rent are thereafter to be made (which notice shall include appropriate wire and mailing instructions), Tenant shall thereafter make all payments of rent due under the Lease (including, without limitation, base rent, amounts due for operating expenses and real estate taxes and, where applicable, rent due as a percentage of sales receipts) and all other charges and sums payable by Tenant under the Lease in accordance with such notice, unless and until Tenant receives written instructions from Agent to do otherwise.  Agent shall apply such rents and other payments it receives in accordance with the Loan Documents and, upon the repayment of the indebtedness evidenced by the Loan Documents, shall instruct Tenant to make future payments of rent as directed by Landlord.  Any payments due under the Lease which are made by Tenant to Agent hereunder shall be deemed to satisfy Tenant’s obligations to Landlord under the Lease.  In the event of any conflict between the provisions of this paragraph 6 and the terms and provisions of the Lease, the provisions of this paragraph 6 shall govern and control.

7.             Tenant has no knowledge of any prior assignment or pledge of the rents accruing under the Lease by Landlord.  Tenant hereby acknowledges the making of the Assignments from Landlord to Agent in connection with the Loans.  Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Agent solely as security for the purposes specified in the Assignments, and Agent shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of the Assignments or by any subsequent receipt or collection of rents thereunder, unless Agent shall specifically undertake such liability in writing.

8.             If Tenant is a corporation, each individual executing this Agreement on behalf of said corporation represents and warrants that s/he is duly authorized to execute and deliver this Agreement on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation

4

or in accordance with the by-laws of said corporation, and that this Agreement is binding upon said corporation in accordance with its terms.  If Tenant is a partnership or limited liability company, each individual executing this Agreement on behalf of said partnership or limited liability company represents and warrants that s/he is duly authorized to execute and deliver this Agreement on behalf of said partnership or limited liability company in accordance with the partnership agreement for the partnership or operating agreement for the limited liability company.

9.             Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via recognized commercial courier service providing for a receipt, addressed to Tenant or Agent, as the case may be, at the following addresses:

If to Tenant:

[To be added]

Attention:

with a copy to:

Attention:

If to Agent:

GMAC Commercial Mortgage Corporation
100 South Wacker Drive, Suite 400
Chicago, Illinois 60606
Attention: Vacys R. Garbonkus

with copies to:

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania 19044
Attention: General Counsel

5

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Harris B. Freidus, Esq.

If to Landlord:

[to be added]

10.           The term “Agent” or “Lenders” as used herein includes any successors or assigns thereof, including without limitation, any co-lender at the time of or after the making of the Loans, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the term “Landlord” or  “Tenant” as used herein includes any successor and assign of the named Landlord or Tenant, as applicable, herein.

11.           If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

12.           Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

13.           This Agreement shall be construed in accordance with the laws of the State where the Premises is located without regard to conflict of law principles.

14.           As between Landlord and Tenant, nothing herein expands Landlord’s or Tenant’s respective obligations or limits Landlord’s or Tenant’s respective rights under the Lease.

[signature page follows]

6

WITNESS the execution hereof as of the date first above written.

GMAC COMMERCIAL MORTGAGE CORPORATION,
a California corporation, as Agent

By:
Name:
Title:

[TENANT]

By:
Name:
Title:

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

[	]

By:
Name:
Title:

ACKNOWLEDGMENT FOR AGENT

STATE OF	)
) ss.:
COUNTY OF	)

On the      day of                     ,         , before me, the undersigned, personally appeared                                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgment

ACKNOWLEDGMENT FOR TENANT

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the      day of                     ,         , before me, the undersigned, personally appeared                                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgment

ACKNOWLEDGMENT FOR LANDLORD

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the      day of                     ,       , before me, the undersigned, personally appeared                                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgment

9

EXHIBIT A

The Premises

10

Exhibit A

The Land

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of West 40th Street with the easterly line of 8th Avenue;

RUNNING THENCE northerly along said easterly line of 8th Avenue, 197 feet 6 inches to the corner formed by the intersection of the easterly side of 8th Avenue with the southerly line of West 41st Street;

THENCE easterly along said southerly line of West 41st Street, 400 feet;

THENCE southerly and parallel to said easterly line of 8th Avenue, 197 feet 6 inches to the northerly line of West 40th Street;

THENCE westerly along said northerly line of West 40th Street, 400 feet to the point or place of BEGINNING.

Being the property located at and known as Block 1012, Lots 1, 5, 8, 14, 53, 59, 61, 62, 63 and part of 15 on the Tax Assessment Map of the County of New York.

A - 1

Exhibit I

Architect’s Certificate

I-1

ARCHITECTS’ STATEMENT

[Architect’s Letterhead]

, 200

Application for Payment

GMAC Commercial Mortgage Corporation, as Agent
100 South Wacker Drive, Suite 400
Chicago, Illinois  60606

Ladies and Gentlemen:

The undersigned (“Architect”) understands that GMAC Commercial Mortgage Corporation, as agent (including any successor thereto, “Agent”) for itself and any other co-lenders as may exist from time to time (collectively, “Lenders”) has made or will make loans (the “Loans”) to The New York Times Building LLC (“Borrower”), which Loans will be used to finance construction by Borrower of the improvements (the “Improvements”) on and adjacent to the premises more particularly described in Exhibit A hereto (the “Land”; and together with the Improvements, the “Project”).  The Loans will be advanced pursuant to that certain Building Loan Agreement dated as of  June    , 2004 (the “Building Loan Agreement”) by and between Borrower, New York State Development Corporation d/b/a Empire State Corporation, as initial agent (“Initial Agent”) for itself and for the benefit of Lenders, and Agent, for itself and on behalf of Lenders, and that certain Project Loan Agreement dated as of June     , 2004 (the “Project Loan Agreement”; collectively with the Building Loan Agreement, the “Loan Agreements”) by and between Borrower, Initial Agent, for itself and for the benefit of Lenders, and Agent, for itself and on behalf of Lenders.  Capitalized terms not defined herein shall have the meanings ascribed to them in the Architect’s Agreement (as defined below).

Knowing that Agent and Lenders will rely on this Architect’s Statement in advancing proceeds of the Loans, Architect, for itself and on behalf of RPBW (as hereinafter defined), based upon its knowledge, information and belief, and upon its performance and services (including RPBW and Architect’s respective periodic on site observations of construction) all in accordance with the Architect’s Agreement (as hereinafter defined) and subject to generally accepted standards of practice, hereby states to Agent and Lenders as follows as of the date hereof:

1.             Architects have been engaged to act as architects for the Project and such engagement is evidenced by that certain Contract for Architectural Services dated as of October 3, 2001 among FC 41st Street Associates, LLC (“FC 41st Street”),

NYT Real Estate Company LLC (“NYTC Member”), RPBW Piano Building Workshops, S.E.L.A.F.A. (“RPBW”; together with Architect, “Architects”)) and Architect, as assigned by FC 41st Street and NYTC Member to Borrower in accordance with Section 14.3 of the Architect’s Agreement (the “Architect’s Agreement”).  No amendments or supplements to the Architect’s Agreement have been made except as set forth on Exhibit B attached hereto.

2.             Architects last observed the Project on               , 200    and                               , 200  , respectively, and each found the status of the Project on such date and the progress made on the Project [since their last Certificate dated                , 200  ] to be in substantial accordance with the Project Schedule.

3.             Architects have been advised that, pursuant to that certain memorandum of the New York State Urban Development Corporation d/b/a Empire State Development Corporation (“ESDC”) concerning the 42nd Street Development Project, dated November 14, 2001 (the “Override Resolution”), ESDC confirmed that the Project is not required to comply with the requirements of the New York City Zoning Resolution.  Architects have been further advised that the Project is required to comply with the Site 8 South Declaration of Design, Use and Operation by ESDC, 42nd St. Development Project, Inc., dated as of December 12, 2001 (the “DUO Declaration”) and is required to comply with all other “Legal Requirements” as defined in the ground lease for the site of the Project (the “Lease”).  In addition, Architects have been informed that Design Development Plans and Final Plans and Specifications, as defined in the Lease, are required to be approved by the ESDC before construction of the Project may begin and that such approvals have been received.

4.             The Construction Documents in effect as of the date hereof have been approved by all applicable governmental authorities having jurisdiction over the Project and comply with building codes and other similar legal requirements.  Supplementing the foregoing, the Construction Documents comply with the “Design Development Plans” and “Final Plans and Specifications” that have been approved by ESDC.  Architects have made no amendments, modifications, or changes to the Construction Documents other than those with Agent’s prior written approval or with respect to which Borrower has informed Architects that Agent’s approval is not required since the last Architect’s Certificate dated                       , 200  , other than as described on Exhibit C attached hereto.

5.             All work observed to date has been done generally in accordance with the Construction Documents.

6.             Upon completion of the Project in accordance with the Construction Documents, the Project will be in compliance in all material respects with currently applicable building codes and other similar legal requirements (including, without limitation, the Americans with Disabilities Act) and the Project shall be entitled to certificates of occupancy by all applicable governmental authorities and may be lawfully occupied and used for the purposes for which it was designed.

2

7.             All material permits, licenses, and other approvals from governmental authorities required to complete construction of the Project have been validly issued by the appropriate governmental authorities (or are capable of being obtained within time periods consistent with the projected completion dates set forth on the Project Schedule) and are in full force and effect, and subject to the limited scope of services provided for in the Architect’s Agreement, to Architects’ knowledge there is no violation of any of the provisions thereof or of any legal requirements.

8.             The Architects have no knowledge of any petitions, actions or proceedings pending or threatened to revoke, rescind, alter or declare invalid any legal requirements, permits, licenses or approvals of any governmental authorities for or relating to the Project.

9.             The DUO Declaration permits, as of right, the construction of the Project in accordance with the Construction Documents and, upon completion of construction, the operation, use and occupancy thereof contemplated by the Construction Documents.

10.           Architects have received a survey from the Borrower and, to the extent shown on such survey, are familiar with the locations of all easements, restrictions, rights-of-way, subsurface rights and the like in force relating to the Project, and the Construction Documents have been so prepared that the improvements will not encroach over, across or upon any such easements, restrictions, rights-of-way or subsurface rights and the like to the extent shown on such survey, except as expressly permitted by the holders of title to such easements, rights-of-way or subsurface rights pursuant to written instruments, agreements and permits.

11.           The Architect’s Agreement is in full force and effect, Architects  are not in default thereunder and to Architects’ knowledge, Borrower is not in default of any of Borrower’s obligations thereunder.

12.           The Project has not been suspended, abandoned or terminated.

13.           As of the date hereof, the Fee has not been subject to any increase and there are no approved Additional Services for the Architects other than, in each case, those referenced on Exhibit B attached hereto or heretofore disclosed on a prior Architects’ Certificate to Agent.

14.           As the date hereof, Architect acknowledges that Architects have been paid  $                                     for Basic Services, $                              for Additional Services and $                        for Reimbursable Expenses.

15.           The provisions set forth in this Certificate shall be binding upon Architects and Architects’ successors and shall inure to the benefit of Agent and Lenders but not to any other Person and accordingly no other Person shall be entitled to rely thereon.

3

Very truly yours,

FOX & FOWLE ARCHITECTS, PC, for itself and on behalf of RPBW

By:
Name:
Title:

4

Exhibit A

Description of Premises

Exhibit A

The Land

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of West 40th Street with the easterly line of 8th Avenue;

RUNNING THENCE northerly along said easterly line of 8th Avenue, 197 feet 6 inches to the corner formed by the intersection of the easterly side of 8th Avenue with the southerly line of West 41st Street;

THENCE easterly along said southerly line of West 41st Street, 400 feet;

THENCE southerly and parallel to said easterly line of 8th Avenue, 197 feet 6 inches to the northerly line of West 40th Street;

THENCE westerly along said northerly line of West 40th Street, 400 feet to the point or place of BEGINNING.

Being the property located at and known as Block 1012, Lots 1, 5, 8, 14, 53, 59, 61, 62, 63 and part of 15 on the Tax Assessment Map of the County of New York.

A - 1

Exhibit B

Amendments to the Architect’s Agreement and Fees for Services

Exhibit C

Amendments to the Construction Documents

Exhibit J

General Contractor’s Certificate

J-1

GENERAL CONTRACTOR’S CERTIFICATE

[General Contractor’s Letterhead]

                                      , 200

Application for Payment No.

GMAC Commercial Mortgage Corporation, as Agent
100 South Wacker Drive, Suite 400
Chicago, Illinois 60606

Ladies and Gentlemen:

The undersigned (“General Contractor”) understands that GMAC Commercial Mortgage Corporation, as agent (“Agent”) for itself and any other co-lenders as may exist from time to time (collectively, “Lenders”) has made or will make loans (the “Loans”) to The New York Times Building LLC (“Borrower”), which Loans will be used to finance construction by Borrower of the improvements (the “Improvements”) on and adjacent to the premises more particularly described in Exhibit A hereto (the “Land”; and together with the Improvements, the “Project”).  The Loans will be advanced pursuant to that certain Building Loan Agreement dated as of June     , 2004 (the “Building Loan Agreement”) by and between Borrower, New York State Development Corporation d/b/a Empire State Corporation as initial agent (“Initial Agent”), for itself and for the benefit of Lenders, and Agent, for itself and on behalf of Lenders, and that certain Project Loan Agreement dated as of June     , 2004 (the “Project Loan Agreement”; collectively with the Building Loan Agreement, the “Loan Agreements”) by and between Borrower, Initial Agent, for itself and for the benefit of Lenders, and Agent, for itself and on behalf of Lenders.  Capitalized terms not defined herein shall have the meanings ascribed to them in the Guaranteed Maximum Price Contract defined below.

General Contractor certifies to Agent and Lenders as follows:

1.             General Contractor has been engaged to act as the construction manager for the Project and such engagement is evidenced by that certain Construction Management Agreement between Borrower and General Contractor dated as of January 22, 2004 (the “Guaranteed Maximum Price Contract”).  Except for Change

Orders, Field Directives and Emergency Change Orders (collectively, “Scope Changes”) no amendments or supplements to the Guaranteed Maximum Price Contract have been made without the prior written approval of Agent.  The Guaranteed Maximum Price Contract constitutes the only agreement (other than Scope Changes) between General Contractor and Borrower with respect to the matters and interests described therein.

2.             General Contractor has reviewed the Drawings and Specifications prepared for the Project and specified in the Guaranteed Maximum Price Contract.  There have been no Scope Changes since the date of the last General Contractor’s Certificate dated               , 200  , except as set forth in the Potential Change Order Log attached as Schedule 1 hereto.

3.             The Application and Certificate of Payment (AIA Document No. G702), dated                                   , 200   (the “Current Application for Payment”) which General Contractor understands is to be included as an item in Borrower’s requisition to Agent, is in full compliance with the terms of the Guaranteed Maximum Price Contract.

4.             Schedule 2 hereto is a list of each Major Subcontractor (as defined in Exhibit B).

5.             The Work performed to date has been performed in accordance with the Guaranteed Maximum Price Contract and the other Contract Documents in effect on the date hereof.  To the best of General Contractor’s knowledge, except as set forth in paragraph 2 above, no event has occurred and there are no conditions (including without limitation, any concealed conditions, design defects or deficiencies), or changes in the Construction Documents that would entitle General Contractor to an increase in the GMP, other than (a) as set forth on Schedule 1 hereto and (b) increases that General Contractor is not yet obligated to make a claim for as of the date hereof in accordance with the terms of the Guaranteed Maximum Price Contract.  As of the date hereof, the Guaranteed Maximum Price is set forth in the Current Application for Payment.

6.             As of the date hereof, the required dates under the Guaranteed Maximum Price Contract for Substantial Completion and Final Completion for each portion of the Project are set forth in the most recent schedule attached as Schedule 3 hereto.  The General Contractor does not know of any facts or circumstances which would entitle General Contractor to an extension of any such dates; and General Contractor has not made any claim for any such extension, other than (a) as set forth on Schedule 1 hereto and (b) claims that General Contractor is not yet obligated to make as of the date hereof in accordance with the terms of the Guaranteed Maximum Price Contract.

7.             Except as shown on Schedule 4, all Governmental Approvals (as defined in Exhibit B) required to have been obtained by General Contractor, and, to the best of General Contractor’s knowledge, all other Governmental Approvals from the City of New York, including its Department of Transportation, required to have been obtained by Borrower, with respect to the construction of the Project have been issued, are in full

2

force and effect and are not subject to any legal proceedings or unsatisfied conditions.  With respect to any such Governmental Approvals not yet required to be obtained, (i) each such Governmental Approval is of a type that is routinely granted upon application therefor and (ii) General Contractor knows of no facts or circumstances which indicate that any such Governmental Approval will not be timely obtainable without material difficulty, expense or delay prior to the time that it is required.

8.             All insurance required from the General Contractor (if any) under the Guaranteed Maximum Price Contract (i) has been obtained and (ii) is in full force and effect.

9.             Except for funds remaining in the Trust Account established pursuant to Article 18.6.1 of the Guaranteed Maximum Price Contract, General Contractor has paid to its direct subcontractors and suppliers in full all of its obligations with respect to all labor and/or materials and rented equipment, appliances or tools related to the construction of the Project supplied through and including the period covered by the Application and Certificate of Payment (AIA Document No. G702) included in Borrower’s second most recent requisition (the “Prior Application for Payment”) and all such subcontractors have paid their direct subcontractors and suppliers in full for and with respect to all labor and/or materials and rented equipment, appliances or tools related to the construction of the Project supplied through and including the period covered by the Prior Application for Payment properly due to subcontractors and suppliers in accordance with the Guaranteed Maximum Price Contract.

10.           There are no unbonded liens in favor of General Contractor and/or any subcontractor hired by General Contractor who has performed work, for the work so performed, and/or who has supplied labor, goods and/or materials, for the labor, goods and/or materials so supplied, except for such work or labor, goods and/or materials for which payment is requested.

11.           The Guaranteed Maximum Price Contract is in full force and effect.  Neither General Contractor nor Borrower is in default of any of its respective obligations to the other as of the date hereof.  There is no existing circumstance or event which, but for the lapse of time and/or the giving of notice, would constitute a default by either General Contractor or Borrower or would give either such party the right to terminate the Guaranteed Maximum Price Contract.  General Contractor has not sent or received any notice of default or any notice for the purpose of terminating the Guaranteed Maximum Price Contract.

12.           There are no changes in the condition of the General Contractor which would be likely to materially adversely affect its ability to perform its obligations under the Guaranteed Maximum Price Contract.

13.           The Project has not been suspended, abandoned or terminated.

14.           All Work performed to date has been performed only by subcontractors (not including suppliers) subject to collective bargaining agreements with

3

unions affiliated with the Building and Construction Trades Council of Greater New York.

15.           General Contractor is in compliance with all of its obligations under Section 2.4 of the Guaranteed Maximum Price Contract.

16.           The provisions set forth in this Certificate shall be binding upon General Contractor and General Contractor’s successors and assigns and shall inure to the benefit of Agent and Lenders and their successors and assigns.

Very truly yours,

AMEC CONSTRUCTION MANAGEMENT, INC.

By:
Name:
Title:

4

Exhibit A

The Land

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of West 40th Street with the easterly line of 8th Avenue;

RUNNING THENCE northerly along said easterly line of 8th Avenue, 197 feet 6 inches to the corner formed by the intersection of the easterly side of 8th Avenue with the southerly line of West 41st Street;

THENCE easterly along said southerly line of West 41st Street, 400 feet;

THENCE southerly and parallel to said easterly line of 8th Avenue, 197 feet 6 inches to the northerly line of West 40th Street;

THENCE westerly along said northerly line of West 40th Street, 400 feet to the point or place of BEGINNING.

Being the property located at and known as Block 1012, Lots 1, 5, 8, 14, 53, 59, 61, 62, 63 and part of 15 on the Tax Assessment Map of the County of New York.

Exhibit B

Definitions

“Governmental Approvals” means all approvals, consents, waivers, orders, acknowledgments, authorizations, permits and licenses required under applicable Legal Requirements to be obtained from any government (or any political subdivisions thereof), court, agency, authority, board (including, without limitation, any environmental protection, planning or zoning board), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit having jurisdiction over Borrower, the Project or any part thereof (or the construction, development, use, occupancy, management, ownership or operation of the Project or any part thereof) or Agent or any Lender, as applicable.

“Major Subcontractor” means any subcontractor (vis-a-vis Owner) under the Guaranteed Maximum Price Contract (or any direct or indirect subcontractor thereof) who is supplying labor, goods, materials or services in connection with the Project, where, at the time of determination, the aggregate contract price for such labor, goods, materials or services (including fees) equals or exceeds $500,000, whether pursuant to one contract or agreement or multiple contracts or agreements, after taking into account all change orders.

Schedule 1

Potential Change Order Log

Schedule 2

Major Subcontractors

Schedule 3

Current Schedule

Schedule 4

Governmental Approvals

Exhibit K

Form of Estoppel Certificate

K-1

Estoppel Certificate

                              , 200

GMAC Commercial Mortgage Corporation, as Agent

100 South Wacker Drive, Suite 400

Chicago, Illinois 60606

Re:                               New York Times Building, New York, New York

The undersigned understands that THE NEW YORK TIMES BUILDING LLC (“Borrower”), NEW YORK STATE URBAN DEVELOPMENT CORPORATION, D/B/A EMPIRE STATE DEVELOPMENT CORPORATION, as initial agent (“Initial Agent”) for itself and for the benefit of the lenders as may exist from time to time (such lenders collectively, including any successors and assigns, “Lenders” and each individually a “Lender”) and GMAC COMMERCIAL MORTGAGE CORPORATION, as agent (including as successor to Initial Agent) (including any of its successors and assigns as agent, “Agent”) for itself and on behalf of Lenders, have entered into that certain Building Loan Agreement dated as of June         , 2004 and that certain Project Loan Agreement dated as of June         , 2004, and that Agent is requiring, and will rely upon, this certificate from the undersigned.  The undersigned hereby certifies as follows:

1.                                       The undersigned is the tenant under the lease described in Exhibit A annexed hereto, covering the space in the building known as the New York Times Building, New York, New York (the “Property”) described on Exhibit A (the “Premises”), which lease has not been amended or supplemented (orally or in writing) except as set forth on Exhibit A (as so amended or supplemented, the “Lease”). [The Lease is guarantied by the guaranty set forth on Exhibit A (the “Guaranty”)].  The Lease [and the Guaranty] contain[s] all of the understandings and agreements between the landlord thereunder (“Landlord”) and the undersigned with respect to the Premises.

2.                                       Except as indicated on Exhibit A, the undersigned has not assigned the Lease, sublet all or any portion of the Premises or pledged its interest thereunder.  All conditions to the Lease to be performed by Landlord as of the date hereof and necessary to the enforceability of the Lease have been satisfied.

3.                                       The Lease [and the Guaranty] [is][are] in full force and effect.  As of the date hereof (i) the undersigned has neither sent nor received any notice of default under the Lease and, to the best of the undersigned’s knowledge, there are no defaults under the Lease by either Landlord or the undersigned [or under the Guaranty by the guarantor thereunder], nor are there any conditions or events existing which, with or without notice or the lapse of time, or both, could constitute a default under the Lease [or the Guaranty], and (ii) to the best of the undersigned’s knowledge, the undersigned has no charge, lien, claim or offsets under the Lease against Landlord or the rent or other amounts payable thereunder.  The undersigned has not advanced any funds for or on behalf of Landlord for which the undersigned has a right to deduct from or offset against future rent payments.

4.                                       The amount of the security deposit to be held under the Lease is set forth on Exhibit A.

5.                                       No notice to terminate the Lease [or the Guaranty] has been given or received by the undersigned.

6.                                       [Neither] [T]he undersigned [nor the guarantor under the Guaranty] is [not] the subject, whether voluntary or otherwise, of any bankruptcy, insolvency or similar proceeding in any federal, state or other court or jurisdiction.

7.                                       Attached hereto as Exhibit B is a true and correct copy of the Lease [and the Guaranty] and all the amendments, modifications and supplements thereto.

8.                                       The undersigned hereby certifies to Agent the truth and accuracy hereof and acknowledges that Agent is relying on the terms hereof in consummating the transactions described above.

9.                                       This certificate shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit of and be enforceable by Agent and its successors and assigns, including any purchaser at a foreclosure sale or any person receiving a deed in lieu of foreclosure.

Very truly yours,

[	]

By:
Name:
Title:

EXHIBIT A

1.                                       Description of Lease and of each amendment thereto [and any Guaranty thereof] by title, date and parties:

2.                                       Subleases, assignments or pledges:

3.                                       Security deposit:

EXHIBIT B

[attached behind]

If the Lease is guaranteed, the following must be completed by all lease guarantors:

JOINDER

The undersigned Guarantor of the Lease hereby joins in this tenant estoppel certificate to confirm that the undersigned’s Guaranty of the Lease remains in full force and effect, and is hereby reaffirmed and ratified.  The undersigned Guarantor represents and warrants that all representations and warranties made in such Guaranty are true and correct in all material respects as of the date hereof.  The undersigned further confirms that the undersigned has no claim of offset, defense or counterclaim to the obligations of the undersigned under such Guaranty and have no defenses to enforcement of the Guaranty or the Lease in accordance with its terms.

[Date]

GUARANTOR:

By:
Name:
Title:

Exhibit L

Intentionally Omitted

L-1

Exhibit M

Form of Assignment of Interest Rate Cap

M-1

FORM OF

ASSIGNMENT OF INTEREST RATE CAP

between

THE NEW YORK TIMES BUILDING LLC
having an address at
One MetroTech Center North,
Brooklyn, New York 11201
(Assignor)

and

GMAC COMMERCIAL MORTGAGE CORPORATION
having an address at
100 South Wacker Drive, Suite 400
Chicago, Illinois 60606,
as agent
(Agent)

Dated as of                         , 200

TABLE OF CONTENTS

SECTION 1.	Assignment
SECTION 2.	Representations and Warranties
SECTION 3.	Covenants
SECTION 4.	Performance of Assignor’s Obligations.
SECTION 5.	Notice and Instruction to Counterparty
SECTION 6.	Remedies
SECTION 7.	Indemnification
SECTION 8.	Notices.
SECTION 9.	Filing of Financing Statements; Appointment of Attorney-in-Fact
SECTION 10.	Successors and Assigns Included in Parties
SECTION 11.	Headings
SECTION 12.	Invalid Provisions to Affect No Others
SECTION 13.	Number and Gender
SECTION 14.	Computation of Time Periods
SECTION 15.	Governing Law
SECTION 16.	Amendments
SECTION 17.	Counterparts
SECTION 18.	Time of the Essence
SECTION 19.	Survival
SECTION 20.	Exculpation
SECTION 21.	Further Assurances
SECTION 22.	Assignment
SECTION 23.	Entire Agreement
SECTION 24.	Statute of Limitations
SECTION 25.	Remedies of Assignor
SECTION 26.	Obligations Not Impaired
SECTION 27.	No Waiver
SECTION 28.	Reinstatement of Obligations
SECTION 29.	Successive Actions

i

PWRW&G

3/31/04

FORM OF

ASSIGNMENT OF INTEREST RATE CAP

THIS ASSIGNMENT OF INTEREST RATE CAP (this “Assignment”), dated as of                          , 200  , is made by THE NEW YORK TIMES BUILDING LLC, a New York limited liability company with an address at One MetroTech Center North, Brooklyn, New York 11201 (“Assignor”), in favor of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation with an office at 100 South Wacker Drive, Suite 400, Chicago, Illinois 60606, as agent (including any of its successors and assigns as agent, “Agent”) for itself and any other co-lenders as may exist from time to time (collectively, including any successors and assigns, “Lenders” and each individually, a “Lender”).

W I T N E S S E T H:

WHEREAS, Assignor, Initial Agent (as defined in the Loan Agreements (as hereinafter defined)), for itself and for the benefit of Lenders, and Agent, for itself and on behalf of Lenders, entered into that certain Building Loan Agreement, dated as of                              , 200   (as the same may be revised, restated, amended or modified from time to time, the “Building Loan Agreement”) and that certain Project Loan Agreement dated as of                             , 200    (as the same may be revised, restated, amended or modified from time to time, the “Project Loan Agreement”; the Building Loan Agreement and the Project Loan Agreement collectively, the “Loan Agreements”; capitalized terms used herein but not defined herein shall have the respective meanings specified in the Loan Agreements), pursuant to which the Lenders are advancing loans in the original maximum aggregate amount of $320,000,000.00 (the “Loan”) to Assignor;

WHEREAS, Initial Agent has satisfied all of its obligations under the Building Loan Documents and the Project Loan Documents and has resigned as initial agent under the Building Loan Documents and the Project Loan Documents and in confirmation of the foregoing, has, among other things, assigned all of its rights as initial agent to Agent, and Agent has assumed all of Initial Agent’s Obligations as initial agent;

WHEREAS, the Loan Agreements require that, under certain circumstances, Assignor purchase an interest rate cap and execute and deliver this Assignment as further security for the payment of the Indebtedness and the performance of the Obligations; and

WHEREAS, that certain ISDA Confirmation (the “Confirmation”), dated                                , 200   between Assignor and                                              (“Counterparty”), together with that certain ISDA Master Master Agreement (Multicurrency Cross Border) governing the Confirmation (the “Master Agreement”; the Confirmation, together with the Master Agreement, the “Interest Rate Cap”), which Interest Rate Cap is attached hereto as Exhibit A, is [the Initial Interest Rate Cap][a Future Interest Rate Cap] referred to in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor and Agent, for itself and on behalf of Lenders, hereby agree as follows:

SECTION 1.                                Assignment.  As security for the due and punctual payment in full of the Indebtedness and the performance of the Obligations, Assignor hereby assigns, grants, delivers and transfers to Agent, and grants to Agent a security interest in, all of Assignor’s right, title and interest, whether now owned or hereafter acquired, now existing or hereafter arising, wherever located, in, to and under (i) the Interest Rate Cap; (ii) all rights to receive payments under, and any payment intangibles due or to become due to Assignor in respect of, the Interest Rate Cap or arising thereunder whether as contractual Obligations or otherwise (“Payments”); (iii) all of Assignor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Interest Rate Cap; and (iv) any and all accessions and additions to, substitutions for and replacements of products and proceeds (including non-cash proceeds) of any of the foregoing (the property and interests described in the foregoing clauses (i) through (iv) being referred to herein collectively as the “Collateral”).

SECTION 2.                                Representations and Warranties.  Assignor represents and warrants that (i) it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York; (ii) it has the power, authority and legal right to purchase and own the Interest Rate Cap and to execute, deliver and perform its obligations under this Assignment including, without limitation, to assign and grant a security interest in the Collateral; (iii) this Assignment and the Interest Rate Cap have been duly authorized, executed and delivered by all necessary parties on behalf of Assignor; (iv) the copy of the Interest Rate Cap attached as Exhibit A hereto is a true and complete copy thereof, (v) it owns the Collateral free and clear of all liens and claims of others, (vi) it has not transferred, assigned, granted a security interest in or otherwise encumbered its interest in and to the Collateral other than in favor of Agent and Lenders pursuant to this Assignment, (vii) no security agreement, financing statement or other document is on file or of record in any public office with respect to the Collateral, other than in favor of Agent and Lenders pursuant to this Assignment, (viii) the obligation of the Counterparty under the Interest Rate Cap to make Payments is not subject to any defense or counterclaim arising from any act or omission of Assignor, any other Borrower Entity or any Affiliate thereof, (ix) the Interest Rate Cap is in full force and effect and there exists no default or event of default thereunder and (x) the exact name and the state of formation of Assignor as set forth in the Articles of Organization of Assignor are set forth on page 1 hereof and the place of business (as used in Article 9 of the UCC) and chief executive office of Assignor is located at the address set forth on page one.

SECTION 3.                                Covenants.  Assignor covenants and agrees that (i) it shall comply with all terms of the Interest Rate Cap, (ii) it shall not waive any material provision of, or make any material change to, the Interest Rate Cap and it shall not consent or agree to any act or omission to act on the part of Counterparty which would

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constitute a default under the Interest Rate Cap, (iii) it shall not tender or accept a surrender or cancellation of the Interest Rate Cap, (iv) it shall not assign, pledge, encumber or grant a security interest in any of the Collateral to anyone other than Agent for the benefit of itself and Lenders, (v) it shall exercise promptly and diligently each and every right which it may have under the Interest Rate Cap, (vi) it shall not take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap, or any defense by Counterparty, to payment, (vii) it shall promptly deliver a copy of any notice received from Counterparty to Agent and (viii) it shall deliver to Agent copies of any replacement or substitution of, and any amendment to, the Interest Rate Cap.

SECTION 4.                                Performance of Assignor’s Obligations.  Subject to Section 6 hereof, nothing contained herein and no act taken by Agent hereunder shall obligate or be construed to obligate Agent, vis-à-vis Assignor, to perform any of the terms, covenants or conditions contained in the Interest Rate Cap or otherwise to impose any obligation upon Agent with respect to the Collateral.  This Assignment shall not operate to place upon Agent any responsibility for the operation, control, care, management or repair of the Mortgaged Property or for the payment, performance or observance of any Obligations or any requirement or condition under the Interest Rate Cap.

SECTION 5.                                Notice and Instruction to Counterparty.  The Counterparty has executed this Assignment for the purpose of evidencing its consent hereto.  This Assignment shall constitute a direction to the Counterparty to make all payments to be made under or pursuant to the terms of the Interest Rate Cap, without set-off, defense or counterclaim, to Agent (a) directly to the account designated on Schedule B hereto, and (b) upon Agent’s written notice to Counterparty that an Event of Default has occurred, in accordance with Agent’s written instruction.  Assignor agrees that payments made by Counterparty pursuant to these directions shall, to the extent of such payment, satisfy Counterparty’s obligations to Assignor in respect of the Confirmation and that Counterparty may rely upon Agent’s written notice without any inquiry into the factual basis for such notice or any prior notice to or consent from Assignor. Assignor further acknowledges that its consent is not needed to any termination and liquidation of the Collateral upon which Agent and Counterparty may agree and that all proceeds paid in respect thereof are to be paid to Agent. Assignor releases Counterparty from all liability in connection with Counterparty’s compliance with Agent’s written instructions or performance in accordance with this Assignment.

SECTION 6.                                Remedies.  Notwithstanding anything to the contrary contained herein, prior to the occurrence of an Event of Default, neither Agent nor Lenders shall have the right to assume the Interest Rate Cap.  During the continuance of an Event of Default, Agent shall be entitled to all of the rights, remedies, powers and privileges available to a secured party under the UCC.  Agent may, but shall not be obligated to, assume all of the obligations of Assignor under the Interest Rate Cap and/or exercise the rights, benefits and privileges of Assignor with respect to any of the other

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Collateral and, in such event, Agent shall be entitled to utilize the Collateral in Assignor’s place and stead, in the name of Assignor or otherwise and/or to take in its name or in the name of Assignor, or otherwise, such action as Agent may at any time or from time to time determine to be necessary to cure any default under the Collateral or to protect the rights of Assignor or Agent or Lenders thereunder.  In connection with the foregoing, Agent shall be entitled to take possession of and use all books of account and financial records of Assignor relating to the Collateral.  The assumption by Agent of the Interest Rate Cap pursuant to this Section 6 shall be evidenced by a written notice from Agent to the Counterparty upon which the Counterparty shall be entitled to rely.  Under no circumstances shall Agent or any Lender be deemed by any party to have assumed Assignor’s rights and obligations under the Interest Rate Cap unless and until such written notice is delivered to the Counterparty in accordance with the foregoing provision.  Assignor hereby agrees to pay all sums expended by Agent under the authority hereof.  Such amounts shall constitute Reimbursable Costs.

SECTION 7.                                Indemnification.  Assignor agrees to indemnify and hold Agent and/or Lenders harmless from and against any and all losses which Agent and/or Lenders incur by reason of this Assignment, or by reason of any action permitted to be taken by Agent hereunder, and against and from any and all claims and demands whatsoever which may be asserted against Agent and/or Lenders by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants and conditions contained in the Interest Rate Cap except to the extent that such Loss resulted from the gross negligence or willful misconduct of Agent.  The foregoing indemnity shall be subject to the provisions of Section 7.29 of the Loan Agreements.

SECTION 8.                                Notices.

Any request, notice, report, demand, approval or other communication permitted or required by this Assignment to be given or furnished shall be in writing and shall be deemed given or furnished when addressed to the party intended to receive the same, at the address of such party as set forth below, (i) when delivered by overnight nationwide commercial courier service, one (1) Business Day (determined with reference to the location of the recipient) after the date of delivery to such courier service, (ii) when personally delivered, if delivered on a Business Day in the place of receipt and during normal business hours (otherwise on the next occurring Business Day in such place of receipt) or (iii) when transmitted by telecopy to the telecopier number set forth below, to the party intended to receive same if transmitted on a Business Day in the place of receipt and during normal business hours (and otherwise on the next occurring Business Day in such place of receipt) and provided that such transmission is confirmed by duplicate notice in such other manner as permitted above:

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Lenders or Agent:

GMAC Commercial Mortgage Corporation
100 South Wacker Drive, Suite 400
Chicago, Illinois  60606
Attention:    Vacys R. Garbonkus
Telecopier:  (312) 917-6131

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York  10019
Attention:  Harris B. Freidus, Esq.
Telecopier:  (212) 492-0064

Assignor

The New York Times Building LLC
One MetroTech Center North
Brooklyn, New York 11201
Attention:

Telecopier:

with a copy to:

[Assignor to provide]

Counterparty:

Telecopier:  (    )

(b)                                 Any party may change the entity, address or the attention party to which any such request, notice, report, demand or other communication is to be given by furnishing notice of such change to the other parties in the manner specified above.  Without limiting the foregoing, Assignor may not add any other parties to these notice provisions.  Rejection or refusal to accept, or inability to deliver because of changed address or because no notice of changed address was given, shall be deemed to be receipt of any such notice.  A notice given by a party under any Loan Document of a change of entity, address or attention party shall be deemed to be a notice of such change for purpose of all Loan Documents to which such party is a party.

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(c)                                  Unless notified to the contrary pursuant to this Section, any notice or communication to be made to any Lender shall be made only to Agent and its counsel as provided for in this Section.

SECTION 9.                                Filing of Financing Statements; Appointment of Attorney-in-Fact.  (a) Assignor hereby authorizes Agent to file Uniform Commercial Code financing statements describing the Collateral and evidencing and perfecting the security interests in the Collateral granted to Agent pursuant to this Assignment and to file any Uniform Commercial Code financing statements reasonably necessary or advisable too accomplish the purposes of this Assignment and (b) effective upon the occurrence of an Event of Default, Assignor hereby appoints Agent the attorney-in-fact for Assignor, with full authority in its place and stead and in the name of Assignor or otherwise, from time to time in Agent’s discretion, to take any action and to execute any instrument which Agent may deem reasonably necessary or advisable to accomplish the purposes of this Assignment.  Assignor agrees that the foregoing power constitutes a power coupled with an interest which may not be revoked and which shall survive until all of the Indebtedness shall have been indefeasibly paid in full and satisfied.

SECTION 10.                          Successors and Assigns Included in Parties.  Whenever in this Assignment Assignor, Agent or Lender(s) is named or referred to, the heirs, legal representatives, successors and assigns of such party or parties shall be included, whether so expressed or not.  All obligations, covenants and agreements contained in this Assignment shall be binding on, and inure to the benefit of, the respective heirs, legal representatives, successors and assigns of Assignor, Agent or such Lender(s), whether so expressed or not.

SECTION 11.                          Headings.  The headings of the Sections and subsections of this Assignment are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.  All references in this Assignment to Sections, subsections and other divisions are references to the Sections, subsections and divisions of this Assignment unless otherwise stated.

SECTION 12.                          Invalid Provisions to Affect No Others.  If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity presently prescribed by law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Assignment in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Assignment shall remain operative and in full force and effect.

SECTION 13.                          Number and Gender.  Whenever the singular or plural number, or the masculine, feminine or neuter gender is used herein, it shall equally include the other.  The words “hereof,” “herein” and “hereunder” and words of similar

6

import when used in this Assignment shall refer to this Assignment as a whole and not to any particular provision of this Assignment.

SECTION 14.                          Computation of Time Periods.  In this Assignment, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means both “from and including” and the words “to” and “until” both mean “to but excluding”.

SECTION 15.                          Governing Law.  This Assignment shall be governed by and construed in accordance with laws of the State of New York applicable to contracts made and performed solely within such State.

SECTION 16.                          Amendments.  Neither this Assignment nor any provision hereof may be changed, waived, discharged or terminated orally, but only by instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 17.                          Counterparts.  This Assignment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

SECTION 18.                          Time of the Essence.  Time is of the essence of this Assignment and of each and every term, covenant and condition herein.

SECTION 19.                          Survival.  This Assignment and all covenants, agreements, representations and warranties herein made shall survive the making by Lenders of the Loans and the execution and delivery to Lenders of the Building Loan Notes and the Project Loan Notes (regardless of any investigation made by Lenders or on their behalf), and shall continue in full force and effect so long as all or any part of the Loans is outstanding and unpaid.

SECTION 20.                          Exculpation.  This Assignment shall be subject to the provisions of Sections 11.16 of the Loan Agreements.

SECTION 21.                          Further Assurances.  Assignor agrees that at any time and from time to time Assignor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereunder or to enable Agent to exercise and enforce its rights and remedies hereunder.

SECTION 22.                          Assignment.  The assignment of this Assignment shall be governed by Sections 7.50 and 11.05 of the Loan Agreements.

7

SECTION 23.                          Entire Agreement.  This Assignment and the other Loan Documents embody the entire agreement and understanding between the parties with respect to the Loans and supersede all other prior agreements and understandings, whether oral or written, relating to the subject matter hereof and thereof, except as specifically agreed to the contrary.

SECTION 24.                          Statute of Limitations.  Assignor hereby expressly waives and releases to the fullest extent permitted by law the pleading of any statute of limitations as a defense to the performance of its obligations hereunder.

SECTION 25.                          Remedies of Assignor.  In the event that a claim or adjudication is made that Agent or any Lender has acted unreasonably or has unreasonably delayed acting with respect to any consent or approval requested under this Assignment in any case whereby law or under this Agreement it has an obligation to act reasonably or promptly, Agent or such Lender shall not be liable for any monetary damages, and the sole remedies of Assignor shall be limited to injunctive relief or declaratory judgment.

SECTION 26.                          Obligations Not Impaired.  Assignor hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever in respect of this Assignment (but not any notice of Default or Event of Default provided for in the Loan Agreements), as well as any requirement that Agent exhaust any right or remedy or take any action in connection with this Assignment or any other Loan Document.  Assignor further waives all rights to have any security marshalled upon the exercise of any remedies permitted hereunder.  Assignor agrees that Agent may take or release other security for the Indebtedness, release any party liable for any such Indebtedness, grant extensions, renewals or indulgences with respect to said Indebtedness, and may apply any other security therefor held by it without prejudice to any of its rights hereunder.

SECTION 27.                          No Waiver.  No failure or delay on the part of Agent to exercise any power, right or privilege under this Assignment shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege.  To the extent permitted by law, Assignor hereby waives any requirement that Agent commence any foreclosure proceeding with respect to the Mortgaged Property or to any of the other collateral securing payment of the Loan prior to enforcement of any remedies pursuant to this Assignment.  Further, nothing contained in this Assignment and no act or action taken or done, or omitted to be taken or done, by Agent pursuant to the powers and rights granted to Agent hereunder shall be deemed to (i) be a waiver of or to cure any Default or Event of Default or (ii) be a waiver by Agent of any of its respective rights and remedies against any Borrower Entity or Member in connection with, or in respect of, the Indebtedness.

8

SECTION 28.                          Reinstatement of Obligations.  If at any time all or any part of any payment made by or on behalf of Assignor or received by Agent or any Lender from Assignor under or with respect to this Assignment is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Assignor), then the obligations of Assignor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment, or receipt of payment by Agent or such Lender, and the obligations of Assignor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment had never been made.

SECTION 29.                          Successive Actions.  A separate right of action hereunder shall arise in favor of Agent or any Lender each time Agent or such Lender acquires knowledge of any matter indemnified by Assignor under this Assignment.  Separate and successive actions by Agent may be brought hereunder to enforce any of the provisions hereof at any time and from time to time.  No action hereunder shall preclude any subsequent action, and, to the extent permitted by applicable law, Assignor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

[SIGNATURE PAGE FOLLOWS]

9

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first written above.

ASSIGNOR:

THE NEW YORK TIMES BUILDING LLC

By:	FC LION LLC, member

	By:	FC 41st Street Associates, LLC, its managing member

		By:	RRG 8 South, Inc., its managing member

By:
Name:
Title:

By:	NYT REAL ESTATE COMPANY LLC, member

By:
Name:
Title:

By countersigning this Assignment Counterparty hereby:  (a) acknowledges and consents to the assignment and security interest granted by Assignor to Agent; (b) acknowledges Agent’s rights as described herein; and (c) confirms that it has not previously received notice of any other assignment of, or security interest in, Assignor’s rights in, to and under the Confirmation.  Until Agent notifies Counterparty in writing that Agent has released its interest in the Confirmation, Counterparty agrees that it will:  (a) make payments in respect of the Counterparty in accordance with this Assignment; (b) not accept changes to the account designated for payments due to Assignor without Agent’s prior written consent to each new account designation; (c) obtain Agent’s written consent prior to assigning its interest or obligations under the Confirmation; and (d) not modify or terminate the Confirmation, nor be relieved of its obligations under the Confirmation, pursuant to any waiver given by Assignor unless, in each case, made with Agent’s prior written consent.  Except as expressly provided herein in respect of the Confirmation, Counterparty shall have no obligation or liability to Agent in respect of the Confirmation, the assignment referenced herein or the Loan.

COUNTERPARTY:

[	]

By:
Name:
Title:

Exhibit A

Interest Rate Cap

[attached behind]

Exhibit B

Wiring Instructions

Bank:	Wachovia Bank, National Association 5th and Market Streets Philadelphia, Pennsylvania 19106 ABA#: 031-201-467

Beneficiary:	GMAC Commercial Mortgage Corporation

Account Number:

Reference:

Exhibit N

Condominium Title Endorsement

N-1

Fidelity National Title
INSURANCE COMPANY OF NEW YORK

AFFIRMATIVE INSURANCE ENDORSEMENT

ATTACHED to and forming a part of POLICY NO.:

The Company insures the insured against loss or damage sustained by reason of:

1.           The failure of the unit identified in Schedule A and its common elements to be part of a condominium within the meaning of the condominium statutes of the State of New York.

2.           The failure of the documents required by the condominium statutes to comply with the requirements of the statutes to the extent that such failure affects the title to the unit and its common elements.

3.          Present violations of any restrictive covenants which restrict the use of the unit and its common elements and which are created by the condominium documents. Said restrictive covenants do not contain any provisions which will cause a forfeiture or reversion of title.

4.          The priority of any lien for charges and assessments at Date of Policy provided for in the condominium statutes and condominium documents over the lien of any insured first mortgage identified in Schedule A.

5.            The failure of the unit and its common elements to be entitled by law to be assessed for real property taxes as a separate parcel.

6.          Any obligation to remove any improvements which exist at Date of Policy because of any present encroachments or because of any future unintentional encroachments of the common elements upon any unit or of any unit upon the common elements or another unit.

7.           The failure of title by reason of a right of first refusal to purchase the unit and its common elements which was exercised or could have been exercised at Date of Policy.

THIS ENDORSEMENT is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsement thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the Policy, nor does it increase the face amount thereof.

IN WITNESS WHEREOF, the Company has caused its corporate name and seal to be hereunto affixed by its duly authorized signatory and countersigned on the date hereinafter set forth.

Dated:

Countersigned:		Fidelity National Title Insurance Company of New York

BY:			BY	/s/ [ILLEGIBLE]
	Authorized Signatory			President
	(Please print name below)	[SEAL]

			ATTEST	/s/ Charles H. Wimer
Secretary

Exhibit O

Title Assurance Letter

O-1

[LETTERHEAD OF ALL TITLE COMPANIES]

                             , 200

GMAC Commercial Mortgage Corporation, as Agent
100 South Wacker Drive, Suite 400
Chicago, Illinois 60606

Re:  New York Times Building,
New York, New York (the “Property”)

Title No: [                                  ] [Title Company Name]

Title No: [                                  ] [Title Company Name]

Title No: [                                  ] [Title Company Name]

[Add more policies as needed]

Ladies and Gentlemen:

This letter will confirm that the above Title Companies have issued the policy or policies captioned above.  In connection with the same, you have advised the Title Companies of your intention to subordinate the insured mortgage to the Declaration of Condominium for the premises described in said policy(ies) (the “Mortgaged Premises”).  You have asked the Title Companies to inform you what effect the insureds voluntary act of subordinating the insured mortgage as aforesaid will have on the liability of the insurer(s) under the policy(ies).

The above policy(ies) is/are presently in full force and effect in accordance with the terms and conditions and insuring provisions thereof, including any endorsements annexed thereto, subject however, to the exclusions from coverage contained in the policy(ies) or in any endorsements affixed to the policy(ies) and to the exceptions to coverage contained on the Schedule B of the policy(ies).  As of the date hereof, the policy(ies) further insure that the subordination of the insured mortgage to the Declaration of Condominium affecting the Mortgaged Premises will not, except for the priority of the lien of condominium common charges for any unit or any express provision of the said Declaration of Condominium agreed to by you, affect the priority or enforceability of the lien of the insured mortgage nor will such subordination void the coverage provided under the policy(ies).

[Title Companies]

Exhibit P

Conditional Assignment of Declarant’s Rights

P-1

CONDITIONAL COLLATERAL ASSIGNMENT OF DECLARANT’S RIGHTS

FC LION LLC, a New York limited liability company (“Assignor”) for $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby grant, assign, transfer and set over unto GMAC COMMERCIAL MORTGAGE CORPORATION and its successors, as agent (including as successor to Initial Agent (as hereinafter defined)) (“Agent”) for itself and any other co-lenders as may exist from time to time (collectively, “Lenders”) under that certain Building Loan Agreement by and among The New York Times Building LLC (“Borrower”), New York State Urban Development Corporation d/b/a Empire State Development Corporation, as initial agent (“Initial Agent”), for itself and for the benefit of Lenders and Agent, for itself and on behalf of Lenders, dated as of June    , 2004 and that certain Project Loan Agreement by and among Borrower, Initial Agent, for itself and on behalf of Lenders, and Agent, for itself and on behalf of Lenders, dated as of June    , 2004 (collectively, as the same may be revised, restated, amended or modified from time to time, the “Loan Agreements”; capitalized terms used herein but left undefined shall have the meanings assigned to such terms in the Loan Agreements), all of Assignor’s rights and privileges including, without limitation, the right to take any actions and/or exercise any rights, remedies or easements available to Assignor as successor to Borrower (the “Declarant’s Rights”) arising under (i) the Declaration (as hereinafter defined), and (ii) the by-laws attached thereto (the “By-Laws”) relating to the condominium (the “Development”) created by the Declaration, but only to the extent the Declarant’s Rights relate to the Mortgaged Property other than the NYTC Units.

So long as no Event of Default shall have occurred and be continuing, Assignor may exercise the Declarant’s Rights, except that it may not (i) further transfer or encumber any of the Declarant’s Rights (except as permitted under the Loan Agreements), (ii) cause or allow any of the Condominium Documents to be modified in any material respect without Agent’s prior consent which consent may not be unreasonably withheld or (iii) allow any new Manager (as defined in the Declaration) to be elected or appointed unless Assignor shall have caused such new Manager to deliver to Agent a duly executed Conditional Resignation of Manager in the form attached to the Loan Agreements.

Upon the full payment of the Indebtedness secured by the Building Loan Mortgage and Project Loan Mortgage, the Declarant’s Rights shall automatically be reassigned to Assignor by the Agent and this Assignment shall terminate.

For the purposes of this Assignment, “Declaration” shall mean the Declaration of Leasehold Condominium establishing a plan of Leasehold condominium ownership of premises located on the easterly side of Eighth Avenue between 40th and 41st Streets, New York, New York pursuant to Article 9-B of the Real Property Law of the State of New York, dated                    ,       , and recorded on                        ,         , in the Office of the City Register, New York County as CRFN#                           .

This Assignment shall be governed by the laws of the State of New York applicable to contracts solely performed in said State.

The rights and privileges of the Agent and Lenders hereunder shall inure to the benefit of their respective successors and assigns.  This Assignment shall be binding upon, and inure to the benefit of, Assignor and its successors and assigns.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of this               day of               , 200  .

ASSIGNOR:

FC LION LLC

By:	FC 41st Street Associates, LLC, its managing member

By:	RRG 8 South, Inc., its managing member

By:
Name:
Title:

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State of New York )
ss.:
County of New York )

On the               day of                        ,                , before me, the undersigned, personally appeared                                        personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

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Exhibit Q

Conditional Resignation of Managers

Q-1

CONDITIONAL RESIGNATION OF
MANAGER

                        ,       , 200  .

GMAC Commercial Mortgage Corporation, as Agent
100 South Wacker Drive, Suite 400
Chicago, Illinois 606606

Re:  New York Times Building Condominium, New York, New York

Ladies and Gentleman:

The undersigned,                              , being a Manager on the [Board of Managers of the Association] [FC Board of Managers](1)  (as such term is defined in the Condominium Declaration (as defined in that certain Building Loan Agreement and that certain Project Loan Agreement by and between The New York Times Building LLC , New York State Urban Development Corporation d/b/a Empire State Development Corporation, as initial agent (“Initial Agent”), for itself and for the benefit of any co-lenders as may exist from time to time (such Lenders collectively, “Lenders”) and GMAC Commercial Mortgage Corporation and its successors, as agent (including as successor to Initial Agent), for itself and on behalf of Lenders, each dated as of June    , 2004 (collectively the “Loan Agreements”; capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreements))), hereby tenders his or her resignation as a Manager thereof.  Said resignation may not be rescinded or revoked by the undersigned so long as you are the holder of any mortgage (securing the Building Loan or the Project Loan) encumbering any of the FC Units(as defined in the Loan Agreements).  Notwithstanding the foregoing sentence, said resignation shall only be effective upon your acceptance thereof, with notice to the undersigned, at any time during the existence and continuance of an Event of Default.

Signature	Position, if any

This is to certify that this Conditional Resignation of Manager was executed in my presence on the date hereof by the party whose signature appears above in the capacity, if any, indicated.

(1)          Delete as appropriate.

Notary Public
My commission expires:

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Exhibit R

Form of Extension Loan Intercreditor Agreement

R-1

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of                 , 200   between GMAC COMMERCIAL MORTGAGE CORPORATION, as agent for itself and any other co-lenders as may exist from time to time (collectively, “Lenders”) (together with its successors and assigns, “Senior Lender”), a California corporation, having an office at 100 South Wacker Drive, Suite 400, Chicago, Illinois 60606, and THE NEW YORK TIMES COMPANY [or a wholly owned subsidiary thereof] (together with its successors and assigns, “Subordinate Lender”), a                 , having an office at 229 West 43rd Street, New York, NY  10036.

RECITALS:

A.                                   The New York Times Building LLC (“Original Borrower”), New York State Urban Development Corporation d/b/a Empire State Development Corporation, as initial agent, for itself and for the benefit of Lenders, and Agent, for itself and on behalf of Lenders, entered into that certain Building Loan Agreement and that certain Project Loan Agreement, each dated as of                           , 2004 (collectively, as the same may be revised, restated, amended or modified from time to time, the “Senior Loan Agreements”; capitalized terms used herein without definition shall have the meanings assigned to such terms in the Senior Loan Agreements), pursuant to which Lenders agreed to advance to Borrower loans in the original maximum aggregate principal amount of $320,000,000.00 (collectively, the “Senior Loan”).

B.                                     Pursuant to the Senior Loan Agreements, Borrower executed that certain Ground Leasehold Building Loan Mortgage, Assignment of Leases and Security Agreement and Subordination Agreement and that certain Ground Leasehold Project Loan Mortgage, Assignment of Leases and Security Agreement and Subordination Agreement (collectively, the “Original Senior Loan Mortgages”) encumbering the Property more particularly described as Exhibit A hereto (the “Property”).

C.                                     On the date hereof, the property encumbered by the Original Senior Loan Mortgages is being subjected to a condominium regime, and in connection therewith (a) the liens of the Original Senior Loan Mortgages are being spread to include the Severance Subleases and the Ground Lease is being released therefrom, (b) immediately thereafter, the Severance Sublease entered into by NYTC Member is being released from the lien of the Original Senior Loan Mortgages (so that thereafter the Original Senior Loan Mortgages will encumber only the Severance Subleases (the “FC Severance Subleases”) entered by FC Member (“Borrower”), (c) Borrower is assuming the obligations of Original Borrower under the Senior Loan Agreements and the other Loan Documents (collectively, the “Senior Loan Documents”) and (d) the Original Senior Loan Mortgages are being severed, so that four mortgages shall exist, and two of such mortgages (the “Subordinate Mortgages”) are being assigned to Subordinate Lender to secure a loan (the “Subordinate Loan”) being made to Borrower in the principal amount of $                     .  The Original Senior Loan Mortgages, as so spread and released, are hereinafter referred to as the “Senior Mortgages”).

D.                                    Subordinate Lender and Senior Lender desire to establish by this Agreement their respective rights and obligations between each other as well as the relative priorities of their rights and remedies with respect to the Senior Loan and the Subordinate Loan.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Subordinate Lender and Senior Lender hereby agree as follows:

1.                                       Consent and Estoppel of Senior Lender.  Senior Lender hereby acknowledges and consents to the making of the Subordinate Loan and to the encumbrance of the FC Severance Subleases by the Subordinate Mortgages and, subject to the terms and conditions of this Agreement, agrees that the Subordinate Loan and such encumbrances shall not be deemed to constitute a default under the Senior Loan Documents.

2.                                       Subordination. (a)  Subordinate Lender hereby agrees that the Senior Obligations (as hereinafter defined), the rights, powers and privileges of the Senior Lender under the Senior Loan Documents and any lien or other security interest created in favor of Senior Lender (the real and personal property encumbered by such liens and security interests, the “Senior Loan Collateral”) shall be prior and superior to the Subordinated Obligations (as hereinafter defined), the rights, powers and privileges of the Subordinated Lender under the loan documents evidencing or securing the Subordinate Loan (collectively, the “Subordinate Loan Documents”) and any lien or other interests created in favor of Subordinated Lender, such priority, as between the Subordinate Lender and the Senior Lender, to give to the Senior Lender all of the rights, powers and privilege of a first priority secured creditor under the New York Uniform Commercial Code, New York real property law, other applicable law and otherwise in respect of the Senior Obligations, the Senior Loan Documents and the collateral on which Senior Lender has been granted a lien or security interest.  In furtherance of the foregoing, Subordinate Lender hereby covenants and agrees with Senior Lender that the lien of the Subordinate Mortgages are, and shall continue to be, subject and subordinate to the lien of the Senior Mortgages and to any extensions, renewals, consolidations, splitters and modifications thereof, and to all advances heretofore made or which hereafter may be made thereon; provided, that except for such advances as may be made pursuant to the terms of the Senior Loan Documents, the maximum aggregate amount of the Senior Loan shall not be increased.  Any assignment of rents or leases given in conjunction with the Subordinate Mortgages are and shall in all respects be subject and subordinate to the Senior Mortgages and to any assignment of rents or leases given in conjunction with the Senior Mortgages.  The foregoing shall apply notwithstanding the availability of other collateral to Senior Lender or the actual date and time of execution, delivery, recordation,

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filing or perfection of the Senior Mortgages or any assignment of leases related thereto or the Subordinate Mortgages or any assignment of leases related thereto, or the lien or priority of payment thereof, the perfection or non-perfection of any lien or security interest intended to be granted in favor of Senior Lender, and notwithstanding the fact that the Senior Loan or any claim for the Senior Loan is subordinated, avoided or disallowed, in whole or in part, under Title 11 of the United States Code (the “Bankruptcy Code”) or other applicable federal or state law.  In the event of a proceeding by or against Borrower or a member in Borrower for insolvency, liquidation, reorganization, dissolution, bankruptcy or other similar proceeding pursuant to the Bankruptcy Code or other applicable federal or state law (a “Reorganization Proceeding”), the Senior Loan shall include all interest accrued on the Senior Loan, in accordance with and at the rates specified in the Senior Loan Documents, both for periods before and for periods after the commencement of any of such Reorganization Proceeding, even if the claim for such interest is not allowed pursuant to applicable law.  “Senior Obligations” shall mean, collectively, the unpaid principal of and interest on the Senior Loan and all other obligations and liabilities of the Borrower Entities to the Senior Lender (including interest accruing at the then applicable rate after the maturity (including by acceleration) of the Senior Loan and interest accruing at the then applicable rate after the commencement of any Reorganization Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in any such Proceeding), whether absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Loan Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Senior Lender that are required to be paid by the Borrower or any other party pursuant to the terms of the Senior Loan Documents).  In no event shall the term “Senior Obligations” include any of the Subordinated Obligations.  “Subordinated Obligations” shall mean, collectively, the unpaid principal of and interest on the Subordinated Loan and all other obligations and liabilities of the Borrower or any other party to the Subordinated Lender (including interest accruing at the then applicable rate after maturity (including by acceleration) of the Subordinated Loan and interest accruing at the then applicable rate after the commencement of any Reorganization Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such Proceeding), whether absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Subordinated Loan Documents, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Subordinated Lender that are required to be paid by the Borrower or any other party pursuant to the terms of the Subordinated Loan Documents).  In no event shall the term “Subordinated Obligations” include any of the Senior Obligations.

(b)                                 If any lien or security interest granted to Senior Lender under the Senior Loan Documents is or becomes, for any reason, unenforceable or unperfected, such unenforceability or lack of perfection shall not affect the relative rights, as between Senior Lender and Subordinate Lender, which are intended to be created by the Senior

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Loan Documents, the Subordinate Lender and this Agreement.  Subordinate Lender will not contest the enforceability or perfection of the Senior Loan Documents.

(c)                                  Subordinate Lender will, at Subordinate Lender’s expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further actions, that may be reasonably necessary, or that Senior Lender may reasonably request, to protect any right or interest granted by this Agreement or to enable Senior Lender to exercise and enforce its rights and remedies under this Agreement.

(d)                                 To the extent that Borrower makes a payment or payments to Senior Lender or Senior Lender receives any payment or proceeds of any security for the Senior Loan, which payment(s) or proceed(s) (or any part) are subsequently voided, invalidated, declared to be fraudulent conveyances or preferential transfers, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of the payment(s) or proceeds received by Senior Lender, the Senior Loan (or part intended to be satisfied) will be revived for all purposes of this Agreement and will continue in full force and effect, as if such payment or proceeds had not been received by Senior Lender.

3.                                       Subordinate Loan Defaults.  Subordinate Lender shall send to Senior Lender simultaneously with the delivery of any of the following notices to Borrower, in accordance with the notice provisions set forth in Section 8 hereof, a copy of each written notice or writing or other written communication given by or on behalf of Subordinate Lender with respect to:  (a) any default or event of default under or pursuant to the Subordinate Loan Documents; (b) any documents regarding any agreement or proposed agreement with respect to any foreclosure under the Subordinate Loan Documents, including, but not limited to, any deed in lieu of foreclosure, or regarding any other remedial action to be taken by Subordinate Lender or any so-called “workout,” “standstill” or other arrangement made in lieu of the exercise of remedies; and (c) the exercise by Subordinate Lender of any other rights or remedies under the Subordinate Loan Documents.

4.                                       Senior Loan Defaults.  (a)  Senior Lender shall send to Subordinate Lender simultaneously with the delivery of any of the following notices to Borrower, in accordance with the notice provisions set forth in Section 8 hereof, a copy of each written notice or writing or other written communication given by or on behalf of such Senior Lender with respect to: (i) any default or event of default under or pursuant to the Senior Loan Documents; (ii) any documents regarding any agreement or proposed agreement with respect to any foreclosure or any other remedial action or work-outs, standstills, etc. with respect to the Senior Loan Collateral, including, but not limited to, any deed in lieu of foreclosure, or regarding any other remedial action to be taken by Senior Lender or any so-called “workout,” “standstill” or other arrangement made in lieu of the exercise of remedies; and (iii) the exercise by Senior Lender of any other rights or remedies under the Senior Loan Documents (collectively herein referred to as a “Senior Lender Notice”).

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(b)                                 Notwithstanding anything to the contrary contained in the Senior Loan Documents, (i) Subordinate Lender shall have the right, but not the obligation, to cure any default under the terms of any of the Senior Loan Documents which can be cured with the payment of a sum of money (a “Monetary Default”) (which cure must include all default interest, late charges, protective advances and reimbursable sums (including reasonable attorneys’ fees and disbursements) then due and owing to Senior Lender (collectively, the “Cure Amount”)), on or before the tenth (10th) day after Senior Lender has given the first Senior Lender Notice of such Monetary Default; provided, however, that the cure rights of Subordinate Lender shall not apply to any Monetary Default (or series of Monetary Defaults) that have been (or continue to be) cured by Subordinate Lender more than three (3) consecutive times in any twelve (12) month period and, in the event that Subordinate Lender and/or Borrower successfully cures such default within such ten (10) days, Senior Lender shall not commence any acceleration, foreclosure action or other proceeding against the Senior Loan Collateral, and any amounts expended or paid by Subordinate Lender to cure such Monetary Default shall be deemed permitted advances under the Subordinate Loan Documents and under this Agreement without the further consent of Senior Lender; and (ii) in the event a Monetary Default becomes an Event of Default, and in lieu of the cure right set forth in clause (i) of this subparagraph (b), Subordinate Lender shall have the right, but not the obligation, on or before the forty-fifth (45th) day after Senior Lender has given a notice of the occurrence of such Event of Default, to obtain an assignment from the Senior Lender of the Senior Loan Documents upon payment in full of the Cure Amount plus the Exit Fee (as defined in the Side Letter re: Fees) (which Exit Fee shall be, for purposes of this Agreement, deemed payable at the time of such assignment) (collectively, the “Owed Amount”) (but without any prepayment premium or penalty) together with any reasonable attorneys’ fees and disbursements incurred by the Senior Lender in connection with such assignment.

(c)                                  Notwithstanding anything to the contrary set forth in the Senior Loan Documents, if the default so specified in a Senior Lender Notice is the failure of Borrower to observe or perform any covenant, promise or agreement in any Senior Loan Document, which default cannot be cured by the payment of money, Subordinate Lender shall have the right, but not the obligation, (i) to cure such default by observing or performing such covenant, promise or agreement on or before the twentieth (20th) day after Senior Lender has given the First Senior Loan Notice of such default, or (ii) in the event such default becomes an Event of Default, to obtain an assignment from the Senior Lender of the Senior Loan Documents upon payment in full of the Owed Amount (but without any prepayment premium or penalty) together with any reasonable attorneys’ fees and disbursements incurred by the Senior Lender in connection with such assignment, on or before the forty-fifth (45th) day after the expiration of the Cure Period (as hereinafter defined).  If the default is not susceptible of cure within such twenty (20) day period, Subordinate Lender shall have such additional time as is necessary, but in no event more than ninety (90) days (such time period, the “Cure Period”), in order to effect such cure on the condition that Subordinate Lender promptly commences and diligently pursues such cure to completion. If the curing of such default is successfully completed within the Cure Period, Senior Lender shall not commence any acceleration, any foreclosure action

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or proceeding against the Senior Loan Collateral; provided, however, that from and after the scheduled maturity date of the Senior Loan (without giving effect to any extension period if such extension right was not exercised) Senior Lender may initiate foreclosure or exercise any of its other remedies.

(d)                                 If the default specified in a Senior Lender Notice is not cured in accordance with the provisions of either subparagraph 4(b) or (c) hereinabove, Senior Lender shall be entitled to exercise its acceleration and other rights and remedies under the Senior Loan Documents.

(e)                                  Following the occurrence and during the continuation of a Noticed Default relating to a Monetary Default or any other Event of Default, Subordinate Lender shall not accept any payment (whether from Borrower or any other person or entity) with respect to the Subordinate Loan before the Senior Loan has been irrevocably paid in full in cash.  In the event that Subordinate Lender receives, directly or indirectly, any payment with respect to the Subordinate Loan in violation of the foregoing sentence, Subordinate Lender will receive and hold the same in trust, as trustee, for the benefit of Senior Lender and will promptly deliver the same to Senior Lender in precisely the form received (except for the endorsement or assignment without recourse and without representation or warranty by Subordinate Lender to Senior Lender or its order where necessary) for application to the Senior Loan.

(f)                                    Without limiting Senior Lender’s rights, benefits, remedies and privileges under this Agreement or the Senior Loan Documents, Senior Lender may, at any time, in its sole discretion, take all or any of the following actions without releasing Subordinate Lender from its obligations hereunder or incurring any liability to Subordinate Lender: (i) renew, extend, accelerate (on the terms set forth in the Senior Loan Documents) or postpone the time of payment of all or any portion of the Senior Debt or grant any indulgence with respect to the Senior Loan; (ii) compromise or settle the Senior Loan; and (iii) waive, substitute, surrender, exchange or release any of the security provided by the Senior Loan Documents; provided, however, that the maximum aggregate amount of the Senior Loan shall not be increased.

5.                                       Standstill.  Until the Senior Loan is paid in full:

(a)                                  Subordinate Lender shall waive any rights it may have pursuant to any Subordinate Loan Document to approve or to consent to any action of Borrower if Senior Lender shall have approved or consented to such action, and in the event that Senior Lender has no approval or consent rights over an action by Borrower, Subordinate Lender hereby waives any approval or consent rights it may have over any such action;

(b)                                 Subordinate Lender shall not, without the prior consent of Senior Lender, take any Enforcement Action (as hereinafter defined). For the purposes of this Agreement, the term “Enforcement Action” shall mean, with respect to the Subordinate Loan Documents, the acceleration of all or any part of the Subordinate Loan, any foreclosure proceedings, the exercise of any power of sale, the acceptance by the holder of the Subordinate Mortgages of a deed or assignment in lieu of foreclosure, the obtaining

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of a receiver, the seeking of default interest or late charges (provided, however, that nothing shall prevent the accrual of such default interest or late charges pursuant to the terms of the Subordinate Loan Documents), the taking of possession or control of the Property, the suing on any of the Subordinate Loan Documents or any guaranty or other obligation contained in the Subordinate Loan Documents, the exercising of any banker’s lien or rights of set-off or recoupment, the application of any security for the Subordinate Loan against the Subordinate Loan, the commencement of any bankruptcy, reorganization or insolvency proceedings against Borrower or any guarantor under any federal or state law, or the taking of any other enforcement action against any guarantor, the Borrower or the Property; provided, however, that if Senior Lender accelerates the maturity of Borrower’s indebtedness secured by the Senior Loan Documents, then Subordinate Lender may accelerate the indebtedness secured by the Subordinate Loan Documents (but may not take any further action without Senior Lender’s consent as aforesaid);

(c)                                  In the event (i) the Senior Loan becomes due or is declared due and payable prior to its stated maturity, (ii) Subordinate Lender receives any payment with respect to the Subordinate Loan contrary to the terms of this Agreement or the Subordinate Loan Documents, (iii) an Event of Default under and as defined in the Senior Loan Agreements has occurred and is continuing, or (iv) of a Reorganization Proceeding, then, any payment or distribution of any kind or character, whether in cash, property or securities which, but for these subordination provisions, shall be payable or deliverable with respect to any or all of the Subordinate Loan, shall be paid forthwith or delivered directly to Senior Lender for application to the payment of the Senior Loan.  Any such payment or distribution received by Subordinate Lender (notwithstanding the preceding sentence of this paragraph) shall be segregated from the funds and property of Subordinate Lender and held in trust by Subordinate Lender for the benefit of, and shall be forthwith be paid over or delivered in the same form as so received (with any necessary endorsements) by Subordinate Lender to Senior Lender for application to the payment of the Senior Loan.  Senior Lender may, but shall not be obligated to, demand, claim and collect any such payment or distribution that would, but for these subordination provisions, be payable or deliverable with respect to the Subordinate Loan.  In the event of the occurrence of (i), (ii), (iii) or (iv) above and until the Senior Loan shall have been fully paid and satisfied and all of the obligations to Senior Lender have been performed in full, no payment shall be made to or accepted by Subordinate Lender in respect of the Subordinate Loan;

(d)                                 Subordinate Lender retains any right it may have to request that a final judgment in a foreclosure of the Senior Mortgages direct payment to Subordinate Lender of all or any part of the indebtedness secured by the Subordinate Mortgages from the proceeds of the foreclosure sale of the Senior Mortgage to the extent that the proceeds of such foreclosure sale are in excess of any amounts necessary to satisfy the Senior Loan;

(e)                                  Subordinate Lender shall not modify, waive or amend any of the terms or provisions of the Subordinate Loan Documents without the prior consent of Senior Lender.  In addition, Subordinate Lender shall not pledge, assign, hypothecate,

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transfer, convey, sell or grant participation rights in the Subordinate Loan or any interest in the Subordinate Loan (other than to an Affiliate) without the prior consent of Senior Lender;

(f)                                    Subordinate Lender shall not collect payments for the purpose of escrowing taxes, assessments or other charges imposed on the Property or insurance premiums due on the insurance policies required under the Senior Mortgages or the Subordinate Mortgage if Senior Lender is collecting payments for such purposes, however, Subordinate Lender may collect payments for such purposes if Senior Lender is not collecting the same, provided such payments shall be held in trust by Subordinate Lender to be applied only for such purposes;

(g)                                 Notwithstanding anything to the contrary contained in the Senior Loan Documents, during the continuance of a default by Borrower which can be cured by the payment of money under the Subordinate Loan Documents beyond any applicable notice or grace period, if the Senior Loan Documents are not then in default with respect to the payment of principal and interest, Subordinate Lender shall have the right, but not the obligation, at any time prior to the giving by Senior Lender of a Senior Lender Notice, to obtain an assignment from the Senior Lender of the Senior Loan Documents upon payment in full of the Owed Amount together with any reasonable attorney’s fees and disbursements incurred by the Senior Lender in connection with such assignment; and

(h)                                 To the extent that Subordinate Lender acquires any right under Section 361, 363 or 364 of the Bankruptcy Code, Subordinate Lender hereby agrees not to assert such rights without the prior consent of Senior Lender.  In the event of the occurrence of a Reorganization Proceeding, if proper proofs of claim and other pleadings and motions are not filed by Subordinate Lender at least thirty (30) days prior to the expiration date for such pleadings, Senior Lender shall have the right, upon at least ten (10) days prior notice to Subordinate Lender, to file appropriate proofs of claim and other pleadings or motions on behalf of Subordinate Lender.  The Subordinate Lender appoints Senior Lender as its attorney-in-fact for such purposes (which appointment, being coupled with an interest, is irrevocable until the termination of this Agreement).

6.                                       Waiver of Rights of Subrogation.  Until such time as the Senior Loan is paid in full, the Subordinate Lender shall not exercise any right of subrogation that the Subordinate Lender may have or obtain pursuant to the exercise of any right or remedy in connection with the Subordinate Loan.  Without limiting the generality of the foregoing, the Subordinate Lender agrees not to acquire, directly or indirectly, by subrogation or otherwise, any lien, estate, right or other interest which is or may be prior in right to the Senior Mortgages, including, without limitation, advances for real estate taxes.

7.                                       Insurance; Taking and Condemnation.  Subordinate Lender hereby assigns and transfers to Senior Lender:

(a)                                  all of Subordinate Lender’s right, title, interest or claim, if any, in and to the proceeds of all policies of insurance covering the Property (or any portion

8

thereof) with respect to damages arising from the occurrence of a fire or other casualty for application or disposition thereof in accordance with the terms, conditions and provisions of the Senior Loan Documents; and

(b)                                 all of Subordinate Lender’s right, title, interest or claim, if any, in and to all awards or other compensation made for any taking or condemnation of any part of the Property (or any portion thereof) for application or disposition thereof in accordance with the terms, conditions, and provisions of the Senior Loan Documents.

8.                                       Notices. All notices, requests, demands, consents and approvals under this Agreement shall be in writing, and shall be hand delivered, sent by registered U.S. Mail, return receipt requested, or sent by overnight courier service, designated for next-day delivery, as follows:

If to Senior Lender:

GMAC Commercial Mortgage Corporation

100 South Wacker Drive – Suite 400

Chicago, Illinois 60606

Attn:  Vacys R. Garbonkus

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attn:  Harris B. Freidus, Esq.

If to Subordinate Lender:

c/o The New York Times Company

229 West 43rd Street

New York, New York 10036

Attn:  Mr. David A. Thurm

With a copy to:

c/o The New York Times Company

229 West 43rd Street

New York, New York  10036

Attn:                Solomon B. Watson, IV, Esq.,
General Counsel

and to:

Piper Rudnick, LLP

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1251 Avenue of the Americas

New York, New York 10020

Attn:  Martin D. Polevoy, Esq.

Any party hereto may designate a different address to which or person to whom notices or demands shall be directed by written notice given in the same manner and directed to the other parties at the address hereinabove set forth.  Any notice given hereunder shall be deemed received one (1) Business Day after delivery to an overnight delivery service designated for next-day delivery, three (3) Business Days after mailing if sent by registered U.S. mail return receipt requested, or when actually received if received on a Business Day (and otherwise on the next Business Day) if sent by hand delivery.

9.                                       Representations, Warranties and Covenants.

(a)                                  Subordinate Lender represents and warrants to Senior Lender that: (i) this Agreement has been duly authorized, executed and delivered on behalf of Subordinate Lender; (ii) Subordinate Lender is the sole legal and equitable holder and owner of the Subordinate Loan Documents, (iii) the Subordinate Loan Documents are the only agreements or instruments creating or purporting to create in favor of Subordinate Lender a lien encumbering the Property (and Subordinate Lender agrees that, so long as any portion of the Senior Loan remains unpaid, Subordinate Lender shall not claim any rights under, or the benefit of, any other agreement or instrument creating or purporting to create in favor of Subordinate Lender a security interest in the Property prior in lien or right of payment to the Senior Loan), (iv) the Subordinate Lender owns the Subordinate Loan, and (v) the aggregate principal indebtedness secured by the Subordinate Loan Documents is $                   and the maturity date is                   .

(b)                                 Subordinate Lender acknowledges that Senior Lender has made no warranties or representations with respect to the due execution, legality, validity,  completeness or enforceability of the Senior Loan Documents or the collectibility of the Senior Loan.  Senior Lender will be entitled to manage and supervise the Senior Loan in accordance with its usual practices, modified from time to time as Senior Lender deems appropriate under the circumstances, without regard to the existence of any rights that Subordinate Lender may now or in the future have in or to the Senior Loan Collateral.  Senior Lender will have no liability to Subordinate Lender for, and Subordinate Lender waives, any claim which it may now or in the future have against Senior Lender arising out of: (i) any and all actions which Senior Lender, in good faith, takes or omits to take with respect to the Senior Loan Documents or the collection of the Senior Loan or the valuation, use, protection or release of any collateral (including, without limitation, actions or inactions of Senior Lender with respect to the creation, perfection or continuation of liens or security interests in its collateral, the occurrence of an Event of Default, the foreclosure on, sale, release of, depreciation of, or failure to realize on, any of its collateral, and the collection of any claim for all or any part of the Senior Loan from any account debtor, guarantor or other party); (ii) Senior Lender’s election, in any Reorganization Proceeding, of the application of Section 1111 (b)(2) of the Bankruptcy Code; or (iii) any borrowing or grant of a security interest by Borrower or a member in Borrower in a Reorganization Proceeding under Section 364 of the Bankruptcy Code.

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Notwithstanding anything to the contrary contained herein, Subordinate Lender does not waive any claim it may have against Senior Lender arising out of Senior Lender’s alleged breach hereof.  Subordinate Lender hereby waives any rights it may have to require a marshalling of the assets of Borrower.

(c)                                  Senior Lender shall have no duty to advise Subordinate Lender of information known to Senior Lender regarding Borrower’s business, financial or other condition or the risk of non-payment of the Senior Loan. Upon written request made by Subordinate Lender or Senior Lender from time to time, but not more often than once in any calendar year, Senior Lender or Subordinate Lender, as the case may be, will furnish certificates indicating the principal, interest and other sums, if any, due under the Senior Loan Documents or Subordinate Loan Documents, as the case may be, and whether or not, to the best of Senior Lender’s knowledge or Subordinate Lender’s knowledge, an event of default (or event which, with notice or the passage of time, would constitute an event of default) has occurred.

10.                                 No Third Party Beneficiary.  The terms of this Agreement are for the sole and exclusive protection and use of Subordinate Lender and any holders of the Subordinate Loan Documents and the Senior Lender and any holders of the Senior Loan Documents.  Neither Borrower, nor any other person or party, shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of Borrower or any such other person or party.

11.                                 Construction of this Agreement.  This Agreement is for the sole benefit of Subordinate Lender and Senior Lender and shall be binding upon Subordinate Lender and Senior Lender, and all of their respective affiliates, participants, trustees, receivers, successors and assigns.  Nothing herein shall be deemed to modify, limit or in any way affect (a) the obligations of Borrower to Senior Lender under Senior Loan Documents, or (b) the obligations of Borrower to Subordinate Lender under the Subordinate Loan Documents.

12.                                 Headings; Severability.  The section headings herein are for convenience of reference only and shall not affect the construction hereof.  If any provision hereof is prohibited, invalid or unenforceable in any jurisdiction, or as to any fact or circumstance, the same shall not affect the remaining provision hereof nor affect the validity or enforceability of such provision in any other jurisdiction or as to other facts or circumstances.

13.                                 Jurisdiction and Venue; Waiver of Jury Trial.  Each of the parties hereby irrevocably submits to the jurisdiction of any federal or state court sitting in State of New York over any suit, action or proceeding arising out of or relating to this Agreement and covenants and agrees that such courts shall have exclusive jurisdiction over any such suit, action or proceeding.  Each party irrevocably waives, to the fullest extent permitted under applicable law, any objections it may now or hereafter have to the venue of any suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.

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14.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.                                 Modification.  This Agreement may not be amended or modified except by an agreement in writing executed by all parties to this Agreement, and no provision of this Agreement may be waived except by a waiver in writing signed by the party against whom the waiver is asserted.

16.                                 Business Days.  The terms “Business Day” and “Business Days” as used in this Agreement shall mean any day other than a Saturday, a Sunday or a Federal holiday.

17.                                 Counterparts.  This Agreement and the consent hereto may be executed in counterparts, all of which, taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

18.                                 Attorneys’ Fees.  In the event of any lawsuit or other legal proceeding arising from or relating to this Agreement, the prevailing party shall be entitled to an award of its actual reasonable attorneys’ fees and related costs and expenses.

19.                                 Specific Performance.  In addition to any other remedies available under any applicable law, each party hereto shall be entitled to specific performance of this Agreement, and each party hereby irrevocably waives any defense to such specific performance based on the adequacy of any remedy at law.

20.                                 Waiver of Jury Trial. SUBORDINATE LENDER AND SENIOR LENDER WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH OR THEREWITH.

21.                                 Termination. The following events are referred to herein as “Termination Events”:  (a) complete payment and satisfaction in full of the Senior Loan; and (b) complete payment and satisfaction in full of the Subordinate Loan.  Upon the occurrence of a Termination Event, this Agreement shall automatically terminate, and the provisions herein shall automatically be of no further force and effect.  Promptly upon request by Subordinate Lender or Senior Lender, the other party hereto shall execute any reasonable documents and/or instruments confirming any such termination.

[signature page follows]

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WITNESS the execution hereof as of the day and date first above written.

SENIOR LENDER:

GMAC COMMERCIAL MORTGAGE CORPORATION, as agent

By:
Name:
Title:

SUBORDINATE LENDER:

By:
Name:
Title:

State of New York	)
:	SS.:
County of New York	)

On the       day of                  , 200    before me, the undersigned, a Notary Public in and for said State, personally appeared (Person Appearing), (Personally Proved) to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Notary Name)
Notary Public
My commission expires: (expiration)

State of New York	)
:	SS.:
County of New York	)

On the       day of                 , 200   before me, the undersigned, a Notary Public in and for said State, personally appeared (Person Appearing), (Personally Proved) to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Notary Name)
Notary Public
My commission expires: (expiration)

Exhibit A

The Property

Exhibit S

Security Deposit Accounts Agreement

S-1

SECURITY DEPOSIT ACCOUNTS AGREEMENT

THIS SECURITY DEPOSIT ACCOUNTS AGREEMENT, dated as of                    , 200   (this “Agreement”), among [           ], a                                      having an address at                                        (“Bank”), THE NEW YORK TIMES BUILDING LLC, a New York limited liability company (“Borrower”) and FC LION LLC, a New York limited liability company (“FC Member”), each having an address at One MetroTech Center North, Brooklyn, New York 11201 (Borrower and FC Member collectively, the (“Pledgors”) and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation and any successors thereto, as agent (including as successor to Initial Agent (as hereinafter defined)) (including any of its successors and assigns as agent, “Agent”) for itself and any other co-lenders as may exist from time to time (such lenders collectively, including any successors and assigns, “Lenders” and each individually, a “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower, New York State Urban Development Corporation d/b/a Empire State Development Corporation, as initial agent (“Initial Agent”), for itself and for the benefit of Lenders, and Agent, for itself and on behalf of Lenders, are entering into that certain Building Loan Agreement and that certain Project Loan Agreement, each dated as of the date hereof (as the same may be revised, restated, amended or modified, the “Loan Agreements”; capitalized terms not otherwise defined herein shall have the respective meanings specified in the Loan Agreements), pursuant to which the Lenders are making the Loans to Borrower; and

WHEREAS, one of the conditions precedent to the obligations of the Lenders under the Loan Agreements is that the Pledgors provide for the payment of Tenant security deposits in respect of any Lease into one or more accounts established by Pledgors with Bank which account(s) will be maintained for the benefit of Agent and Lenders.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.  Accounts.  (a) This Agreement applies to the accounts identified below that have been established at Bank by the applicable Pledgor for the benefit of Agent and Lenders:

Description of Accounts	Account Numbers

Account Name: The New York Times Building LLC Security Deposit Account — GMAC Commercial Mortgage Corporation, as agent and secured party Account Type:

Account Name: FC Lion LLC Security Deposit Account — GMAC Commercial Mortgage Corporation, as agent and secured party Account Type:

The accounts identified above shall be collectively referred to herein as the “Security Deposit Accounts”.  No Pledgor shall cancel or cause any of the Security Deposit Accounts to be canceled, nor shall any Pledgor establish any other account with Bank or any other bank, mutual fund, investment banking firm or similar institution into which any Rents (other than security deposits) shall be deposited.

(b)                                 (i)  Each Pledgor shall deposit, or cause to be deposited, in the applicable Security Deposit Account, all security deposits received by such Pledgor (or any leasing or managing agent) under or in respect of any Lease within two (2) Business Days of receipt thereof.  All such deposits shall be made in the lawful currency of the United States of America.  If any such security deposit is in the form of a letter of credit, such letter of credit (or any replacement thereof) must be delivered to Bank within the same time period, must be an irrevocable, standby letter of credit in form and content and from an institution reasonably acceptable to Agent and must be payable to Agent, provided that any such letter of credit may be payable to the applicable Pledgor if such letter of credit is also freely assignable to Agent and is actually assigned to Agent prior to or simultaneously with its delivery to Bank.  To the extent required by the applicable Lease, each applicable Pledgor shall require each applicable Tenant to maintain in effect any such letter of credit (or any replacement thereof) during the term of the applicable Lease or replace such letter of credit with a cash deposit.  If any such letter of credit is not so maintained or replaced within fifteen (15) days prior to the expiration thereof, Agent shall have the right, in addition to any other remedies available to Agent, to require Bank to draw upon such letter of credit.  Upon receipt, Bank shall send copies of such letters of credit to Agent.

(ii)                                  In the absence of instructions from a Pledgor as to which account any amounts shall be deposited to, Bank shall notify the Pledgors and request such instructions, and in the meantime, Bank may refuse to accept delivery of such amounts until such instructions are received from such payor or Pledgor.

(c)                                  The applicable Pledgor shall provide the notice set forth on Exhibit A attached hereto to each party to a Lease as each Lease is executed (or, if such Lease has previously been executed, then immediately).  The applicable Pledgor shall obtain the acknowledgment of its Tenants to such notice. If the applicable Pledgor fails to provide any such notice or obtain such acknowledgement, or if any Event of Default has

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occurred and is continuing, Agent shall have the right (and without prejudice to Agent’s rights with respect to such failures or Event of Default ) to direct such parties to remit all security deposits directly into the applicable Security Deposit Account by issuing a notice as Agent deems appropriate.  Each of the Pledgors hereby grants to Agent a power of attorney to sign and deliver the foregoing notices, which power of attorney shall be deemed coupled with an interest and irrevocable until the Indebtedness has been paid in full, and each Pledgor directs all applicable Tenants (and any successor to the interest of any such Tenant) under the applicable Leases to follow any such instructions given by Agent, notwithstanding any contrary instructions from any Pledgor and without any obligation or right on the Tenant’s part to determine the actual existence of an Event of Default or other event claimed by Agent as the basis for Agent’s right to send such notice.

(d)                                 No modifications or revocations of any notice given by any Pledgor pursuant to clause (c) above are permitted without Agent’s prior written approval, which approval shall not be unreasonably withheld or delayed.  Upon Agent’s request from time to time, each Pledgor will certify in writing that it has sent a notice to all applicable Tenants or otherwise demonstrate to Agent’s satisfaction that notices have been issued to all applicable Tenants.

(e)                                  Upon Agent’s request from time to time, each Pledgor shall provide a written statement to Agent itemizing the amounts deposited in its Security Deposit Account for the period covered by Agent’s request and such supporting documentation as Agent reasonably may require.

(f)                                    Each of the Pledgors represents and warrants that (i) this Agreement creates a valid, first priority security interest in all of its rights in the Collateral (as defined below), (ii) as of the date hereof, except for the security interest created by this Agreement, the Security Deposit Accounts are free from any Lien, or other right, title and interest of any other person or party and (iii) the exact legal name and state of formation of each Pledgor are as set forth on page one hereof.  Except as permitted hereunder, no Pledgor shall sell, transfer, encumber, hypothecate or otherwise dispose of, or grant any option with respect to, the Collateral, or create or permit to exist any Lien upon the Collateral.

(g)                                 The Security Deposit Accounts shall not be evidenced by a certificate of deposit, passbook or other instrument.

(h)                                 Account balances shall accrue interest at a savings account rate (or a money market rate, but only to the extent that the Security Deposit Accounts can remain “deposit accounts” (as defined in the UCC) notwithstanding the giving of a money market rate) for accounts denominated in U.S. dollars and interest shall be credited by Bank to the applicable Security Deposit Account not later than the fifth (5th) Business Day of the month immediately following the month for which accrued interest is being credited.  Interest accruing on each of the Security Deposit Accounts shall be periodically added to the principal amount of the corresponding Security Deposit Account.

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(i)                                     Each Pledgor acknowledges and agrees that neither it, nor any other party claiming on behalf of, or through, it, shall have any right, title or interest, whether express or implied, in the Security Deposit Accounts, or to withdraw or make use of any amounts from any Security Deposit Account except to the extent expressly permitted by Section 5 hereof.

2.  Pledge of the Collateral.

(a)                                  To secure the full payment of the Indebtedness and the performance of the Obligations, each Pledgor hereby sells, conveys, assigns, transfers and grants a first priority continuing security interest in, pledges and sets over unto Agent, for Agent’s own benefit and the benefit of Lenders, all of its right, title and interest, whether now owned or hereafter acquired or arising,  in and to each Security Deposit Account, all interest, dividends, credits and proceeds relating thereto, all monies, checks and other similar instruments held or deposited therein and all of Borrower’s rights under any letters of credit, including all rights to proceeds of any letters of credit (collectively, the “Collateral”):

(b)                                 Bank acknowledges that this Agreement constitutes notice of Agent’s security interest in the Collateral and hereby acknowledges and consents thereto.

(c)                                  Pledgors hereby authorize Agent to file UCC financing statements describing the Collateral and evidencing and perfecting the security interest in the Collateral granted to Agent pursuant to this Agreement and to file any other UCC financing statements reasonably necessary or advisable to accomplish the purposes of this Agreement.

3.  Control of the Collateral.  If Agent delivers to Bank a Notice of Exclusive Control (as hereinafter defined) and until such time as such Notice of Exclusive Control is rescinded in writing by Agent, Bank will comply with any directions originated by Agent concerning the Security Deposit Accounts and the other Collateral without further consent by any Pledgor.  Agent may exercise any rights and powers under or in connection with this Agreement and the Collateral without further consent of any of the Pledgors.  Subject to the foregoing, Bank shall also comply with entitlement orders or other directions concerning the Security Deposit Accounts and the other Collateral originated by any of the Pledgors or their Authorized Representatives (as defined in Section 5(b) below), until such time as Agent delivers a written notice to Bank (with copies to Pledgors) that Agent is thereby exercising exclusive control over the Security Deposit Accounts and the other Collateral.  Such notice is referred to herein as the “Notice of Exclusive Control”.  After Bank receives a Notice of Exclusive Control (and so long as such Notice of Exclusive Control has not been rescinded in writing by Agent), it will cease complying with entitlement orders or other directions concerning the Security Deposit Accounts and the other Collateral originated by any Pledgor or any of its Authorized Representatives and will comply solely with entitlement orders or other directions concerning the Security Deposit Accounts and the other Collateral originated

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by Agent.  As between Pledgors and Agent, Agent agrees to give a Notice of Exclusive Control only if a Noticed Default or an Event of Default has occurred and is continuing.

4.  Agency.  (a) Agent hereby appoints Bank as Agent’s agent, bailee and pledgee and pledgee-in-possession for the Collateral, and Bank, by its execution and delivery of this Agreement, hereby accepts such appointment and agrees to be bound by the terms of this Agreement.  Each of the Pledgors hereby agrees to such appointment of Bank.

(b)                                 Bank agrees that all cash and other property held in the Security Deposit Accounts shall be segregated from all other cash and property held by Bank and shall be identified as being held in trust pursuant to this Agreement.  Segregation will be accomplished by appropriate identification of the cash or other property held in trust on the books and records of Bank.  Bank agrees not to commingle the amounts held in, or designated for deposit in, the Security Deposit Accounts with any other amounts held on behalf of Agent, Pledgors or any other party.  Agent agrees that Bank may commingle security deposits received with respect to different Tenants in a single account provided that Bank is able to separately track interest accruing to each Tenant.

5.  Withdrawals.  (a)  So long as a Notice of Exclusive Control is not in effect, and as between Pledgors and Agent, and without any right, duty or obligation on the part of Bank to verify compliance by Pledgors with this Section 5(a), Pledgors may utilize funds in the Security Deposit Accounts, upon not less than five (5) Business Days’ prior written confirmation from the applicable Pledgor to Agent specifying the amount of funds to be disbursed and certifying that such Pledgor is entitled, by the applicable Lease and by law, to the amounts so requested or the proceeds of the applicable letter of credit.  Upon receipt of such certification, Agent shall instruct Bank to deliver and apply such funds in accordance with the terms of such certification (or Agent shall draw upon the applicable letter of credit).  The applicable Pledgor shall provide evidence to Agent, on Agent’s request, of the proper application of such funds.  Upon the delivery of a Notice of Exclusive Control, the rights conferred upon the Pledgors pursuant to this Section shall immediately and automatically terminate without further action being required of Agent, Bank or any Pledgor.

(b)                                 Each Pledgor agrees to designate a limited number of persons who have authority to issue or deliver withdrawal, transfer or disbursement instructions to Bank (each such person, an “Authorized Representative”).  The initial list of Authorized Representatives for each Pledgor and samples of their respective genuine signatures is attached hereto as Exhibit B (“Certificate of Authority”).  Each of the Pledgors may, from time to time, amend its then current list of Authorized Representatives by sending an amendment to, or replacement of, the Certificate of Authority, in each case to be substantially in the form of Exhibit B and signed by a Secretary, Assistant Secretary or other duly authorized officer of the applicable Pledgor.  Bank will be authorized to rely and act upon all instructions given or purported to be given by an Authorized Representative of a Pledgor, provided that (i) in the case of written instructions, such written instructions bear the original signature, facsimile

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signature or electronic signature of an Authorized Representative which resembles the specimen signature for such Authorized Representative on file with Bank; and (ii) in the case of electronically transmitted instructions, the person providing the instruction uses a security code or other authentication procedure provided by Bank for such Pledgor’s use.  Unless an expiration date is expressly stated in the Certificate of Authority, all authorizations shall continue in full force and effect until canceled or superseded by a subsequent Certificate of Authority received by Bank with reasonable opportunity to act thereon.

6.  Bank’s Obligations with respect to the Collateral.

(a)                                  The parties agree that items deposited in the Security Deposit Accounts shall be deemed to bear the valid and legally binding endorsement of the payee and to comply with all of Bank’s requirements for the supplying of missing endorsements, now or hereafter in effect.  As between Pledgors and Agent, any deposit made by or on behalf of any Pledgor into the applicable Security Deposit Account shall be deemed deposited into such Security Deposit Account when the funds in respect of such deposit shall become collected funds.

(b)                                 Notwithstanding anything to the contrary herein, each of the Pledgors acknowledges that it is responsible for monitoring the sufficiency of funds deposited its respective Security Deposit Account and that each is liable for any deficiency in available funds necessary to cover disbursements and fees to Bank, irrespective of whether it has received any account statement, notice or demand from Agent or Bank. If on any day there are insufficient amounts in the applicable Security Deposit Account necessary to cover disbursements and fees to Bank, the applicable Pledgor shall immediately deposit into the applicable Security Deposit Account, without the need for any notice or demand from Agent or Bank, the amount of such deficiency in immediately available funds.

(c)                                  Availability of cash credited to the applicable Security Deposit Account shall be subject to checks, drafts or other demand instruments having cleared deposit.  If withdrawal instructions for wire transfers are received (i) at or before 2:00 p.m. eastern time on a Business Day, payment of the amount withdrawn shall be made to or for the benefit of the applicable Pledgor by wire transfer on the same Business Day, or (ii) after 2:00 p.m. eastern time on a Business Day, payment of the amount withdrawn shall be made to or for the benefit of the applicable Pledgor by wire transfer on the next Business Day.

7.  No Other Assignments.  Bank represents and warrants to Agent that no other notices of control, assignment, grant of security interest or Lien of any kind in respect of the Collateral are reflected in Bank’s records concerning the Collateral.  Bank hereby agrees that any such notice of control, assignment, grant of security interest, or Lien of any kind in respect of the Collateral that it receives, including the notice conferred by this Agreement, will be recorded in Bank’s records concerning the Collateral and Bank will immediately notify Agent upon receipt thereof.  Bank agrees not to allow any person or entity other than Agent and Bank (to the extent permitted in

6

Section 12 below) to withdraw amounts from the Security Deposit Accounts (it being acknowledged, however, that Pledgors have the rights to utilize funds in the Collateral Accounts to the extent provided in Sections 3 and 5 hereof).

8.  Actions With Respect to the Collateral Following an Event of Default.

(a)                                  At all times after Bank’s receipt of a Notice of Exclusive Control, and until Bank has received notice from Agent that such Notice of Exclusive Control has been rescinded, Bank shall solely follow the written instructions of Agent as to the Collateral, including amounts from time to time on deposit in the Security Deposit Accounts, without further consent of any of the Pledgors, and Agent shall be irrevocably entitled to exercise any and all rights and remedies in respect of or in connection with the Collateral provided to Agent under the Loan Agreements or any other Security Document or otherwise available in equity or under applicable law, without further consent or instructions from any of the Pledgors.  Each of the Pledgors agrees that Bank may act as the agent of Agent in exercising, as to any funds or other property from time to time consisting of Collateral, any rights of set-off provided by the Loan Agreements or any other Loan Document or otherwise available in equity or under applicable law, without further consent or instructions from any Pledgor.

(b)                                 Upon the occurrence and during the continuance of an Event of Default, Agent may, without notice of any kind, except for notices required by law which may not be waived (in addition to any other rights or remedies under this Agreement, at law or in equity or otherwise, but subject to the provisions of applicable law) retain for its own account or otherwise sell or dispose of all or any portion of the Collateral in one or more public or private sales, and, in each case, apply such proceeds in accordance with the Loan Documents.  In addition to the rights, powers and remedies granted to it under this Agreement and in any other Loan Document, Agent shall have all the rights, powers and remedies available at law or in equity, including, without limitation, the rights and remedies of a secured party under the applicable Uniform Commercial Code.  To the extent permitted by law, each of the Pledgors waives presentment, demand, protest and all notices of any kind and all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder, except for claims, damages or demands arising from the gross negligence or willful misconduct of Agent or any Lender.

(c)                                  Effective during the continuance of an Event of Default, each Pledgor hereby irrevocably constitutes and appoints Agent and any officer or agent of Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Pledgor and in the name of each Pledgor or in Agent’s own name, from time to time in Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

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9.  Information.  (a)  Bank shall provide to the applicable Pledgor and Agent a periodic statement setting forth all deposits, withdrawals, and account service charges, if any, with respect to each Security Deposit Account.  Such periodic statements will be issued on a monthly or quarterly basis, depending on activity, but not more frequently than once per month.  Any Pledgor or Agent may request more frequent statements in which case Bank may assess such Pledgor for the applicable account service charge.

(b)                                 Each Pledgor acknowledges its duty to promptly examine each periodic statement issued to it by Bank and to use reasonable care to discover any errors or unauthorized transactions charged to, or affecting, the Security Deposit Accounts.  Should such Pledgor fail to send written objections or exceptions to Bank with respect to a periodic statement within sixty (60) days of the date such statement is issued, such Pledgor shall be deemed to have approved such statement, and, as against such Pledgor, such statement shall be presumed to be correct for all purposes with respect to all information set forth therein.  The foregoing shall not be construed to limit, in any respect, Bank’s right to correct any error it discovers with respect to the Security Deposit Accounts or to withdraw from the Security Deposit Accounts cash or other property deposited therein by Bank in error.

10.  Certain Matters Affecting the Bank.  Pledgors and Agent agree that:

(a)                                  Bank shall be entitled to rely upon, and shall be protected in acting or refraining from acting upon, any written notice, certificate or other document or communication (including, without limitation, facsimiles thereof) believed by it to be genuine and to have been signed, presented or delivered by the proper party or parties, and Bank may rely on statements contained therein without further inquiry or investigation.  Bank shall have no obligation to review or confirm that actions it is requested to take pursuant to any such notice comply with any agreement or document other than this Agreement.

(b)                                 Bank shall be entitled to rely, and shall be protected in acting or refraining from acting, without independent investigation or any further consent or instructions from any Pledgor, upon any written notice received from Agent to the effect that an Event of Default has occurred or has ceased to exist or that any action requested by Agent to disburse funds from the Security Deposit Accounts or other Collateral or exercise Agent’s set-off rights against the Collateral is permitted under the Loan Agreements, any other Loan Document and/or in equity or under applicable law.

(c)                                  The duties and obligations of Bank shall be determined solely by the express provisions of this Agreement, and, except as expressly set forth herein, Bank will not be charged with knowledge of any provisions of the Loan Agreements or any other Loan Documents.  Bank shall not be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, except to the extent any claims, losses, damages, expenses or other liabilities are caused by the gross negligence or willful or intentional misconduct of Bank, and no implied covenants or obligations, except those that may be implied by law, shall be read into this

8

Agreement against Bank.  Without limiting the foregoing: Bank shall have no investment responsibility with respect to the cash or other property held in the Collateral except as specifically set forth herein; shall not be accountable for the use or application by any Pledgor or any other identified party of any money paid over by Bank in accordance with this Agreement; and shall have no responsibility for taking any steps to preserve rights against any parties with respect to any property held hereunder.

(d)                                 Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice or other instructions to Bank of any payment, disbursement or any other transaction regarding the Collateral, nor shall Bank be liable for any claims, losses, damages, expenses or other liabilities, other than to the extent the same may be caused by the gross negligence or willful or intentional misconduct of Bank.  Under no circumstance whatsoever will Bank be liable for any lost profits or for any incidental, special, consequential or punitive damages whether or not Bank knew of the possibility or likelihood of such damages and regardless of the form of action in which any such loss or damage may be claimed.  Bank’s substantial compliance with its standard procedures for provision of the services required under this Agreement shall be deemed to constitute its exercise of reasonable care.

(e)                                  If any Pledgor becomes subject to a voluntary or involuntary proceeding under the United States Bankruptcy Code, or if Bank is otherwise served with legal process which Bank in good faith believes affects the Collateral, or if at any time Bank receives conflicting instructions with respect to any action it is requested to take under this Agreement, Bank shall have the right to place a hold on the Collateral until such time as Bank receives an appropriate court order or other assurances satisfactory to Bank establishing that the Collateral continue to be disbursed according to the instructions contained in this Agreement.

11.  Irrevocable Agreement.  Pledgors acknowledge that the agreements made by it and the conveyances and authorizations made and granted by it herein are irrevocable and that the conveyances and authorizations made and granted herein constitute powers coupled with an interest.

12.  Waiver of Set-off Rights by Bank.  Bank hereby waives, with respect to all existing and future claims it may have against Pledgors, all rights of set-off and banker’s liens which it may now or hereafter have against the Collateral and all items (and proceeds thereof) that come into the possession of Bank in connection with the Collateral, except, without further consent from Pledgors or Agent, to the extent Bank is unable to obtain payment from Pledgors and to the extent permitted by applicable law, rights of set-off and banker’s liens arising in connection with (i) items deposited in the Security Deposit Accounts that are subsequently returned to Bank unpaid for insufficient funds or if such amount is otherwise uncollectible by Bank, including without limitation by any “stop payment order” having been applied to such item, (ii) any fees due to Bank or charges incurred by Bank in connection with its deposit or collection attempts (provided such amounts are not in excess of the fees or charges Bank regularly and customarily charges its customers with respect thereto), (iii) the amount represented by such uncollectible item if such item has actually been paid by Bank to Pledgors prior to

9

Bank’s collection thereof, (iv) unpaid fees and expenses with respect to the Collateral that are charged to any of the Pledgors by Bank in the normal course of business for the Collateral and (v) any funds or items deposited in the Security Deposit Accounts in error or as necessary to correct processing errors (and Bank shall have the right to withdraw from the Security Deposit Accounts funds or other items deposited in error without further consent from Pledgors or Agent).

13.  Miscellaneous.  This Agreement shall supersede any other agreement (to the extent conflicting herewith) relating to the matters referred to herein, including any other account agreement between either Pledgor and Bank.  This Agreement is binding upon the parties hereto and their respective successors and assigns (including any trustee of either Pledgor appointed or elected in any action under the United States Bankruptcy Code) and shall inure to their benefit.  This Agreement may not be changed, amended, modified or waived orally, but only by an instrument in writing signed by each of the parties hereto, provided that such instrument need by signed only by Bank and Agent if it does not change any rights or obligations of Pledgors hereunder.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and performed solely within such State, except with regard to payment of checks and other items and other issues relating to the operations of the Security Deposit Accounts or any other account to which funds from the Security Deposit Accounts are transferred, which issues shall be interpreted and enforced according to the laws of the state where the Security Deposit Accounts or such other account are located.  This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.  Pledgors may not assign this Agreement without the prior approval of Agent.  Agent may assign this Agreement in conformance with Section 11.05 of the Loan Agreements.  Bank may assign this Agreement with the prior approval of Agent, and notice thereof shall be given to Pledgors.

14.  Taxes.  Each Pledgor shall deliver promptly to Bank a duly completed and executed copy of the proper United States Internal Revenue Service (a) Form W-9 or (b) if a Pledgor is not a United States citizen, Form 1001, Form 4224, Form W-8 or Form 8709 (as applicable), certifying such Pledgor’s status as a beneficial owner of its Security Deposit Account (within the meaning of Section 1.1441-1(c)(6) of the Treasury Regulations of the United States Internal Revenue Tax Code).  Each of the Pledgors further agrees to provide duly executed and completed updates of such forms (or applicable successor forms) promptly (but in any event no later than 10 Business Days) upon Bank’s request therefor, if Bank notifies such Pledgor that existing forms have expired or become obsolete.  Each Pledgor shall, on its own initiative, shall promptly provide (but in any event no later than 10 Business Days) duly executed and completed updates of such forms upon the occurrence of any event in respect of such Pledgor requiring a change in the most recent form previously delivered by such Pledgor to Bank.  Each Pledgor shall be responsible for the payment of all taxes relating to the assets in its Security Deposit Account (other than taxes with respect to investment earnings retained by Bank in accordance with this Agreement).

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15.  Termination.  Pledgors may not terminate this Agreement for any reason without Agent’s prior written consent; provided, however, that Pledgors may terminate this Agreement for the purpose of using a different depository bank if (i) Agent approves such replacement depository bank, such approval not to be unreasonably withheld or delayed and (ii) such replacement depository bank shall enter into an agreement with Pledgors and Agent substantially similar to this Agreement.  This Agreement shall remain in full force and effect until such time as (a) Agent shall deliver written notice to Bank as to the full and final payment of all Indebtedness under the Loan Documents and the termination of the Loan Documents, (b) Agent shall deliver written notice of termination to Pledgors and Bank at any time for any reason, (c) Bank shall deliver written notice of termination to Pledgors and Agent not less than thirty (30) days prior to the effective termination date or (d) Borrower shall have replaced Bank with a replacement depository bank in accordance with the immediately foregoing sentence.  If Bank so terminates this Agreement or if Agent so terminates this Agreement but requires that Security Deposit Accounts with a different depository be established, Agent and Pledgors shall jointly select a new depository to replace Bank, and thereupon Agent and the Pledgors shall enter into a new arrangement with such depository substantially similar to this Agreement.  Bank hereby agrees that it shall promptly take all reasonable action necessary to facilitate the transfer of the Collateral to any replacement depository.  All rights of Bank under Sections 10 and 12 hereof for the period prior to any such termination shall survive such termination.

16.  Further Assurances.  Each Pledgor hereby covenants and agrees that it shall (i) perform such acts and execute, acknowledge and deliver, from time to time, such financing statements and other instruments as may be reasonably required by Agent to perfect or better assure this Agreement and the security interests created hereby, and file or record the same in the public records specified by Agent and (ii) upon request of Agent, execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in Agent’s reasonable opinion to protect any security interest granted or purported to be granted hereby, to enable Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral or to effectuate the purpose and intent of this Agreement, provided that the same do not increase such Pledgor’s liabilities, or decrease such Pledgor’s rights, under the Loan Documents (other than, in each case, to a de minimis extent).

17.  Notices.  (i) Any request, notice, report, demand, approval or other communication permitted or required by this Agreement to be given or furnished shall be in writing and shall be deemed given or furnished when addressed to the party intended to receive the same, at the address of such party as set forth below, (i) when delivered by overnight nationwide commercial courier service, one (1) Business Day (determined with reference to the location of the recipient) after the date of delivery to such courier service, (ii) when personally delivered, if delivered on a Business Day in the place of receipt and during normal business hours (otherwise on the next occurring Business Day in such place of receipt) or (iii) when transmitted by telecopy to the telecopier number set forth below, to the party intended to receive same if transmitted on a Business Day in the place of receipt and during normal business hours (and otherwise on the next occurring

11

Business Day in such place of receipt) and provided that such transmission is confirmed by duplicate notice in such other manner as permitted above:

Agent:

GMAC Commercial Mortgage Corporation
100 South Wacker Drive, Suite 400
Chicago, Illinois 60606
Attention:  Vacys R. Garbonkus
Telecopier:  (312) 917-6131

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention:  Harris B. Freidus, Esq.
Telecopier:  (212) 492-0064

Borrower:

The New York Times Building LLC
c/o FC Lion LLC
One Metro Tech Center North
Attention: General Counsel
Telecopier: (718) 923-8705

with a copy to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attention: James J. Kirk, Esq.
Telecopier: (212) 808-7897

and

The New York Times Company
229 West 43rd Street
New York, New York 10036

Attention:       Anthony Benten, David Thurm and
Kenneth A. Richieri, Esq.

Telecopier:         (212) 556-1646 (Mr. Benten) and
(212) 556-4634 (Mr. Thurm and Mr. Richieri)

FC Member:

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FC Lion LLC
One Metro Tech Center North
Attention: General Counsel
Telecopier: (718) 923-8705

with a copy to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attention: James J. Kirk, Esq.
Telecopier: (212) 808-7897

If to Bank:

[                                                     ]
[                                                     ]
[                                                     ]
[                                                     ]

(b)                                 Any party may change the entity, address or the attention party to which any such request, notice, report, demand or other communication is to be given by furnishing notice of such change to the other parties in the manner specified above.  Without the prior consent of Agent, none of the Pledgors may add any other parties to these notice provisions.  Rejection or refusal to accept, or inability to deliver because of changed address when no notice of changed address was given shall be deemed to be receipt of any such notice.

(c)                                  Unless notified to the contrary pursuant to this Section 17, any notice or communication made to any Lender shall be made only to Agent and its counsel as provided in this Section.

18.  Fees.  Bank agrees not to charge any fees in connection with the Security Deposit Accounts or its services hereunder.

19.  Headings.  The headings of the Articles, Sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.  All references in this Agreement to Sections, subsections and other divisions are references to the Sections, subsections and divisions of this Agreement unless otherwise stated.

20.  Invalid Provisions to Affect No Others.  If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity presently prescribed by law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught, as though

13

not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

21.  UCC Matters.  Pledgors acknowledge and Bank represents that each of the Security Deposit Accounts is a “deposit account” as defined in Section 9-102(29) of the UCC.  In connection therewith:

(a)                                  Bank represents that it is an organization that is engaged in the business of banking and therefore is a “bank” within the meaning of Section 9-102(8) of the UCC.

(b)                                 Except to the extent provided in Section 12 hereof, Bank subordinates any security interest in the Collateral which Bank has or may have to the security interest of Agent in the Collateral.

(c)                                  Subject to the provisions of Sections 3 and 5 hereof, Bank agrees to follow the directions originated by Agent with respect to the Collateral without further consent of any Pledgor.

(d)                                 Bank represents that the Bank’s “jurisdiction” (as determined by the rules set forth in Section 9-304(b) of the UCC) is New York.

22.  Interpretation.  Whenever the singular or plural number, or the masculine, feminine or neuter gender is used herein, it shall equally include the other.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

23.  Computation of Time Periods.  In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means both “from and including” and the words “to” and “until” both mean “to but excluding.”

24.  Entire Agreement.  This Agreement and the other Loan Documents embody the entire agreement and understanding between the parties with respect to the Loans and supersede all other prior agreements and understandings, whether oral or written, relating to the subject matter hereof and thereof, except as specifically agreed to the contrary.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[ ], as Bank

By:
Name:
Title:

GMAC COMMERCIAL MORTGAGE
CORPORATION, as Agent

By:
Name:
Title:

THE NEW YORK TIMES BUILDING LLC,
as Borrower

By:	FC Lion LLC, member

By:	FC 41st Street Associates, LLC, its managing member

	By:	RRG 8 South, Inc., its managing member

By:
Name:
Title:

By:	NYT Real Estate Company LLC

By:
Name:
Title:

FC LION LLC, as FC Member

	By:	FC 41st Street Associates, LLC, its managing member

By:	RRG 8 South, Inc., its managing member

By:
Name:
Title:

EXHIBIT A

Payment Instruction Notice

Tenant Name:

Lease Agreement (“Lease”):

Leased Premises:

Please take notice that your landlord under the above-referenced Lease has selected                    (“Bank”) as the financial depository which will hold all security deposits under your Lease and to which such security deposits are to be sent.

You are hereby directed and instructed to send all security deposit payments due to your landlord under your Lease in accordance with the instructions set forth in this letter, notwithstanding any provision of your Lease to the contrary.

All security deposits (other than letters of credit) should be made payable to the account specified below:

Account Name: [The New York Times Building LLC] [FC Lion LLC] Security Deposit Account - GMAC Commercial Mortgage Corporation, as agent and secured party

Account Number: #

Bank has agreed to accept your payments by any of the following means, to the extent permitted by the Lease:

•                  U.S. Dollar denomination checks mailed to Bank

•                  U.S. Dollar denomination wire transfers to the landlord’s designated Bank account

•                  Automated Clearing House (ACH) credits to the landlord’s designated account at Bank

•                  Letters of Credit

If you elect to make payments by check, Bank will collect upon your check by using a check truncation process. This means that Bank will convert your paper check into an electronic debit which will be presented for payment at your bank the next business day.  Your physical check will not be presented to your bank nor returned to you by your bank with your bank account statement.  Your bank statement, however, will reflect the check number and the amount electronically presented by Bank to your bank, thereby indicating that the check has been presented and paid.

The address for mailing checks and letters of credit to Bank is:

[                  ]

[                  ]

[                  ]

[                  ]

Should you wish to arrange payment by wire transfer or ACH credit, please contact Bank at                                and ask for                                 .

A-1

These payment instructions have been implemented as part of a credit facility provided to your landlord by GMAC Commercial Mortgage Corporation (“GMACCM”).  You are to continue making all payments in accordance with these instructions until you receive further written instructions signed by landlord and GMACCM (or its successor as agent).

Neither GMACCM nor Bank have assumed any obligations of your landlord under the Lease.  Therefore, you should continue to send all communications regarding the Lease or landlord issues in the manner specified in your lease and not to GMACCM or Bank.   Any notices which you send to GMACCM or Bank and not to the parties specified in your lease will not be effective notice to your landlord under the Lease.

Very truly yours,

[Landlord signature]

Dated:

ACKNOWLEDGED BY:

Tenant’s Name:
Authorized Signature:
Name & Title of Person Signing:

A-2

EXHIBIT B

CERTIFICATE OF AUTHORITY
IDENTIFYING AUTHORIZED REPRESENTATIVES

I, the undersigned officer of The New York Times Building LLC hereby certify to Bank that each of the following persons named below has been duly authorized by it to act for it and exercise all authority conveyed to an “Authorized Representative” under the Security Deposit Accounts Agreement dated                      among The New York Times Building LLC, FC Lion LLC and GMAC Commercial Mortgage Corporation, as agent, that each person holds the title set forth opposite his or her name, and that the specimen signatures set forth opposite the name of each such person is his or her genuine signature:

AUTHORIZED REPRESENTATIVES

Name	Title	Signature

I further confirm that Bank may rely on the effectiveness of this Certificate until Bank receives written notice from The New York Times Building LLC to the contrary (and has had a reasonable opportunity to act upon such written notice).

IN WITNESS WHEREOF, I have executed this Certificate this            day of                                         ,             .

Name:
Title:

C-1

I, the undersigned officer of FC Lion LLC hereby certify to Bank that each of the following persons named below has been duly authorized by it to act for it and exercise all authority conveyed to an “Authorized Representative” under the Security Deposit Accounts Agreement dated                      among The New York Times Building LLC, FC Lion LLC, GMAC Commercial Mortgage Corporation, as agent, and Bank, that each person holds the title set forth opposite his or her name, and that the specimen signatures set forth opposite the name of each such person is his or her genuine signature:

AUTHORIZED REPRESENTATIVES

Name	Title	Signature

I further confirm that Bank may rely on the effectiveness of this Certificate until Bank receives written notice from FC Lion LLC to the contrary (and has had a reasonable opportunity to act upon such written notice).

IN WITNESS WHEREOF, I have executed this Certificate this            day of                                         ,             .

Name:
Title:

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Exhibit T

Collection Accounts Agreement

T-1

COLLECTION ACCOUNTS AND SECURITY AGREEMENT

THIS COLLECTION ACCOUNTS AND SECURITY AGREEMENT, dated as of                    , 200   (this “Agreement”), among [             ], a                                      having an address at                                        (“Bank”), THE NEW YORK TIMES BUILDING LLC, a New York limited liability company (“Borrower”) and FC LION LLC, a New York limited liability company (“FC Member”), each having an address at One MetroTech Center North, Brooklyn, New York 11201 (Borrower and FC Member collectively, the (“Pledgors”) and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation and any successors thereto, as agent (including as successor to Initial Agent (as hereinafter defined)) (including any of its successors and assigns as agent, “Agent”) for itself and any other co-lenders as may exist from time to time (such lenders collectively, including any successors and assigns, “Lenders” and each individually, a “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower, New York State Urban Development Corporation d/b/a Empire State Development Corporation, as initial agent (“Initial Agent”), for itself and for the benefit of Lenders, and Agent, for itself and on behalf of Lenders, are entering into that certain Building Loan Agreement and that certain Project Loan Agreement, each dated as of the date hereof (as the same may be revised, restated, amended or modified, the “Loan Agreements”; capitalized terms not otherwise defined herein shall have the respective meanings specified in the Loan Agreements), pursuant to which the Lenders are making the Loans to Borrower; and

WHEREAS, one of the conditions precedent to the obligations of the Lenders under the Loan Agreements is that the Pledgors provide for the payment of Rents into one or more accounts established by Pledgors with Bank which account(s) will be maintained for the benefit of Agent and Lenders.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.                                       Accounts.  (a) This Agreement applies to the accounts identified below that have been established at Bank by the applicable Pledgor for the benefit of Agent and Lenders:

Description of Accounts	Account Numbers

Account Name: The New York Times Building LLC Collection Account — GMAC Commercial Mortgage Corporation, as agent and secured party Account Type:

Account Name: FC Lion LLC Collection Account — GMAC Commercial Mortgage Corporation, as agent and secured party Account Type:

The accounts identified above shall be collectively referred to herein as the “Collection Accounts”.  No Pledgor shall cancel or cause any of the Collection Accounts to be canceled, nor shall any Pledgor establish any other account with Bank or any other bank, mutual fund, investment banking firm or similar institution into which any Rents (other than security deposits) shall be deposited.

(b)                                 Each Pledgor shall deposit, or cause to be deposited, in the applicable Collection Account, all Rents (other than security deposits) paid to or for the benefit of such Pledgor.  Such Rents shall be made in the lawful currency of the United States of America, and shall be payable to the applicable Collection Account and shall be delivered directly by the payor to Bank.  If either of the Pledgors (or any leasing or managing agent) shall receive any Rents (other than a security deposit), that is not payable in the foregoing manner, such Pledgor(s) shall (and shall cause leasing and managing Agent to) deposit such Rents into the applicable Collection Account by the close of business on the second Business Day following the day on which the same is received by such Pledgor (or leasing or managing agent).  In the absence of instructions from the payor or a Pledgor as to which account any amounts shall be deposited to, Bank shall notify the Pledgors and request such instructions, and in the meantime, Bank may refuse to accept delivery of such amounts until such instructions are received from such payor or Pledgor.

(c)                                  The applicable Pledgor shall provide the notice set forth on Exhibit A attached hereto to each party to a Lease as each Lease is executed (or, if such Lease has previously been executed, then immediately).  The applicable Pledgor shall obtain the acknowledgment of its Tenants to such notice. If the applicable Pledgor fails to provide any such notice or obtain such acknowledgement, or if any Event of Default has occurred and is continuing, Agent shall have the right (and without prejudice to Agent’s rights with respect to such failures or Event of Default ) to direct such parties to remit all Rents, other than security deposits, directly into the applicable Collection Account by issuing a notice as Agent deems appropriate.  Each of the Pledgors hereby grants to Agent a power of attorney to sign and deliver the foregoing notices, which power of attorney shall be deemed coupled with an interest and irrevocable until the Indebtedness has been paid in full, and each Pledgor directs all applicable Tenants (and any successor to the interest of any such Tenant) under the applicable Leases to follow any such instructions given by Agent, notwithstanding any contrary instructions from any Pledgor and without any obligation or right on the Tenant’s part to determine the actual existence

2

of an Event of Default or other event claimed by Agent as the basis for Agent’s right to send such notice.

(d)                                 No modifications or revocations of any notice given by any Pledgor pursuant to clause (c) above are permitted without Agent’s prior written approval, which approval shall not be unreasonably withheld or delayed.  Upon Agent’s request from time to time, each Pledgor will certify in writing that it has sent a notice to all applicable Tenants or otherwise demonstrate to Agent’s satisfaction that notices have been issued to all applicable Tenants.

(e)                                  Upon Agent’s request from time to time, each Pledgor shall provide a written statement to Agent itemizing the amounts deposited in its Collection Account for the period covered by Agent’s request and such supporting documentation as Agent reasonably may require.

(f)                                    Each of the Pledgors represents and warrants that (i) this Agreement creates a valid, first priority security interest in all of its rights in the Collateral (as defined below), (ii) as of the date hereof, except for the security interest created by this Agreement, the Collection Accounts are free from any Lien, or other right, title and interest of any other person or party and (iii) the exact legal name and state of formation of each Pledgor are as set forth on page one hereof.  Except as permitted hereunder, no Pledgor shall sell, transfer, encumber, hypothecate or otherwise dispose of, or grant any option with respect to, the Collateral, or create or permit to exist any Lien upon the Collateral.

(g)                                 The Collection Accounts shall not be evidenced by a certificate of deposit, passbook or other instrument.

(h)                                 Account balances shall accrue interest at a savings account rate (or a money market rate, but only to the extent that the Collection Accounts can remain “deposit accounts” (as defined in the UCC) notwithstanding the giving of a money market rate) for accounts denominated in U.S. dollars and interest shall be credited by Bank to the applicable Collection Account not later than the fifth (5th) Business Day of the month immediately following the month for which accrued interest is being credited.  Interest accruing on each of the Collection Accounts shall be periodically added to the principal amount of the corresponding Collection Account.

(i)                                     Each Pledgor acknowledges and agrees that neither it, nor any other party claiming on behalf of, or through, it, shall have any right, title or interest, whether express or implied, in the Collection Accounts, or to withdraw or make use of any amounts from any Collection Account except to the extent expressly permitted by Section 5 hereof.

2.                                       Pledge of the Collateral.

(a)                                  To secure the full payment of the Indebtedness and the performance of the Obligations, each Pledgor hereby sells, conveys, assigns, transfers and grants a first priority continuing security interest in, pledges and sets over unto

3

Agent, for Agent’s own benefit and the benefit of Lenders, all of its right, title and interest, whether now owned or hereafter acquired or arising,  in and to each Collection Account and all interest, dividends, credits and proceeds relating thereto and all monies, checks and other similar instruments held or deposited therein (collectively, the “Collateral”):

(b)                                 Bank acknowledges that this Agreement constitutes notice of Agent’s security interest in the Collateral and hereby acknowledges and consents thereto.

(c)                                  Pledgors hereby authorize Agent to file UCC financing statements describing the Collateral and evidencing and perfecting the security interest in the Collateral granted to Agent pursuant to this Agreement and to file any other UCC financing statements reasonably necessary or advisable to accomplish the purposes of this Agreement.

3.                                       Control of the Collateral.  If Agent delivers to Bank a Notice of Exclusive Control (as hereinafter defined) and until such time as such Notice of Exclusive Control is rescinded in writing by Agent, Bank will comply with any directions originated by Agent concerning the Collection Accounts and the other Collateral without further consent by any Pledgor.  Agent may exercise any rights and powers under or in connection with this Agreement and the Collateral without further consent of any of the Pledgors.  Subject to the foregoing, Bank shall also comply with entitlement orders or other directions concerning the Collection Accounts and the other Collateral originated by any of the Pledgors or their Authorized Representatives (as defined in Section 5(b) below), until such time as Agent delivers a written notice to Bank (with copies to Pledgors) that Agent is thereby exercising exclusive control over the Collection Accounts and the other Collateral.  Such notice is referred to herein as the “Notice of Exclusive Control”.  After Bank receives a Notice of Exclusive Control (and so long as such Notice of Exclusive Control has not been rescinded in writing by Agent), it will cease complying with entitlement orders or other directions concerning the Collection Accounts and the other Collateral originated by any Pledgor or any of its Authorized Representatives and will comply solely with entitlement orders or other directions concerning the Collection Accounts and the other Collateral originated by Agent.  As between Pledgors and Agent, Agent agrees to give a Notice of Exclusive Control only if a Noticed Default or an Event of Default has occurred and is continuing.

4.                                       Agency.  (a) Agent hereby appoints Bank as Agent’s agent, bailee and pledgee and pledgee-in-possession for the Collateral, and Bank, by its execution and delivery of this Agreement, hereby accepts such appointment and agrees to be bound by the terms of this Agreement.  Each of the Pledgors hereby agrees to such appointment of Bank.

(b)                                 Bank agrees that all cash and other property held in the Collection Accounts shall be segregated from all other cash and property held by Bank and shall be identified as being held in trust pursuant to this Agreement.  Segregation will be accomplished by appropriate identification of the cash or other property held in trust

4

on the books and records of Bank.  Bank agrees not to commingle the amounts held in, or designated for deposit in, the Collection Accounts with any other amounts held on behalf of Agent, Pledgors or any other party.

5.                                       Withdrawals.  (a)  So long as a Notice of Exclusive Control is not in effect, and as between Pledgors and Agent, and without any right, duty or obligation on the part of Bank to verify compliance by Pledgors with this Section 5(a), Pledgors may utilize funds in the Collection Accounts solely for the purposes of (i) paying Project Loan Costs, Building Loan Costs and operating expenses, and any and all costs, expenses, fees, taxes and other amounts from time to time incurred, or to be incurred within the next thirty (30) days thereafter, with respect to the Property or the Project or (ii) paying principal and interest payable with respect to the Loans or Extension Loan, whether or not due and payable; provided, however, that if Substantial Completion has been achieved, and at the time in question the Pro Forma Debt Service Coverage exceeds 1.30:1:00, the applicable Pledgor may withdraw amounts from its respective Collection Account and distribute such amounts to its respective members.  The applicable Pledgor shall provide evidence to Agent, on Agent’s request, of the proper application of such funds.  Upon the delivery of a Notice of Exclusive Control, the rights conferred upon the Pledgors pursuant to this Section shall immediately and automatically terminate without further action being required of Agent, Bank or any Pledgor; provided, however, that if a Notice of Exclusive Control is in effect (and no Event of Default exists), at the request of Borrower, Agent will apply amounts on deposit in the Collection Accounts to cure any Noticed Default or Defaults (to the extent the same can be cured with the payment of money) and to allow Borrower to comply with its obligations under the Loan Documents.

(b)                                 Each Pledgor agrees to designate a limited number of persons who have authority to issue or deliver withdrawal, transfer or disbursement instructions to Bank (each such person, an “Authorized Representative”).  The initial list of Authorized Representatives for each Pledgor and samples of their respective genuine signatures is attached hereto as Exhibit B (“Certificate of Authority”).  Each of the Pledgors may, from time to time, amend its then current list of Authorized Representatives by sending an amendment to, or replacement of, the Certificate of Authority, in each case to be substantially in the form of Exhibit B and signed by a Secretary, Assistant Secretary or other duly authorized officer of the applicable Pledgor.  Bank will be authorized to rely and act upon all instructions given or purported to be given by an Authorized Representative of a Pledgor, provided that (i) in the case of written instructions, such written instructions bear the original signature, facsimile signature or electronic signature of an Authorized Representative which resembles the specimen signature for such Authorized Representative on file with Bank; and (ii) in the case of electronically transmitted instructions, the person providing the instruction uses a security code or other authentication procedure provided by Bank for such Pledgor’s use.  Unless an expiration date is expressly stated in the Certificate of Authority, all authorizations shall continue in full force and effect until canceled or superseded by a subsequent Certificate of Authority received by Bank with reasonable opportunity to act thereon.

5

6.                                       Bank’s Obligations with respect to the Collateral.

(a)                                  The parties agree that items deposited in the Collection Accounts shall be deemed to bear the valid and legally binding endorsement of the payee and to comply with all of Bank’s requirements for the supplying of missing endorsements, now or hereafter in effect.  As between Pledgors and Agent, any deposit made by or on behalf of any Pledgor into the applicable Collection Account shall be deemed deposited into such Collection Account when the funds in respect of such deposit shall become collected funds.

(b)                                 Notwithstanding anything to the contrary herein, each of the Pledgors acknowledges that it is responsible for monitoring the sufficiency of funds deposited its respective Collection Account and that each is liable for any deficiency in available funds necessary to cover disbursements and fees to Bank, irrespective of whether it has received any account statement, notice or demand from Agent or Bank. If on any day there are insufficient amounts in the applicable Collection Account necessary to cover disbursements and fees to Bank, the applicable Pledgor shall immediately deposit into the applicable Collection Account, without the need for any notice or demand from Agent or Bank, the amount of such deficiency in immediately available funds.

(c)                                  Availability of cash credited to the applicable Collection Account shall be subject to checks, drafts or other demand instruments having cleared deposit.  If withdrawal instructions for wire transfers are received (i) at or before 2:00 p.m. eastern time on a Business Day, payment of the amount withdrawn shall be made to or for the benefit of the applicable Pledgor by wire transfer on the same Business Day, or (ii) after 2:00 p.m. eastern time on a Business Day, payment of the amount withdrawn shall be made to or for the benefit of the applicable Pledgor by wire transfer on the next Business Day.

7.                                       No Other Assignments.  Bank represents and warrants to Agent that no other notices of control, assignment, grant of security interest or Lien of any kind in respect of the Collateral are reflected in Bank’s records concerning the Collateral.  Bank hereby agrees that any such notice of control, assignment, grant of security interest, or Lien of any kind in respect of the Collateral that it receives, including the notice conferred by this Agreement, will be recorded in Bank’s records concerning the Collateral and Bank will immediately notify Agent upon receipt thereof.  Bank agrees not to allow any person or entity other than Agent and Bank (to the extent permitted in Section 12 below) to withdraw amounts from the Collection Accounts (it being acknowledged, however, that Pledgors have the rights to utilize funds in the Collateral Accounts to the extent provided in Sections 3 and 5 hereof).

8.                                       Actions With Respect to the Collateral Following an Event of Default.

(a)                                  At all times after Bank’s receipt of a Notice of Exclusive Control, and until Bank has received notice from Agent that such Notice of Exclusive

6

Control has been rescinded, Bank shall solely follow the written instructions of Agent as to the Collateral, including amounts from time to time on deposit in the Collection Accounts, without further consent of any of the Pledgors, and Agent shall be irrevocably entitled to exercise any and all rights and remedies in respect of or in connection with the Collateral provided to Agent under the Loan Agreements or any other Security Document or otherwise available in equity or under applicable law, without further consent or instructions from any of the Pledgors.  Each of the Pledgors agrees that Bank may act as the agent of Agent in exercising, as to any funds or other property from time to time consisting of Collateral, any rights of set-off provided by the Loan Agreements or any other Loan Document or otherwise available in equity or under applicable law, without further consent or instructions from any Pledgor.

(b)                                 Upon the occurrence and during the continuance of an Event of Default, Agent may, without notice of any kind, except for notices required by law which may not be waived (in addition to any other rights or remedies under this Agreement, at law or in equity or otherwise, but subject to the provisions of applicable law) retain for its own account or otherwise sell or dispose of all or any portion of the Collateral in one or more public or private sales, and, in each case, apply such proceeds in accordance with the Loan Documents.  In addition to the rights, powers and remedies granted to it under this Agreement and in any other Loan Document, Agent shall have all the rights, powers and remedies available at law or in equity, including, without limitation, the rights and remedies of a secured party under the applicable Uniform Commercial Code.  To the extent permitted by law, each of the Pledgors waives presentment, demand, protest and all notices of any kind and all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder, except for claims, damages or demands arising from the gross negligence or willful misconduct of Agent or any Lender.

(c)                                  Effective during the continuance of an Event of Default, each Pledgor hereby irrevocably constitutes and appoints Agent and any officer or agent of Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Pledgor and in the name of each Pledgor or in Agent’s own name, from time to time in Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

9.                                       Information.  (a)  Bank shall provide to the applicable Pledgor and Agent a periodic statement setting forth all deposits, withdrawals, and account service charges, if any, with respect to each Collection Account.  Such periodic statements will be issued on a monthly or quarterly basis, depending on activity, but not more frequently than once per month.  Any Pledgor or Agent may request more frequent statements in which case Bank may assess such Pledgor for the applicable account service charge.

(b)                                 Each Pledgor acknowledges its duty to promptly examine each periodic statement issued to it by Bank and to use reasonable care to discover any

7

errors or unauthorized transactions charged to, or affecting, the Collection Accounts.  Should such Pledgor fail to send written objections or exceptions to Bank with respect to a periodic statement within sixty (60) days of the date such statement is issued, such Pledgor shall be deemed to have approved such statement, and, as against such Pledgor, such statement shall be presumed to be correct for all purposes with respect to all information set forth therein.  The foregoing shall not be construed to limit, in any respect, Bank’s right to correct any error it discovers with respect to the Collection Accounts or to withdraw from the Collection Accounts cash or other property deposited therein by Bank in error.

10.                                 Certain Matters Affecting the Bank.  Pledgors and Agent agree that:

(a)                                  Bank shall be entitled to rely upon, and shall be protected in acting or refraining from acting upon, any written notice, certificate or other document or communication (including, without limitation, facsimiles thereof) believed by it to be genuine and to have been signed, presented or delivered by the proper party or parties, and Bank may rely on statements contained therein without further inquiry or investigation.  Bank shall have no obligation to review or confirm that actions it is requested to take pursuant to any such notice comply with any agreement or document other than this Agreement.

(b)                                 Bank shall be entitled to rely, and shall be protected in acting or refraining from acting, without independent investigation or any further consent or instructions from any Pledgor, upon any written notice received from Agent to the effect that an Event of Default has occurred or has ceased to exist or that any action requested by Agent to disburse funds from the Collection Accounts or other Collateral or exercise Agent’s set-off rights against the Collateral is permitted under the Loan Agreements, any other Loan Document and/or in equity or under applicable law.

(c)                                  The duties and obligations of Bank shall be determined solely by the express provisions of this Agreement, and, except as expressly set forth herein, Bank will not be charged with knowledge of any provisions of the Loan Agreements or any other Loan Documents.  Bank shall not be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, except to the extent any claims, losses, damages, expenses or other liabilities are caused by the gross negligence or willful or intentional misconduct of Bank, and no implied covenants or obligations, except those that may be implied by law, shall be read into this Agreement against Bank.  Without limiting the foregoing: Bank shall have no investment responsibility with respect to the cash or other property held in the Collateral except as specifically set forth herein; shall not be accountable for the use or application by any Pledgor or any other identified party of any money paid over by Bank in accordance with this Agreement; and shall have no responsibility for taking any steps to preserve rights against any parties with respect to any property held hereunder.

(d)                                 Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice or other instructions to Bank of any payment,

8

disbursement or any other transaction regarding the Collateral, nor shall Bank be liable for any claims, losses, damages, expenses or other liabilities, other than to the extent the same may be caused by the gross negligence or willful or intentional misconduct of Bank.  Under no circumstance whatsoever will Bank be liable for any lost profits or for any incidental, special, consequential or punitive damages whether or not Bank knew of the possibility or likelihood of such damages and regardless of the form of action in which any such loss or damage may be claimed.  Bank’s substantial compliance with its standard procedures for provision of the services required under this Agreement shall be deemed to constitute its exercise of reasonable care.

(e)                                  If any Pledgor becomes subject to a voluntary or involuntary proceeding under the United States Bankruptcy Code, or if Bank is otherwise served with legal process which Bank in good faith believes affects the Collateral, or if at any time Bank receives conflicting instructions with respect to any action it is requested to take under this Agreement, Bank shall have the right to place a hold on funds deposited in the Collection Accounts until such time as Bank receives an appropriate court order or other assurances satisfactory to Bank establishing that the funds may continue to be disbursed according to the instructions contained in this Agreement.

11.                                 Irrevocable Agreement.  Pledgors acknowledge that the agreements made by it and the conveyances and authorizations made and granted by it herein are irrevocable and that the conveyances and authorizations made and granted herein constitute powers coupled with an interest.

12.                                 Waiver of Set-off Rights by Bank.  Bank hereby waives, with respect to all existing and future claims it may have against Pledgors, all rights of set-off and banker’s liens which it may now or hereafter have against the Collateral and all items (and proceeds thereof) that come into the possession of Bank in connection with the Collateral, except, without further consent from Pledgors or Agent, to the extent Bank is unable to obtain payment from Pledgors and to the extent permitted by applicable law, rights of set-off and banker’s liens arising in connection with (i) items deposited in the Collection Accounts that are subsequently returned to Bank unpaid for insufficient funds or if such amount is otherwise uncollectible by Bank, including without limitation by any “stop payment order” having been applied to such item, (ii) any fees due to Bank or charges incurred by Bank in connection with its deposit or collection attempts (provided such amounts are not in excess of the fees or charges Bank regularly and customarily charges its customers with respect thereto), (iii) the amount represented by such uncollectible item if such item has actually been paid by Bank to Pledgors prior to Bank’s collection thereof, (iv) unpaid fees and expenses with respect to the Collateral that are charged to any of the Pledgors by Bank in the normal course of business for the Collateral and (v) any funds or items deposited in the Collection Accounts in error or as necessary to correct processing errors (and Bank shall have the right to withdraw from the Collection Accounts funds or other items deposited in error without further consent from Pledgors or Agent).

13.                                 Miscellaneous.  This Agreement shall supersede any other agreement (to the extent conflicting herewith) relating to the matters referred to herein,

9

including any other account agreement between either Pledgor and Bank.  This Agreement is binding upon the parties hereto and their respective successors and assigns (including any trustee of either Pledgor appointed or elected in any action under the United States Bankruptcy Code) and shall inure to their benefit.  This Agreement may not be changed, amended, modified or waived orally, but only by an instrument in writing signed by each of the parties hereto, provided that such instrument need by signed only by Bank and Agent if it does not change any rights or obligations of Pledgors hereunder.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and performed solely within such State, except with regard to payment of checks and other items and other issues relating to the operations of the Collection Accounts or any other account to which funds from the Collection Accounts are transferred, which issues shall be interpreted and enforced according to the laws of the state where the Collection Accounts or such other account are located.  This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.  Pledgors may not assign this Agreement without the prior approval of Agent.  Agent may assign this Agreement in conformance with Section 11.05 of the Loan Agreements.  Bank may assign this Agreement with the prior approval of Agent, and notice thereof shall be given to Pledgors.

14.                                 Taxes.  Each Pledgor shall deliver promptly to Bank a duly completed and executed copy of the proper United States Internal Revenue Service (a) Form W-9 or (b) if a Pledgor is not a United States citizen, Form 1001, Form 4224, Form W-8 or Form 8709 (as applicable), certifying such Pledgor’s status as a beneficial owner of its Collection Account (within the meaning of Section 1.1441-1(c)(6) of the Treasury Regulations of the United States Internal Revenue Tax Code).  Each of the Pledgors further agrees to provide duly executed and completed updates of such forms (or applicable successor forms) promptly (but in any event no later than 10 Business Days) upon Bank’s request therefor, if Bank notifies such Pledgor that existing forms have expired or become obsolete.  Each Pledgor shall, on its own initiative, shall promptly provide (but in any event no later than 10 Business Days) duly executed and completed updates of such forms upon the occurrence of any event in respect of such Pledgor requiring a change in the most recent form previously delivered by such Pledgor to Bank.  Each Pledgor shall be responsible for the payment of all taxes relating to the assets in its Collection Account (other than taxes with respect to investment earnings retained by Bank in accordance with this Agreement).

15.                                 Termination.  Pledgors may not terminate this Agreement for any reason without Agent’s prior written consent; provided, however, that Pledgors may terminate this Agreement for the purpose of using a different depository bank if (i) Agent approves such replacement depository bank, such approval not to be unreasonably withheld or delayed and (ii) such replacement depository bank shall enter into an agreement with Pledgors and Agent substantially similar to this Agreement.  This Agreement shall remain in full force and effect until such time as (a) Agent shall deliver written notice to Bank as to the full and final payment of all Indebtedness under the Loan Documents and the termination of the Loan Documents, (b) Agent shall deliver written notice of termination to Pledgors and Bank at any time for any reason, (c) Bank shall

10

deliver written notice of termination to Pledgors and Agent not less than thirty (30) days prior to the effective termination date or (d) Borrower shall have replaced Bank with a replacement depository bank in accordance with the immediately foregoing sentence.  If Bank so terminates this Agreement or if Agent so terminates this Agreement but requires that Collection Accounts with a different depository be established, Agent and Pledgors shall jointly select a new depository to replace Bank, and thereupon Agent and the Pledgors shall enter into a new arrangement with such depository substantially similar to this Agreement.  Bank hereby agrees that it shall promptly take all reasonable action necessary to facilitate the transfer of any funds held in the Collection Accounts and items received to any replacement depository.  All rights of Bank under Sections 10 and 12 hereof for the period prior to any such termination shall survive such termination.

16.                                 Further Assurances.  Each Pledgor hereby covenants and agrees that it shall (i) perform such acts and execute, acknowledge and deliver, from time to time, such financing statements and other instruments as may be reasonably required by Agent to perfect or better assure this Agreement and the security interests created hereby, and file or record the same in the public records specified by Agent and (ii) upon request of Agent, execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in Agent’s reasonable opinion to protect any security interest granted or purported to be granted hereby, to enable Agent to exercise and enforce its rights and remedies hereunder with respect to the Collection Accounts and the proceeds thereof or to effectuate the purpose and intent of this Agreement, provided that the same do not increase such Pledgor’s liabilities, or decrease such Pledgor’s rights, under the Loan Documents (other than, in each case, to a de minimis extent).

17.                                 Notices.  (i) Any request, notice, report, demand, approval or other communication permitted or required by this Agreement to be given or furnished shall be in writing and shall be deemed given or furnished when addressed to the party intended to receive the same, at the address of such party as set forth below, (i) when delivered by overnight nationwide commercial courier service, one (1) Business Day (determined with reference to the location of the recipient) after the date of delivery to such courier service, (ii) when personally delivered, if delivered on a Business Day in the place of receipt and during normal business hours (otherwise on the next occurring Business Day in such place of receipt) or (iii) when transmitted by telecopy to the telecopier number set forth below, to the party intended to receive same if transmitted on a Business Day in the place of receipt and during normal business hours (and otherwise on the next occurring Business Day in such place of receipt) and provided that such transmission is confirmed by duplicate notice in such other manner as permitted above:

Agent:

GMAC Commercial Mortgage Corporation
100 South Wacker Drive, Suite 400
Chicago, Illinois 60606
Attention:  Vacys R. Garbonkus
Telecopier:  (312) 917-6131

11

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention:  Harris B. Freidus, Esq.
Telecopier:  (212) 492-0064

Borrower:

The New York Times Building LLC
c/o FC Lion LLC
One Metro Tech Center North
Attention: General Counsel
Telecopier: (718) 923-8705

with a copy to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attention: James J. Kirk, Esq.
Telecopier: (212) 808-7897

and

The New York Times Company
229 West 43rd Street
New York, New York 10036

Attention:         Anthony Benten, David Thurm and
Kenneth A. Richieri, Esq.

Telecopier:           (212) 556-1646 (Mr. Benten) and
(212) 556-4634 (Mr. Thurm and Mr. Richieri)

FC Member:

FC Lion LLC
One Metro Tech Center North
Attention: General Counsel
Telecopier: (718) 923-8705

with a copy to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attention: James J. Kirk, Esq.
Telecopier: (212) 808-7897

12

If to Bank:

[                                                     ]
[                                                     ]
[                                                     ]
[                                                     ]

(b)                                 Any party may change the entity, address or the attention party to which any such request, notice, report, demand or other communication is to be given by furnishing notice of such change to the other parties in the manner specified above.  Without the prior consent of Agent, none of the Pledgors may add any other parties to these notice provisions.  Rejection or refusal to accept, or inability to deliver because of changed address when no notice of changed address was given shall be deemed to be receipt of any such notice.

(c)                                  Unless notified to the contrary pursuant to this Section 17, any notice or communication made to any Lender shall be made only to Agent and its counsel as provided in this Section.

18.                                 Fees.  Bank agrees not to charge any fees in connection with the Collection Accounts or its services hereunder.

19.                                 Headings.  The headings of the Articles, Sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.  All references in this Agreement to Sections, subsections and other divisions are references to the Sections, subsections and divisions of this Agreement unless otherwise stated.

20.                                 Invalid Provisions to Affect No Others.  If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity presently prescribed by law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

21.                                 UCC Matters.  Pledgors acknowledge and Bank represents that each of the Collection Accounts is a “deposit account” as defined in Section 9-102(29) of the UCC.  In connection therewith:

(a)                                  Bank represents that it is an organization that is engaged in the business of banking and therefore is a “bank” within the meaning of Section 9-102(8) of the UCC.

13

(b)                                 Except to the extent provided in Section 12 hereof, Bank subordinates any security interest in the Collateral which Bank has or may have to the security interest of Agent in the Collateral.

(c)                                  Subject to the provisions of Sections 3 and 5 hereof, Bank agrees to follow the directions originated by Agent with respect to the Collateral without further consent of any Pledgor.

(d)                                 Bank represents that the Bank’s “jurisdiction” (as determined by the rules set forth in Section 9-304(b) of the UCC) is New York.

22.                                 Interpretation.  Whenever the singular or plural number, or the masculine, feminine or neuter gender is used herein, it shall equally include the other.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

23.                                 Computation of Time Periods.  In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means both “from and including” and the words “to” and “until” both mean “to but excluding.”

24.                                 Entire Agreement.  This Agreement and the other Loan Documents embody the entire agreement and understanding between the parties with respect to the Loans and supersede all other prior agreements and understandings, whether oral or written, relating to the subject matter hereof and thereof, except as specifically agreed to the contrary.

14

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[ ], as Bank

By:
Name:
Title:

GMAC COMMERCIAL MORTGAGE
CORPORATION, as Agent

By:
Name:
Title:

THE NEW YORK TIMES BUILDING LLC,
as Borrower

By:	FC Lion LLC, member

By:	FC 41st Street Associates, LLC, its managing member

	By:	RRG 8 South, Inc., its managing member

By:
Name:
Title:

By:	NYT Real Estate Company LLC

By:
Name:
Title:

FC LION LLC, as FC Member

By:	FC 41st Street Associates, LLC, its managing member

By:	RRG 8 South, Inc., its managing member

By:
Name:
Title:

EXHIBIT A

Payment Instruction Notice

Tenant Name:

Lease Agreement (“Lease”):

Leased Premises:

Please take notice that your landlord under the above-referenced Lease has selected                      (“Bank”) as the financial depository to which all payments of rent under your Lease are to be sent.

You are hereby directed and instructed to send all rent payments due to your landlord under your Lease (including, without limitation, base rent and amounts due for operating or common area expenses) in accordance with the instructions set forth in this letter, notwithstanding any provision of your Lease to the contrary.

All payments under or with respect to your Lease, other than security deposits, should be made payable to and sent to:

Account Name: [The New York Times Building LLC] [FC Lion LLC] Collection Account - GMAC Commercial Mortgage Corporation, as agent and secured party

Account Number: #

Bank has agreed to accept your payments by any of the following means:

•                  U.S. Dollar denomination checks mailed to Bank

•                  U.S. Dollar denomination wire transfers to the landlord’s designated Bank account

•                  Automated Clearing House (ACH) credits to the landlord’s designated account at Bank

If you elect to make payments by check, Bank will collect upon your check by using a check truncation process. This means that Bank will convert your paper check into an electronic debit which will be presented for payment at your bank the next business day.  Your physical check will not be presented to your bank nor returned to you by your bank with your bank account statement.  Your bank statement, however, will reflect the check number and the amount electronically presented by Bank to your bank, thereby indicating that the check has been presented and paid.

The address for mailing checks to Bank is:

[                 ]

[                 ]

[                 ]

[                 ]

Should you wish to arrange payment by wire transfer or ACH credit, please contact Bank at                                and ask for                                 .

A-1

These payment instructions have been implemented as part of a credit facility provided to your landlord by GMAC Commercial Mortgage Corporation (“GMACCM”).  You are to continue making all payments in accordance with these instructions until you receive further written instructions signed by landlord and GMACCM (or its successor as agent).

Neither GMACCM nor Bank have assumed any obligations of your landlord under the Lease.  Therefore, you should continue to send all communications regarding the Lease or landlord issues in the manner specified in your lease and not to GMACCM or Bank.   Any notices which you send to GMACCM or Bank and not to the parties specified in your lease will not be effective notice to your landlord under the Lease.

Very truly yours,

[Landlord signature]

Dated:

ACKNOWLEDGED BY:

Tenant’s Name:
Authorized Signature:
Name & Title of Person Signing:

A-2

EXHIBIT B

CERTIFICATE OF AUTHORITY
IDENTIFYING AUTHORIZED REPRESENTATIVES

I, the undersigned officer of The New York Times Building LLC hereby certify to Bank that each of the following persons named below has been duly authorized by it to act for it and exercise all authority conveyed to an “Authorized Representative” under the Collection Accounts and Security Agreement dated                      among The New York Times Building LLC, FC Lion LLC and GMAC Commercial Mortgage Corporation, as agent, that each person holds the title set forth opposite his or her name, and that the specimen signatures set forth opposite the name of each such person is his or her genuine signature:

AUTHORIZED REPRESENTATIVES

Name	Title	Signature

I further confirm that Bank may rely on the effectiveness of this Certificate until Bank receives written notice from The New York Times Building LLC to the contrary (and has had a reasonable opportunity to act upon such written notice).

IN WITNESS WHEREOF, I have executed this Certificate this            day of                                         ,             .

Name:
Title:

C-1

I, the undersigned officer of FC Lion LLC hereby certify to Bank that each of the following persons named below has been duly authorized by it to act for it and exercise all authority conveyed to an “Authorized Representative” under the Collection Accounts and Security Agreement dated                      among The New York Times Building LLC, FC Lion LLC, GMAC Commercial Mortgage Corporation, as agent, and Bank, that each person holds the title set forth opposite his or her name, and that the specimen signatures set forth opposite the name of each such person is his or her genuine signature:

AUTHORIZED REPRESENTATIVES

Name	Title	Signature

I further confirm that Bank may rely on the effectiveness of this Certificate until Bank receives written notice from FC Lion LLC to the contrary (and has had a reasonable opportunity to act upon such written notice).

IN WITNESS WHEREOF, I have executed this Certificate this            day of                                         ,             .

Name:
Title:

2

Schedule 1

Initial Required Equity Funds Previously Contributed

$207,046,237

S1-1

Schedule 2

Initial Advance Interest Rate Cap

Period	Rate
Months 1-6	3.30%
Months 7-12	3.80%
Months 13-18	4.60%
Months 19-24	5.75%
Months 25-30	8.00%
Months 31-36	8.25%
Months 37-42	9.00%
Months 43-48	9.50%

Future Advance Interest Rate Cap

Period	Trigger Rate	Rate
Months 1-6	3.05%	3.30%
Months 7-12	3.55%	3.80%
Months 13-18	4.35%	4.60%
Months 19-24	5.50%	5.75%
Months 25-30	7.75%	8.00%
Months 31-36	8.00%	8.25%
Months 37-42	8.75%	9.00%
Months 43-48	9.25%	9.50%

S2-1

Schedule 3

Availability of Utilities

None.

S3-1

Schedule 4

Governmental Approvals and Third Party Approvals

None.

S4-1

Schedule 5

Leases

None.

S5-1